UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

Magellan Petroleum Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
June 6, 2016
Dear Magellan Stockholders:
Magellan Petroleum Corporation (“Magellan” or the “Company”) has signed an Exchange Agreement (the “Exchange Agreement”) with One Stone Holdings II LP (“One Stone”) pursuant to which One Stone will transfer to the Company 100% of the outstanding shares of Magellan Series A convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Nautilus Poplar LLC, a wholly owned subsidiary of the Company, and 51% of the outstanding common units in Utah CO2 LLC, a majority-owned subsidiary of the Company, as adjusted by the Cash Amount (as defined in the Exchange Agreement) (the “Exchange”). The Exchange, if consummated, will result in a sale to One Stone of all of Magellan’s interests in the Poplar field in Montana, which is owned by Nautilus Poplar LLC, in consideration for the Preferred Stock and the Cash Amount.
Magellan believes the Exchange will be beneficial to its stockholders. In order to complete the transactions contemplated by the Exchange Agreement, the Magellan stockholders must approve the Exchange and the other transactions contemplated by the Exchange Agreement at an annual and special meeting of stockholders to be held on Wednesday, July 13, 2016, at 10:00 a.m. local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203. In addition, at the annual and special stockholders’ meeting, you and the other stockholders will be asked to vote on (i) the election of the individual named as a director nominee in the enclosed proxy statement to the Company’s Board of Directors for a three-year term; (ii) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers; and (iii) the ratification of the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.
This letter and the enclosed proxy statement are being furnished to you in connection with the solicitation of proxies by the Magellan Board of Directors. Only stockholders who hold shares of Magellan common stock or Preferred Stock at the close of business on May 17, 2016, the record date for the annual and special meeting, are entitled to vote at the meeting. Attached to this letter is an important document, a proxy statement, containing detailed information about Magellan, One Stone, the proposed Exchange and the other transactions contemplated by the Exchange Agreement, as well as the other matters to be considered at the annual and special stockholders’ meeting. Magellan urges you to read this document carefully and in its entirety.
Magellan’s Board of Directors recommends that you vote (1) “FOR” the approval of the Exchange and the other transactions contemplated by the Exchange Agreement; (2) “FOR” the election of the individual named as a director nominee in the enclosed proxy statement to the Company’s Board of Directors for a three-year term; (3) “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; and (4) “FOR” the ratification of the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.
Your vote is very important. Whether or not you plan to attend the annual and special meeting, please take the time to complete, sign, date, and return the enclosed proxy card. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.

Please review the proxy statement carefully. In particular, please carefully consider the matters discussed under “Risk Factors” beginning on page 18 of the proxy statement. You can also obtain other information about Magellan from documents it has filed with the U.S. Securities and Exchange Commission.
Sincerely yours,
MAGELLAN PETROLEUM CORPORATION

/s/ J. Robinson West	/s/ J. Thomas Wilson
J. Robinson West Chairman of the Board of Directors	J. Thomas Wilson President and Chief Executive Officer

Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
To be held on Wednesday, July 13, 2016
To the Stockholders of Magellan Petroleum Corporation:
We will hold an annual and special meeting of the stockholders of Magellan Petroleum Corporation (“Magellan” or the “Company”), a Delaware corporation, on Wednesday, July 13, 2016, at 10:00 a.m. local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203, for the following purposes:

1.
To approve the Exchange (as defined below) and the other transactions contemplated by the Exchange Agreement dated as of March 31, 2016 (the “Exchange Agreement”), between Magellan and One Stone Holdings II LP, a Delaware limited partnership (“One Stone”). Under the Exchange Agreement, One Stone will transfer to the Company 100% of the outstanding shares of Magellan Series A convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Nautilus Poplar LLC, a Montana limited liability company and wholly owned subsidiary of the Company, and 51% of the outstanding common units in Utah CO2 LLC, a Delaware limited liability company and majority-owned subsidiary of the Company, as adjusted by the Cash Amount (as defined in the Exchange Agreement) (the “Exchange”);

2.	To elect the individual named as a director nominee in the enclosed proxy statement to the Company’s Board of Directors for a three-year term;

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

4.	To ratify the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016; and

5.	To transact any other business as may properly come before the annual and special meeting or any adjournments or postponements of the meeting.
Only holders of record of Magellan common stock or Preferred Stock at the close of business on May 17, 2016, the record date for the annual and special meeting, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. The Exchange and the other proposed transactions contemplated by the Exchange Agreement cannot be completed unless Magellan stockholders approve the Exchange Agreement.

Proposal 1 will require the affirmative vote of the majority of the outstanding shares of Magellan common stock and Preferred Stock, voting together as a single class. Proposal 2 will require the affirmative vote of the plurality of the shares of Magellan common stock and Preferred Stock, voting together as a single class. Each of Proposals 3 and 4 will require the affirmative vote of a majority of the shares of Magellan common stock and Preferred Stock, voting together as a single class, present in person or represented by proxy at the annual and special meeting and entitled to vote on the matter.
Magellan’s Board of Directors recommends that you vote (1) “FOR” the proposal to approve the Exchange and the other transactions contemplated by the Exchange Agreement; (2) “FOR” the proposal to elect the individual named as a director nominee in the enclosed proxy statement to the Company’s Board of Directors for a three-year term; (3) “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; and (4) “FOR” the proposal to ratify the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.
To ensure your representation at the annual and special meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person, but will help to secure a quorum for the annual and special meeting and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast on any matter other than Proposal 4 unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the annual and special meeting.
By Order of the Board of Directors,

/s/ Antoine Lafargue
Antoine Lafargue, Corporate Secretary
June 6, 2016
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange or the Exchange Agreement or passed upon the fairness or merits of the Exchange, the Exchange Agreement or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL AND SPECIAL MEETING, PLEASE VOTE ALL PROXIES YOU RECEIVE. STOCKHOLDERS OF RECORD CAN VOTE ANY ONE OF THREE WAYS:

•	BY TELEPHONE: CALL THE TOLL-FREE NUMBER ON YOUR PROXY CARD TO VOTE BY PHONE;

•	VIA INTERNET: VISIT THE WEBSITE ON YOUR PROXY CARD TO VOTE VIA THE INTERNET; OR

•	BY MAIL: MARK, SIGN, DATE, AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THE METHOD BY WHICH YOU DECIDE TO VOTE WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE ANNUAL AND SPECIAL MEETING. IF YOU LATER DECIDE TO ATTEND THE ANNUAL AND SPECIAL MEETING IN PERSON, YOU MAY VOTE YOUR SHARES EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.
IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER NOMINEE, YOU MUST FOLLOW THE VOTING INSTRUCTIONS PROVIDED BY THE NOMINEE. IN ADDITION, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE NOMINEE TO BE ABLE TO VOTE AT THE MEETING. YOU MAY BE ABLE TO VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS THE NOMINEE PROVIDES.

    i

TABLE OF CONTENTS (Continued)

    ii

TABLE OF CONTENTS (Continued)

    iii

Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
PROXY STATEMENT
Annual and Special Meeting of Stockholders to be Held on Wednesday, July 13, 2016
The Magellan Petroleum Corporation (“Magellan” or the “Company”) Board of Directors (the “Board”) is soliciting the accompanying proxy for use in connection with an annual and special meeting of stockholders (the “Meeting”) to be held on Wednesday, July 13, 2016, at 10:00 a.m. local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203. The Board is soliciting the proxy in connection with the transactions contemplated by the Exchange Agreement (the “Exchange Agreement”), dated March 31, 2016, between Magellan and One Stone Holdings II LP, a Delaware limited partnership (“One Stone”) and certain other matters to be proposed at the Meeting as discussed below. The Board is seeking the Magellan stockholders’ approval of the proposals set forth in the accompanying letter and notice of annual and special meeting of stockholders, and in this proxy statement.
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
AND THE MEETING
The following questions and answers highlight only selected procedural information from this proxy statement. Magellan urges you to read carefully the remainder of this proxy statement because the questions and answers below do not contain all of the information that might be important to you with respect to the proposals that will be considered at the Meeting. Additional important information is also contained in the annexes to this proxy statement.

Q:	Why am I receiving this proxy statement?

A:
Magellan has entered into an Exchange Agreement with One Stone under which One Stone will transfer to Magellan 100% of the outstanding shares of Magellan Series A convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests (the “Poplar Membership Interests”) in Nautilus Poplar LLC (“Poplar”), a Montana limited liability company and wholly owned subsidiary of Magellan, and 51% of the outstanding common units (the “Purchased Utah CO2 Common Units” and together with the Poplar Membership Interests, the "CO2 Business") in Utah CO2 LLC (“Utah CO2”), a Delaware limited liability company and majority-owned subsidiary of Magellan, as adjusted by the Cash Amount (as defined in the Exchange Agreement) (the “Exchange”). The Exchange, if consummated, will result in a sale to One Stone of all of Magellan’s interest in the Poplar field, which is owned by Poplar, in consideration for the Preferred Stock and the Cash Amount. Magellan’s interest in the Poplar field may be considered to comprise substantially all of its assets. Therefore, in accordance with Delaware law, Magellan stockholders are being asked to vote to approve the Exchange and the other transactions contemplated by the Exchange Agreement.

In addition, Magellan stockholders are being asked at the Meeting to elect a director nominee, to vote on a non-binding proposal to approve the compensation of the Company’s named executive officers (“NEOs”) and to ratify the appointment of the Company’s independent registered public accounting firm.

Q:	What are the principal conditions of the proposed Exchange?

A:
The Exchange and the other transactions contemplated by the Exchange Agreement require the approval of Magellan stockholders. Magellan is holding the Meeting to obtain the requisite approval. The other principal conditions of the Exchange include the absence of any governmental injunction, judgment or ruling preventing consummation of the transactions contemplated by the Exchange Agreement, the consent of West Texas State Bank to release a guaranty provided by Magellan of certain indebtedness of Poplar, the accuracy of each party’s representations and warranties contained in the Exchange Agreement (subject to certain materiality qualifiers), and each party’s compliance with its covenants and agreements contained in the Exchange Agreement in all material respects. For a description of the other terms and conditions of the Exchange, please see “The Exchange Agreement” beginning on page 43 of this proxy statement. A copy of the Exchange Agreement is attached to this proxy statement as Annex A.

Q:	Will the proposed transactions result in a change in control of Magellan?

A:
No. Magellan is transferring to One Stone substantially all of Magellan’s interest in the Poplar field, which is owned by Poplar, in consideration for the Preferred Stock and the Cash Amount, but the ownership interests in Magellan are not changing hands (other than the transfer to Magellan of the Preferred Stock).

Q:
Why is the Company proposing to sell at this time 100% of the outstanding membership interests in Poplar and the Purchased Utah CO2 Common Units, which together may be considered to comprise substantially all of Magellan’s assets?

A:
The dramatic decline in worldwide oil prices beginning in mid-2014 has had a variety of adverse effects on the Company, including by reducing revenues from Poplar’s shallow conventional wells. The reduction in Poplar’s revenues has caused liquidity constraints for the Company that the Exchange is intended, in part, to address. See “Background of the Exchange” for further details. In particular, the transfer of the West Texas State Bank loan and other liabilities associated with Poplar in the Exchange will substantially strengthen the Company’s balance sheet and is expected to improve future liquidity. The special committee of the Board (the “Special Committee”) believes that the Exchange and the monetization of some or all of the Company’s remaining assets should allow the Company to continue to operate on a limited basis and satisfy its remaining financial obligations for a substantial period of time following the completion of the Exchange. See “Post-Exchange Business Strategy” for a description and discussion of the Company’s remaining assets immediately following the Exchange.

The Special Committee also believes that Magellan’s public platform is of potential additional value, which could be realized through a merger or similar business combination transaction with another company. Although the terms, timing, and availability of a possible post-Exchange merger or other business combination transaction are uncertain and subject to certain risks, the Special Committee believes that the Exchange may facilitate such a transaction, including by eliminating the Company’s debt, the Preferred Stock, and virtually all liabilities associated with Poplar. The Exchange will position Magellan to focus on generating additional value for stockholders by monetizing the Company’s international assets and pursuing business combination opportunities, possibly with private companies or international parties interested in accessing the U.S. capital markets. The Special Committee believes that completing the Exchange is likely a pre-condition to the successful completion of any such business combination.
Notwithstanding the proposed sale of what may be considered to comprise substantially all of the Company’s assets, resulting in the Company having no substantial operations or ongoing revenue generating capabilities following the Exchange, management believes that following the Exchange, Magellan will not be a “shell company” as defined in Rule 12b-2 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as it will retain significant non-cash assets for at last some period of time.

Q:	What am I voting on?

A:
You are voting on (1) a proposal to approve the Exchange and the other transactions contemplated by the Exchange Agreement; (2) a proposal to elect to the Board for a three-year term the individual named as a director nominee in this proxy statement; (3) a non-binding advisory resolution to approve the compensation of the Company’s

NEOs; and (4) a proposal to ratify the appointment of EKS&H LLLP (“EKS&H”) as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.

Q:	What vote of Magellan stockholders is required to approve these proposals?

A:
In order for the proposals to be voted on at the Meeting, a “quorum” of the shares must be present. A quorum is 33⅓% of the issued and outstanding shares of Magellan common stock and Preferred Stock. All shares of Magellan common stock and Preferred Stock held by stockholders who are present in person or by proxy will count towards a quorum, including Magellan shares held by stockholders who are present in person at the Meeting but not voting, and Magellan shares for which Magellan has received proxies indicating that their holders have abstained. Shares of Magellan common stock and Preferred Stock held by stockholders who are not present in person or by proxy will not be counted towards a quorum.

The proposal regarding the Exchange and the other transactions contemplated by the Exchange Agreement will require the affirmative vote of the majority of the outstanding shares of Magellan common stock and Preferred Stock, voting together as a single class. Each of the proposals regarding (i) the compensation of the Company’s NEOs (by a non-binding advisory vote) and (ii) the appointment of EKS&H as the independent registered public accounting firm of the Company will require the affirmative vote of the majority of the shares of Magellan common stock and Preferred Stock, voting together as a single class, present in person or represented by proxy at the Meeting and entitled to vote on the matter. The proposal regarding the director election will require the affirmative vote of the plurality of the shares of Magellan common stock and Preferred Stock, voting together as a single class. See “The Meeting—Quorum Required; ‘Broker Non-Votes,’ Abstentions, and Withholding Authority” for a description of the effect of “broker non-votes,” abstentions, and “withhold” votes on the outcome of each vote.

Q:	What additional actions must the parties take in connection with completing the Exchange?

A:
Pursuant to the Exchange Agreement, on or before April 15, 2016, Magellan and One Stone must (i) enter into a Secured Promissory Note (the “Secured Promissory Note”) pursuant to which One Stone will make a loan to Magellan in the aggregate amount of $625,000 (the “Loan Amount”) and (ii) simultaneously enter into a Pledge Agreement (the “Pledge Agreement”) pursuant to which Magellan will pledge, assign, and grant to One Stone a security interest in certain assets of Magellan as collateral for the loan. Magellan is required to use the borrowed amounts to satisfy transaction costs and pay certain outstanding accounts payable. On April 15, 2016, Magellan and One Stone entered into each of the Secured Promissory Note and the Pledge Agreement, copies of which are attached to this proxy statement as Annex B and Annex C, respectively.

In addition, if requested by One Stone, Magellan will (i) form a new Delaware limited liability company (“Newco”), contribute to Newco its membership interests in Poplar and Utah CO2, and contribute its interests in Newco to One Stone at the closing of the transaction and (ii) take or avoid taking certain other actions regarding tax structuring and tax elections.

Q:	If the Exchange is completed, as of when will it be given economic effect?

A:	If the Exchange is completed, the transfer of Poplar to One Stone will be given economic effect as of September 30, 2015 (the “Effective Date”).

Q:	When will the Cash Amount be paid and how is it determined?

A:
At closing, Magellan will pay One Stone cash in an amount equal to the Cash Amount if the Cash Amount is positive, or if the Cash Amount is negative, One Stone will pay the Company an amount equal to the absolute value of the Cash Amount. The Cash Amount equals (i) the Loan Amount plus (if positive) or minus (if negative) (ii) the net revenues and expenses attributable to Poplar after the Effective Date, minus (iii) any transaction costs One Stone has agreed to pay pursuant to the Exchange Agreement that have not been paid on or prior to closing minus (iv) certain Poplar specified liabilities actually paid by the Company or Poplar prior to closing. At the closing of the transactions contemplated by the Exchange Agreement, the Loan Amount will be deemed to be paid in full as a portion of the exchange consideration, and no amounts under the Secured Promissory Note will be repaid by the Company. If the Exchange is not consummated, the Company will be required to repay this amount. Upon closing of the Exchange, One Stone will assume all assets and virtually all liabilities related to Poplar.

Q:	How will One Stone vote the shares of Preferred Stock that it owns?

A:
Pursuant to the Exchange Agreement, One Stone is required to vote all shares of Preferred Stock in favor of the proposal to approve the Exchange and the other transactions contemplated by the Exchange Agreement. In connection with the other proposals being considered at the Meeting, One Stone may vote its shares of Preferred Stock however it deems appropriate.

Q:	Why am I being asked to cast a non-binding advisory vote on the compensation of the Company’s NEOs?

A:
In accordance with Section 951 of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd–Frank Act”) and U.S. Securities and Exchange Commission (“SEC”) rules, Magellan stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs disclosed in this proxy statement, as disclosed in “Proposal 3—Non-Binding Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers.” This is commonly known as a “say-on-pay” vote, as it gives the stockholders the opportunity to communicate to the Compensation, Nominating and Governance Committee of the Board (the “CNG Committee”) and the Board their views on the compensation of the Company’s NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the compensation policies and practices described in this proxy statement.

Q:	What will happen if stockholders do not approve the proposal regarding the compensation of the Company’s NEOs?

A:
The “say-on-pay” vote is advisory only and therefore is not binding on the Company, the CNG Committee, or the Board, and will not be construed as overruling a decision by, or creating or implying any fiduciary duty for, the Company, the CNG Committee, or the Board. Although the vote is non-binding, the CNG Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will review the voting results, seek to determine the reasons for any significant negative voting, and take such feedback into consideration when making future compensation decisions for the Company’s NEOs.

Q:	When and where will the Meeting be held?

A:	The Meeting will take place on Wednesday, July 13, 2016, at 10:00 a.m. local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203.

Q:	Who can attend and vote at the Meeting?

A:
Only holders of record of Magellan common stock and Preferred Stock at the close of business on May 17, 2016, the record date for the Meeting, are entitled to vote at the Meeting or any adjournment or postponement of the Meeting. As of the record date, there were 5,762,634 shares of Magellan common stock and 22,293,295 shares of Preferred Stock issued and outstanding and entitled to vote at the Meeting. Each outstanding share of Magellan common stock and Preferred Stock (on an as-converted basis) on the record date is entitled to one vote on each matter properly brought before the Meeting.

Q:	How may I vote at the Meeting?

A:	You may vote using any of the following methods:

1.	BY MAIL

•
Mark, sign and date your proxy card and return it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll free 1-800-690-6903

•	Vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Standard Time on July 12, 2016.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

3.	BY INTERNET: http://www.proxyvote.com

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Standard Time on July 12, 2016.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.	BY ATTENDING THE MEETING IN PERSON
If you hold your shares through a broker or other nominee, you must follow the voting instructions provided to you by your broker or nominee. In addition, to attend the Meeting, you must obtain a proxy, executed in your favor, from the broker or nominee to be able to vote at the Meeting.

Q:	Can I revoke or change my proxy?

A:	You may revoke your proxy at any time before the vote is taken at the Meeting. If you have not voted through a broker or other nominee, you may revoke your proxy by:

1.	giving written notice of revocation no later than the commencement of the Meeting to Magellan’s Corporate Secretary, Antoine Lafargue:

•
if before commencement of the Meeting on the date of the Meeting, by personal delivery to Antoine Lafargue in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203; and

•	if delivered before the date of the Meeting, to Antoine Lafargue at Magellan’s offices, 1775 Sherman Street, Suite 1950, Denver, Colorado 80203;

2.	delivering no later than the commencement of the Meeting a properly executed, later-dated proxy; or

3.	voting in person at the Meeting; however, simply attending the Meeting without voting will not revoke an earlier proxy.

Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your stock is held in the name of a broker or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting, and must follow instructions provided to you by your broker or nominee to revoke or change your vote. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of each proposal described herein. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the matters described herein, Magellan does not anticipate that any matters will be raised at the Meeting.

Q:	Who can help answer my questions?

A:
If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, or if you have any questions about the proposals, you should contact the following:

Antoine Lafargue, Corporate Secretary
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Telephone: (720) 484-2400

SUMMARY
The following is a summary that highlights information contained in this proxy statement. This summary may not contain all of the information that may be important to you. For a more complete description of the Exchange Agreement and the transactions contemplated thereby, Magellan encourages you to read carefully this entire proxy statement, including the attached annexes.

The Parties to the Exchange Agreement	Magellan Petroleum Corporation, a Delaware corporation; and One Stone Holdings II LP, a Delaware limited partnership.

See “The Exchange Agreement” beginning on page 43.

Background of the Parties
Magellan is a publicly traded, independent oil and gas exploration and production company focused on the development of CO2-enhanced oil recovery (“CO2-EOR”) projects in the Rocky Mountain region. Magellan common stock trades on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “MPET.”

One Stone is an affiliate of One Stone Energy Partners, L.P., a New York-based private equity firm focused on investments in the oil and gas industry. One Stone currently owns all of the outstanding Preferred Stock, which represents approximately 32.6% of the voting power of Magellan’s outstanding capital stock.

See “The Exchange—Background of the Exchange” beginning on page 25.

The Exchange
One Stone will transfer to Magellan 100% of the outstanding shares of Preferred Stock, in consideration for the assignment to and assumption by One Stone of 100% of Magellan’s membership interests in Poplar (the “Poplar Membership Interests”) and 51% of the membership interests in Utah CO2 (the “Purchased Utah CO2 Common Units”), as adjusted by the Cash Amount (as defined in the Exchange Agreement). Poplar owns Magellan’s interest in the Poplar field, including a CO2-EOR project being developed at the field. Utah CO2 is an early-stage venture created to develop CO2-EOR projects in the State of Utah. Utah CO2 does not currently have any assets or liabilities that are material to Magellan.

If requested by One Stone, Magellan will (i) form Newco, contribute to Newco the Poplar Membership Interests and the Purchased Utah CO2 Common Units, and in lieu of transferring the Poplar Membership Interests and the Purchased Utah CO2 Common Units directly to One Stone, transfer Newco to One Stone and (ii) take or avoid taking certain other actions regarding tax structuring and tax elections.

See “The Exchange Agreement” beginning on page 43.

Reasons for the Exchange
Magellan believes that the Exchange will provide significant benefits for Magellan common stockholders, including the elimination of the Company’s debt, the Preferred Stock, and virtually all liabilities associated with Poplar. The Exchange will position Magellan to focus on generating additional value for stockholders by monetizing the Company’s international assets and pursuing business combination opportunities, possibly with private companies or international parties interested in accessing the U.S. capital markets.

See “The Exchange—Background of the Exchange” beginning on page 25 and “Reasons for the Recommendation to Magellan Stockholders by the Magellan Board and Special Committee” beginning on page 29.

Date, Time and Place of the Meeting	Wednesday, July 13, 2016, at 10:00 a.m. local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203.

Record Date	Holders of record of Magellan common stock or Preferred Stock as of May 17, 2016, are entitled to one vote per share on each matter brought before the Meeting.

See “The Meeting—Date, Time and Place” on page 20.

Proposals to be Considered at the Meeting
(1) To approve the Exchange and the other transactions contemplated by the Exchange Agreement; (2) to elect to the Board for a three-year term the individual named as a director nominee in this proxy statement; (3) to approve, by a non-binding advisory vote, the compensation of the Company’s NEOs; and (4) to ratify the appointment of EKS&H as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.

See “The Meeting—Purpose; Other Matters” beginning on page 20.

Recommendation of the Magellan Board	“FOR” all four proposals to be considered at the Meeting.
See “The Exchange—Reasons for the Recommendation to Magellan Stockholders by the Magellan Board and Special Committee” beginning on page 29.

Regulatory Approvals	None.

Rights of Appraisal	None.

See “The Exchange—No Dissenters’ or Appraisal Rights” beginning on page 42.

Conditions to Completion of the Exchange	Magellan stockholder approval of the Exchange and the other transactions contemplated by the Exchange Agreement;

Absence of any governmental injunction, judgment or ruling preventing consummation of the transactions contemplated by the Exchange Agreement;

Consent of West Texas State Bank to release a guaranty provided by Magellan of certain indebtedness of Poplar; and

All representations and warranties of the parties shall be true and correct as of the closing of the Exchange (subject to certain materiality qualifiers) and all obligations of the parties to be accomplished at or prior to the closing have been completed.

See “The Exchange Agreement—Conditions to Closing” beginning on page 47.

Opinion of Magellan’s Financial Advisor
Formed to conduct a strategic alternatives process for Magellan, the Special Committee retained Petrie Partners Securities, LLC (“Petrie”) to serve as Magellan’s financial advisor in connection with the Exchange and to provide the Special Committee (solely in its capacity as such) with an opinion with respect to the fairness, from a financial point of view, to Magellan of the Exchange Consideration. For purposes of Petrie’s opinion, the term “Consideration” means the Preferred Stock as adjusted by the Cash Amount. The full text of Petrie’s written opinion, dated March 30, 2016, is attached hereto as Annex D and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Petrie in preparing its opinion. This summary and the description of Petrie’s opinion are qualified in their entirety by reference to the full text of the opinion.

See “The Exchange—Opinion of Magellan’s Financial Advisor” beginning on page 32.

Termination of the Exchange Agreement	By mutual written consent of the Board of Magellan and the board of managers of One Stone;

By either party if (i) the Exchange has not been completed by August 1, 2016, subject to certain conditions; (ii) if a governmental injunction, judgment or ruling preventing consummation of the transactions contemplated by the Exchange Agreement is in effect and becomes final and nonappealable, subject to certain exceptions; (iii) the Meeting has concluded and the Magellan stockholders have not approved the transactions contemplated by the Exchange Agreement; (iv) the other party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Exchange Agreement and the breach either cannot be cured or is not cured within 30 days after notice, subject to certain exceptions.

By Magellan if the Magellan Board receives a “superior offer” and determines to accept the offer; however, One Stone will have the right to negotiate with the Magellan Board for a three business day period following notice from Magellan to One Stone of such superior offer prior to Magellan’s acceptance of such superior offer; and provided that if the Magellan Board terminates the Exchange Agreement and enters into a definitive agreement pursuant to a superior offer, Magellan will be obligated to pay a termination fee of $750,000 to One Stone; and

By One Stone if the Magellan Board withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to One Stone, its recommendation that stockholders approve the Exchange Agreement, or publicly recommends the approval or adoption of, or publicly approves or adopts, or proposes to publicly recommend, approve or adopt, any alternative proposal; and in which case, Magellan will be obligated to pay a termination fee of $750,000 to One Stone.

See “The Exchange Agreement—Termination Fee” beginning on page 47.

U.S. Federal Income Tax Consequences	Not taxable to Magellan stockholders.
See “U.S. Federal Income Tax Consequences” beginning on page 49.

Risk Factors
In evaluating the proposals to be considered at the Meeting, holders of Magellan common stock and Preferred Stock should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 18 of this proxy statement.

Share Ownership of Magellan Directors and Executive Officers	886,094 shares (including options to acquire 319,789 shares), or 14.6% of the outstanding Magellan common stock, on an as-converted basis.

Interests of Executive Officers and Directors of Magellan in the Exchange
Certain of Magellan’s directors and officers may have interests that differ from, and may be in conflict with, those of the stockholders of Magellan with respect to the Exchange Agreement. In particular, (i) each of Magellan directors Vadim Gluzman and Robert I. Israel is a managing member of One Stone Energy Partners GP, L.L.C., a Delaware limited liability company and the general partner of One Stone; (ii) J. Thomas Wilson, the Company’s President and Chief Executive Officer and a director, has certain potential interests in the operations of Poplar; and (iii) each Magellan director owns shares of Magellan common stock. Each member of the Special Committee and the Board of Magellan was aware of these interests and considered them in making its recommendations in this proxy statement.

There is no compensation payable to any NEO that is based on or otherwise relates to the Exchange.
See "The Exchange-Interests of Magellan Executive Officers and Directors in the Exchange" beginning on page 45.

POST-EXCHANGE BUSINESS STRATEGY
We believe that Magellan’s sources of value are embedded in the Company’s portfolio of assets. Magellan’s strategy is therefore focused on recovering shareholder value by realizing the value of its existing assets.
Immediately following the completion of the Exchange, and excluding the assets that are part of the Exchange, the Company’s principal assets will consist of (i) its 100% interest in NT/P82, an offshore block in the Bonaparte Basin, Australia, (ii) approximately 8.2 million shares of the stock of Central Petroleum Limited (“Central Petroleum”), subject to any sales of such shares prior to closing, (iii) a 35% interest in Horse Hill Development Limited, which owns the Horse Hill-1 well in the Weald Basin, onshore United Kingdom, and (iv) 50% interests in Petroleum Exploration and Development Licenses 231, 234, and 243 in the Weald Basin, onshore United Kingdom. With respect to NT/P82, the terms of the offshore license require the Company to conduct a 600 km2 3-D seismic survey over the license area before the expiration date of the permit. On April 27, 2016, Magellan made an application to the National Offshore Petroleum Titles Administrator to amend certain terms of the license, including an 18-month extension of the first term of the license, which was due to expire on May 12, 2016, and a variation of the work commitment. The Company intends to continue its efforts to enter into a farmout agreement with potential partners or to sell its interests in the license. Although the Company has identified several prospects for the license, the Company has been unable in this market environment to finalize a farmout agreement with potential partners. With respect to the Company’s interests in the licenses covering the Weald Basin, these licenses are due to expire on June 30, 2016, because the work commitment to drill a well, specifically at Broadford Bridge, has not been met. These licenses are also encumbered by pending litigation with the co-owner of these licenses, Celtique Energie Weald Limited (“Celtique Energie”). With respect to the Horse Hill-1 well, the recent publicly announced results of the flow tests are encouraging, but material risks remain before this well can be assessed as a producing well and reserves estimated.
Based on the preceding considerations, the Special Committee believes that while the monetization of some or all of these assets should allow Magellan to continue to operate on a limited basis and satisfy its remaining financial obligations for a substantial period of time following the completion of the Exchange, none is likely to provide ongoing revenue in the near term. The Special Committee recognizes that there are risks and uncertainties involved in attempting to monetize these assets. The Special Committee also believes that Magellan’s public platform is of potential additional value which could be realized through a merger or similar business combination transaction with another company. The Special Committee believes that such a transaction could benefit the stockholders by (i) addressing the Company’s current liquidity constraints, (ii) bringing new assets, a new strategy, and a new management team, and (iii) leveraging the Company’s existing reporting infrastructure and simplified balance sheet. The Special Committee believes that this strategy can be executed in a timely manner and would permit Magellan’s existing shareholders to benefit from the appreciation potential of the new combined entity. Following the Exchange, Magellan will have no debt and limited liabilities, and will therefore, the Special Committee believes, be attractive to private companies and international entities interested in gaining access to the U.S. capital markets.
In addition, to maximize its chances of executing this strategy and identifying an attractive business combination candidate, Magellan is actively seeking to monetize its interests in the Weald Basin licenses and the Horse Hill-1 well and any related assets. The Special Committee believes that converting these assets into cash will make Magellan more attractive to potential merger candidates as we de-risk and clarify the valuation of the Company’s remaining assets. In pursuit of this strategy, on May 19, 2016, Magellan sold to Macquarie Bank Limited for AUD $3.45 million all the Company’s rights to certain bonus payments related to the Mereenie field located in the Amadeus Basin in Australia. The potential sale of the Company’s interests in the Weald Basin and the related settlement of its litigation with Celtique Energie would further enhance the Company’s profile by reducing the uncertainties associated with those interests. The Company believes that the receipt of proceeds from the monetization of the above-listed assets could be accomplished in the relatively near future and could result in proceeds being received by the Company that are materially greater than the current equity market capitalization of the Company as of the date of this proxy statement, although the amount and timing of such proceeds, if any, are uncertain. The terms, timing, and availability of a possible post-Exchange merger or other business combination transaction are similarly uncertain and subject to numerous risks, including the risk that we will be unable to identify, negotiate, and complete a transaction with a suitable counterparty.

SELECTED UNAUDITED COMBINED FINANCIAL INFORMATION OF THE CO2 BUSINESS
Magellan is providing the following information to aid you in your analysis of the financial aspects of the Exchange.
The following selected financial information is derived from Magellan’s unaudited combined financial statements as of and for the nine months ended March 31, 2016 and 2015, and Magellan’s audited financial statements as of and for the years ended June 30, 2015 and 2014. See “Unaudited Combined Financial Statements of the CO2 Business” beginning on page H-1.

	Nine Months Ended		Year Ended
	March 31,		June 30,
($ in thousands)	2016	2015	2015	2014
Revenue from oil production	$1,559	$3,543	$4,459	$7,601
Net loss attributable to the CO2 Business	$(13,718)	$(1,972)	$(21,034)	$(1,019)

	March 31,	June 30,
($ in thousands)	2016	2015	2014
Total assets	$24,248	$37,130	$48,161
Total liabilities	$9,976	$10,002	$5,261

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following table sets forth information relating to the Exchange (i) as if the Exchange had become effective on March 31, 2016, with respect to balance sheet data, (ii) as if the Exchange had become effective on July 1, 2015, with respect to statement of operations data for the nine months ended March 31, 2016, (iii) as if the Exchange had become effective on July 1, 2014, with respect to statement of operations data for the fiscal year ended June 30, 2015, and (iv) as if the Exchange had become effective on July 1, 2013, with respect to statement of operations data for the fiscal year ended June 30, 2014. This unaudited pro forma financial information represents the historical results of operations adjusted for the effects of the Exchange as if it occurred at the beginning of the period being presented based on available information.
The following selected financial data is derived from and should be read in conjunction with Magellan’s unaudited pro forma condensed consolidated financial statements as of and for the nine months ended March  31, 2016, and for the fiscal years ended June 30, 2015 and 2014. See “Unaudited Pro Forma Condensed Consolidated Financial Information of Magellan Petroleum Corporation” beginning on page F-1.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2016, were derived from and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 filed with the SEC on May 13, 2016. The pro forma condensed consolidated statement of operations for the fiscal years ended June 30, 2015, and 2014 were derived from and should be read in conjunction with the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on October 13, 2015, which is part of the annual report included in these proxy materials.
The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of Magellan by using certain assumptions, does not reflect the impact of all possible events that may result as a consequence of the Exchange and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the Exchange would have been had it occurred as of the beginning of such periods.

($ in thousands, except shares and per share data)	Historical	Exchange Transaction Pro Forma Adjustments	Pro Forma As Adjusted
Fiscal year ended June 30, 2014:
Revenue from oil production	$7,601	$(7,601)	$—
Net loss attributable to common stockholders from continuing operations	(11,738)	1,835	(9,903)
Loss per common share attributable to common stockholders from continuing operations	$(2.07)		$(1.75)

Fiscal year ended June 30, 2015:
Revenue from oil production	$4,459	$(4,459)	$—
Net loss attributable to common stockholders from continuing operations	(44,740)	21,892	(22,848)
Loss per common share attributable to common stockholders from continuing operations	$(7.83)		$(4.00)

Nine months ended March 31, 2016:
Net loss attributable to common stockholders from continuing operations	$(2,874)	$(2,349)	$(5,223)
Loss per common share attributable to common stockholders from continuing operations	$(0.50)		$(0.91)

At March 31, 2016:
Total assets	$29,453	$(24,054)	$5,399
Total liabilities	14,482	(9,976)	4,506
Series A Convertible Preferred Stock	23,501	(23,501)	—
Equity attributable to Magellan Petroleum Corporation	(8,530)	9,423	893
Outstanding common shares	5,762,634		5,762,634
Book value per share	$(1.48)		$0.15

COMPARATIVE PER SHARE INFORMATION
The following table sets forth certain historical net loss per share, book value per share and declared cash dividends per share information of Magellan on an unaudited basis and an unaudited pro forma basis after giving effect to the Exchange.
The unaudited pro forma condensed consolidated per share information does not purport to represent what the results of operations or financial position of Magellan would actually have been had the Exchange actually occurred at the beginning of the period shown or to project Magellan’s results of operations or financial position for any future period or date. Such pro forma information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial information included in this proxy statement as described under “Unaudited Pro Forma Condensed Consolidated Financial Information of Magellan Petroleum Corporation” beginning on page F-1.
The historical per share information is derived from, and should be read in conjunction with, the financial statements of Magellan incorporated by reference into this proxy statement. Magellan did not declare any cash dividends related to its equity ownership or common stock during any of the periods presented.

	Historical	Pro Forma As Adjusted
Magellan Per Common Share Data (as of and for the nine months ended March 31, 2016):
Basic	$(0.50)	$(0.91)	(a)
Diluted	$(0.50)	$(0.91)	(a)
Book value (b)	$(1.48)	$0.15
Cash dividends declared	$0.00	$0.00
Magellan Per Common Share Data (as of and for the fiscal year ended June 30, 2015):
Basic	$(7.83)	$(4.00)	(c)
Diluted	$(7.83)	$(4.00)	(c)
Book value (b)	$1.39	N/A
Cash dividends declared	$0.00	$0.00
Magellan Per Common Share Data (as of and for the fiscal year ended June 30, 2014):
Basic	$(2.07)	$(1.75)	(d)
Diluted	$(2.07)	$(1.75)	(d)
Book value (b)	$8.06	N/A
Cash dividends declared	$0.00	$0.00

(a)	Based on the pro forma net income for Magellan for the nine months ended March 31, 2016, which gives effect to the Exchange as if it occurred on July 1, 2015.

(b)
Computed by dividing stockholders’ equity at March 31, 2016, June 30, 2015 and June 30, 2014, by the number of outstanding shares of Magellan common stock of 5,762,634, 5,707,638 and 5,697,466, respectively, at the end of such period.

(c)	Based on the pro forma net income for Magellan for the fiscal year ended June 30, 2015, which gives effect to the Exchange as if it occurred on July 1, 2014.

(d)	Based on the pro forma net income for Magellan for the fiscal year ended June 30, 2014, which gives effect to the Exchange as if it occurred on July 1, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this proxy statement that address activities, events, or developments with respect to Magellan’s financial condition, results of operations, or economic performance that Magellan expects, believes, or anticipates will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements about Magellan and its subsidiaries appear in a number of places in this proxy statement and may relate to statements about the following, among other things:

•	completion of the Exchange and the other transactions contemplated by the Exchange Agreement;

•	strategies for Magellan after the Exchange, including potential future transactions;

•	the Cash Amount, as finally determined;

•
forward-looking elements of the Magellan Board and Special Committee’s reasons for recommending that Magellan stockholders approve the Exchange and the other transactions contemplated by the Exchange Agreement;

•	Magellan’s businesses and prospects;

•
projected revenues, operating expenses, earnings before interest, taxes, depreciation and amortization ("EBITDA"), pre-tax cash flows, capital expenditures, production levels, and other financial and operating metrics;

•	availability of liquidity and capital resources;

•	the disposition of oil and gas properties and related assets;

•	the ability to enter into acceptable farmout arrangements;

•	progress in developing Magellan’s projects;

•	future values of those projects or other interests or rights that Magellan holds; and

•	other matters that involve a number of risks and uncertainties that may cause actual results to differ materially from results expressed or implied in the forward-looking statements.
These statements, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of Magellan’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Many of the important factors that will determine these results are beyond Magellan’s ability to control or predict. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•	factors that affect the timing or ability to complete the Exchange and the other transactions contemplated herein;

•	the risk that cost savings from these transactions may not be fully realized or may take longer to realize than expected;

•	disruption from these transactions, making it more difficult to maintain relationships with vendors, other counterparties, or employees;

•	potential inability to complete other transactions in a timely manner and on acceptable terms;

•
the uncertain nature of oil and gas prices in the United States, the United Kingdom, and Australia, including uncertainties about the duration of the currently depressed oil commodity price environment and the related impact on Magellan’s revenues, project developments, and ability to obtain financing;

•	uncertainties regarding Magellan’s ability to maintain sufficient liquidity and capital resources to implement Magellan’s projects or otherwise continue as a going concern;

•	Magellan’s ability to attract and retain key personnel;

•	Magellan’s limited amount of control over activities on Magellan’s non-operated properties;

•	Magellan’s reliance on the skill and expertise of third-party service providers;

•	the ability of Magellan’s vendors to meet their contractual obligations;

•	the uncertain nature of the anticipated value and underlying prospects of Magellan’s U.K. acreage position;

•
government regulation and oversight of drilling and completion activity in the United Kingdom, including possible restrictions on hydraulic fracturing that could affect Magellan’s ability to develop unconventional resource projects in the United Kingdom;

•	the uncertainty of drilling and completion conditions and results;

•	the availability of drilling, completion, and operating equipment and services;

•	the results and interpretation of 2-D and 3-D seismic data related to Magellan’s NT/P82 interest in offshore Australia and Magellan’s ability to obtain an attractive farmout arrangement for NT/P82;

•	uncertainties regarding Magellan’s ability to maintain the NASDAQ listing of Magellan common stock;

•	risks and uncertainties inherent in management estimates of future operating results, liquidity, and cash flows;

•	risks and uncertainties associated with litigation matters;

•	risk factors consistent with comparable companies within the oil and gas industry, especially companies with similar market capitalization and/or employee base; and

•	and other matters discussed in the “Risk Factors” section of this proxy statement.
Furthermore, forward-looking statements are made based on Magellan management’s current assessment available at the time. Subsequently obtained information may result in revisions to Magellan management’s expectations and intentions and, thus, Magellan may alter its plans. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. Magellan does not undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS
In addition to the other information included in this proxy statement, including the matters addressed under the caption “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 15 and the Risk Factors section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, which is part of the annual report included in these proxy materials, you should carefully read and consider the following factors in evaluating the proposals to be voted on at the Meeting and in determining whether to vote for approval of the matters to be considered at the Meeting.

Risks Related to the Exchange
Failure to complete the Exchange could negatively impact the stock price and the future business and financial results of Magellan.
There is no assurance that the conditions to the completion of the Exchange Agreement will be satisfied. If the Exchange is not completed, Magellan will be subject to several risks, including the following:

•
The current market price of Magellan common stock may reflect a market assumption that the Exchange will occur, and a failure to complete the Exchange could result in negative market perception and a decline in the market price of Magellan common stock;

•
Certain costs relating to the Exchange Agreement, such as legal, accounting and financial advisory fees associated with the delivery of a fairness opinion, which have already been incurred by Magellan, are payable by Magellan whether or not the Exchange is completed, and the Loan Amount will become repayable by Magellan;

•	Magellan may be required to pay One Stone a termination fee of $750,000 if the Exchange Agreement is terminated under certain circumstances;

•
There will likely be substantial disruption to the business of Magellan and a distraction of its management and employees from day-to-day operations because matters related to the Exchange Agreement may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial to Magellan; and

•	Magellan would continue to face the risks that it currently faces as an independent company, including limited capital and limited human resources.
In addition, Magellan would not realize any of the expected benefits of having completed the Exchange. If the Exchange is not completed, these risks may materialize and materially adversely affect Magellan’s business, financial results, financial condition and stock price.
Magellan may waive one or more of the conditions to the Exchange without re-soliciting stockholders.
Each of the conditions in the Exchange Agreement to Magellan’s obligations to complete the Exchange may be waived, in whole or in part, by Magellan. The Magellan Special Committee may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is necessary. If the Special Committee were to determine that a waiver would materially alter the relative values of the consideration to be given or received in the Exchange, Magellan would likely re-solicit proxies. In the event that any such waiver is not determined to be significant enough to require re-solicitation of stockholders, Magellan will have the discretion, subject to limitations under Delaware law, to complete the Exchange without seeking further stockholder approval.
The Exchange Agreement limits Magellan’s ability to pursue alternatives to the Exchange.
The Exchange Agreement contains provisions that could adversely impact competing proposals to acquire Poplar or Utah CO2. These provisions generally prohibit Magellan from soliciting any acquisition proposal or offer for a competing transaction and would require Magellan to pay a termination fee of $750,000 in cash if the Exchange Agreement is terminated in specified circumstances in connection with an alternative transaction. In addition, even if the Magellan Special Committee determines that a competing proposal is superior, Magellan may not exercise its right to terminate the Exchange Agreement unless it notifies One Stone of its intention to do so and gives One Stone at least three business days to propose revisions to the terms of the Exchange Agreement or to make another proposal in response to the competing proposal. See “The Exchange Agreement—Additional Covenants—Non-Solicitation” beginning on page 46.
Magellan agreed to these provisions as a condition to One Stone’s willingness to enter into the Exchange Agreement. These provisions, however, might discourage a third party that might have an interest in acquiring Magellan, the Poplar Membership Interests or the Purchased Utah CO2 Common Units from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the proposed Exchange consideration. Furthermore, the termination fee may result in a potential competing acquirer proposing to pay a lower price to acquire Magellan, the Poplar Membership Interests or the Purchased Utah CO2 Common Units than it might otherwise have proposed to pay.
Magellan will divest its largest, and only revenue-producing, asset in the Exchange.
In the Exchange, Magellan will sell to One Stone all of its interest in the Poplar field. The Poplar field comprises 84% of Magellan’s assets on a book value basis, and is currently Magellan’s only revenue-producing asset. In addition, Magellan believes that the Poplar field may have considerably greater value in the future than it does currently, depending on, among other things, the success of additional development efforts and future commodity prices. Following the completion of the Exchange, Magellan expects to pursue the business strategy described in “Post-Exchange Business Strategy,” but there can be no assurance that it will be successful in doing so. In particular, Magellan’s ability to complete the additional transactions contemplated by its post-Exchange strategy in a timely manner and on acceptable terms is subject to many risks and uncertainties, including those associated with changes in commodity prices.

THE MEETING

Date, Time, and Place
The Meeting will take place at 10:00 a.m. local time, on Wednesday, July 13, 2016, in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203.

Purpose; Other Matters
At the Meeting, holders of Magellan shares will be asked to consider and vote upon four proposals. The first proposal will be to approve the Exchange and the other transactions contemplated by the Exchange Agreement. The second proposal will be to elect to the Board for a three-year term the individual named as a director nominee in this proxy statement. The third proposal will be to approve, by a non-binding advisory vote, the compensation of the Company’s NEOs. The fourth proposal will be to ratify the appointment of EKS&H as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.
Holders of Magellan shares may also be asked to consider and vote upon such other matters as may properly come before the Meeting, or any adjournment or postponement of the Meeting. As of the mailing date of this proxy statement, the Magellan Board knows of no other matter to be presented at the Meeting. If, however, other matters incident to the conduct of the Meeting are properly brought before the Meeting, or any adjournment or postponement of the Meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment with respect to those matters.

Recommendation of the Magellan Board
The Magellan Board (with the exception of Messrs. Gluzman and Israel, who, as affiliates of One Stone, were not members of the Special Committee and did not participate in any deliberations on behalf of Magellan in connection with the Exchange Agreement or related transactions) has carefully reviewed and considered the terms and conditions of each of the matters to be considered at the Meeting. Based on its review, Magellan’s Board, or a committee thereof where appropriate, has approved (i) the transactions contemplated by the Exchange Agreement; (ii) the election to the Board of the individual named as a director nominee in this proxy statement; (iii) the compensation of the Company’s NEOs; and (iv) the appointment of EKS&H as the independent registered public accounting firm of the Company. In addition, the Magellan Board, upon the recommendation of the Special Committee, has declared that the Exchange Agreement and the Exchange are fair, advisable, expedient and in the best interests of Magellan and its stockholders (other than One Stone in its capacity as holder of the Preferred Stock). Magellan’s Board recommends that you vote (i) “FOR” the proposal to approve the Exchange and the other transactions contemplated by the Exchange Agreement; (ii) “FOR” the proposal to elect to the Board for a three-year term the individual named as a director nominee in this proxy statement; (3) “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s NEOs; and (4) “FOR” the proposal to ratify the appointment of EKS&H as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.
Record Date, Outstanding Shares, and Voting Rights
Each holder of record of Magellan common stock or Preferred Stock at the close of business on May 17, 2016, the record date, is entitled to notice of and to vote at the Meeting. Each such stockholder is entitled to cast one vote for each share of Magellan common stock or Preferred Stock (on an as-converted basis) on each matter properly submitted for the vote of stockholders at the Meeting. As of the record date, there were 5,762,634 shares of Magellan common stock and 22,293,295 shares of Preferred Stock issued and outstanding and entitled to vote at the Meeting.

Quorum Required; “Broker Non-Votes,” Abstentions, and Withholding Authority
Quorum Required
A quorum of Magellan stockholders is necessary to hold the Meeting. In accordance with the Company’s by-laws, the holders of 33⅓% of the total number of shares issued and outstanding and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business. Stockholders are counted as present at the Meeting if they are present in person or have authorized a proxy. The presence of holders of at least 2,849,394 shares of Magellan common stock and Preferred Stock (on an as-converted basis) will constitute a quorum. Under the Delaware General Corporation Law (the “DGCL”), abstentions and “broker non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Meeting. Shares of Magellan common stock or Preferred Stock held by stockholders who are not present in person or by proxy will not be counted towards a quorum.
Broker Non-Votes, Abstentions and Withhold Votes
Broker non-votes occur when a nominee holding Magellan shares for a beneficial owner returns a properly executed proxy but has not received voting instructions from the beneficial owner, and such nominee does not possess or does not choose to exercise discretionary authority with respect to such shares. Brokers are not allowed to exercise their voting discretion with respect to the approval of matters which are considered “non-routine” under applicable rules without specific instructions from the beneficial owner. Except for Proposal 4, all of the matters to be voted on at the Meeting are considered non-routine. Accordingly, your broker will not be entitled to vote your shares on Proposal 1, 2 or 3 unless you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.
Under the DGCL, an “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal other than the election of directors. With respect to Proposal 2, a stockholder may vote in favor of a particular nominee or may cast a “withhold” vote.
Effects of Broker Non-Votes, Abstentions and Withhold Votes
For Proposals 1, 3 and 4, an abstention will have the same effect as a vote “AGAINST” the proposal. A “withhold” vote may be cast on Proposal 2, but will have no effect on the outcome of the vote. Broker non-votes will have the same effect as a vote “AGAINST” Proposal 1, but will have no effect on the outcome of voting on Proposals 2, 3 or 4.

Voting by Magellan Directors and Executive Officers
As of the record date, the directors and executive officers of Magellan beneficially owned and were entitled to vote 566,305 shares of Magellan common stock, which represent approximately 6.62% of the voting power of the Magellan capital stock, including the Preferred Stock, on an as-converted basis. The directors and executive officers of Magellan are expected to vote “FOR” all the proposals being considered at the Meeting.

Adjournment and Postponement
Adjournments and postponements of the Meeting may be made for the purpose of, among other things, soliciting additional proxies. The Meeting may be adjourned by the vote of a majority of Magellan shares present in person or represented by proxy at the Meeting, even if less than a quorum.

Voting of Proxies
Voting by Proxy Card
All Magellan shares entitled to vote and represented by properly executed proxies received prior to the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on the proxy card accompanying this proxy statement. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of each proposal described herein. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Magellan does not anticipate that any other matters will be raised at the Meeting.
If you are a holder of record, there are two additional ways to vote your proxy:
Vote by telephone — call toll free 1-800-690-6903.

•	Vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Standard Time on July 12, 2016.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
Vote by the Internet — http://www.proxyvote.com.

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Standard Time on July 12, 2016.

•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. The law of Delaware, where Magellan is incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections know that it has been authorized by the stockholder.
If your shares are held in “street name,” your broker or nominee may provide the option of voting through the Internet or by telephone instead of by mail. Please check the voting instruction card provided by your broker or nominee to see which options are available and the procedures to be followed.
Voting by Attending the Meeting
Holders of record of Magellan shares and their authorized proxies may also vote their shares in person at the Meeting. If a stockholder attends the Meeting, he or she may submit his or her vote in person, and any previous votes or proxies authorized by the stockholder by mail will be superseded by the vote that such stockholder casts at the Meeting.
Revocability of Proxies
You may revoke your proxy at any time before the vote is taken at the Meeting. If you have not voted through your broker, you may revoke your proxy by:

1.	giving written notice of revocation no later than the commencement of the Meeting to Magellan’s Corporate Secretary, Antoine Lafargue:

•
if before commencement of the Meeting on the date of the Meeting, by personal delivery to Antoine Lafargue in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman Street, Denver, Colorado 80203; and

•	if delivered before the date of the Meeting, to Antoine Lafargue at Magellan’s offices, 1775 Sherman Street, Suite 1950, Denver, Colorado 80203;

2.	delivering no later than the commencement of the Meeting a properly executed, later-dated proxy; or

3.	voting in person at the Meeting; however, simply attending the Meeting without voting will not revoke an earlier proxy.
Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your stock is held in the name of a broker or other nominee, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting, and must follow instructions provided to you by your broker or nominee to revoke or change your vote. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of each proposal described herein. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the matters described herein, Magellan does not anticipate that any matters will be raised at the Meeting.
Solicitation of Proxies; Expenses
The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, and solicitors, public relations, transportation, and litigation) will be borne by Magellan, provided that if the Exchange is completed, One Stone has agreed to reimburse Magellan for certain of its transaction expenses, some of which may relate to this proxy statement and the Meeting. In addition to the use of the mail, Magellan or certain of its employees may solicit proxies by telephone, telegram, and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has engaged The Proxy Advisory Group, LLC, in a non-solicitation stand-by advisory role. In the event Magellan deems it necessary to actively pursue proxy solicitation, The Proxy Advisory Group, LLC, may be retained to assist in the distribution of proxy solicitation materials for a services fee and the reimbursement of customary expenses, which are not expected to exceed $10,000 in the aggregate. The Company has also retained Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) to provide or coordinate specified telephone and Internet voting, mailing, handling, inspector of election, tabulation, and document hosting services. The estimated fees and expenses payable to Broadridge by the Company for these services are approximately $25,000, plus per item charges for each registered or beneficial stockholder vote, per document charges for the hosting services, and reimbursement of Broadridge’s mailing costs and expenses.

Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward solicitation material to the beneficial owners of Magellan common stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

No Exchange of Certificates
There will be no change in stock certificates for Magellan in connection with the Exchange, and Magellan stockholders will keep their existing certificate(s).

Assistance
If you need assistance in completing your proxy card, have questions regarding the Meeting, the proposals to be made at the Meeting or how to submit your proxy, or want additional copies of this proxy statement or the enclosed proxy card, please contact Antoine Lafargue, the Corporate Secretary of Magellan, at (720) 484-2400.

PROPOSAL 1—APPROVAL OF THE EXCHANGE AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE EXCHANGE AGREEMENT
Pursuant to Section 271 of the DGCL, a corporation may sell, lease or exchange all or substantially all of its property and assets as its board of directors deems expedient and for the best interests of the corporation, when and as authorized by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. The Exchange, if consummated, will result in a sale to One Stone of assets that may be deemed to comprise substantially all of Magellan’s property and assets in consideration for the Preferred Stock and the Cash Amount. Therefore, in accordance with Delaware law, Magellan stockholders are being asked to vote to approve the Exchange and the other transactions contemplated by the Exchange Agreement.
The immediately following sections of this proxy statement describe the material aspects of the Exchange and the other transactions contemplated by the Exchange Agreement. You should read carefully this entire document and the other documents to which Magellan refers, including the Exchange Agreement attached as Annex A, as well as the other attached annexes to this proxy statement, for a more complete understanding of the proposed transactions.

Vote Required for Approval
Approval of Proposal 1 will require the affirmative vote of the majority of the outstanding shares of Magellan common stock and Preferred Stock, voting together as a single class. Abstentions and broker non-votes will have the effect of votes “AGAINST” this proposal.

Board Recommendation
THE MAGELLAN BOARD OF DIRECTORS RECOMMENDS THAT THE MAGELLAN STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EXCHANGE AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE EXCHANGE AGREEMENT.

THE EXCHANGE
This discussion of the Exchange is qualified in its entirety by reference to the Exchange Agreement, which is attached to this proxy statement as Annex A. Stockholders are encouraged to read the Exchange Agreement carefully and in its entirety, as it is the definitive legal document that governs the Exchange.

Background of the Exchange
The Magellan Board continuously reviews the Company’s strategic goals and alternatives, performance and prospects as part of its ongoing evaluation of its business in an effort to enhance shareholder value. From time to time, this review has included consideration of a wide range of possible strategic alternatives. The summary below provides the background of the proposed Exchange.
The Company was founded in 1957 and its assets and operations have changed substantially over the course of its history. In recent years, it has focused on the development of a CO2-EOR project in the Poplar field. It has also pursued the development of exploration acreage it holds in the Weald Basin, onshore United Kingdom, and an exploration block it holds, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia. While Magellan believes that each of these assets may ultimately have considerable value, none currently produces revenue. In order to continue to develop and ultimately monetize the projects, therefore, Magellan has depended on sales of oil production from shallow conventional wells in the Poplar field, proceeds from sales of certain other assets, and proceeds from financing transactions. Recent financing transactions included the issuance to One Stone of the Preferred Stock in May 2013 for proceeds of approximately $23.5 million. The Certificate of Designations governing the Preferred Stock provides, among other things, that holders of the Preferred Stock will (i) be entitled to a non-participating liquidation preference in a specified amount currently equal to 110% (and after May 17, 2016, 105%) of the initial purchase price of the Preferred Stock plus accrued and accumulated dividends, or approximately $29.4 million as of December 31, 2015, if a liquidation event occurs and (ii) will be entitled to a cash payment corresponding to a 20% rate of return on the initial investment in the Preferred Stock if a specified type of change in control event occurs. If such an event occurred on March 31, 2016, the change in control payment would be approximately $39.4 million. Also pursuant to the Certificate of Designations, One Stone became entitled to appoint two members of the Magellan Board, and Messrs. Gluzman and Israel joined the Board upon the issuance of the Preferred Stock. One Stone is and has since issuance been the sole holder of the Preferred Stock.
A second financing transaction was completed in September 2014, when Poplar entered into a loan agreement with West Texas State Bank. Magellan guaranteed Poplar’s obligations under the loan agreement. The amount currently outstanding under the loan agreement is $5.5 million.
In the last four years, Magellan has focused on the development of the CO2-EOR project at the Poplar field primarily by implementing a five-well pilot project. In May 2015, Magellan determined that CO2-EOR is a technically viable technique for recovery of hydrocarbons from the Charles formation at the Poplar field. Based on the results of the CO2-EOR pilot project, and Magellan’s analysis of the data from the pilot as integrated into a reservoir simulation model, Magellan believes that utilization of the CO2-EOR technique on a full field basis at Poplar could provide access to substantial additional hydrocarbon resources that could result in attractive financial returns from production over a 40-year period, depending on, among other things, the prevailing commodity price environment. In addition, Magellan continued to evaluate other aspects of the Poplar CO2-EOR project, including potential CO2 sources and transportation matters and surface facilities requirements.
Magellan has also recently evaluated other possible opportunities relating to potential CO2-EOR projects. In particular, it formed with two other parties, and received a 51% membership interest in, Utah CO2 in December 2014. Utah CO2 was formed to identify and engage in CO2-EOR projects in the State of Utah. Utah CO2 subsequently entered into an agreement pursuant to which it has the right to purchase CO2 from the Clark Valley Unit in Utah on a long-term basis. Utah CO2 has pursued potential opportunities to use its access to CO2 in furtherance of a CO2-EOR project but to date has not entered into any other significant agreements, and currently Utah CO2 has no material assets or liabilities. One of the minority interest owners in Utah CO2 is MI4 Oil & Gas, LLC, which is an affiliate of MI3 Petroleum Engineering, LLC (“Mi3”). Mi3 has advised Magellan on various aspects of the Poplar CO2-EOR project.
Beginning in mid-2014, worldwide oil prices declined from highs over $100 per barrel in June 2014 to lows under $30 per barrel in early 2016. This dramatic decline has had a variety of adverse effects on Magellan, including by reducing revenues from Poplar’s shallow conventional wells and the value of all of Magellan’s projects. The availability of additional sources of financing and the market value of Magellan’s common stock have decreased significantly as well. In mid-2015, as it began to become increasingly apparent that oil prices were not going to recover quickly, Magellan’s management and its Board considered various options for addressing the situation, including sales of significant assets or the Company as a whole. Recognizing that One Stone might be interested in participating in any sale process as a buyer, the Magellan Board formed the Special Committee on June 5, 2015. The Special Committee is comprised of independent directors Brendan S. MacMillan, Ronald P. Pettirossi and J. Robinson West, with Mr. West acting as chairperson. The Magellan Board authorized the Special Committee to, among other things, investigate, negotiate and pursue all strategic alternatives reasonably available to the Company, which includes evaluating potential strategic transactions, soliciting offers regarding potential strategic transactions and negotiating the terms of any such offers, negotiating the terms of any definitive agreements relating to any strategic transaction, approving, or, to the extent required by the DGCL, recommending that the Magellan Board approve, any strategic transaction or execution of definitive agreements or documents relating thereto, engaging any financial, legal or other advisors it deemed appropriate, and taking such other actions as the Special Committee deemed necessary or appropriate in connection with the strategic alternatives review process. In addition, the Special Committee was given the authority to reject any offer, bid or proposal that may arise from or relate to the strategic alternatives review process which it deemed to be inadequate or otherwise not in the best interests of the Company’s stockholders, and the Magellan Board resolved to uphold and act in accordance with any such rejection by the Special Committee. The formation of the Special Committee and the commencement of the strategic alternatives review process was announced in a press release issued on July 6, 2015. The Special Committee retained Petrie as its financial advisor and Davis Graham & Stubbs LLP (“DGS”) as its legal advisor. The Special Committee understood that DGS represents the Company in certain matters, but also that it has no engagement or other relationship with One Stone.
At the direction of the Special Committee, Magellan and Petrie then began a process of attempting to solicit interest in a business combination or other strategic transaction involving the Company as a whole or a substantial amount of its assets. Petrie contacted 23 companies (including One Stone) over a five-month period, focusing on those Magellan and Petrie believed might have an interest in the Company’s CO2-EOR projects. This process resulted in five introductory meetings, three companies being provided with access to the Company’s virtual data room and three companies being provided with technical reviews by Mi3 and data relating to the Poplar CO2-EOR project. Although discussions were not limited to any particular type of transaction, the initial focus of the Special Committee was on a potential sale of Poplar for cash followed by a dissolution of Magellan, as this approach would have resulted in a payment to One Stone of the aggregate liquidation preference on the Preferred Stock rather than the higher payment required pursuant to a change in control, and therefore potentially greater value being realized by holders of the Magellan common stock. However, none of the contacted companies (except for One Stone as described below) submitted an indicative proposal for a strategic transaction and each terminated discussions by or before January 2016, except that one private company (“Company A”) expressed potential interest in a corporate transaction involving Magellan if Poplar, the Preferred Stock and the West Texas State Bank loan were removed from Magellan’s corporate structure. This potential transaction with Company A is referred to as the “Black Transaction.”
The Special Committee met 29 times between June 15, 2015, and March 30, 2016, and received regular updates from Petrie and management on the status of the process. The Special Committee also received regular updates from management regarding Magellan’s constrained liquidity position, and directed management to implement cost-saving measures where appropriate, consistent with the preservation of the future sale value of Poplar. The Special Committee viewed these steps as being part of the strategic alternatives process in light of the potential effect on the process of either failing to maintain the viability of Poplar’s operations, on the one hand, or failing to preserve sufficient liquidity to complete the process and a possible strategic transaction, on the other hand.
In early September 2015, at the direction of the Special Committee, Petrie approached One Stone to assess its potential interest in acquiring Poplar, which Magellan and Petrie believed to be the Magellan asset in which One Stone had the greatest interest. Mr. Israel communicated to Petrie that One Stone would be interested in a potential transaction involving an exchange of the Preferred Stock for Poplar or the Poplar field. Mr. Israel indicated that One Stone would not be willing to assume the West Texas State Bank debt as part of the transaction. On September 22, 2015, the Special Committee met to discuss a possible transaction structure in which the One Stone transaction would be completed in conjunction with the proposed Black Transaction, and stockholder approval for both transactions would be sought simultaneously. At the direction of the Special Committee, Petrie pursued negotiations with both One Stone and Company A regarding such a coordinated approach. Mr. Israel expressed to Petrie and to Antoine Lafargue, Magellan’s

Chief Financial Officer, that One Stone desired the two transactions to be approached on a combined basis, and the Founding Partner of Company A expressed a similar desire.
For the next several weeks, there were relatively few communications between Magellan or Petrie and either One Stone or Company A, as Company A was engaged in an effort to determine which of its assets it might contribute to the resulting company in a potential business combination transaction with Magellan and to further assess its strategic alternatives and board support for such a transaction. In November 2015, Company A communicated to Petrie that it decided not to pursue the Black Transaction further.
On November 5, 2015, Petrie delivered to One Stone a term sheet for a transaction that involved an exchange of Poplar and Magellan’s interest in Utah CO2 and the transfer of the West Texas State Bank debt and certain Poplar-related liabilities to One Stone in consideration for the Preferred Stock. In preparing the term sheet, the Special Committee considered the value of the Preferred Stock using multiple analyses, including based on book value, liquidation value, and redemption value if converted or upon a change in control, among others. The Special Committee did not assign a single value to the Preferred Stock as a result of these analyses, but instead recognized that the Preferred Stock could have significantly different values in different potential scenarios. In determining the consideration ultimately agreed to in the Exchange, the Special Committee weighed these potential values (in addition to other consideration to be provided) against the potential value of the CO2 Business, which it believes is similarly subject to significant variation depending on future factual scenarios. The term sheet contemplated an effective date of September 30, 2015, near the time when discussions between the parties began, in order to address Magellan’s liquidity issues, to compensate the Company for any net losses attributed to Poplar after that date and to fix a significant portion of the economic terms of the transaction so as to limit changes in the value received by the parties in the transaction based on the passage of time. The term sheet did not contemplate that the transaction would be conditioned on or otherwise connected to the Black Transaction.
A meeting of the Magellan Board was held on November 11, 2015. The Magellan Board discussed, among other things, the status of operations at the Poplar field and the Company’s liquidity situation. The Special Committee had discussed prior to the meeting the information it felt was appropriate to share with Messrs. Gluzman and Israel in light of their affiliation with One Stone, and only such information was shared with them.
After this meeting, negotiations were again effectively suspended while One Stone conducted a further financial evaluation of the transaction and sought support for the transaction from its investors, until January 4, 2016, when One Stone provided to Magellan comments on the term sheet. The term sheet indicated that One Stone accepted Magellan’s proposal of One Stone assuming the West Texas State Bank debt in the transaction. Shortly thereafter, One Stone indicated its unwillingness to negotiate the transaction further unless it could meet on an unsupervised basis with Mi3, as it expected to engage Mi3 to assist it with the development of the Poplar CO2-EOR project following the completion of the transaction. Following an analysis of the risks and merits of authorizing such a meeting, the Special Committee approved the meeting on January 13, 2016. It did so primarily because it believed the material economic terms of the transaction had at this point been agreed upon and because it believed that there was no material information concerning the Poplar field and its development of which One Stone was not already aware. Following the meeting, One Stone indicated to management and management reported to the Special Committee during its meeting on February 9, 2016, that One Stone was prepared to re-engage in negotiations with Magellan, as One Stone (i) had become more comfortable in the continuity of its relationship with Mi3 going forward and (ii) had a better understanding of Mi3’s professional opinion of the sustainability of the Poplar CO2-EOR project. These discussions between One Stone and Mi3 did not have any significant impact on subsequent negotiations between Magellan and One Stone.
After working with DGS to draft the Exchange Agreement, Magellan delivered the first draft of the agreement to One Stone on February 5, 2016. This draft included the concept of an initial payment by One Stone that Magellan would use to satisfy certain outstanding liabilities related to operations at the Poplar field. In a conversation with Mr. West, on or about February 11, 2016, One Stone agreed to this concept subject to Magellan providing some or all of the Company’s ownership of the shares of Central Petroleum as collateral for its potential obligation to repay the initial payment. The initial draft of the Exchange Agreement also contemplated that One Stone would indemnify Magellan in the event Magellan became obligated to make certain contingent payments to the Nautilus Sellers, including Mr. Wilson, in the future based on the performance of Poplar. See “Certain Relationships and Related Person Transactions—Relationships and Transactions with J. Thomas Wilson—Nautilus Restructuring Transaction” of this proxy statement for a description of this contingent payment obligation and the Nautilus Sellers. In each of the drafts of the Exchange Agreement described below provided by One Stone or its counsel Vinson & Elkins LLP (“V&E”), One Stone rejected this proposal.
On February 9, 2016, the Special Committee discussed One Stone’s request to meet with Mr. Wilson regarding Poplar and the possible involvement of Mr. Wilson in the Poplar CO2-EOR project following the completion of the Exchange (Messrs. Wilson and Lafargue had previously been instructed by the Special Committee not to have such conversations with any potential buyers without the permission of the Special Committee) and decided to authorize such a meeting once negotiations of the Exchange Agreement were closer to being finalized. On March 25, 2016, Mr. West, with the approval of the Special Committee, authorized Mr. Wilson to hold such a meeting, primarily for the reasons it had permitted the earlier meeting between Mi3 and One Stone as discussed above.
On February 17, 2016, One Stone delivered to Magellan a revised draft of the Exchange Agreement, which One Stone had prepared with the assistance of V&E. Magellan provided comments on this draft to One Stone on February 21, 2016. Magellan and DGS continued to discuss internally the mechanics of the purchase price adjustment in the agreement and to prepare the Magellan disclosure schedule. An initial draft of the disclosure schedule was provided to One Stone on March 8, 2016. On March 5, 2016, Mr. West reported to the Special Committee that One Stone’s negotiations were again on hold while One Stone discussed with West Texas State Bank potential amendments to the term loan.
On March 14, 2016, One Stone provided a revised draft of the Exchange Agreement and a draft Pledge Agreement and Secured Promissory Note. V&E and DGS met by telephone to discuss the documents on March 16, 2016. The parties discussed a number of issues regarding the documents, including the interest rate payable under the Secured Promissory Note, the collateral for the loan, and under what conditions the loan amount would be deemed paid in full. DGS provided comments on each document on March 17, 2016. V&E and DGS continued to exchange drafts and discuss the terms of the agreements through the execution of the Exchange Agreement on March 31, 2016. The Special Committee did not assign any specific value to the debt contemplated by the Pledge Agreement and Secured Promissory Note, in significant part because it expects that the Exchange will close, in which case the debt will not be repaid, but will be considered to be additional consideration. Instead, the Special Committee viewed the debt as a mechanism to facilitate the continued operation of Poplar pending closing of the Exchange in a manner acceptable to One Stone, and therefore to facilitate the closing of the Exchange.
With respect to the contingent payment obligation to the Nautilus Sellers, the Special Committee determined on March 28, 2016, not to demand indemnification for this liability. It made this determination primarily because it believes that the obligation is not likely to become due in the foreseeable future and because, after consultation with Mr. Wilson in his capacity as one of the Nautilus Sellers, it believes that there may be an opportunity to terminate the obligation at a small fraction of its total amount.
On March 30, 2016, the Special Committee held a telephonic meeting, with representatives of Petrie and DGS and Messrs. Wilson and Lafargue attending. At this meeting, referring to written materials that had been circulated to the Special Committee, DGS reviewed with the Special Committee the key terms of the draft Exchange Agreement, the fiduciary duties of the members of the Special Committee and certain provisions of the DGCL relating to the redemption by a corporation of its stock. With respect to the latter subject, Mr. Lafargue provided a report to the Special Committee regarding the Company’s “surplus” for Delaware law purposes. Also at this meeting, Petrie presented the analyses underlying its fairness opinion, referring to written materials that had been circulated to the Special Committee prior to the meeting. Petrie then orally delivered its fairness opinion to the Special Committee to the effect that the consideration contemplated in the Exchange Agreement was fair, from a financial point of view, to Magellan, which was followed by delivery of its written opinion dated March 30, 2016. The full text of the written opinion of Petrie, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex D hereto. Following discussion and deliberation, the Special Committee then unanimously (i) determined that it is in the best interests of the Company and its stockholders (other than One Stone in its capacity as holder of the Preferred Stock) to enter into the Exchange Agreement and the Exchange and (ii) recommended that the Board (A) approve the Exchange Agreement and the Exchange, (B) submit the Exchange Agreement to a vote of the stockholders of the Company and (C) recommend adoption of the Exchange Agreement and approval of the Exchange by the stockholders of the Company. Immediately following the Special Committee meeting, the Magellan Board met with the same persons in attendance. Based on the same factors considered by the Special Committee, the Magellan Board adopted each of the foregoing recommendations of the Special Committee.
The Exchange Agreement was executed and delivered by each party on March 31, 2016.
Pursuant to the terms of a master services contract as amended on November 4, 2015, Mi3 was entitled to a payment in the amount of $100,000, contingent upon the completion of a transaction resulting in the sale of the Poplar field to an unaffiliated third party, in addition to a fixed payment for certain services provided. Because the Exchange Agreement is between the Company and an affiliate of the Company, upon closing of the Exchange, the contingent payment of $100,000 will not be due to Mi3.
On April 12, 2016, V&E provided final forms of the Pledge Agreement and the Secured Promissory Note for execution by the parties. On April 13, 2016, DGS provided V&E with minor comments on Pledge Agreement. The Pledge Agreement and Secured Promissory Note were executed and delivered by each party on April 15, 2016.
Reasons for the Recommendation to Magellan Stockholders by the Magellan Board and Special Committee
On June 5, 2015, the Magellan Board created the Special Committee, comprised of independent directors Brendan S. MacMillan, Ronald P. Pettirossi, and J. Robinson West, with Mr. West acting as chairperson, and authorized the Special Committee to investigate, negotiate and pursue all strategic alternatives reasonably available to the Company, including by evaluating potential strategic transactions, soliciting offers regarding potential strategic transactions and negotiating the terms of such offers, negotiating the terms of any definitive agreements relating to any strategic transaction, approving, or, to the extent required by the DGCL, recommending that the Board approve, any strategic transaction or definitive agreements or documents relating thereto, engaging any financial, legal or other advisors it deemed appropriate, and taking such other actions as the Special Committee deemed necessary or appropriate in connection with the strategic alternatives review process. In addition, the Special Committee was given the authority to reject any offer, bid or proposal that may arise from or relate to the strategic alternatives review process which it deemed to be inadequate or otherwise not in the best interests of the Company’s stockholders, and the Board resolved to uphold and act in accordance with any such rejection by the Special Committee. After careful consideration, the Special Committee unanimously determined that the Exchange is in the best interests of Magellan and the holders of its common stock and unanimously recommended that the Board approve the Exchange Agreement and the Exchange. The Board, without the participation of either Mr. Gluzman or Mr. Israel, then accepted the recommendation of the

Special Committee, approved the Exchange and resolved to recommend that the Company’s stockholders approve the Exchange Agreement and the Exchange. This explanation of the reasons of the Special Committee and the Board for recommending the Exchange and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements.”
The Special Committee and the Board, without the participation of Mr. Gluzman or Mr. Israel, considered the following material factors that it believes support its determinations:
Strategic Considerations and Benefits from Redemption of Preferred Stock and Transfer of Liabilities

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the benefit to holders of Magellan common stock resulting from the redemption of the Preferred Stock, including the termination of the liquidation preference associated with the Preferred Stock and the elimination of the potential obligation of Magellan to pay a cash amount to One Stone as the holder of the Preferred Stock corresponding to a 20% rate of return on One Stone’s initial investment in the Preferred Stock;

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the benefit to holders of Magellan common stock of the transfer of liabilities associated with Poplar, including the $5.5 million debt owed to West Texas State Bank, which Magellan has guaranteed, operating liabilities associated with Poplar and Utah CO2 as of September 30, 2015, and ongoing liabilities associated with the operation of Poplar after that date, as low oil prices have resulted in Poplar generating negative cash flow;

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that Magellan has few if any alternative means of satisfying the liabilities described in the preceding bullet, giving rise to significant uncertainty as to its ability to continue to conduct operations in the absence of the Exchange or a new financing transaction, the availability of which is uncertain;

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that transferring such liabilities in the Exchange, together with the possible monetization of Magellan’s other significant assets, is anticipated to result in the Company having sufficient funds to maintain operations on a limited scale for a significant period of time, although the Board also recognized that those monetization transactions may not occur in a timely manner, on the terms expected, or at all;

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that the cash amount to be provided by One Stone pursuant to the Exchange Agreement will help Magellan satisfy certain near-term liquidity needs, and that this amount will not be repaid to One Stone if the Exchange closes, but instead will be treated as additional Exchange consideration;

•
that given the current commodity price environment, realizing the economic potential of the CO2-EOR project at the Poplar field and the potential creation and development of similar projects using Utah CO2 would require a substantial period of time and significant additional capital and other resources;

•
that Magellan, under the direction of the Special Committee, conducted a publicly disclosed and active strategic alternatives process over a lengthy period of time, in which it solicited interest regarding a variety of potential transactions and structures, and that since the formation of the Special Committee in June 2015, Magellan had contacted 23 potentially interested parties regarding a transaction involving a merger or sale of Magellan or its assets and had engaged in discussions with five of those parties;

•	that One Stone was the only party that was willing to proceed with a transaction involving Magellan or a substantial amount of its assets during the strategic alternatives process;

Opinion of Petrie Partners Securities, LLC

•
the financial presentation and opinion, dated March 30, 2016, of Petrie to the Special Committee as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange consideration, which opinion was based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, as more fully described in “Opinion of Magellan’s Financial Advisor” below;

Favorable Terms of the Exchange Agreement

•
the terms of the Exchange Agreement that permit Magellan to discuss and negotiate an unsolicited acquisition proposal should one be made, and that permit Magellan to terminate the Exchange Agreement in order to accept a “superior proposal,” in each case in certain circumstances;

•
the fact that the Exchange Agreement allows the Board, under specified circumstances, to change or withdraw its recommendation to the Magellan stockholders with respect to the approval of the Exchange; and

•	the likelihood, considering the terms of the Exchange Agreement, that the Exchange will be completed.
Risks and Potentially Negative Factors
The Special Committee and the Board also considered a variety of risks and other potentially negative factors concerning the Exchange Agreement and the Exchange, including the following:

•
the fact that Magellan’s interests in the Poplar field and Utah CO2, which will be transferred to One Stone in the Exchange, may have substantial value in the future, particularly in a more favorable commodity price environment;

•	the fact that there may be disruption of Magellan’s operations following the announcement of the Exchange Agreement;

•
the fact that, while Magellan expects the Exchange will be consummated, there can be no guarantee that all conditions to the parties’ obligations to consummate the Exchange will be satisfied, and, as a result, the Exchange may not be consummated (or such consummation may be delayed) and the risks and costs to Magellan in such event;

•
the terms of the Exchange Agreement that place restrictions on the conduct of the business of Magellan prior to the completion of the Exchange, which may delay or prevent Magellan from undertaking business opportunities that may arise pending completion of the Exchange;

•	the costs, time and effort involved in connection with negotiating the Exchange Agreement and completing the Exchange;

•
the fact that, under certain circumstances, Magellan may be required to pay a termination fee, reimburse One Stone for certain of its expenses and/or repay the Loan Amount, in each case upon termination of the Exchange Agreement in specified circumstances;

•	the fact that the analyses and projections on which the Board made its determinations are uncertain;

•
the fact that a conflict of interest existed as a result of One Stone having two affiliated persons on the Magellan Board, although the Special Committee and the Board concluded that this conflict was appropriately addressed during the negotiation process as a result of the authority given to the Special Committee, including its authority not to enter into the Exchange Agreement or any other agreement or transaction with any person, and its exercise of that authority over the course of the strategic alternatives review process; and

•
the fact that Mr. Wilson is one of the Nautilus Sellers and as such has an interest in the contingent payments potentially due to the Nautilus Sellers in the future, and that he could have a potential role with One Stone in the future relating to Poplar, although the Special Committee and the Board concluded that these potential conflicts of interest were appropriately addressed by the Special Committee in the strategic alternatives review process.

The Magellan Board concluded that the benefits of the transaction to Magellan and its common stockholders outweighed the perceived risks. In view of the wide variety of factors considered, and the complexity of these matters, the Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors it considered. Rather, the Board viewed the decisions as being based on the totality of the information available to it. In addition, individual members of the Special Committee and the Board may have given differing weights to different factors.

Opinion of Magellan’s Financial Advisor
Opinion of Petrie Partners Securities, LLC to the Special Committee
On June 29, 2015, Magellan and Petrie Partners, LLC, an affiliate of Petrie, entered into an engagement letter (such engagement letter was amended in certain respects as of March 14, 2016, and assigned to Petrie) pursuant to which Petrie is acting as financial advisor to Magellan and the Special Committee. On March 30, 2016, at a meeting of the Special Committee, Petrie rendered its oral opinion, subsequently confirmed by delivery of its written opinion, that, as of March 30, 2016, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the Consideration was fair, from a financial point of view, to Magellan.
The full text of the written opinion of Petrie, dated as of March 30, 2016, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex D to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read the opinion carefully and in its entirety. Petrie’s opinion was addressed to, and provided for the information and benefit of, the Special Committee in connection with its evaluation of whether the Consideration was fair, from a financial point of view, to Magellan.
In connection with rendering its opinion and performing its related financial analyses, Petrie, among other things:

•
reviewed certain publicly available business and financial information relating to Magellan, including, without limitation, (i) Annual Reports on Form 10-K and related audited financial statements of Magellan for the fiscal years ended June 30, 2014, and 2015, and (ii) the Quarterly Reports for Magellan on Form 10-Q and related unaudited financial statements for the fiscal quarters ended September 30, 2015, and December 31, 2015;

•
reviewed certain estimates of Poplar’s oil and gas reserves, including (i) estimates of proved and probable reserves for Poplar as prepared by Allen & Crouch Petroleum Engineers, Inc. (“Allen & Crouch”) as of June 30, 2015, and (ii) estimates of recoverable resources for Poplar through CO2-EOR operations as prepared by Mi3;

•
reviewed the Poplar field CO2 Pipeline Feasibility Report prepared by KLJ Engineering (“KLJ”) and the Front End Engineering and Design Technical Report prepared by Nicholas Consulting Group, Inc. (“NCG”);

•
reviewed certain non-public projected financial and operating data relating to Poplar and Utah CO2 prepared and furnished to Petrie by the management team and staff of Poplar and Utah CO2 (collectively, the “Magellan Parties”);

•	participated in due diligence meetings and reviewed technical data related to Poplar and Utah CO2 with Mi3 and the management and staff of the Magellan Parties;

•	discussed current operations, financial positioning and future prospects of Poplar and Utah CO2 with the management team of the Magellan Parties;

•	reviewed historical market prices and trading history of Magellan’s common stock;

•	reviewed the capital structure of the Magellan Parties, including the terms and provisions governing the Preferred Stock;

•	compared the financial terms of the Exchange with the financial terms of similar transactions that Petrie deemed relevant;

•	participated in certain discussions and negotiations among the representatives of the Magellan Parties and One Stone and their respective legal advisors;

•	reviewed the Exchange Agreement; and

•	reviewed such other financial studies and analyses and performed such other investigations and have taken into account such other matters as Petrie deemed necessary and appropriate.
In rendering its opinion, upon the advice of Magellan, Petrie assumed and relied upon, without assuming any responsibility or liability for or independently verifying the accuracy or completeness of, all of the information publicly available and all of the information supplied or otherwise made available to Petrie by Magellan. Petrie further relied upon the assurances of representatives of the management of Magellan that they were unaware of any facts that would make the information provided to Petrie incomplete or misleading in any material respect. With respect to projected financial and operating data, Petrie assumed, upon the advice of Magellan, that such data has been prepared in a manner consistent with historical financial and operating data and reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management and staff of Magellan at the time relating to the future financial and operational performance of the Magellan Parties. Petrie expressed no view as to any projected financial and operating data relating to the Magellan Parties or the assumptions on which they were based.
With respect to the estimates of oil and gas reserves and recoverable resources, Petrie assumed, upon the advice of Magellan, that they were prepared in a manner consistent with historical estimates of oil and gas reserves and recoverable resources and reasonably prepared on bases reflecting the best available estimates and good faith judgments of the management and staff of Magellan, Allen & Crouch and Mi3 relating to the oil and gas properties of the Magellan

Parties. With respect to the Poplar field CO2 Pipeline Feasibility Report prepared by KLJ and the Front End Engineering and Design Technical Report prepared by NCG, Petrie assumed, upon the advice of Magellan, that they were prepared in a manner reflecting best available estimates and good faith and judgments of KLJ and NCG. Petrie expressed no view as to any reserve or potential resource data or estimates relating to the Magellan Parties or the assumptions on which they were based.
Petrie did not make an independent evaluation or appraisal of the assets or liabilities of the Magellan Parties, nor, except for the estimates of oil and gas reserves and recoverable resources referred to above, was Petrie furnished with any such evaluations or appraisals, nor did Petrie evaluate the solvency or fair value of Magellan under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Petrie did not assume any obligation to conduct, nor did Petrie conduct, any physical inspection of the properties or facilities of the Magellan Parties.
For purposes of rendering its opinion, Petrie assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Exchange Agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Exchange Agreement and that all conditions to consummation of the Exchange will be satisfied without material waiver or modification thereof. Petrie further assumed, upon the advice of Magellan, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Exchange will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Magellan or on the consummation of the Exchange or that would materially reduce the benefits of the Exchange to Magellan.
Petrie’s opinion relates solely to the fairness, from a financial point of view, of the Consideration to Magellan. Petrie did not express any view on, and its opinion does not address, the fairness of the proposed Exchange to, or any consideration received in connection therewith by, any creditors or other constituencies of Magellan, nor the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Magellan, or any class of such persons. Petrie assumed that any modification to the structure of the Exchange would not vary in any material respect from what was assumed in its analysis. Petrie’s advisory services and the opinion expressed in its opinion were provided for the information and benefit of the Special Committee in connection with its consideration of the transactions contemplated by the Exchange Agreement, and Petrie’s opinion does not constitute a recommendation to any holder of Magellan common stock as to how such holder should vote with respect to any of the transactions contemplated by the Exchange Agreement. Petrie’s opinion does not address the relative merits of the Exchange as compared to any alternative business transaction or strategic alternative that might be available to Magellan, nor does it address the underlying business decision of Magellan to engage in the Exchange. Petrie was not asked to consider, and its opinion does not address, the prices at which Magellan common stock will trade at any time, including, without limitation, following the announcement or consummation of the Exchange. Petrie did not render any legal, accounting, tax or regulatory advice and understands that Magellan is relying on other advisors as to legal, accounting, tax and regulatory matters in connection with the Exchange.
Petrie acted as financial advisor to Magellan and the Special Committee, and Petrie will receive a fee from Magellan for its services related to the rendering of its opinion, regardless of the conclusions expressed in its opinion. In addition, Magellan agreed to reimburse Petrie’s expenses, and Petrie will be entitled to receive a success fee if the Exchange is consummated. In addition, Magellan has agreed to indemnify Petrie for certain liabilities possibly arising out of Petrie’s engagement. During the two-year period prior to the date of its written opinion, no material relationship existed between Petrie and its affiliates (including those individuals employed by Petrie and participating in Petrie’s evaluation), on the one hand, and Magellan or One Stone and their respective affiliates, on the other hand, pursuant to which Petrie or any of Petrie’s affiliates received compensation as a result of such relationship. Petrie may provide financial or other services to Magellan and One Stone in the future and in connection with any such services may receive customary compensation for such services. Furthermore, in the ordinary course of business, Petrie or its affiliates may trade in the debt or equity securities of Magellan for their own accounts and, accordingly, may at any time hold long or short positions in such securities.
Petrie’s opinion was rendered on the basis of conditions in the securities markets and the oil and gas markets as they existed and could be evaluated on March 30, 2016, and the conditions and prospects, financial and otherwise, of Magellan as they were represented to Petrie as of March 30, 2016, or as they were reflected in the materials and discussions described above. Regardless of any subsequent developments, Petrie does not have any obligation to update, revise or reaffirm its opinion.
Set forth below is a summary of the material financial analyses performed and reviewed by Petrie with the Special Committee in connection with rendering its oral opinion on March 30, 2016, and the preparation of its written opinion letter dated March 30, 2016. Each analysis was provided to the Special Committee. In connection with arriving at its opinion, Petrie considered all of its analyses as a whole, and the order of the analyses described and the results of these analyses do not represent any relative importance or particular weight given to these analyses by Petrie. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on March 30, 2016, and is not necessarily indicative of current market conditions.
The following summary of financial analyses includes information presented in tabular format. These tables must be read together with the text of each summary in order to understand fully the financial analyses performed by Petrie. The tables alone do not constitute a complete description of the financial analyses performed by Petrie. Considering the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Petrie’s financial analyses.
Reference Value Analyses
Petrie performed a series of analyses utilizing the following methodologies to arrive at enterprise value reference ranges for the Magellan Parties.

Discounted Cash Flow Analysis
Petrie performed a discounted cash flow analysis of the Magellan Parties’ projected future cash flows to determine indicative reference value ranges based on the present value of the future before-tax cash flows expected to be generated from the Magellan Parties’ (a) proved and probable reserves based on the Allen & Crouch reserve report, (b) recoverable resources for Poplar through CO2-EOR operations as prepared by Mi3, and (c) 51% interest in Utah CO2.
Petrie evaluated four scenarios in which the principal variable was oil price. The four price case scenarios represent long-term potential future benchmark prices per barrel of oil. Adjustments were made to these prices to reflect location and quality differentials. One scenario was based on New York Mercantile Exchange (“NYMEX”) five-year strip pricing as of March 24, 2016, for the calendar years 2016 through 2020, escalated annually at the rate of 3% after 2020. The other three scenarios were based on 2016 benchmark prices of $30.00, $45.00 and $60.00 per barrel of oil, respectively, and were escalated annually starting in 2016 at the rate of 3%. Applying various before-tax discount rates ranging from 7.0% to 20.0%, depending on reserve category, to the before-tax cash flows of the proved and probable reserve estimates and estimates of recoverable resources, Petrie determined the following implied enterprise value reference ranges for the Magellan Parties.

	NYMEX Strip (March 24, 2016)		$30.00 Oil		$45.00 Oil		$60.00 Oil
($ in millions)	Low	High	Low	High	Low	High	Low	High
Magellan Parties Implied Enterprise Value	$1.6	$5.1	$0.0	$0.0	$4.1	$8.1	$24.5	$32.9

Comparable Property Transaction Analysis
Petrie reviewed selected publicly available information for 26 transactions involving oil and gas properties in the Williston Basin announced between 2013 and 2015, as well as 13 transactions involving enhanced oil recovery ("EOR") projects announced between 2010 and 2015, each of which had a transaction value greater than $10 million. Petrie reviewed all transactions with publicly available information that it deemed to have certain characteristics that are similar to those of the Magellan Parties, although Petrie noted that none of the selected companies that participated in the selected transactions, or the assets involved in the selected transactions, were directly comparable to the Magellan Parties or their assets.

Comparable Property Transactions

Date Announced	Buyer	Seller
Williston Basin:
12/31/15	Samson Oil & Gas Limited	Oasis Petroleum Inc.
10/21/15	Resource Energy Partners LLC	American Eagle Energy Corporation
09/15/15	Energy 11 LP	Kaiser-Francis Oil Company
10/09/14	SM Energy Company	Magnum Hunter Resources Corporation
09/30/14	Formation Energy LP	Magnum Hunter Resources Corporation
08/01/14	Vitesse Energy LLC	EnerVest Management Partners, Ltd.
08/01/14	Emerald Oil, Inc.	Liberty Resources II LLC
07/29/14	Undisclosed	Sundance Energy Australia Ltd.
07/17/14	Lime Rock Resources	MDU Resources Group, Inc.
05/27/14	Undisclosed	U.S. Energy Corp.
05/06/14	Triangle Petroleum Corporation	Marathon Oil Corporation; QEP Resources, Inc.
04/18/14	Vitesse Oil LLC; Vitesse Energy LLC	Undisclosed
03/07/14	American Eagle Energy Corporation	USG Properties Bakken I, LLC
01/09/14	Emerald Oil, Inc.	Kodiak Oil & Gas Corp.
11/19/13	Enduro Resource Partners	Magnum Hunter Resources Corporation
11/15/13	Black Ridge Oil & Gas Inc.	CP Exploration, LLC
10/24/13	Versa Energy LLC	Golden Eye Resources LLC
09/09/13	NextEra Energy Resources	Emerald Oil Inc.
09/02/13	Oasis Petroleum Inc.	Magnum Hunter Resources Corporation; Undisclosed
08/12/13	American Eagle Energy Corporation	USG Properties Bakken I, LLC
08/05/13	Triangle Petroleum Corporation	Kodiak Oil & Gas Corp.
08/02/13	Emerald Oil, Inc.	Undisclosed
07/13/13	Synergy Offshore LLC	Quicksilver Resources Inc.
06/27/13	Halcon Resources Corporation	Resolute Energy Corporation
06/17/13	Natural Resource Partners L.P.	Abraxas Petroleum Corporation
06/01/13	Triangle Petroleum Corporation	Undisclosed
Enhanced Oil Recovery:
03/31/15	Denbury Resources Inc.	Undisclosed
03/03/15	KKR & Co. L.P.; Fleur de Lis Energy L.L.C.	Anadarko Petroleum Corporation
05/06/14	Atlas Resource Partners, L.P.	Merit Energy Company, LLC
05/05/14	Memorial Production Partners LP	Merit Energy Company, LLC
03/10/14	Legacy Reserves LP	SM Energy Company; Celero Energy II, LP; Caprock Land & Cattle, LLC
06/22/13	Breitburn Energy Partners LP	Whiting Petroleum Corporation; Undisclosed
06/01/13	Kinder Morgan Energy Partners, L.P.	Legado Resources LLC
01/15/13	Denbury Resources Inc.	ConocoPhillips
06/01/12	Trinity CO2 Investments LLC	Sandridge Energy, Inc.
05/01/12	Denbury Resources Inc.	Undisclosed
04/27/12	Southern San Joaquin Production, LLC	NiMin Energy Corp.
09/30/11	Undisclosed	El Paso Corporation
04/16/10	Milagro Exploration LLC; Denbury Resources Inc.; EnergyQuest Resources LP	Venoco, Inc.

For the 26 Williston Basin transactions reviewed, the multiples of proved reserves ranged from $1.78 to $24.73 per barrel of oil equivalent, with a mean and a median of $9.23 and $7.37 per barrel of oil equivalent, respectively; and multiples of production ranged from $21,662 to $134,757 per daily barrel of net oil production, with a mean and a median of $53,021 to $58,673 per daily barrel, respectively. For the 13 EOR transactions, the multiples of proved reserves ranged from $1.60 to $14.99 per barrel of oil equivalent, with a mean and a median of $6.56 and $5.27 per barrel of oil equivalent, respectively; and multiples of production ranged from $29,957 to $116,195 per daily barrel of net oil production, with a mean and a median of $57,717 to $63,560 per daily barrel, respectively.
Based on the multiples evidenced in these transactions and Petrie’s judgment as to the comparability of each transaction versus the assets of the Magellan Parties, Petrie applied relevant transaction multiples to calculate an implied enterprise value reference range.
With respect to the Poplar field, Petrie applied transaction multiples ranging from $5.00 to $7.00 per barrel of oil of proved and proved developed reserves and $50,000 to $70,000 per barrel of oil of net production per day.
Based on the application of these transaction multiples, Petrie determined an implied enterprise value reference range of $16.4 million to $24.9 million for the Magellan Parties.
Capital Market Comparison Analysis
Petrie performed a capital market comparison analysis of the Magellan Parties by reviewing the market values and trading multiples of the following eight publicly traded companies that Petrie deemed comparable as a peer group for the Magellan Parties, as applicable:
Magellan Parties Peer Group

•	Abraxas Petroleum Corporation

•	Contango Oil & Gas Company

•	Denbury Resources Inc.

•	Northern Oil & Gas, Inc.

•	Resolute Energy Corporation

•	Ring Energy, Inc.

•	Triangle Petroleum Corporation

•	VAALCO Energy, Inc.
Although the peer group companies were compared to the Magellan Parties, as applicable, for purposes of this analysis, no entity included in the capital market comparison analysis is identical to the Magellan Parties because of differences between the business mixes and other characteristics of the peer group companies, on the one hand, and the Magellan Parties, as applicable, on the other hand. In evaluating the peer group, Petrie relied on publicly available filings and equity research analyst estimates. These estimates are based in part on judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of the Magellan Parties, such as the impact of competition on the businesses of the Magellan Parties, as well as on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Magellan Parties or the industry or in the markets generally.
All peer group multiples were calculated using closing stock prices on March 24, 2016. Peer group EBITDA and production were based on available historical financial and operational data as March 24, 2016. Peer group estimates of EBITDA were based on FactSet research analyst consensus estimates as of March 24, 2016. Peer group reserves are as of December 31, 2015, as disclosed in publicly filed year-end annual reports on Form 10-K. For each of the peer group entities, Petrie calculated the following:

•
Enterprise Value/LTM EBITDA, which is defined as market value of equity, plus debt and the book value of preferred stock, less cash (“Enterprise Value”), divided by EBITDA for twelve month period ended December 31, 2015 (“LTM EBITDA”);

•	Enterprise Value/2016E EBITDA, which is defined as enterprise value divided by estimated EBITDA for the calendar year 2016 (“2016E EBITDA”)

•	Enterprise Value/Proved Reserves, which is defined as enterprise value divided by proved reserves;

•	Enterprise Value/Current Production, which is defined as enterprise value divided by average daily production for the most recent historical quarter reported (“Current Production”).
The minimum, mean, median and maximum trading multiples for the Magellan peer group are set forth below.

Magellan Peer Group
Measure	Minimum	Mean	Median	Maximum
Enterprise Value/LTM EBITDA	2.1x	6.3x	4.6x	17.9x
Enterprise Value/2016E EBITDA	2.7x	9.3x	8.2x	20.9x
Enterprise Value/Proved Reserves ($/Boe)	$5.77	$13.85	$14.30	$25.24
Enterprise Value/Current Production ($/Boepd)	$15,218	$50,880	$51,657	$89,641

Based upon its review of the peer group, Petrie selected enterprise value multiple ranges for Magellan of 8.0x – 10.0x to LTM EBITDA, $10.00 – $15.00 per Boe of proved reserves and $50,000 - $60,000 per Boepd of current production.
From the implied enterprise value reference range for each metric, Petrie determined an implied enterprise value reference range of $17.5 million to $25.0 million for the Magellan Parties.
The Consideration
Petrie compared the enterprise value reference ranges for the Magellan Parties to a range of value calculated for the Consideration. The range of value for the Consideration was calculated using the market value, book value, liquidation value and cash redemption value for the Preferred Stock and then adjusted by the value of the West Texas State Bank loan, the Magellan Parties accounts payable, other net working capital and the Cash Amount to determine enterprise value.

($ in millions)	Market Value (March 24, 2016)	Book Value	Liquidation Value	Cash Redemption Value
Consideration Enterprise Value	$10.4	$34.4	$37.1	$48.3

Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Petrie. In connection with the review of the Exchange by the Special Committee, Petrie performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Petrie’s opinion. In arriving at its fairness determination, Petrie considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Petrie made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Petrie may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Petrie with respect to the actual value of the assets or liabilities of the Magellan Parties. No company reviewed or considered in the above analyses for comparison purposes is directly comparable to Magellan, and no transaction reviewed or considered is directly comparable to the Exchange. Furthermore, Petrie’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Petrie, Magellan and its other advisors.
Petrie prepared these analyses solely for the purpose of providing an opinion to the Special Committee as to the fairness, from a financial point of view, of the Consideration to Magellan. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Petrie’s analyses are inherently subject to substantial uncertainty, and Petrie assumed no responsibility if future results are materially different from those forecasted in such estimates.
The issuance of the fairness opinion was approved by Petrie’s opinion committee.
The Consideration was determined through arm’s-length negotiations between the Special Committee and One Stone and was approved by the Special Committee. Petrie provided advice to the Special Committee during these negotiations. Petrie did not, however, recommend any specific amount of Consideration to the Special Committee or Magellan or that any specific amount of Consideration constituted the only appropriate consideration for the Exchange. Petrie’s opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in deciding to approve the Exchange. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Special Committee with respect to the Consideration or of whether the Special Committee would have been willing to agree to different consideration.

Under the terms of Petrie’s engagement letter with Magellan, Petrie provided Magellan and the Special Committee financial advisory services and a fairness opinion in connection with the Exchange. Pursuant to the terms of that engagement letter, Magellan has agreed to pay Petrie customary fees for its services in connection with its engagement, including a success fee that is payable to Petrie if the Exchange is consummated. Petrie also earned a fairness opinion fee of $300,000 upon delivery of its fairness opinion to the Special Committee (and would have earned the opinion fee, regardless of the conclusion regarding fairness expressed in the opinion). As a result, the total compensation earned by Petrie prior to the date hereof is $300,000, which will be credited against Petrie’s success fee of $750,000. In addition, Magellan has agreed to reimburse Petrie for its reasonable out-of-pocket expenses (including reasonable legal fees, expenses and disbursements) incurred in connection with its engagement and to indemnify Petrie and its affiliates and their respective directors, officers, employees, agents and controlling persons from and against certain liabilities and expenses arising out of its engagement and any related transaction.
Petrie was engaged to act as a financial advisor to Magellan and the Special Committee based on its qualifications, experience and reputation. Petrie is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive sales processes, private placements and other purposes.

Projected Summary Financial Results of Poplar and Utah CO2
Magellan provided to Petrie certain reports developed by independent firms regarding reserves and operating costs at Poplar as well as management’s own estimates of certain prospective operating costs. Petrie utilized such information in the preparation of its opinion described immediately above in “Opinion of Magellan’s Financial Advisor,” and Petrie was authorized by Magellan’s management to rely on that data for purposes of its analysis and opinion. The prospective oil production, operating expenses, and capital costs for the proved and probable reserves related to Poplar were based upon the reserve report prepared by Allen & Crouch as of June 30, 2015. Estimates of recoverable resources for Poplar through CO2-EOR operations, prospective oil production and CO2 volume requirements were based upon the report prepared by Mi3 as of July 30, 2015, estimates of capital costs related to CO2-EOR operations were based upon the reports prepared by KLJ and NCG dated August 12, 2015, and September 16, 2015, respectively, and assumptions regarding operating expenses and other issues were provided to Petrie by the Company. Estimates of CO2 volumes for Utah CO2 were provided to Petrie by Magellan. A quantitative summary of the reserve and cost projections provided to Petrie is set forth below in tabular format.
Poplar Field

($ in millions)	3 Months Ended 2015E	2016E	2017E	2018E	2019E	Remainder	Total
Production (MMBo)	0.0	0.2	0.2	0.2	0.3	3.2	4.1
Operating cash flow	$ (0.0)	$0.2	$1.3	$2.3	$2.7	$53.4	$59.9
Capital expenditures	$1.4	$4.8	$4.1	$3.7	$1.6	$3.0	$18.6

Poplar Field CO2-EOR

($ in millions)	3 Months Ended 2015E	2016E	2017E	2018E	2019E	Remainder	Total
Production (MMBo)	0.0	0.0	0.0	0.1	0.7	79.1	79.9
Operating cash flow	$0.0	$0.0	$0.0	$(15.1)	$(9.5)	$1,515.6	$1,491.0
Capital expenditures	$0.0	$0.0	$101.5	$117.8	$83.5	$416.2	$719.1

Utah CO2 LLC

	3 Months Ended 2015E	2016E	2017E	2018E	2019E	Remainder	Total
CO2 Sold (Bscf)	0.0	0.0	10.0	10.0	10.0	370.0	400.0

Key Assumptions

	3 Months Ended 2015	2016E	2017E	2018E	2019E
WTI ($ per Bbl)	$41.99	$39.72	$44.82	$46.67	$47.95

The projections were not prepared with a view toward public disclosure or compliance with the guidelines of the SEC or the American Institute of Certified Public Accountants. Magellan’s independent public accountants have not examined nor compiled the projections, and have not expressed an opinion or assurance with respect to the figures. Magellan has not warranted the accuracy or reliability of the projections to anyone, including One Stone. Magellan makes no representation that the financial forecasts will be achieved and undertakes no obligation, and has no intent, to update or revise the projections after the date they were made. The projections are inherently forward-looking statements subject to risks and uncertainties.

Listing of Magellan Common Stock
Shares of Magellan common stock currently trade on the NASDAQ Capital Market under the symbol “MPET.”
On May 17, 2016, Magellan received a letter from the Listing Qualifications Department of the NASDAQ indicating that, based upon the Company’s reported stockholders’ equity for the quarter ended March 31, 2016 and the market value of its listed securities or net income from continuing operations as of May 17, 2016, the Company did not comply with NASDAQ Stock Market Rules 5550(b)(1), (b)(2) or (b)(3). The letter also indicated that the Company has until July 1, 2016 to submit a plan to regain compliance. If the plan is accepted, the Company may be provided with 180 calendar days, or until November 13, 2016, in which to regain compliance.
No Dissenters’ or Appraisal Rights
Under Delaware law, Magellan stockholders will not be entitled to dissenters’ or appraisal rights in connection with the transactions contemplated by the Exchange Agreement.

Interests of Magellan Executive Officers and Directors in the Exchange

Certain of Magellan’s directors and officers may have interests that differ from, and may be in conflict with, those of the stockholders of Magellan with respect to the Exchange Agreement. First, each of Magellan directors Vadim Gluzman and Robert I. Israel is a managing member of One Stone Energy Partners GP, L.L.C., a Delaware limited liability company and the general partner of One Stone, the holder of the Preferred Stock and counterparty to the Exchange Agreement. Neither Mr. Gluzman nor Mr. Israel (i) served on Magellan’s Special Committee that conducted the strategic alternatives process that resulted in the negotiation and execution of the Exchange Agreement or (ii) participated in any Board meeting at which the Exchange Agreement was considered and approved. Second, J. Thomas Wilson, the Company’s President and Chief Executive Officer and a director, has certain potential interests in the operations of Poplar. See “Certain Relationships and Related Person Transactions—Relationships and Transactions with J. Thomas Wilson—Nautilus Restructuring Transaction” for information about such interests. In addition, One Stone expressed an interest in retaining Mr. Wilson to advise it in some capacity in connection with the operation and development of the Poplar field following the completion of the Exchange. Third, each Magellan director owns shares of Magellan common stock. See “Security Ownership of Certain Beneficial Owners and Management of Magellan” for information about the shares of Magellan common stock held by each Magellan director. The Board of Magellan and the Special Committee was aware of these interests and considered them in making its recommendations in this proxy statement.
There is no compensation payable to any NEO that is based on or otherwise relates to the Exchange.

THE EXCHANGE AGREEMENT
This section of this proxy statement is a summary of the material provisions of the Exchange Agreement, a copy of which is attached to this proxy statement as Annex A. Because the description is a summary, it does not necessarily contain all of the information about the Exchange Agreement that may be important to you. You should refer to the full text of the Exchange Agreement, which is hereby incorporated by reference into this proxy statement, for details of the Exchange and the terms and conditions of the Exchange Agreement.

The Exchange
Magellan and One Stone entered into the Exchange Agreement on March 31, 2016. The Exchange Agreement provides that, upon the terms and subject to the conditions set forth in the Exchange Agreement, One Stone will transfer to Magellan 100% of the outstanding shares of Preferred Stock in consideration for the assignment to and assumption by One Stone of the Poplar Membership Interests and the Purchased Utah CO2 Common Units, as adjusted by the Cash Amount. The Exchange, if consummated, will result in a sale to One Stone of substantially all of Magellan’s interest in the Poplar field, which is owned by Poplar, in consideration for the Preferred Stock and the Cash Amount.

The Cash Amount and the Loan Documents
Determination of the Cash Amount
At closing, Magellan will pay One Stone cash in an amount equal to the Cash Amount if the Cash Amount is positive, or if the Cash Amount is negative, One Stone will pay the Company an amount equal to the absolute value of the Cash Amount. The Cash Amount equals (i) the Loan Amount plus (if positive) or minus (if negative) (ii) the net revenues and expenses attributable to Poplar after the Effective Date, minus (iii) any transaction costs One Stone has agreed to pay pursuant to the Exchange Agreement that have not been paid on or prior to closing minus (iv) certain specified liabilities of Poplar and Utah CO2 that were actually paid by the Company or Poplar prior to closing. At the closing, the Loan Amount will deemed to be paid in full as a portion of the exchange consideration and no further amounts under the Secured Promissory Note will be repaid by the Company. If the Exchange is not consummated, the Company will be required to repay this amount. Upon closing of the Exchange, One Stone will assume all assets and virtually all liabilities related to Poplar and Utah CO2. These liabilities include amounts owed to certain vendors and, as of the signing of the Exchange Agreement, approximately $5.5 million owed by Poplar under a loan agreement with West Texas State Bank.
The Loan Documents
On or before April 15, 2016, Magellan and One Stone will (i) enter into a Secured Promissory Note pursuant to which One Stone will make a loan to Magellan in an amount equal to the Loan Amount (i.e., $625,000) and (ii) simultaneously enter into a Pledge Agreement pursuant to which Magellan will pledge, assign and grant to One Stone a security interest in certain assets of Magellan, as collateral for the loan. Magellan is required to use the borrowed amounts to satisfy transaction costs and pay certain outstanding accounts payable. No interest will be payable under the Secured Promissory Note unless the Exchange Agreement is terminated (subject to certain conditions), in which case interest will accrue from the termination date of the Exchange Agreement at a rate per annum equal to the Prime Rate (as published in The Wall Street Journal) plus 1%. The Loan Amount will be secured by a pledge of Magellan’s ordinary shares in Magellan Petroleum Australia Pty Ltd. Forms of the Secured Promissory Note and the Pledge Agreement are attached to this proxy statement as Annex B and Annex C, respectively.

Completion and Effectiveness of the Exchange
The parties will complete the transactions contemplated by the Exchange Agreement when all of the conditions to completion of the transactions, as provided in the Exchange Agreement, are satisfied or waived. The parties anticipate closing the transactions as soon as possible after approval by the Magellan stockholders of the proposal regarding the transactions contemplated by the Exchange Agreement.

Representations and Warranties
The Exchange Agreement contains mutual representations and warranties made by each of Magellan and One Stone regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Exchange. These representations and warranties are made only as of a specific date, are subject to materiality, knowledge and other similar qualifications in many respects and will not survive after closing.
Representations made by Magellan in the Exchange Agreement include the following:

•	due organization, organizational power, and qualification to do business;

•	capitalization and due authorization of outstanding equity;

•	authorization in connection with the Exchange Agreement and related agreements;

•	limited operations of Utah CO2;

•	non-contravention of the Exchange Agreement with organizational documents and material agreements;

•	absence of required governmental consents or filings in connection with the Exchange Agreement;

•	accuracy of financial statements and absence of material changes after latest audited financial statements;

•	absence of undisclosed liabilities or brokerage fees;

•	legal title to owned oil and gas properties, validity of and absence of default under leases to leased oil and gas properties, full payment of all royalties and rents;

•	conduct of operations in the ordinary course of business and in compliance with applicable laws, including tax, property and environmental laws, and maintenance of necessary government permits;

•	absence of material legal proceedings;

•	absence of commitments to make certain material expenditures;

•
absence of material hydrocarbon prepayments, material gas imbalances, participating hydrocarbons, hedges, futures or similar instruments, or preferential rights or consent rights with respect to the Poplar properties;

•	regulatory, insurance and employee matters;

•	material contracts;

•	absence of non-consent, undisclosed non-current payments or undisclosed royalties;

•	compliance with and exemption from securities laws;

•	receipt of the fairness opinion;

•	compliance of benefit plans with applicable law; and

•	required stockholder approval to adopt the Exchange Agreement.
Representations made by One Stone in the Exchange Agreement include the following:

•	due organization, organizational power, and qualification to do business;

•	authorization in connection with the Exchange Agreement and related agreements;

•	non-contravention of the Exchange Agreement with organizational documents and material agreements;

•	absence of required governmental consents or filings in connection with the Exchange Agreement;

•	ownership of the Preferred Stock;

•	absence of brokerage fees; and

•	certain investment representations and acknowledgements.
The full text of the representations and warranties can be reviewed in Articles II and III of the Exchange Agreement.

Conduct of Magellan Pending Closing
As set forth in Section 4.2 of the Exchange Agreement, Magellan has agreed that until the closing, without the written consent of One Stone, which may not be unreasonably withheld, delayed or conditioned, and subject to certain other exceptions, it will cause each of Poplar and Utah CO2, and if formed, Newco, to (i) conduct its business in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of its business partners and retain the services of its present officers and key employees and (iii) use commercially reasonable efforts to comply in all material respects with applicable laws and material contracts. In particular, Magellan has agreed to cause each of Poplar and Utah CO2, and if formed, Newco, not to, except as disclosed in the applicable disclosure schedules to the Exchange Agreement and subject to certain other exceptions:

•	issue or redeem equity or declare dividends;

•	issue notes or other debt securities or enter into borrowing agreements or other financing arrangements;

•	sell or otherwise dispose of any the Poplar properties with a fair market value in excess of $50,000 in the aggregate;

•	make capital expenditures in excess of $50,000 in the aggregate for any fiscal year;

•	merge with any entity or acquire assets outside the ordinary course of business;

•	make any loans to any person;

•	enter into, terminate or amend certain material agreements;

•	make certain accounting and tax-related changes;

•	amend its organizational documents;

•	adopt a plan of liquidation, dissolution, restructuring or other reorganization;

•	fail to use commercially reasonable efforts to maintain insurance; or

•	enter into certain litigation settlements.
See Section 4.2 of the Exchange Agreement for the full list of activities that Magellan is prohibited from engaging in prior to closing.

Additional Covenants
Included among the obligations of the parties are the following:

•
Magellan is obligated to file this proxy statement with the SEC and give notice of and convene a special meeting of the stockholders as provided in this proxy statement to approve the Exchange and the other transactions contemplated by the Exchange Agreement;

•	Magellan and One Stone shall use commercially reasonable efforts to consummate the closing of the Exchange;

•
all fees and expenses incurred in connection with the transactions contemplated by the Exchange Agreement are the obligation of the respective party incurring such fees; however, if the Exchange is consummated, each of Magellan and One Stone will be responsible for 50% of the combined total, reasonable, out-of-pocket documented transaction fees and expenses incurred by Magellan (i) relating to the fairness opinion, (ii) paid to the outside legal counsel of Magellan in connection with the review, evaluation, negotiation, documentation and performance of the Exchange Agreement, and (iii) relating to the Meeting, this proxy statement and other required filings, subject to a maximum obligation by One Stone of $400,000 in the aggregate;

•
if requested by One Stone, Magellan will (i) form Newco, contribute to Newco the Poplar Membership Interests and the Purchased Utah CO2 Common Units, and in lieu of transferring the Poplar Membership Interests and the Purchased Utah CO2 Common Units directly to One Stone, transfer Newco to One Stone; and (ii) take or avoid taking certain other actions regarding tax structuring and tax elections;

•
One Stone is required to vote all shares of Preferred Stock in favor of the proposal regarding the transactions contemplated by the Exchange Agreement at the Meeting and will not transfer any shares of Preferred Stock prior to the Exchange; and

•
effective as of the closing, One Stone shall release and discharge, and cause Poplar and Utah CO2 to release and discharge, Magellan from any and all contractual obligations associated with any contracts in which Poplar or Utah CO2 is a party prior to the closing, including the West Texas State Bank loan, subject to certain conditions.
Non-Solicitation
The Exchange Agreement provides that Magellan will not (i) solicit, facilitate, encourage or induce any inquiries or proposals that could reasonably be expected to lead to or constitute the submission of an alternative exchange for or acquisition of the assets of Poplar, Utah CO2 or Newco with a person or entity other than One Stone (an “Alternative Proposal”), (ii) furnish or discuss any non-public information in connection with an Alternative Proposal, (iii) approve, recommend or enter into any agreement relating to an Alternative Proposal, or (iv) withdraw or modify the recommendation to vote for the proposed Exchange.
However, Magellan’s non-solicitation obligations are qualified by “fiduciary out” provisions which provide that Magellan may take certain otherwise prohibited actions with respect to an unsolicited Alternative Proposal if the Board determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties and certain other requirements are satisfied. Magellan shall promptly advise One Stone of any Alternative Proposal. Magellan may recommend to its stockholders that it accept the Alternative Proposal under circumstances set forth in Section 4.3 of the Exchange Agreement. In particular, if at any time prior to stockholder approval of the Exchange Agreement Magellan’s Board receives an Alternative Proposal that (i) the Board deems to be bona fide and (ii) the Board, after consultation with its financial and legal advisors, determines to be more favorable to Magellan stockholders from a financial point of view than the transactions contemplated by the Exchange Agreement (a “Superior Proposal”), then the Board may change its recommendation that the Magellan stockholders approve the Exchange Agreement and may enter into negotiations and execute a definitive agreement with respect to the Superior Proposal, subject to (x) providing three business days’ notice to One Stone of the Superior Proposal and (y) at One Stone’s request, negotiating in good with faith with One Stone during such three business day period in connection with an alternative transaction.

Termination Fee
A termination fee of $750,000 will be payable by Magellan in the following circumstances:

•
(A) an Alternative Proposal has been publicly proposed and not withdrawn at the date of the Meeting, (B) either party terminates the Exchange Agreement because (1) the Exchange has not occurred by August 1, 2016, or (2) Magellan stockholders do not approve the Exchange, and (C) Magellan enters into a definitive agreement with respect to, or consummates a transaction that constitutes, an Alternative Proposal within 12 months of the termination of the Exchange Agreement (except that references to 20% in the definition of “Alternative Proposal” in the Exchange Agreement shall be deemed references to 50%);

•	the Exchange Agreement is terminated by One Stone if the Magellan Board changes its recommendation that the Magellan stockholders vote in favor of the Exchange; or

•	the Exchange Agreement is terminated by Magellan in order to accept a Superior Proposal.

Conditions to Closing
Conditions to Magellan's and One Stone's obligations to effect the Exchange, as set forth in the Exchange Agreement, include the following:

•	Magellan stockholder approval of the Exchange and the other transactions contemplated by the Exchange Agreement;

•	Absence of any governmental injunction, judgment or ruling preventing consummation of the transactions contemplated by the Exchange Agreement;

•	Consent of West Texas State Bank to release Magellan’s guaranty of indebtedness owed by Poplar to West Texas State Bank; and

•
All representations and warranties of the parties shall be true and correct as of the closing of the Exchange (subject to certain materiality qualifiers) and all obligations of the parties to be accomplished at or prior to the closing have been completed.

Termination of the Exchange Agreement
The Exchange Agreement may be terminated for reasons that include the following:

•	By the mutual written consent of the Board of Magellan and the board of managers of One Stone;

•
By either party if (i) the Exchange has not been completed by August 1, 2016, subject to certain exceptions; (ii) if a governmental injunction, judgment or ruling preventing consummation of the transactions contemplated by the Exchange Agreement is in effect and becomes final and nonappealable, subject to certain exceptions; (iii) the Meeting has concluded and the Magellan stockholders have not approved the transactions contemplated by the Exchange Agreement, in which case the Company will be required to reimburse One Stone for all documented out-of-pocket fees and expenses incurred by One Stone in connection with the Exchange Agreement and the transactions contemplated thereby, subject to a maximum of $200,000 in the aggregate; (iv) the other party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Exchange Agreement and the breach either cannot be cured or is not cured within 30 days after notice, subject to certain exceptions.

•
By Magellan if the Magellan Board receives a Superior Proposal and determines to accept the Superior Proposal; however, One Stone will have the right to negotiate with the Magellan Board for a three business day period following notice from Magellan to One Stone of such Superior Proposal prior to Magellan’s acceptance of such Superior Proposal; and

•
By One Stone if the Magellan Board withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in a manner adverse to One Stone, its recommendation that stockholders approve the Exchange Agreement, or publicly recommends the approval or adoption of, or publicly approves or adopts, or proposes to publicly recommend, approve or adopt, any Alternative Proposal.

U.S. FEDERAL INCOME TAX CONSEQUENCES
Neither Magellan nor its stockholders will incur any federal income tax consequences as a result of the Exchange and the other transactions contemplated in the Exchange Agreement.

PROPOSAL 2—ELECTION OF DIRECTOR TO THE COMPANY’S BOARD
In accordance with the Company’s by-laws, one director is to be elected at the Meeting to hold office for a term of three years, expiring with the 2018 annual meeting of stockholders. The Company’s by-laws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. Pursuant to the Company’s by-laws, the Board has adopted a resolution to set the number of directors at six. The nominee for election at the Meeting, Brendan S. MacMillan, is currently serving as a director of the Company. Mr. MacMillan has consented to being named in this proxy statement as a nominee for election as a director and will serve as a director, if elected.
Under the DGCL, the election of directors requires a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the Meeting. The term “plurality” means that the nominees receiving the greatest number of votes will be elected. Proxies may be voted only for the number of nominees named by the Board. Withhold votes and broker non-votes will have no effect on the outcome of the vote on this proposal.

Background Information About the Nominee and Other Directors
The following sets forth certain information about (i) the Company’s nominee for election as a director at the Meeting to hold office for a term expiring at the 2018 annual meeting of stockholders, (ii) each director whose term of office continues beyond the Meeting, and (iii) each director designated by the holders of Preferred Stock. The information presented includes, with respect to each such person: (a) the year during which he first became a director of the Company; (b) his other positions with the Company, if any; (c) his business experience for at least the past five years; (d) any other director positions held currently or at any time during the past five years with any company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the U.S. Investment Company Act of 1940, as amended; (e) information regarding involvement in certain legal or administrative proceedings, if applicable; (f) his age as of the date of this proxy statement; and (g) the experience, qualifications, attributes, or skills that led to the conclusion that the person should serve as a director for the Company. Unless otherwise indicated, all companies referred to with respect to a director’s business experience are principally engaged in the oil, natural gas, and/or mineral exploration, development, and production business, or investments related thereto. There are no family relationships among any of Magellan’s directors or executive officers.

Director Nominee to Hold Office for a Term Expiring at the 2018 Annual Meeting of Stockholders

Name	Director Since	Other Positions Held with the Company	Age and Business Experience
Brendan S. MacMillan	2013	Member of the Audit, CNG and Special Committees
Mr. MacMillan (age 48) is the founder and operator of several private corporations and partnerships in the United States and Canada focused on energy and natural resource investments in private and public debt and equity. Mr. MacMillan has been engaged in these activities as a private equity principal since October 2008. Mr. MacMillan currently serves as President of Highlands Pacific LLC, the general partner of Highlands Pacific Partners LP, which he founded in June 2011. Mr. MacMillan is also the founder and a principal of CuVeras LLC, founded in November 2011, Bull River Security Holdings Ltd., founded in February 2012, and Bull River Lending Corp., founded in April 2012. Prior to starting these companies, from October 2004 until October 2008, Mr. MacMillan focused on the energy, natural resource, and industrial sectors in his role as Vice President for the Capital Group Companies, a group of investment management companies that serves as the manager of the American Funds, with over $1 trillion under management. Mr. MacMillan currently serves as a director of Bull River Lending Corp. and Bull River Security Holdings Ltd. Mr. MacMillan received a B.A. degree with High Honors from Wesleyan University in 1991 with a focus on subjects applicable to oil and gas, an M.B.A. degree with a concentration in Finance from Stanford University’s Graduate School of Business in 1995, and a CFA charter in 1999.
Mr. MacMillan was selected to serve on Magellan’s Board for his 20 years of consulting and investment experience in the energy and natural resource sectors, his experience as a director, and his expertise in finance and investment management.

Directors Continuing in Office with Terms Expiring at the 2016 Annual Meeting of Stockholders

Name	Director Since	Other Positions Held with the Company	Age and Business Experience
Ronald P. Pettirossi	1997	Chairman of the Audit Committee, Member of the Special Committee
Mr. Pettirossi (age 73) has been President of ER Ltd., a financial accounting and reporting consulting company, since 1995. Mr. Pettirossi was a director of Magellan Petroleum Australia Limited (“MPAL”) from August 2004 until shortly after MPAL was converted to Magellan Petroleum Australia Pty Ltd (MPA) in April 2013, allowing the Company to alter this subsidiary’s board structure and reduce related compensation expense. Mr. Pettirossi is a former audit partner of EY LLP and worked with public and privately held companies for 31 years.
Mr. Pettirossi was selected to serve on Magellan’s Board for his education, professional training, and skills in financial accounting and reporting, including his 31 years of practice with EY LLP, his work as a financial consultant, and his status as both a CPA and an “audit committee financial expert,” as defined by SEC regulations.

Name	Director Since	Other Positions Held with the Company	Age and Business Experience
J. Robinson West	2010	Chairman of the Board and Special Committee, Member of the Audit Committee
Mr. West (age 69) is currently Senior Advisor for the Energy and National Security Program at the Center for Strategic and International Studies (CSIS), an independent bipartisan research institute specializing in foreign policy and defense issues and international economics. Mr. West has served in this position since October 2013. Mr. West was the founder and Chairman of the Board of PFC Energy, Inc. (“PFC”), a global consulting firm now owned by IHS Inc. (NYSE: IHS) that specializes in providing information, insight, and analytical products and services for oil and gas operators, national oil companies, service companies, investors, governments, and other stakeholders, and Mr. West served as Chairman of PFC from 1984 to 2013. Before founding PFC in 1984, Mr. West served in the Reagan Administration as Assistant Secretary of the Interior for Policy, Budget, and Administration (1981–83), with responsibility for U.S. offshore oil policy. Prior to that, he served in the Ford Administration as Deputy Assistant Secretary of Defense for International Economic Affairs (1976–77) and on the White House staff (1974–76). Mr. West is currently a member of the National Petroleum Council and the Council on Foreign Relations. He also currently serves as a director of Paragon Offshore plc (NYSE:PGN), a global provider of standard specification offshore drilling rigs, Repsol S.A., an integrated energy company with upstream and downstream operations around the world, and Stewart & Stevenson, a designer, manufacturer, and provider of specialized equipment and aftermarket parts and services for the oil and gas and other industries. Mr. West served as a director of Cheniere Energy, Inc. (NYSE: LNG), a Houston-based energy company primarily engaged in businesses related to liquefied natural gas (“LNG”), from 2001 to 2010, as a director of Key Energy Services, Inc. (NYSE: KEG), an oil and natural gas well service company based in Houston, Texas, from 2001 to May 2014, and as a director of Lambert Energy Advisors, a U.K.-based financial advisory firm to the energy industry, from 2002 to 2010. Mr. West received his B.A. degree from the University of North Carolina at Chapel Hill and his J.D. degree from Temple University.
Mr. West was selected to serve on Magellan’s Board for his extensive experience as a consultant to companies in the international oil and gas industries, his U.S. government service related to energy policy matters, and his broad knowledge of board leadership and corporate governance.

Director Continuing in Office for a Term Expiring at the 2017 Annual Meeting of Stockholders

Name	Director Since	Other Positions Held with the Company	Age and Business Experience
J. Thomas Wilson	2009	President and CEO
Mr. Wilson (age 64) has served as the Company’s President and CEO since September 2011. Previously, he served as Senior Consultant to the Company from July 2009 to September 2011. From July 2009 to January 2011, Mr. Wilson also served as First Vice President of Young Energy Prize S.A. (“YEP”), a significant stockholder of the Company from July 2009 to October 2012, and Mr. Wilson served on YEP’s board of directors from November 2007 to November 2008. Mr. Wilson is a veteran in the energy sector, with a strong background in geology and international business development. Mr. Wilson began his career as a geologist with Shell Oil Company before joining Apache Corporation, where he held various management positions and led Apache’s entry into international markets. After his work at Apache, Mr. Wilson served as president of Anderman International, which during his tenure developed the Chernogoskoye field in western Siberia. This property became the core asset of Khantiy Mantsisk Oil Corporation (“KMOC”), for which Mr. Wilson served as the first president. KMOC was later sold to Marathon Oil Corporation and then sold to Lukoil. With his extensive experience in Russian oil and gas, Mr. Wilson joined the management team of Yamal Energy Partners, which developed the South Tambey field, possibly the first Russian-led LNG project in the Russian Republic, which was later sold to Gazprom. Mr. Wilson also serves as a director of Central Petroleum Limited (ASX: CTP), a junior exploration and production company that operates one of the largest holdings of prospective onshore acreage in Australia. The Company currently has a significant investment in Central Petroleum’s stock. Mr. Wilson holds a B.S. degree in Zoology and Geology from Northern Arizona University and an M.S. degree in Geology from the University of Southern California.
Mr. Wilson was selected to serve on Magellan’s Board for his strong geology background, his extensive employment history with major companies in the energy field, his operational and business development skills with respect to projects such as LNG production and gas development in Europe and Asia, his experience as an investor and entrepreneur in various private oil and gas entities and ventures, and in light of his position as the Company’s President and CEO.

Directors Designated by the Holder of the Preferred Stock
Two directors, Vadim Gluzman and Robert I. Israel, were designated by One Stone to serve on Magellan’s Board pursuant to the provisions of the Certificate of Designations governing the Preferred Stock. Under these provisions, so long as One Stone holds Preferred Stock representing at least 15% of the outstanding Magellan common stock (assuming full conversion of the Preferred Stock), One Stone has the right to elect two individuals to serve on Magellan’s Board.

Upon the closing of the Exchange, One Stone will transfer to the Company 100% of the outstanding shares of Preferred Stock, and One Stone representatives Messrs. Gluzman and Israel will resign from the Magellan Board.

Name	Director Since	Other Positions Held with the Company	Age and Business Experience
Vadim Gluzman	2013	Member of the CNG Committee
Mr. Gluzman (age 53) is currently a Managing Member of One Stone Energy Partners, a private equity fund focused on investments in the oil and gas industry in the United States and abroad. He has held that position since 2012. From 1997 to 2012, Mr. Gluzman worked for OAO LUKOIL, a major international vertically integrated oil and gas company, becoming a vice president of OAO LUKOIL in 2004, and was President of Lukoil Americas Holding. Prior to joining Lukoil in 1997, he worked as a chemical engineer for Teknor Apex Company, an international custom compounder of advanced polymer materials, and at the Moscow Institute of Plastics. Mr. Gluzman holds a Master’s degree in chemical technologies from the Moscow Institute of Chemical Technologies.
Mr. Gluzman has over 15 years of high-level oil and gas industry and related corporate finance experience, and his broad oil and gas industry knowledge and technical background make him a valuable member of Magellan’s Board and Magellan’s CNG Committee.

Robert I. Israel	2013	Chairperson of the CNG Committee
Mr. Israel (age 66) is currently a Managing Member of One Stone Energy Partners, a private equity fund focused on investments in the oil and gas industry in the United States and abroad. He has held that position since 2010. From 2000 to 2010, Mr. Israel was a partner at Compass Advisers, LLP, a transatlantic strategic advisory and private investment firm, where he was the head of the firm’s energy practice. From 1991 to 2000, Mr. Israel was the head of the Energy Department of Schroder & Co., Inc., a multinational investment banking and asset management company. Mr. Israel is currently a director of the following companies: Brasoil, a company engaged in oil and gas exploration and production in Brazil; BlueCrest Energy LLC, a privately held oil and gas exploration and development company operating in Alaska; and API, Inc., a company that manufactures secure equipment for U.S. and foreign government agencies. Mr. Israel holds an M.B.A. degree from Harvard University and a B.A. degree from Middlebury College.
Mr. Israel, with over 30 years of corporate finance experience, has a strong business and financial background, especially in the natural resources sector. Mr. Israel’s corporate finance experience and his public company board experience, as well as his oil and gas industry knowledge, make him a valuable member of Magellan’s Board and Magellan’s CNG Committee.

Director Compensation and Related Matters
The following table sets forth the compensation paid by the Company to its directors during the fiscal year ended June 30, 2015. Unless indicated otherwise, the numbers of shares, prices per share, exercise prices per share, and share ownership guidelines in the tables below and in this proxy statement have been adjusted to reflect the one share-for-eight shares reverse split of Magellan common stock completed on July 10, 2015.
Company Board Fees for Fiscal Year 2015
Director Compensation Table

Name	Fees Earned or Paid in Cash (1)(2)	Stock Awards (1)(2)(3)	Option Awards (3)	All Other Compensation (4)	Total
Vadim Gluzman (5)	$43,000	$35,000	$—	$9,000	$87,000
Robert I. Israel (6)	$43,000	$35,000	$—	$9,000	$87,000
Brendan S. MacMillan (7)	$53,000	$35,000	$—	$9,000	$97,000
Ronald P. Pettirossi (8)	$86,000	$—	$—	$9,000	$95,000
J. Robinson West (9)	$70,000	$35,000	$—	$9,000	$114,000
Milam Randolph Pharo (10)	$15,653	$35,000	$—	$4,025	$54,678

(1)
All directors other than J. Thomas Wilson, due to his compensation as President and CEO, were eligible to receive a base annual cash retainer of $35,000 for their Board service during fiscal year 2015, as prorated to reflect the period of applicable Board service by the director during fiscal year 2015. Under the terms of the Board’s compensation policy for non-employee directors adopted on May 27, 2009, as amended and restated through November 6, 2012, each non-employee director was eligible to receive an annual award of shares of Magellan common stock under the 2012 Omnibus Incentive Compensation Plan (the “2012 Omnibus Plan”), with a value equal to $35,000, with the determination of the exact number of shares to be made on July 1 or on the date of the subsequent annual stockholders’ meeting (“Stock Award”). In either case, the number of shares to be awarded is determined using the fair value of the shares as of July 1. In addition, there is an annual cash award alternative to the annual Stock Award whereby a non-employee director may elect to receive $35,000 in cash to exercise previously awarded options to acquire Magellan common stock, the exercise price of which is at least equal in value to the Magellan common stock eligible for receipt by the director pursuant to the Stock Award (with the difference in the value of the options and $35,000 to be paid in cash, referred to as a Make-Up Payment). On July 3, 2015, the Special Committee of the Board determined that the directors’ annual Stock Award under this policy would be deferred and revisited in a few months after a strategic alternatives review process by the Special Committee has advanced further and the Company’s liquidity issues have been addressed.

(2)
On July 1, 2014, an annual Stock Award of 2,006 shares was awarded to each of Messrs. Gluzman, Israel, MacMillan, Pharo, and West under the 2012 Omnibus Plan. The number of shares awarded was determined by using the closing price of $17.44 per share as reported by NASDAQ on July 1, 2014. On July 10, 2014, Mr. Pettirossi exercised options to purchase 2,734 shares at an exercise price of $12.80 per share, pursuant to Mr. Pettirossi’s election to receive $35,000 in cash in lieu of the annual Stock Award on July 1, 2014, in order to exercise previously awarded options. See Note 1 above and Note 8 below. In addition, on October 31, 2014, Mr. West was awarded 6,250 restricted shares for service as Chairman of the Board. The shares awarded to Mr. West have the following vesting schedule, based on continuing service as Chairman: (i) 2,084 shares on October 31, 2015; (ii) 2,083 shares on October 31, 2016; and (iii) 2,083 shares on October 31, 2017.

(3)
The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the equity awards made during the fiscal year ended June 30, 2015, calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. As of June 30, 2015, the Company’s directors held the following unexercised stock option awards (whether or not exercisable) and unvested restricted stock awards:

Unexercised Stock Options and Unvested Restricted Stock Awards as of June 30, 2015

Name	Unexercised Stock Options		Unvested Restricted Stock Awards
Vadim Gluzman	—		—
Robert I. Israel	—		—
Brendan S. MacMillan	—		—
Ronald P. Pettirossi	10,156	(a)	—
J. Robinson West	31,250		6,250	(b)
Milam Randolph Pharo	—		—

(a) On November 28, 2015, 7,031 of these options expired without exercise.
(b) On October 31, 2015, 2,084 of these shares of restricted stock became fully vested.

(4)
The amounts reported include medical reimbursement payments. Under the Company’s medical reimbursement plan for all outside directors, the Company reimburses certain directors for the cost of their medical premiums up to $750 per month. During fiscal year 2015, the aggregate cost of this reimbursement was $49,025.

(5)	Amounts reported include the annual retainer of $35,000, an $8,000 annual fee for service on the CNG Committee, and a $9,000 annual medical reimbursement.

(6)	Amounts reported include the annual retainer of $35,000, an $8,000 annual fee for service as Chairperson of the CNG Committee, and a $9,000 annual medical reimbursement.

(7)
Amounts reported include the annual retainer of $35,000, a $10,000 annual fee for service on the Audit Committee, an $8,000 annual fee for service on the CNG Committee, and a $9,000 annual medical reimbursement.

(8)
Amounts reported include the annual retainer of $35,000, a cash payment of $35,000 pursuant to an election to receive cash in lieu of the annual Stock Award on July 1, 2014, in order to exercise previously awarded options, a $16,000 annual fee for service as Chairperson of the Audit Committee, and a $9,000 annual medical reimbursement.

(9)
Amounts reported include the annual retainer of $35,000, a $25,000 annual fee for service as the Chairman of the Board, a $10,000 annual fee for service on the Audit Committee, and a $9,000 annual medical reimbursement.

(10)
Mr. Pharo’s service on the Board ceased on December 11, 2014. Amounts reported include the annual retainer of $35,000 and $9,000 annual medical reimbursement (with the annual amounts prorated to reflect the period of service during the fiscal year ended June 30, 2015).

In connection with the Company’s acquisition of a significant investment in Central Petroleum (ASX: CTP) stock as a result of the Company’s sale of its assets in the Amadeus Basin of onshore Australia to Central Petroleum in March 2014, the Company became entitled to appoint one director to the Central Petroleum board of directors. The Company has designated J. Thomas Wilson to serve on the Central Petroleum board of directors, for which Mr. Wilson receives standard director compensation from Central Petroleum for his services as a member of Central Petroleum’s board of directors.

Non-Employee Directors’ Compensation Policy
Non-employee directors of the Board receive annual compensation as set forth in the table below. The following compensation amounts took effect on July 1, 2009, and reflect the results of the CNG Committee’s compensation study undertaken in 2008.

Compensation Type	Amount
Annual Board Member, cash retainer	$35,000
Annual Stock Award (1)	$35,000
Chairman of the Board, cash fee (2)	$25,000
Chairperson of the Audit Committee, cash fee	$16,000
Chairperson of the CNG Committee, cash fee	$8,000
Member of the Audit Committee, cash fee	$10,000
Member of the CNG Committee, cash fee	$8,000

(1)	See Note 1 to the Director Compensation Table above.

(2)
In addition, on October 31, 2014, Mr. West was awarded 6,250 restricted shares for service as Chairman of the Board. The shares have the following vesting schedule, based on continuing service as Chairman: (i) 2,084 shares on October 31, 2015; (ii) 2,083 shares on October 31, 2016; and (iii) 2,083 shares on October 31, 2017.

Medical Reimbursement Plan
Under the Company’s medical reimbursement plan for all outside directors, the Company reimbursed certain directors the cost of their medical premiums, up to $750 per month. During fiscal year 2015, the aggregate cost of this reimbursement plan was $49,025.
Share Ownership Guidelines
In conjunction with the non-employee directors’ compensation policy, the Board has also adopted share ownership guidelines for non-employee directors. Under the guidelines, each non-employee director is to own a minimum of 12,500 shares of Magellan common stock, and shares purchased in the open market or received as annual equity awards under the 1998 Stock Incentive Plan or the 2012 Omnibus Plan are credited toward satisfaction of the guidelines. New directors are allowed time to meet the guidelines, and all directors serving on the Board since 2009 were allowed to satisfy the guidelines by July 1, 2013. Messrs. MacMillan, Pettirossi, and West currently meet the guidelines, and the Board has also determined that Messrs. Gluzman and Israel satisfy the guidelines in view of the fact that they are managing members of One Stone Energy Partners GP, L.L.C., the general partner of One Stone, which has a significant equity investment in the Company through its ownership of shares of the Preferred Stock and which has designated Messrs. Gluzman and Israel to serve on Magellan’s Board.

Corporate Governance
Director Independence
Magellan common stock is listed on the NASDAQ Capital Market under the trading symbol “MPET.” NASDAQ listing rules require that a majority of the Company’s directors be “independent directors,” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.
The Board is currently comprised of six directors: Vadim Gluzman, Robert I. Israel, Brendan S. MacMillan, Ronald P. Pettirossi, J. Robinson West, and J. Thomas Wilson. On October 23, 2014, the Board adopted a resolution that, in accordance with the by-laws, provides that the number of directors shall be six, effective at the 2014 annual meeting. The Board has made its annual determination regarding the independence of its members, concluding that each of Messrs. Gluzman, Israel, MacMillan, McCann, Pettirossi, and West are “independent” for purposes of NASDAQ listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Exchange Act. The Board has determined that Mr. Wilson could not, in light of his current position as the Company’s President and Chief Executive Officer (“CEO”), be considered an “independent director” under NASDAQ listing standards. In addition, the Board previously determined that Mr. Pharo could not, in light of his employment and compensation by the Company during the past three years, be considered an “independent director” under NASDAQ listing standards. The Board based these determinations primarily on a review of Company records and the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations, family, and other relationships, together with an examination of those companies with whom the Company transacts business. With respect to Mr. West, the Board considered the following factors in establishing his status as an independent director under NASDAQ listing rules: (i) Mr. West’s service as a non-employee director of Lambert Energy Advisors, a financial advisory firm to the energy industry, which is based in London, United Kingdom, and which was retained by MPAL, the Company’s subsidiary, in 2010 to conduct an advisory assignment with respect to certain of MPAL’s assets owned in the United Kingdom; and (ii) Mr. West’s service until May 2014 as a non-employee director of Key Energy Services Inc. (“Key”), which performed contract drilling rig services for the Company in Poplar during the second quarter of the fiscal year ended June 30, 2014. No contract fees were paid by the Company to Key during the fiscal year ended June 30, 2015. The total contract fees paid by the Company to Key during the fiscal year ended June 30, 2014, was $2.2 million. As of June 30, 2015, and June 30, 2014, respectively, the Company had no unpaid contract fees related to Key.
Board Leadership Structure; Executive Sessions
J. Thomas Wilson, Magellan’s President and CEO, is a member of the Board, with a current term expiring at the 2017 annual meeting of stockholders. J. Robinson West, who has served on the Board since 2010, has also served as the independent Chairman of the Board since December 8, 2010. Walter McCann served as Lead Independent Director until his retirement from the Board in December 2013. The Board has determined that a replacement Lead Independent Director is not currently necessary due to the decreased size of the Board and the independence of the Chairman of the Board.
As set forth above, the separate roles of Chairman of the Board and President/CEO are not held by the same person. The division of responsibilities between the roles of Chairman and President/CEO are based upon an ongoing understanding between the Chairman, the President/CEO, and the full Board that reflects that the Board exercises independent oversight over the Company. In accordance with NASDAQ listing rules, the Company’s independent directors have regularly scheduled executive sessions, without management present. The executive sessions are presided over by the Chairman of the Board, or in his absence, another independent director.
The Board believes that having different individuals serving in the separate roles of Chairman of the Board and President/CEO is in the best interest of stockholders because it provides the appropriate balance between Company and industry expertise in strategy development, and independent oversight of management.
Board Role in Risk Oversight
The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate committee receives these reports from the appropriate executive so that it may understand and oversee the strategies to identify, manage, and mitigate risks. When it is a committee receiving the report, the chairperson of that committee makes a report on the discussion to the full Board at its next meeting. The Board’s CNG

Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, legal, and regulatory risks. The CNG Committee manages risks associated with the independence of the Board and potential conflicts of interest, in conjunction with a special committee of directors, if and when constituted from time to time.
Code of Conduct and Business Ethics
Magellan previously adopted a Code of Conduct for the Company (the “Code of Conduct”), which was originally named the Standards of Conduct. The Board amended the Code of Conduct on October 23, 2014. The Code of Conduct summarizes the compliance and ethical standards and expectations Magellan has for all of Magellan’s officers, directors, and employees, including Magellan’s President and CEO and senior financial officers, with respect to their conduct in connection with Magellan’s business. Magellan’s Code of Conduct constitutes Magellan’s code of ethics within the meaning of Section 406 of the Sarbanes–Oxley Act of 2002 and the NASDAQ listing standards. Under the Code of Conduct, all directors, officers, and employees must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All directors, officers, and employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose. Any waivers of or changes to the Code of Conduct must be approved by the Board and appropriately disclosed under applicable law and regulations.
The Code of Conduct is available on the Company’s website, http://www.magellanpetroleum.com, under the heading “About Us—Corporate Governance.” Magellan intends to provide disclosure regarding waivers of or amendments to the Code of Conduct by posting such waivers or amendments to the website in the manner provided by applicable law.

Standing Board Committees
Audit Committee
The Company’s Board maintains an Audit Committee that is currently composed of the following directors: Messrs. MacMillan, Pettirossi (Chairperson), and West. The functions of the Audit Committee are set forth in its written charter, as amended on October 23, 2014 (the “Audit Charter”). The Audit Charter is also posted on the Company’s website, http:// www.magellanpetroleum.com, under the heading “About Us—Corporate Governance.”
Under its charter, the Audit Committee is responsible for assisting the Board in overseeing the integrity of the Company’s financial statements, including (1) selecting, evaluating, and, where appropriate, replacing the Company’s independent registered public accounting firm (the “Outside Auditor”); (2) approving the level of compensation of the Outside Auditor; (3) providing oversight of the work of the Outside Auditor (including resolution of disagreements between management and the Outside Auditor regarding financial reporting); (4) preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company (or its subsidiaries) by the Outside Auditor, subject to certain de minimis exceptions for non-audit services; (5) assessing the Outside Auditor’s independence on an annual basis; and (6) reviewing with the Outside Auditor and management the adequacy and effectiveness of the accounting and internal control over financial reporting of the Company. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.
The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the NASDAQ, that each of the members of the Audit Committee is financially literate, and that Mr. Pettirossi is an “audit committee financial expert,” as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

i.	an understanding of generally accepted accounting principles and financial statements;

ii.	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

iii.
experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

iv.	an understanding of internal control over financial reporting; and

v.	an understanding of audit committee functions.
As described in the Audit Committee’s written charter, the Audit Committee maintains and oversees procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing, or other matters; and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing, or other matters.
Compensation, Nominating and Governance Committee
The CNG Committee is comprised of Messrs. Gluzman, Israel (Chairperson), and MacMillan. The functions of the CNG Committee are set forth in its written charter, as amended on August 14, 2013 (the “CNG Charter”). The CNG Charter is posted on the Company’s website, http:// www.magellanpetroleum.com, under the heading “About Us—Corporate Governance.”
Under its charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including (a) recommending to the Board for its determination the compensation of Mr. Wilson, the Company’s President and CEO, and the Company’s other executive officers; (b) reviewing and recommending to the Board for its approval management incentive compensation policies and programs and exercising discretion in the administration of such programs; and (c) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees, and consultants and exercising discretion in the administration of such programs, including the 2012 Omnibus Plan. The CNG Committee’s nominating and corporate governance duties include, among other things, (i) developing and recommending to the Board the criteria for membership on the Board and identifying, screening, and reviewing individuals qualified to serve as directors, based on such membership criteria; (ii) recommending to the Board candidates for nomination for election or re-election by the stockholders; (iii) reviewing annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity, and other desired qualities; (iv) reviewing and recommending to the Board adoption of corporate governance policies and principles for the Company; (v) reviewing annually the relationships between directors, the Company, and members of management and recommending to the Board whether each director qualifies as “independent” under all applicable SEC, NASDAQ, and other independence rules; and (iv) monitoring and recommending the functions of the various committees of the Board.

As more fully described under the heading “Named Executive Officer Compensation” below, the Company’s 2015 NEOs referenced herein are Mr. Wilson, President and CEO since September 27, 2011; Antoine J. Lafargue, Senior Vice President and Chief Financial Officer (“CFO”), Treasurer, and Corporate Secretary since June 2015 and CFO and Treasurer since August 2010; and Matthew R. Ciardiello, former Vice President and CFO, Treasurer and Corporate Secretary from October 31, 2014, through June 19, 2015, who resigned from the Company effective as of June 19, 2015.
The Board, acting upon recommendations of the CNG Committee, and the Special Committee are ultimately responsible for determining the types and amounts of compensation paid to the Company’s NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to an executive officer’s compensation levels is warranted, in light of the attainment of these performance objectives. The CNG Committee has the authority to retain outside consultants to assist the Committee in performing its responsibilities under its charter.
During the fiscal year ended June 30, 2015, none of the NEOs determined or approved any element or component of his own base salary or any other aspects of his or her own compensation. The President and CEO may participate in the current and future fiscal years in recommending the amount or form of compensation to be paid to the Company’s executive officers who report to him.
Special and Ad Hoc Committees
The Board currently has a Special Committee, which is comprised of Messrs. Pettirossi, West (Chairperson) and MacMillan, as discussed further below.
The functions of the Special Committee are set forth in its written charter, as approved on June 5, 2015 (the “Special Committee Charter”). Under its charter, the Special Committee is responsible for conducting a strategic alternatives review process, including by considering, and potentially implementing, related amendments to the compensation of the Company’s executive officers, with a goal of taking such actions as may be in the best interest of the stockholders, including (a) considering, investigating, negotiating, and pursuing all strategic alternatives reasonably available to the Company (the “Strategic Alternatives Review Process”); (b) notwithstanding anything to the contrary in the CNG Committee Charter, having the full power of the Board to consider, negotiate, implement and approve any and all changes in the compensation arrangements of the Company’s executive officers if the Special Committee believes that such changes would be necessary or advisable to facilitate, or otherwise in connection with, the Strategic Alternatives Review Process; (c) retaining, at the expense of the Company, financial, legal, and other advisors, and making or causing to be made such public disclosures and filings with the SEC as the Special Committee may deem necessary or appropriate to properly conduct the business of the Special Committee and to comply with applicable law; and (d) keeping confidential all information received by it until publicly disclosed by the Company.
Pursuant to the Special Committee Charter, the members and Chairperson of the Special Committee are not entitled to compensation for service on the Special Committee.

Communications with Directors
Any stockholder wishing to communicate with the Board generally, Mr. West, Chairman of the Board, or another Board member may do so by contacting the Corporate Secretary at the address, telephone number, facsimile number, or e-mail address listed below:

Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Attention: Corporate Secretary
Telephone: (720) 484-2400
Facsimile: (720) 570-3859
Website: http://www.magellanpetroleum.com
E-mail: IR@magellanpetroleum.com
All communications will be forwarded to the Board, Mr. West, or another Board member, as applicable. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.
Stockholders also may communicate with management by contacting the Corporate Secretary using the above contact information.

Director Attendance at Annual Meetings
All directors attended the last annual stockholders’ meeting held on December 11, 2014. Although directors are not required to attend annual or special stockholders’ meetings, all current directors are expected to attend the Meeting, except for Messrs. Gluzman and Israel.
The Board Nomination Process
The CNG Committee identifies director nominees based primarily on recommendations from management, Board members, stockholders, and other sources. The CNG Committee identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and the CNG Committee believe that it is important to consider diversity for Board and management positions and that it is essential that diverse viewpoints are represented on the Board. Accordingly, the Board and the CNG Committee consider the age and diversity of individual candidates (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race, and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.
The Company requires that a majority of the directors meet the criteria for independence required under applicable laws and regulations and NASDAQ listing standards. Accordingly, the Board considers the applicable NASDAQ independence standards as part of its process in evaluating director nominees. In accordance with these standards, an independent director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Finally, the Board also evaluates other factors that it may deem to be in the best interests of the Company and its stockholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.
Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and CNG Committee will consider any director candidates recommended to the Board by stockholders. All candidates submitted by stockholders or a stockholder group will be reviewed and considered in the same manner as all other candidates. Stockholders who wish to recommend a prospective director nominee for consideration by the Board at the 2016 annual meeting of stockholders must notify the Corporate Secretary in writing at the Company’s offices at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203 no later than October 10, 2016 (assuming the 2016 annual meeting of stockholders will be held on or about December 9, 2016).
The Corporate Secretary will forward all such stockholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should include at a minimum such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A stockholder or stockholder group that nominates a candidate for the Board will be informed of the status of his, her or its recommendation after it is considered by the Board. No stockholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2015.
If a stockholder wishes to nominate a candidate for election to the Board at the 2016 annual meeting of stockholders, he or she must follow the rules contained in Article II, Section 3 of the Company’s by-laws, described below under the heading “Future Stockholder Proposals—Nominations of Persons for Election to the Board of Directors.”

Report of the Audit Committee Addressing Specific Matters
On October 29, 1999, the Board adopted a formal, written charter for the Audit Committee of the Company. The Charter was most recently amended on October 23, 2014. The charter is available on the Company’s website, http://www.magellanpetroleum.com, under the heading “About Us—Corporate Governance.” Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and NASDAQ listing standards.
In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2015 (the “audited financial statements”), the Audit Committee performed the following functions:

•
The Audit Committee reviewed and discussed the audited financial statements with senior management and EKS&H, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2015. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward-looking statements.

•
The Audit Committee also discussed with EKS&H the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees.

•
The Audit Committee received the written disclosures and the letter from EKS&H required by applicable requirements of the PCAOB regarding EKS&H’s communications with the Audit Committee concerning independence, and discussed with EKS&H its independence from the Company and considered the compatibility of the auditors’ non-audit services to the Company, if any, with the auditors’ independence.

•
The Audit Committee reviewed and discussed the report prepared by Hein & Associates LLP related to the Company’s Sarbanes-Oxley Section 404 documentation and management’s conclusion about the Company’s internal controls over financial reporting as of June 30, 2015.

Based upon the functions performed, the Audit Committee recommended to the Board, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board of Directors,
Ronald P. Pettirossi (Chairperson)
Brendan S. MacMillan
J. Robinson West
Board and Committee Meetings Held During the 2015 Fiscal Year
Fifteen meetings of the Board, eight meetings of the Audit Committee, five meetings of the CNG Committee, and two meetings of the Special Committee were held during the fiscal year ended June 30, 2015. During the fiscal year ended June 30, 2015, all of the directors attended at least 75% of (i) the total number of meetings of the Board (held during the period for which he was a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

Vote Required for Approval
Approval of Proposal 2 will require the affirmative vote of the plurality of the shares of Magellan common stock and Preferred Stock, voting together as a single class, present in person or represented by proxy at the Meeting and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on this proposal.

Board Recommendation
THE MAGELLAN BOARD OF DIRECTORS RECOMMENDS THAT THE MAGELLAN STOCKHOLDERS VOTE TO ELECT BRENDAN S. MACMILLAN TO THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL 3—NON-BINDING ADVISORY RESOLUTION TO APPROVE OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background
Pursuant to Section 951 of the Dodd–Frank Act, Magellan stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs disclosed in this proxy statement in accordance with SEC rules. This is commonly known as a “say-on-pay” vote, as it gives the stockholders the opportunity to communicate to the CNG Committee and the Board their views on the compensation of the Company’s NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s NEOs and the compensation policies and practices described in this proxy statement.
The “say-on-pay” vote is advisory only and therefore is not binding on the Company, the CNG Committee, or the Board, and will not be construed as overruling a decision by, or creating or implying any fiduciary duty for, the Company, the CNG Committee, or the Board. Although the vote is non-binding, the CNG Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will review the voting results, seek to determine the reasons for any significant negative voting, and take such feedback into consideration when making future compensation decisions for the Company’s NEOs.

Executive Officers
Below are the executive officers of the Company, including their names, their ages, their positions with the Company, and their business experience during the last five years.

•
J. Thomas Wilson (age 64), who is also a director, has served as the Company’s President and CEO since September 27, 2011. For information regarding Mr. Wilson’s business experience, see “Director Continuing in Office for a Term Expiring at the 2017 Annual Meeting of Stockholders—J. Thomas Wilson” above.

•
Antoine J. Lafargue (age 41) has served as the Company’s Senior Vice President and CFO, Treasurer, and Corporate Secretary since June 2015. From October 2014 to June 2015, Mr. Lafargue served as the Company’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer, and from August 2010 to October 2014, Mr. Lafargue served as the Company’s Vice President, CFO and Treasurer. Previously, Mr. Lafargue served in a number of senior financial management positions in the United States and Europe, including with private equity and investment banking firms, focusing on investments in the energy and infrastructure sectors. Mr. Lafargue holds master’s degrees in Finance from the Ecole Superieure de Commerce de Paris and in Social and Political Sciences from the Institut d’Études Politiques, both located in France.

The Company’s by-laws provide that officers are elected by the Board for a term of one year, or until their successors are elected and qualified, provided that any officer may be removed at any time by the Board. No family relationships exist between any of the Company’s directors or officers.

Named Executive Officer Compensation
Overview
At the beginning of this section, executive officer compensation objectives, programs, and policies are discussed. Later, you will find more specific information about the compensation earned or paid in the fiscal year ended June 30, 2015, to (i) J. Thomas Wilson, the Company’s President and CEO, (ii) Antoine J. Lafargue, the Company’s Senior Vice President and CFO, Treasurer and Corporate Secretary, and (iii) Matthew R. Ciardiello, the Company’s former Vice President and CFO, Treasurer and Corporate Secretary, from October 31, 2014, through June 19, 2015, who resigned from the Company effective as of June 19, 2015, who are collectively referred to as the named executive officers or NEOs for the 2015 fiscal year. That information includes a discussion of the material terms of the plans and arrangements under which the NEOs are or were compensated, and the Executive Compensation Tables for the NEOs.
Board Oversight of Executive Compensation; Role of the Special Committee
Under its charter and notwithstanding anything to the contrary in the charter of the CNG committee, effective with its formation on June 5, 2015, the Special Committee has the full power of the Board to consider, negotiate, implement and approve any and all changes in the compensation arrangements of the Company’s executive officers if the Special Committee believes that such changes would be necessary or advisable to facilitate, or otherwise in connection with, the Strategic Alternatives Review Process. Such changes may include (i) amendments to the employment agreements of such officers, (ii) grants of awards to such officers under the Company’s equity compensation plans (and the Special Committee is hereby designated the administrator of each such plan to the extent it is necessary for it to approve any such grants), and (iii) grants of cash, cash-based or other awards, with each such amendment or grant to be subject to such terms and conditions as the Special Committee may deem appropriate.
Board Oversight of Executive Compensation; Role of the CNG Committee
The Company’s executive compensation program has been developed and is continually monitored by the Board, acting on the recommendation of the CNG Committee. The CNG Committee has responsibilities and powers related to compensation matters and certain specified corporate governance matters.
Under its charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and recommending to the Board for its approval the compensation of the Company’s President and CEO and other executive officers; (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs and exercising discretion in the administration of such programs; and (iii) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees, and consultants, and exercising discretion in the administration of such programs.
The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to each of the NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to the NEOs’ compensation levels are warranted, in light of the attainment of these performance objectives.
The CNG Committee and the Board have the authority to retain outside consultants to assist the Board in performing these responsibilities, including reviewing selected peer group data when benchmarking is utilized to determine any material element of executive compensation. In July 2014, the CNG Committee engaged Bachelder & Dowling, P.A. (“Bachelder”) to assist the CNG Committee in reviewing the Company’s executive compensation framework, and on October 31, 2014, the CNG Committee approved a new incentive compensation program for the Company’s executive officers. The CNG Committee determined that at the time of the development of the new incentive compensation program, it was not necessary to utilize a peer group to benchmark the compensation of the Company’s executives and that the definition of specific performance-based goals under the program aligned with the Company’s particular strategic and operational milestones was appropriate.

In July 2013, the CNG Committee also engaged Bachelder to assist the CNG Committee in developing an executive stock incentive program. On October 15, 2013, based upon recommendations from Bachelder, the CNG Committee adopted a new executive stock incentive program for executives and certain other key employees.
Bachelder has not provided any services to the Company other than those requested by the CNG Committee and related to Bachelder’s engagement as an independent consultant to the CNG Committee, and Bachelder has not provided, directly, or indirectly through affiliates, any human resources outsourcing services for the Company. The Company believes that the total consulting fees paid to Bachelder do not represent a significant percentage of Bachelder’s total revenues, and that Bachelder does not own a significant number of shares of Magellan common stock. In addition, no partner, associate, or other employee of Bachelder has any known personal relationship with any of the Company’s officers, directors, stockholders, or employees that the CNG Committee believes would present a potential conflict of interest or impair Bachelder’s independence with respect to providing consulting services regarding the compensation of the Company’s executive officers. After consideration of the foregoing factors, the CNG Committee believes that the work of Bachelder did not raise any potential conflicts of interest.
During the fiscal year ended June 30, 2015, none of Mr. Wilson, Mr. Lafargue, or Mr. Ciardiello determined or approved any element or component of his own base salary or any other aspects of his own compensation.
Objectives of Compensation Program
The Company’s executive compensation program is designed to motivate and reward NEOs in a fiscally responsible manner, while aligning the executives’ interests with those of the stockholders and prudently conserving cash resources to fund the Company’s growth plans and strategic objectives. The oil and gas exploration and production industry has historically been highly competitive, a trend that has increased significantly in the last decade. As a result, experienced professionals have significant career mobility. Magellan is a smaller company in a highly competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than the Company. The Company’s ability to motivate and reward its executive officers and other key employees is essential to maintaining a competitive position in the oil and gas industry. The Board believes that the Company’s comparatively smaller size, relatively small executive management team, current liquidity constraints, and the uncertainty related to the Strategic Alternatives Review Process pose unique challenges for the Company and, therefore, are substantial factors in the design of the Company’s executive compensation program.
In light of the foregoing factors, the Board, through the CNG Committee, also strives to maintain compensation programs that are generally competitive within the independent oil and gas industry in the United States. The award of base salary, annual cash bonuses, equity-based awards, and benefit packages to NEOs are approved by the Board after such matters are initially reviewed and approved by the CNG Committee and thereafter recommended by the CNG Committee to the Board for approval. The Board has utilized a compensation strategy by which the Company’s executive officers will be paid base salaries that are generally lower than salaries prevailing in the marketplace for similarly situated companies and will receive awards of equity compensation to supplement their cash salaries. Despite the Company’s small market capitalization, equity compensation permits the Company to attract talented executives and to offer attractive overall compensation packages by permitting executive officers to participate in the future growth of the Company (through an increase in the price of the stock acquired through the equity awards) in lieu of receiving a higher up-front base salary and cash bonus. The use of equity compensation as a component of an executive officer’s overall compensation package is consistent with the Company’s objectives to (i) motivate and reward executive officers in a fiscally responsible manner; (ii) align the interests of executive officers with those of stockholders; and (iii) conserve cash resources to fund the Company’s growth plans and strategic objectives (together, the “Compensation Objectives”).

Periodically, the CNG Committee (i) reviews the executive compensation program to assess whether the program remains competitive with those of similar companies, (ii) considers the program’s effectiveness in creating adequate incentives for executive officers to find, acquire, develop, and produce oil and gas reserves in a cost-effective manner, and identify and execute strategic transactions, and (iii) determines what changes, if any, are appropriate in light of the Company’s overall performance and ability to attract and retain talented executive officers.
The Board may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for executive officers based upon the attainment of the Company’s operational and strategic goals. Except with respect to market-based and performance-based option grants, the Company has not adopted specific target or performance levels which would automatically result in increases or decreases in executive officer compensation. Instead, compensation determinations are based upon a consideration of many factors, including those described below. Relative weights or rankings have not been assigned to these factors. Specific elements of the Company’s performance and individual performance that are considered in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in the North American, U.K., and Australian oil and gas markets;

•
the growth in the quantity and value of the Company’s proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company, and the executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow used in operations, annual revenues, and (loss) earnings per share;

•	the market value of Magellan common stock on the NASDAQ exchange;

•
the extent to which management has been successful in finding and creating opportunities to participate in acquisition and farm-in transactions and exploitation and drilling ventures having quality prospects;

•	management’s ability to formulate and maintain sound budgets for the Company’s business activities and overall financial condition;

•	the success of the Company’s acquisition and exploration activities, and the achievement by management of specific tasks and goals set by the Board from time to time;

•	the effectiveness of compensation packages in motivating management to remain in the Company’s employ; and

•	the ability of management to effectively implement risk management practices.
In addition to considering these performance elements, the Board considers each NEO’s longevity of service and his or her individual performance, leadership, and business knowledge.
Overview of Compensation for J. Thomas Wilson, President and Chief Executive Officer
Mr. Wilson’s Employment Agreement with the Company, as amended and restated as of October 31, 2014 (the “Amended 2014 Wilson Agreement”), provides for an annual base salary of $300,000, subject to an annual cost of living increase effective each January 1 during the term of the Amended 2014 Wilson Agreement. Mr. Wilson’s current annual base salary is $300,000. Under the Amended 2014 Wilson Agreement, Mr. Wilson received a performance and retention bonus of $90,000 on January 15, 2015, and shall be eligible to receive such other bonus awards, if any, as shall be determined by the Board in its sole discretion, after receipt of a recommendation by the CNG Committee of the Board. If the Company terminates Mr. Wilson’s employment without Cause or he resigns for Good Reason (both as defined in the Amended 2014 Wilson Agreement), and except in the case of non-renewal, Mr. Wilson will be entitled to receive a severance benefit equal to the amount of base salary that Mr. Wilson would have received if he remained employed for 12 months following his termination, based upon his then-current base salary without further increase, and a continuing “medical benefit,” as defined in the Amended 2014 Wilson Agreement, payable toward health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), in an amount based upon the amount then currently paid to Mr. Wilson for group health coverage, for up to a maximum of 18 months from his termination. In the case of non-renewal of an initial or renewal term of the Amended 2014 Wilson Agreement, the severance benefit amount payable to Mr. Wilson upon termination is reduced to the amount of base salary that Mr. Wilson would have received if he remained employed for six months, and there is no medical benefit. See “Additional Information Regarding Executive Compensation—Employment Agreements with the 2015 Named Executive Officers” below for additional information. See “—Equity-Based Compensation” below for a discussion of equity-based compensation for Mr. Wilson.
Overview of the Compensation for Antoine J. Lafargue, Senior Vice President and Chief Financial Officer, Treasurer and Corporate Secretary
Mr. Lafargue’s Employment Agreement with the Company, as of October 31, 2014 (the “2014 Lafargue Agreement”), provides for an annual base salary of $300,224, subject to an annual cost of living increase effective each January 1 during the term of the 2014 Lafargue Agreement. Mr. Lafargue’s current annual base salary is $300,224. The 2014 Lafargue Agreement does not provide for guaranteed cash bonuses but rather potential cash bonuses recommended by the CNG Committee and approved by the Board commensurate with Mr. Lafargue’s and the Company’s performance. The 2014 Lafargue Agreement also provides that if the Company terminates Mr. Lafargue’s employment without Cause or he resigns for Good Reason (both as defined in the 2014 Lafargue Agreement), Mr. Lafargue will be entitled to receive a severance benefit equal to the amount of base salary that Mr. Lafargue would have received if he remained employed for 12 months following his termination, based upon his then-current base salary without further increase, and a continuing “medical benefit,” as defined in the 2014 Lafargue Agreement, payable toward COBRA health coverage, in an amount based upon the amount then currently paid to Mr. Lafargue for group health coverage, for up to a maximum of 18 months from his termination. In the case of non-renewal of an initial or renewal term of the 2014 Lafargue Agreement, the severance benefit amount payable to Mr. Lafargue upon termination is reduced to the amount of base salary that Mr. Lafargue would have received if he remained employed for six months, and there is no medical benefit. See “Additional Information Regarding Executive Compensation—Employment Agreements with the 2015 Named Executive Officers” below for additional information. See “—Equity-Based Compensation” below for a discussion of equity-based compensation for Mr. Lafargue.
Overview of the Compensation for Matthew R. Ciardiello, Former Vice President and Chief Financial Officer, Treasurer and Corporate Secretary
Effective October 31, 2014, the Board appointed Matthew R. Ciardiello as the Company’s Vice President and CFO, Treasurer and Corporate Secretary to serve an initial employment term of 26 months. Mr. Ciardiello resigned from all positions with the Company effective June 19, 2015. Mr. Ciardiello’s October 31, 2014, Employment Agreement with the Company (the “2014 Ciardiello Agreement”) provided for an initial base salary of $225,040 per year. The 2014 Ciardiello Agreement did not provide for guaranteed cash bonuses, but rather potential cash bonuses recommended by the CNG Committee and approved by the Board commensurate with Mr. Ciardiello’s and the Company’s performance. The 2014 Ciardiello Agreement also provided that if the Company terminated

Mr. Ciardiello’s employment without Cause or he resigned for Good Reason (both as defined in the 2014 Ciardiello Agreement), Mr. Ciardiello would be entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary. See “Additional Information Regarding Executive Compensation—Employment Agreements with the 2015 Named Executive Officers” below for additional information. See “—Equity-Based Compensation” below for a discussion of equity-based compensation for Mr. Ciardiello.
Elements of Compensation
The Company seeks to achieve the Compensation Objectives by providing NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on parity with other internal roles and external industry-based competitiveness;

•	an opportunity to receive cash bonus awards based upon the achievement of goals and objectives attained during the course of a fiscal year;

•	potential equity-based awards under the Company’s 2012 Omnibus Plan;

•	pension/retirement benefits and other personal benefits under NEOs’ employment contracts, as described below;

•	benefit programs provided to U.S. employees, including health care benefits, dental, life, vision, long-term and short-term disability coverage; and

•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.
Each of the material elements of the Company’s compensation program is discussed in greater detail below.
Base Salary
The Board reviews and determines, after receipt of a recommendation from the CNG Committee, the base salary of each NEO. The purpose of base salary is to reflect NEOs’ executive job responsibilities, individual performance, and competitive compensation levels. Under his employment agreement, Mr. Wilson’s current annual base salary is $300,000 and is subject to an annual increase. Under his employment agreement, Mr. Lafargue’s current annual base salary is $300,224 and is subject to an annual increase. Mr. Ciardiello’s annual base salary was $225,040 and was subject to an annual increase.
Annual Cash Bonus Awards
The Board, pursuant to the recommendation of the CNG Committee, may award a NEO an annual cash bonus. The purpose of a cash bonus would be to better align executive performance with annual strategic goals while enhancing shareholder value. The NEOs did not receive annual cash bonus awards during fiscal year 2015.
Special Cash Bonus Awards
Mr. Wilson received a $90,000 performance and retention bonus during fiscal year 2015 pursuant to the terms of his employment agreement.

Equity-Based Compensation
Under the Company’s prior 1998 Stock Incentive Plan, the Company was authorized to grant stock options, stock appreciation rights, and stock awards to employees, officers, directors, and consultants. The Company replaced the 1998 Stock Incentive Plan with a new 2012 Omnibus Incentive Compensation Plan approved by the stockholders at the 2012 annual meeting. The 2012 Omnibus Plan provides for the granting of awards to employees, officers, directors, and consultants in any combination of the following:

•	stock options;

•	stock appreciation rights;

•	restricted stock and/or restricted stock units;

•	performance shares and/or performance units;

•	incentive awards;

•	cash awards; and/or

•	other stock-based awards.
The 2012 Omnibus Plan provides for grants of options principally at an option price per share of 100% of the fair value of Magellan common stock on the date of the grant. Options are generally granted with a one-year, two-year, or a three-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period. The 2012 Omnibus Plan also provides for the grant of stock appreciation rights subject to terms as determined by the CNG Committee and evidenced in a form also determined by the CNG Committee. In addition, the 1998 Stock Incentive Plan permits the award of restricted stock to eligible participants and permits the CNG Committee to make an annual award of shares of unrestricted Magellan common stock to the Company’s non-employee directors equal in value of up to 50% of the annual cash retainer payable to these directors.
The Company accounts for all equity-based awards granted, modified, or settled after July 1, 2005, in accordance with the requirements of ASC Topic 718. With the exception of the annual stock awards to non-employee directors, which typically occur on July 1 of each fiscal year, the Company does not have a specific program or plan with regard to the timing or dating of option grants or other awards, and options or other awards under the 2012 Omnibus Plan and the 1998 Stock Incentive Plan have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s decisions as to when options are granted have historically been made at the complete discretion of the Board upon the recommendation of the CNG Committee. Going forward, the Board intends to continue this practice, after receipt and consideration of recommendations for further option or other awards under the 1998 Stock Incentive Plan or the 2012 Omnibus Plan.
As of June 3, 2016, there were 771,764 stock options outstanding, of which 429,320 were fully vested and exercisable. If all of these vested options were exercised in full, the underlying shares would represent approximately 6.93% of the issued and outstanding shares of Magellan common stock.
In connection with Mr. Wilson’s appointment as the Company’s President and CEO effective September 27, 2011, on November 7, 2011, the CNG Committee and the full Board awarded to Mr. Wilson (a) 31,250 non-qualified time-based stock options with an exercise price of $8.64 per share, which exercise price was the “fair market value” (as defined in Section 5(c) of the Company’s 1998 Stock Incentive Plan) of a share of Magellan common stock as of November 7, 2011; and (b) 12,500 shares of time-based restricted stock with both the stock options and the restricted stock subject to the terms of the 1998 Stock Incentive Plan. These stock options and restricted stock were fully vested as of June 30, 2015.
Prior to his appointment as President and CEO effective September 27, 2011, Mr. Wilson was granted the following stock options: (a) 48,437 options granted on February 2, 2009, with an exercise price of $9.60 per share; and (b) 37,500 options granted on April 1, 2010, with an exercise price of $17.92 per share, all of which options were fully vested as of June 30, 2015.
The above option share numbers reflect certain transfers made by Mr. Wilson on May 8, 2012 of one-half of each of the options previously granted to Mr. Wilson, pursuant to a domestic relations order in connection with a marital dissolution proceeding.
On July 1, 2013, 18,750 restricted shares of Magellan common stock were awarded to Mr. Wilson pursuant to the 2012 Omnibus Plan, of which 6,250 restricted shares vested on July 1, 2014, 6,250 restricted shares vested on July 1, 2015, and the remaining 6,250 restricted shares are scheduled to vest on July 1, 2016.
On October 15, 2013, options to purchase 125,000 shares of Magellan common stock at an exercise price of $8.24 per share were granted to Mr. Wilson under the 2012 Omnibus Plan. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed below under “—Stock Option Program—2014 Performance Options.”
On October 31, 2014, a total of 125,000 non-qualified options to purchase shares of Magellan common stock at an exercise price of $14.40 per share were granted to Mr. Wilson under the 2012 Omnibus Plan, comprised of 50,000 market-based options and 75,000 performance-based options. The vesting and exercisability of those options are further discussed below under “—Stock Option Program—2015 Performance Options.” Also on October 31, 2014, 3,750 restricted shares of Magellan common stock were awarded to Mr. Wilson pursuant to the 2012 Omnibus Plan. The 3,750 restricted shares vested on December 31, 2015.
In connection with his initial appointment as the Company’s Vice President and CFO and Treasurer, on August 2, 2010, the CNG Committee and the full Board awarded to Mr. Lafargue, subject to the terms and conditions of the 1998 Stock Incentive Plan, a total of 100,000 non-qualified stock options with an exercise price of $14.72 per share, which exercise price was the “fair market value” (as defined in Section 5(c) of the 1998 Stock Incentive Plan) of a share of Magellan common stock as of August 2, 2010, and which total options were comprised of 50,000 time-based options and 50,000 performance-based options. The time-based options were vested in full as of June 30, 2015. The performance-based options were to vest in full upon completion of the Evans Shoal transaction on or before June 30, 2011. Because the Evans Shoal transaction was not completed, the performance-based options issued to Mr. Lafargue were forfeited as of June 30, 2011, and allocated back to the share reserve for the 1998 Stock Incentive Plan.
On November 30, 2011, the CNG Committee and the full Board awarded to Mr. Lafargue a total of 75,000 non-qualified stock options with an exercise price of $8.80 per share, which exercise price was the “fair market value” (as defined in Section 5(c) of the 1998 Stock Incentive Plan) of a share of Magellan common stock as of the grant date, comprised of 50,000 time-based options and 25,000 performance-based options. All of these 75,000 options were fully vested as of June 30, 2015.
On July 1, 2013, 18,750 restricted shares of Magellan common stock were awarded to Mr. Lafargue pursuant to the 2012 Omnibus Plan, of which 6,250 restricted shares vested on July 1, 2014, 6,250 restricted shares vested on July 1, 2015, and the remaining 6,250 restricted shares are scheduled to vest on July 1, 2016.

On October 15, 2013, non-qualified options to purchase 103,125 shares of Magellan common stock at an exercise price of $8.24 per share were granted to Mr. Lafargue under the 2012 Omnibus Plan. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed below under “—Stock Option Program—2014 Performance Options.”
On October 31, 2014, 31,250 non-qualified options to purchase shares of Magellan common stock at an exercise price of $14.40 per share were granted to Mr. Lafargue under the 2012 Omnibus Plan. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed below under “—Stock Option Program—2015 Performance Options.” Also on October 31, 2014, 3,750 restricted shares of Magellan common stock were awarded to Mr. Lafargue pursuant to the 2012 Omnibus Plan. The 3,750 restricted shares vested on December 31, 2015.
On October 12, 2015, the Company entered into a series of new incentive compensation agreements with Antoine J. Lafargue consisting of (i) a grant under the 2012 Omnibus Plan of 62,500 restricted shares of Magellan common stock that are to vest immediately prior to the completion of a Qualifying Transaction (as defined in the agreement), (ii) a cash award under the 2012 Omnibus Plan ranging from $0 to $1 million, contingent upon the completion of a Qualifying Transaction, with the amount of cash award to be equal to $2,750 for each one cent of market value per share of the Company’s common stock reflected in the Qualifying Transaction above a minimum market value threshold of $1.60 per share, (iii) a phantom stock award under the 2012 Omnibus Plan based on the value of 62,500 notional shares, with payment contingent upon completion of a Qualifying Transaction, and (iv) an override bonus agreement, which provides for a potential bonus outside of the Company’s 2012 Omnibus Plan that would double the amounts payable under the awards available under clauses (i), (ii), and (iii) above, in certain circumstances. These awards are subject to performance conditions and other terms as discussed below under “—Employment Agreements with the 2015 Named Executive Officers—Mr. Lafargue.”
Any unvested portion of Mr. Lafargue’s stock options will immediately be accelerated and vest in full upon the occurrence of a “Change in Control” of the Company (as defined in the 1998 Stock Incentive Plan) and upon the occurrence of other specified events.
In connection with his initial appointment as the Company’s Vice President and CFO, Treasurer, and Corporate Secretary, on October 31, 2014, Mr. Ciardiello was awarded under the 2012 Omnibus Plan (a) 50,000 non-qualified options to purchase shares of Magellan common stock at an exercise price of $14.40 per share; and (b) 5,000 shares of time-based restricted stock. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed below under “—Stock Option Program—2015 Performance Options.” The restricted shares were scheduled to vest on December 31, 2015. Upon Mr. Ciardiello’s resignation effective June 19, 2015, all of these options were cancelled and the restricted shares were forfeited.
Prior to his appointment as Vice President and CFO, Treasurer, and Corporate Secretary, Mr. Ciardiello was granted the following stock options: (a) 6,250 non-qualified time-based options granted on July 24, 2012 with an exercise price of $9.12 per share; (b) 18,750 non-qualified time-based options granted on July 1, 2013 with an exercise price of $8.40 per share; and (c) 12,500 non-qualified performance-based options granted on October 15, 2013 with an exercise price of $8.24 per share. The vesting and exercisability of the performance-based options are subject to performance conditions and other terms as discussed below under “—Stock Option Program—2014 Performance Options.” Upon Mr. Ciardiello’s resignation effective June 19, 2015, 2,084 of the options granted to him on July 24, 2012, 12,500 of the options granted to him on July 1, 2013, and 9,375 of the options granted to him on October 15, 2013 were forfeited.

Stock Option Program
2015 Performance Options
On October 31, 2014, the CNG Committee, as plan administrator for the 2012 Omnibus Plan and in connection with the establishment of a new senior management incentive compensation program, approved a stock option program for the NEOs (the “2015 Program”). On October 31, 2014, under the 2015 Program, options to acquire a total of 206,250 shares of Magellan common stock (the “2015 Performance Options”) were granted to the NEOs under the 2012 Omnibus Plan, consisting of options to acquire 125,000 shares, 31,250 shares, and 50,000 shares granted to Messrs. Wilson, Lafargue, and Ciardiello, respectively. The options are performance-based, and will vest and become exercisable only upon the achievement of certain performance goals. As set out in more detail below, 50,000 of the 2015 Performance Options granted to Mr. Wilson vest based upon the market price of Magellan common stock achieving a specified price hurdle and sustaining that price hurdle for a set period of time (the “2015 Stock Price Options”). The remaining 75,000 of 2015 Performance Options granted to Mr. Wilson and all of the 2015 Performance Options granted to Messrs. Lafargue and Ciardiello vest based upon the Company achieving certain operational performance goals, including performance goals related to the achievement of certain developmental milestones with respect to the Company’s Poplar asset, and other potential strategic transactions that are subject to future Board determinations (the “2015 Performance Goal Options”).
The 2015 Stock Price Options vest and become exercisable, subject to ongoing employment and a three-year vesting period, if, at the end of any period of 90 trading days (a “Window”), (A) the closing price of the common stock as reported by NASDAQ (the “Closing Price”) on each of the first 10 trading days of a Window equals or exceeds $40.00 per share; and (B) the median of the Closing Prices for the common stock during such Window equals or exceeds $40.00 per share.
The 2015 Performance Goal Options vest and become exercisable, subject to ongoing employment, proportionately upon the Company achieving the following goals:

2015 Performance Goal		Percentage of Performance Goal Tranche
Goal #1:	The decision by the Board that the Company has received a commercially viable commitment for the provision of CO2 to the Poplar field at a price of no more than $2.50 per MCF (not including transportation costs).	20%
Goal #2:	A decision by the Board that the Poplar field is a commercially viable CO2-EOR project, ready for full field development either internally or externally.	40%
Goal #3:	The Board’s determination to move the U.K. play forward, as evidenced by the decision to commence, or an arrangement by which a third party will commence, the operation of a well in the Weald Basin in the United Kingdom.	20%
Goal #4:	The Board’s decision to move forward with the Farnham Dome project, which shall be marked by both (i) the Board’s identification of an applicable project for use of CO2 from Farnham Dome and (ii) a decision by the Board to purchase Farnham Dome or exercise the right to enter into a CO2 purchase agreement for Farnham Dome’s CO2 for use in connection with that project or in other projects.	20%

As of June 30, 2015, and June 3, 2016, respectively, none of the 2015 Performance Goals had been achieved by the Company, and thus none of the 2015 Performance Goal Options had vested as of those dates, respectively.

All of the 2015 Performance Options have an exercise price of $14.40 per share, which was the NASDAQ closing price for the common stock on the grant date of October 31, 2014. The 2015 Performance Options have a term of 10 years. If an optionee’s employment with the Company is terminated for cause or when grounds for cause exist, all options granted to that optionee will immediately terminate. If the optionee is terminated without cause by the Company or terminates employment for good reason, options vested and exercisable at the time of termination may be exercised for certain periods under the applicable option agreement. If a portion of the 2015 Performance Goal Options remains unvested at the time of such termination, a portion of those 2015 Performance Goal Options based upon the period of employment during the three-year period following the grant will remain in suspense for approximately nine months after the termination and may vest and become exercisable if the operational performance goals are achieved during that nine-month period. If the options vest and become exercisable, they will be exercisable for certain periods from the date of termination. If an optionee is terminated or terminates his employment for any other reason other than the reasons outlined above, the options that are vested and exercisable at the time of the termination may be exercised for a period of 90 days.
As a result of Mr. Ciardiello’s resignation from the Company effective as of June 19, 2015, all 50,000 of the 2015 Performance Options granted to Mr. Ciardiello were canceled.
2014 Performance Options
On October 15, 2013, the CNG Committee, as plan administrator for the 2012 Omnibus Plan, approved a stock option program for the NEOs and certain other key employees of the Company (the “2014 Program”). Under the 2014 Program, options to acquire a total of 375,000 shares of Magellan common stock (the “2014 Performance Options”) were granted on October 15, 2013, to eight key management employees, including the NEOs, with options to acquire 125,000 shares, 103,125 shares, and 12,500 shares granted to Messrs. Wilson, Lafargue, and Ciardiello, respectively. The 2014 Performance Options are performance based, and become vested and exercisable only upon the achievement of certain performance goals. As set out in more detail below, 50% of the 2014 Performance Options vest based upon the market price of Magellan common stock achieving a specified price hurdle and sustaining that price hurdle for a set period of time (the “2014 Stock Price Options”), and the remaining 50% of the 2014 Performance Options vest based upon the Company achieving certain operational performance goals, including performance goals related to planned or possible drilling, development, production, and other potential strategic transactions that are subject to future Board determinations (the “2014 Performance Goal Options”).
The 2014 Stock Price Options vest and become exercisable, subject to ongoing employment, when, at the end of any period of 90 trading days (a “Window”), (A) the closing price of one share of Magellan common stock as reported by NASDAQ (the “Closing Price”) on each of the first 10 trading days of a Window equals or exceeds $18.80 per share, and (B) the median of the Closing Prices for Magellan common stock during such Window is equal to or exceeds $18.80 per share. As of June 3, 2016, the 2014 Stock Price Options had not vested or become exercisable.
The 2014 Performance Goal Options vest and become exercisable, subject to ongoing employment, proportionately upon the Company achieving the following goals:

2014 Performance Goal		Percentage of Performance Goal Tranche
Goal #1:	Completion of the drilling of the CO2-EOR pilot program.	10%
Goal #2:	A determination by the Board that the CO2-EOR pilot program proves the economically attractive scalability to the Company of a phased, full field CO2-EOR project at Poplar.	40%
Goal #3:	Sale of substantially all Amadeus Basin assets at the Board-approved prices and terms, or commencement of sales under the Dingo Gas Sales and Purchase Agreement.	20%
Goal #4:	Ability to participate in the drilling of at least one well in the Weald Basin along with Celtique Energie with internally developed funding (i.e., proceeds of a sale of assets) or an approved farmout.	20%
Goal #5:	Approval and execution of a farmout agreement for the drilling of at least one well in NT/P82.	10%

As of June 30, 2014, 2014 Performance Goals #1, #3, and #4 had been achieved by the Company, and thus the corresponding percentage of 2014 Performance Goal Options had vested and become exercisable. As of June 30, 2015, and June 3, 2016, respectively, no further Performance Goals had been achieved by the Company, and thus no further 2014 Performance Goal Options have vested as of those dates, respectively.
All of the 2014 Performance Options have an exercise price of $8.24 per share, which is equal to the NASDAQ closing price of Magellan common stock on the grant date of October 15, 2013. The 2014 Performance Options have a term of 10 years. If an employee’s employment with the Company is terminated for cause or when grounds for cause exist, all Options granted to that employee will immediately terminate. If the employee is terminated without cause by the Company or terminates employment for good reason, 2014 Performance Options vested and exercisable at the time of termination may be exercised for one year. If a portion of the 2014 Performance Options remain unvested at the time of termination, a portion of those 2014 Performance Options based upon the period of employment during the three-year period following the grant will remain in suspense for nine months after the termination and may vest and become exercisable if the stock price hurdle or performance goals are met during that nine-month period. With respect to 2014 Performance Options that vest and become exercisable, they are exercisable for the same year period from the date of termination. If an optionee is terminated or terminates his employment for any other reason other than the reasons outlined above, the options vested and exercisable at the time of the termination may be exercised for a period of 90 days.
As a result of Mr. Ciardiello’s resignation from the Company effective as of June 19, 2015, 9,375 of the 12,500 2014 Performance Options granted to Mr. Ciardiello were canceled.
Pension/Retirement Benefits
The Company does not provide qualified pension benefits or any supplemental executive retirement benefits to any of its NEOs.
Mr. Wilson and Mr. Lafargue are eligible to participate in the Company’s 401(k) retirement savings plan (the “401(k) Plan”), which became effective as of October 15, 2010, and Mr. Ciardiello was eligible to participate in the 401(k) Plan during his employment with the Company in fiscal year 2015. Under the 401(k) Plan, all employees of the Company are eligible to participate after an initial period of three months of employment. The 401(k) Plan permits participants to make salary deduction contributions to their plan accounts and provides that the Company will make a 3.5% match of the employee’s contributions, up to an annual maximum of 3.5% of salary.

Additional Benefit Programs
Perquisites and other benefits represent a small part of the overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. If greater than $10,000, the aggregate costs associated with the benefits provided to Mr. Wilson, Mr. Lafargue, or Mr. Ciardiello are included in the “All Other Compensation” column of the Summary Compensation Table set forth below.
During fiscal year 2015, the Company paid $2,940 for parking for Mr. Wilson. In addition, the Company paid $32,892 for health and life insurance benefits for Mr. Wilson.
During fiscal year 2015, the Company paid $2,340 for parking for Mr. Lafargue. In addition, the Company paid $27,480 for health and life insurance benefits for Mr. Lafargue.
During fiscal year 2015, the Company paid $2,340 for parking for Mr. Ciardiello. In addition, the Company paid $27,028 for health and life insurance benefits for Mr. Ciardiello.
Post-Termination Payments and Benefits
For a narrative description of the material terms of each agreement that provides for payments or benefits to an NEO in the event of the termination of his respective employment under various circumstances, including upon resignation, retirement, disability, death, termination for cause, termination without cause, and termination for Good Reason, as defined in his respective agreement, or in the event of a change in control of the Company, see “—Employment Agreements with the 2015 Named Executive Officers,” “—Overview of Compensation for J. Thomas Wilson, President and Chief Executive Officer,” “—Overview of the Compensation for Antoine J. Lafargue, Senior Vice President and Chief Financial Officer, Treasurer and Corporate Secretary,” “—Overview of the Compensation for Matthew R. Ciardiello, Former Vice President and Chief Financial Officer, Treasurer and Corporate Secretary” and “—Equity-Based Compensation.”
Tax Considerations
The Company intends to operate its executive compensation program in good faith compliance with Section 409A of the U.S. Internal Revenue Code and the related regulations and other guidance issued by the U.S. Internal Revenue Service (the “IRS”). At this time, the Company does not expect that Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) will have any material effect on the Company’s executive officer compensation because the Company does not currently expect that the annual taxable compensation paid to any executive officer which is not “performance-based compensation” paid under a stockholder-approved plan that meets the requirements of Section 162(m) and related regulations, and thus is not subject to the tax deduction limitations of Section 162(m), will exceed $1 million. The Company reserves the right to award compensation which may not be fully deductible under Section 162(m) if the CNG Committee or another appropriate independent Board committee determines that such compensation is in the Company’s best interests in providing incentives to attract, motivate, and retain key executives.
Conclusions
The Board believes that the Company’s executive compensation program is and will be a critical element in ensuring the Company’s continued success as it grows and pursues its strategic objectives. Motivation, attraction, retention, and the NEOs’ alignment with the interests of the Company’s stockholders are the key objectives of the program. The continued improvement in business results and increased shareholder value are driven by the performance of highly motivated executives. In the opinion of the Board, the design and operation of the Company’s executive compensation programs, along with the monitoring of executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its stockholders as the Company continues to pursue its strategic objectives.

Additional Information Regarding Executive Compensation
Employment Agreements with the 2015 Named Executive Officers
The Company has entered into written employment agreements with each of Messrs. Wilson, Lafargue, and Ciardiello that provide for certain severance payments and other benefits in the event that their respective employment with the Company is terminated under various circumstances, as described below (Mr. Ciardiello’s employment with the Company was terminated effective June 19, 2015). Generally, the Company uses these provisions to provide some assurance to the Board that Magellan will continue to be able to rely on NEOs continuing in their positions with the Company, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.
Mr. Wilson
On February 11, 2015, the Company entered into an Amendment to the new Employment Agreement entered into on December 3, 2014, both effective as of October 31, 2014 (together, the “Amended 2014 Wilson Agreement”), with J. Thomas Wilson, under which Mr. Wilson serves as the Company’s President and CEO.
The Amended 2014 Wilson Agreement provides for a 26-month term of employment (the “Initial Term”), commencing on October 31, 2014, and ending on December 31, 2016, unless terminated earlier as provided in the Amended 2014 Wilson Agreement. If not terminated earlier than December 31, 2016, the Initial Term will automatically renew for one or more successive one-year periods (each, a “Renewal Term”) unless in each case at least six months prior to the end of the Initial Term or Renewal Term, as the case may be, either the Company or Mr. Wilson gives written notice to the other party electing to permit the Amended 2014 Wilson Agreement to terminate on the last day of the Initial Term or Renewal Term, as the case may be.
The Amended 2014 Wilson Agreement provides for an initial annual base salary of $300,000, subject to an annual cost of living increase beginning on July 1, 2016, and effective each January 1 thereafter. The Amended 2014 Wilson Agreement also provides for an annual car allowance of $9,600. The Amended 2014 Wilson Agreement provided for a performance and retention bonus of $90,000 that was paid to Mr. Wilson on January 15, 2015. In addition, during the Initial Term or any Renewal Term, Mr. Wilson will not be guaranteed a cash bonus, but will be eligible to receive other bonus awards, if any, as recommended by the CNG Committee and approved by the Board based on the Company’s and Mr. Wilson’s performance. The Amended 2014 Wilson Agreement confirms, pursuant to the terms of the 2012 Omnibus Plan, (i) a nonqualified stock option award comprised of options to acquire an aggregate of 125,000 shares of the Company’s common stock with an exercise price equal to the closing market price on the grant date, and (ii) a restricted stock award of 3,750 shares of Magellan common stock.
The Company is entitled to terminate Mr. Wilson’s employment at any time for any reason, other than non-renewal, death, Disability, or Cause (as each such term is defined in the Amended 2014 Wilson Agreement) upon at least 30 days’ written notice to Mr. Wilson. If the Company terminates Mr. Wilson’s employment for any reason other than non-renewal, death, Disability, or Cause, then the Company shall pay to Mr. Wilson (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken through the date of termination of employment (the “Salary Benefit”); (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment (the “Other Benefits”); (iii) any reimbursement amounts for reasonable business expenses approved by the Company and owed to Mr. Wilson under the Amended 2014 Wilson Agreement (the “Reimbursement Benefit” and together with the Salary Benefit and the Other Benefits, the “Accrued Benefits”); (iv) a defined severance benefit (the “Severance Benefit”); and (v) certain continuing health insurance payment benefits, if Mr. Wilson elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment (the “Medical Benefit”). In addition, the equity incentives shall vest as per the equity agreements (the “Vesting Benefit”). The Severance Benefit is equal to the amount of base salary that Mr. Wilson would have received if he remained employed for 12 months following his termination, based upon his then-current base salary without further increase. In the case of non-renewal of the Initial Term or Renewal Term of the Amended 2014 Wilson Agreement, then the severance benefit amount payable to Mr. Wilson upon termination is reduced to the amount of base salary that Mr. Wilson would have received if he remained employed for six months, and there is no Medical Benefit.
The Amended 2014 Wilson Agreement may be terminated by the Company in the event of Mr. Wilson’s Disability by giving him written notice of termination at least 30 days before the date of such termination. In the event of termination of employment because of Disability, Mr. Wilson will be entitled to receive (i) the Accrued Benefits, and (ii) his rights in respect of the equity incentives shall be as set forth in the equity incentive agreements.
In the event of the death of Mr. Wilson during the course of his employment under the Amended 2014 Wilson Agreement, Mr. Wilson’s estate (or other person or entity having such entitlement pursuant to the terms of the applicable plan or program) shall be entitled to receive the Accrued Benefits, and the Vesting Benefit. In addition, in the event of such death, Mr. Wilson’s beneficiaries shall receive any death benefits owed to them under the Company’s employee benefit plans.
The Amended 2014 Wilson Agreement may also be terminated for Cause by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud by Mr. Wilson relating to the performance of his services to the Company; (ii) a breach by Mr. Wilson of his duties or responsibilities under the Amended 2014 Wilson Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) Mr. Wilson’s conviction of a felony or any crime involving moral turpitude; (iv) Mr. Wilson’s material failure (for reasons other than death or Disability) to perform his duties under the Amended 2014 Wilson Agreement or “insubordination” (defined as refusal to execute or carry out lawful directions from the Board or its duly appointed designees) where Mr. Wilson has been given written notice of the acts or omissions constituting such failure or insubordination, and he has failed to cure such conduct, where susceptible to cure, within 10 days following such notice; or (v) a breach by Mr. Wilson of any provision of any material policy of the Company or any of his obligations under the Amended 2014 Wilson Agreement (e.g., confidentiality, non-solicitation, non-competition, and non-disparagement obligations) where Mr. Wilson has been given written notice of the acts or omissions constituting such breach, where susceptible to cure within 10 days following such notice; provided, however, that no cure shall be allowed under clause (iv) or (v) if Mr. Wilson has previously been allowed to cure an event under either such clause. If the Amended 2014 Wilson Agreement is terminated for Cause, Mr. Wilson shall only be entitled to receive the Accrued Benefits.
Mr. Wilson is entitled to terminate his employment with the Company for Good Reason (as defined in the Amended 2014 Wilson Agreement). In the event of his termination of employment for Good Reason, Mr. Wilson shall be entitled to receive (i) the Accrued Benefits; (ii) the Severance Benefit; (iii) the Medical Benefit and (iv) the Vesting Benefit. “Good Reason,” as defined in the Amended 2014 Wilson Agreement, means only, without Mr. Wilson’s written consent, (A) a material negative change in the scope of the authority, functions, duties, or responsibilities of Mr. Wilson’s employment from that which is contemplated by the Amended 2014 Wilson Agreement, provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company materially changing the geographic location in which Mr. Wilson must perform services from the Denver, Colorado metropolitan area or the Company engaging the services of a long-term replacement President and CEO (C) any material breach by the Company of any provision of the Amended 2014 Wilson Agreement without Mr. Wilson having committed any material breach of his obligations thereunder, in each case of (A), (B), or (C), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach. If an event giving grounds for termination of employment for Good Reason occurs, and Mr. Wilson fails to give notice of termination within 60 days after the occurrence of such event, Mr. Wilson shall be deemed to have waived his right to terminate employment for Good Reason with respect to such event.
Mr. Lafargue
On December 3, 2014, the Company entered into an Employment Agreement with Mr. Lafargue, effective as of October 31, 2014 (the “2014 Lafargue Agreement”), as amended on October 12, 2015, under which Mr. Lafargue served as the Company’s Senior Vice President of Strategy and Business Development and Chief Commercial Officer from October 31, 2014, to June 19, 2015, when Mr. Lafargue commenced serving as the Company’s Senior Vice President and CFO, Treasurer, and Corporate Secretary.
The 2014 Lafargue Agreement provides for a 26-month term of employment (the “Initial Term”), commencing on October 31, 2014, and ending on December 31, 2016, unless earlier terminated as provided in the 2014 Lafargue Agreement. If not terminated earlier than December 31, 2016, the Initial Term will automatically renew for one or more successive one-year periods (each, a “Renewal Term”) unless in each case at least six months prior to the end of the Initial Term or Renewal Term, as the case may be, either the Company or Mr. Lafargue gives written notice to the other party electing to permit the 2014 Lafargue Agreement to terminate on the last day of the Initial Term or Renewal Term, as the case may be.
Under the 2014 Lafargue Agreement, Mr. Lafargue will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. He will report to the Company’s President and CEO.
Mr. Lafargue is paid an annual salary of $300,224, subject to an annual increase. Mr. Lafargue is entitled to receive cash bonuses recommended in the future by the CNG Committee and approved by the Board. Mr. Lafargue is entitled to reimbursement of certain advisory expenses and his business expenses while performing services for the Company. During the term of the 2014 Lafargue Agreement, Mr. Lafargue will not be guaranteed a bonus but rather will be eligible to receive such bonus awards, if any, based on the Company’s and Mr. Lafargue’s performance, as shall be determined by the Board in its sole discretion, after receipt of a recommendation by the CNG Committee. The 2014 Lafargue Agreement confirms an award to Mr. Lafargue of (i) a grant under the 2012 Omnibus Plan of 62,500 restricted shares of Magellan common stock that are to vest immediately prior to the completion of a Qualifying Transaction (as defined in the agreement and generally described below), (ii) a cash award under the 2012 Omnibus Plan ranging from $0 to $1 million, contingent upon the completion of a Qualifying Transaction, with the amount of cash award to be equal to $2,750 for each one cent of market value per share of the Company’s common stock reflected in the Qualifying Transaction above a minimum market value threshold of $1.60 per share, (iii) a phantom stock award under the 2012 Omnibus Plan based on the value of 62,500 notional shares, with payment contingent upon completion of a Qualifying Transaction, and (iv) an override bonus agreement, which provides for a potential bonus outside of the 2012 Omnibus Plan that would double the amounts payable under the awards available under clauses (i), (ii), and (iii) above, in certain circumstances. The 2014 Lafargue Agreement also confirms an award to Mr. Lafargue of (i) a nonqualified stock option award comprised of options to acquire an aggregate of 31,250 shares of the Company’s common stock with an exercise price equal to the closing market price on the grant date, and (ii) a restricted stock award of 3,750 shares of Magellan common stock.
The 2014 Lafargue Agreement may be terminated by the Company in the event of Mr. Lafargue’s death or Disability (as defined in the 2014 Lafargue Agreement). If Mr. Lafargue dies or becomes disabled, then the Company will pay Mr. Lafargue or his representatives (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year in which termination of employment occurs; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment; and (iii) any reimbursement amounts owing to Mr. Lafargue (the amounts in clauses (i), (ii), and (iii) are referred to as the “Accrued Benefits”). The 2014 Lafargue Agreement may also be terminated for “Cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under the 2014 Lafargue Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death or Disability) to perform his duties or “insubordination” (defined as refusal to execute or carry out the lawful directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination, and he has failed to cure such conduct, where susceptible to cure, within 10 days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure, and related obligations under the 2014 Lafargue Agreement. If the 2014 Lafargue Agreement is terminated for “Cause,” Mr. Lafargue will only be entitled to receive payment of the Accrued Benefits.
The Company is entitled to terminate Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability, or Cause upon written notice to Mr. Lafargue. If the Company terminates Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability, or Cause, then the Company shall pay to Mr. Lafargue (i) the Accrued Benefits; (ii) a defined severance benefit (the “Severance Benefit”); and (iii) certain continuing health insurance payment benefits if Mr. Lafargue elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA (the “Medical Benefit”) following termination of employment. The Severance Benefit shall equal the amount of base salary that Mr. Lafargue would have received if he remained employed for an additional 12 months following his termination of employment, based upon his then-current base salary without further increase. The Severance Benefit as so determined shall be divided into 12 equal installments and paid out to Mr. Lafargue after termination of employment according to a one-year payment schedule. In addition, if, during a period beginning 74 days prior to the signing of the definitive agreement pursuant to which a Qualifying Transaction occurs and ending 10 months after the Qualifying Transaction occurs, Mr. Lafargue is terminated by the Company other than for non-renewal, Disability or Cause or if Mr. Lafargue terminates his employment for Good Reason, Mr. Lafargue is entitled to an additional cash severance payment equal to (x) the lesser of (i) two years’ of Mr. Lafargue then current base salary and (ii) $600,000, minus (y) the Severance Benefit (the “CIC Severance Amount”). The CIC Severance Amount shall be paid at the later of the Qualifying Transaction and the first installment of the Severance Benefit. A “Qualifying Transaction” shall mean either of the following occurring prior to December 31, 2017, (i) any transaction or series of related transaction pursuant to which a person acquires at least 50% of the combined voting power of the then outstanding voting securities of the Company, and (ii) the sale or other disposition of greater than 95%, as defined by market value on the October 12, 2015, of the gross assets of the Company.
Mr. Lafargue is also entitled to terminate his employment with the Company for “Good Reason.” In the event of his termination of employment for Good Reason, Mr. Lafargue shall be entitled to receive the Accrued Benefits, Severance Benefit, and the Medical Benefit described above. “Good Reason” means, without Mr. Lafargue’s consent, (A) a material negative change in the scope of the authority, functions, duties, or responsibilities of his employment from that which is contemplated by the Lafargue Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) a material reduction in his base salary, taking into account any cost of living adjustments based on his employment outside of the Denver, Colorado metropolitan area, cash bonus opportunity, long-term incentives, or severance protections; (C) the Company materially changing the geographic location in which he must perform services from the Denver, Colorado metropolitan area to any other location other than the metropolitan area of Houston, Texas, Dallas, Texas, or New York, New York; or (D) any material breach by the Company of any provision of the Lafargue Agreement without Mr. Lafargue having committed any material breach of his obligations under the 2014 Lafargue Agreement, in each case of (A), (B), (C), or (D), which breach is not cured by the Company within 30 days following written notice thereof to the Company of such breach. If Mr. Lafargue elects to terminate his employment for any reason other than Good Reason, he will be entitled to payment of only the Accrued Benefits but may, if the Company elects, be entitled to receive an amount equal to one month of his then-current base salary.
Mr. Ciardiello
On December 3, 2014, the Company entered into an employment agreement effective as of October 31, 2014, with Matthew R. Ciardiello (the “2014 Ciardiello Agreement”), under which Mr. Ciardiello served as the Company’s Vice President and CFO, Treasurer and Corporate Secretary. Mr. Ciardiello resigned from all positions with the Company effective June 19, 2015.
The 2014 Ciardiello Agreement provided for a 26-month term of employment (the “Initial Term”), commencing on October 31, 2014, and ending on December 31, 2016, that Mr. Ciardiello terminated earlier as provided in the 2014 Ciardiello Agreement. The 2014 Ciardiello Agreement also provided for an initial annual base salary of $225,040, subject to an annual cost of living increase beginning on July 1, 2016, and effective each January 1 thereafter. In addition, during the Initial Term Mr. Ciardiello was not guaranteed a cash bonus, but was eligible to receive bonus awards, if any, as recommended by the CNG Committee and approved by the Board based on the Company’s and Mr. Ciardiello’s performance. The 2014 Ciardiello Agreement granted, pursuant to the terms of the 2012 Omnibus Plan, (i) a nonqualified stock option award comprised of options to acquire an aggregate of 50,000 shares of the Company’s common stock with an exercise price equal to the closing market price on the grant date, and (ii) a restricted stock award of 5,000 shares of Magellan common stock.

Executive Compensation Tables
The following table summarizes the total compensation paid or earned by persons who served as Magellan’s principal executive officer or principal financial officer during the fiscal year ended June 30, 2015, or who are otherwise required to be disclosed herein (i.e., the NEOs).

Summary Compensation Table

Name and Principal Position	Year	Salary (3)	Bonus (4)	Stock Awards (5)	Option Awards (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compen-sation (6)	Total
J. Thomas Wilson, President and CEO (1)	2015	$369,343	$90,000	$54,000	$999,835	$—	$52,118	$1,565,296
	2014	$339,029	$92,500	$157,500	$629,500	$—	$25,955	$1,244,484
Antoine J. Lafargue, SVP and CFO, Treasurer, and Corporate Secretary	2015	$383,197	$—	$54,000	$221,050	$—	$37,496	$695,743
	2014	$284,867	$45,500	$157,500	$519,338	$—	$42,669	$1,049,874
Matthew R. Ciardiello, former VP and CFO, Treasurer, and Corporate Secretary (2)	2015	$255,139	$—	$72,000	$353,680	$—	$36,448	$717,267

(1)	Mr. Wilson also serves as a director of the Company.

(2)
Mr. Ciardiello was promoted to Vice President and CFO, Treasurer, and Corporate Secretary on October 31, 2014, and resigned from his position with Magellan effective June 19, 2015. The compensation for Mr. Ciardiello includes the total amount paid to him during fiscal 2015, including amounts paid prior to his promotion to Vice President and CFO, Treasurer and Corporate Secretary.

(3)
Salary for 2015 includes amounts of accrued additional salary for vacation days not taken of $83,076, $96,990 and $45,872 for Messrs. Wilson, Lafargue, and Ciardiello, respectively. Salary for 2014 includes amounts of accrued additional salary for vacation days not taken of $28,260 and $26,867 for Messrs. Wilson and Lafargue, respectively.

(4)	Pursuant to Mr. Wilson’s employment agreement, he was paid a performance bonus of $90,000 on January 16, 2015.

(5)
Amounts reported represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The grant date values have been determined based on assumptions and methodologies discussed in Notes 1 and 9 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015. Certain of the option awards are subject to performance conditions, and the grant date fair values reported reflect the determination that the probable outcome of such conditions will be the achievement of the highest level of such performance conditions.

(6)	The amounts for fiscal year 2015 entitled “All Other Compensation” are detailed in the following table:

Name	Qualified Retirement Plan Employer Match	Premiums For Health Insurance Plans	Car Allowance	Premiums for Life and Disability Insurance Plans	Secured Parking Fees	Health Savings Account
J. Thomas Wilson	$9,271	$23,073	$7,015	$1,444	$2,940	$8,375
Antoine J. Lafargue	$7,676	$18,836	$—	$1,444	$2,340	$7,200
Matthew R. Ciardiello	$7,080	$15,552	$—	$1,276	$2,340	$10,200

The following table lists the outstanding equity awards as of June 30, 2015, for each of the NEOs:

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
J. Thomas Wilson (1)	24,218	—	—	$9.60	2/2/2019	—	—	—	—
J. Thomas Wilson (1)	18,750	—	—	$17.92	4/1/2020	—	—	—	—
J. Thomas Wilson (1)	15,625	—	—	$8.64	11/7/2021	—	—	—	—
J. Thomas Wilson (1)	31,250	—	93,750	$8.24	10/15/2023	—	—	—	—
J. Thomas Wilson (1)	—	—	125,000	$14.40	10/31/2024	—	—	—	—
J. Thomas Wilson (1)	—	—	—	—	—	16,250	$54,600 (2)	—	—
Antoine J. Lafargue (3)	50,000	—	—	$14.72	8/2/2020	—	—	—	—
Antoine J. Lafargue (3)	75,000	—	—	$8.80	11/30/2021	—	—	—	—
Antoine J. Lafargue (3)	25,780	—	77,345	$8.24	10/15/2023	—	—	—	—
Antoine J. Lafargue (3)	—	—	31,250	$14.40	10/31/2024	—	—	—	—
Antoine J. Lafargue (3)	—	—	—	—	—	16,250	$54,600 (2)	—	—
Matthew R. Ciardiello (4)	12,500	—	—	$8.40	7/1/2023	—	—	—	—
Matthew R. Ciardiello (4)	3,125	—	—	$8.24	10/15/2023	—	—	—	—

(1)
In connection with Mr. Wilson’s appointment as the Company’s President and CEO effective September 27, 2011, on November 7, 2011, Mr. Wilson was awarded (a) 31,250 non-qualified time-based stock options with an exercise price of $8.64 per share; and (b) 12,500 shares of time-based restricted stock. These stock options and shares of restricted stock were fully vested as of June 30, 2015. Prior to his appointment as President and CEO, Mr. Wilson was granted the following stock options: (a) 48,437 options granted on February 2, 2009, with an exercise price of $9.60 per share; and (b) 37,500 options granted on April 1, 2010, with an exercise price of $17.92 per share, all of which options were vested as of June 30, 2015. The above option share numbers reflect certain transfers made by Mr. Wilson on May 8, 2012 of one-half of each of the options previously granted to Mr. Wilson, pursuant to a domestic relations order in connection with a marital dissolution proceeding. On July 1, 2013, 18,750 restricted shares of Magellan common stock were awarded to Mr. Wilson pursuant to the 2012 Omnibus Plan, of which 6,250 restricted shares vested on July 1, 2014, 6,250 restricted shares vested on July 1, 2015, and the remaining 6,250 restricted shares are scheduled to vest on July 1, 2016. On October 15, 2013, options to purchase 125,000 shares of Magellan common stock at an exercise price of $8.24 per share were granted to Mr. Wilson under the 2012 Omnibus Plan. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed above under “—Stock Option Program—2014 Performance Options.” On October 31, 2014, a total of 125,000 non-qualified options to purchase shares of Magellan common stock at an exercise price of $14.40 per share were granted to Mr. Wilson under the 2012 Omnibus Plan, comprised of 50,000 market-based options and 75,000 performance-based options. The vesting and exercisability of those options are further discussed above under “—Stock Option Program—2015 Performance Options.” Also on October 31, 2014, 3,750 restricted shares of Magellan common stock were awarded to Mr. Wilson pursuant to the 2012 Omnibus Plan, which vested on December 31, 2015.

(2)
The market value of the shares of restricted stock that had not vested as of June 30, 2015, is based on the closing market price of Magellan common stock of $3.36 per share as reported by NASDAQ on June 30, 2015.

(3)
In connection with his initial appointment as the Company’s CFO and Treasurer, on August 2, 2010, Mr. Lafargue was awarded 50,000 non-qualified, time-based stock options with an exercise price of $14.72 per share, all of which were vested as of June 30, 2015. On November 30, 2011, Mr. Lafargue was awarded a total of 75,000 non-qualified stock options with an exercise price of $8.80 per share, comprised of 50,000 time-based options and 25,000 performance-based options. All of these 75,000 options were fully vested as of June 30, 2015. On July 1, 2013, 18,750 restricted shares of Magellan common stock were awarded to Mr. Lafargue pursuant to the 2012 Omnibus Plan, of which 6,250 restricted shares vested on July 1, 2014, 6,250 restricted shares vested on July 1, 2015, and the remaining 6,250 restricted shares are scheduled to vest on July 1, 2016. On October 15, 2013, non-qualified options to purchase 103,125 shares of Magellan common stock at an exercise price of $8.24 per share were granted to Mr. Lafargue under the 2012 Omnibus Plan. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed above under “—Stock Option Program—2014 Performance Options.” On October 31, 2014, 31,250 non-qualified options to purchase shares of Magellan common stock at an exercise price of $14.40 per share were granted to Mr. Lafargue under the 2012 Omnibus Plan. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed above under “—Stock Option Program—2015 Performance Options.” Also on October 31, 2014, 3,750 restricted shares of Magellan common stock were awarded to Mr. Lafargue pursuant to the 2012 Omnibus Plan. The 3,750 restricted shares vested on December 31, 2015.

On October 12, 2015, the Company entered into a series of new incentive compensation agreements with Antoine J. Lafargue consisting of (i) a grant under the 2012 Omnibus Plan of 62,500 restricted shares of Magellan common stock that are to vest immediately prior to the completion of a Qualifying Transaction (as defined in the agreement), (ii) a cash award under the 2012 Omnibus Plan ranging from $0 to $1 million, contingent upon the completion of a Qualifying Transaction, with the amount of cash award to be equal to $2,750 for each one cent of market value per share of the Company’s common stock reflected in the Qualifying Transaction above a minimum market value threshold of $1.60 per share, (iii) a phantom stock award under the 2012 Omnibus Plan based on the value of 62,500 notional shares, with payment contingent upon completion of a Qualifying Transaction, and (iv) an override bonus agreement, which provides for a potential bonus outside of the Company’s 2012 Omnibus Plan that would double the amounts payable under the awards available under clauses (i), (ii), and (iii) above, in certain circumstances. These awards are subject to performance conditions and other terms as discussed above under “—Employment Agreements with the 2015 Named Executive Officers—Mr. Lafargue.”

(4)
In connection with his initial appointment as the Company’s CFO, Treasurer and Corporate Secretary, on October 31, 2014, Mr. Ciardiello was awarded under the 2012 Omnibus Plan (a) 50,000 non-qualified options to purchase shares of Magellan common stock at an exercise price of $14.40 per share; and (b) 5,000 shares of time-based restricted stock. The vesting and exercisability of those options are subject to performance conditions and other terms as discussed above under “—Stock Option Program—2015 Performance Options.” The restricted shares were scheduled to vest on December 31, 2015. Upon Mr. Ciardiello’s resignation effective June 19, 2015, all of these options were cancelled and the restricted shares were forfeited. Prior to his appointment as CFO, Treasurer and Corporate Secretary, Mr. Ciardiello was granted the following stock options: (a) 6,250 non-qualified time-based options granted on July 24, 2012 with an exercise price of $9.12 per share; (b) 18,750 non-qualified time-based options granted on July 1, 2013 with an exercise price of $8.40 per share; and (c) 12,500 non-qualified performance-based options granted on October 15, 2013 with an exercise price of $8.24 per share. The vesting and exercisability of the performance-based options were subject to performance conditions and other terms as discussed above under “—Stock Option Program—2014 Performance Options.” Upon Mr. Ciardiello’s resignation effective June 19, 2015, 2,084 of the options granted to him on July 24, 2012, 12,500 of the options granted to him on July 1, 2013, and 9,375 of the options granted to him on October 15, 2013 were forfeited.

Equity Compensation Plan Information
The following table provides information as of June 30, 2015, with respect to compensation plans, including the 2012 Omnibus Plan, the 1998 Stock Incentive Plan, and individual compensation arrangements, under which shares of Magellan common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a) (#)		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b) ($)		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#)
Equity compensation awards under the 2012 Omnibus Plan approved by security holders	444,993	(1)	$10.36		175,703	(1),(2)
Equity compensation awards under the 1998 Stock Incentive Plan approved by security holders	534,633	(1)	$12.09		0	(3)
Equity compensation awards not approved by security holders	52,708	(4)	$8.30	(4)	—

(1)
During the period from June 30, 2015, through June 3, 2016, outstanding options previously granted under the 1998
Stock Incentive Plan for the purchase of 194,531 shares of Magellan common stock expired without exercise. Also during the period from June 30, 2015, through June 3, 2016, outstanding options previously granted under the 2012
Omnibus Plan for the purchase of 8,748 shares of Magellan common stock expired without exercise, and outstanding options previously granted under the 2012 Omnibus Plan for the purchase of 7,708 shares of Magellan common stock were forfeited. As a result of these expirations and forfeitures, pursuant to the terms of the 2012 Omnibus Plan,
210,987 additional securities became available for issuance under the 2012 Omnibus Plan.

(2)
On October 12, 2015, the Company granted to Antoine J. Lafargue a total of 62,500 shares of restricted Magellan common stock under the 2012 Omnibus Plan. The grant is subject to doubling under the terms of Mr. Lafargue’s employment agreement in certain circumstances. See “Additional Information Regarding Executive Compensation—
Employment Agreements with the 2015 Named Executive Officers–Mr. Lafargue” for additional information.

(3)
Effective with stockholder approval of the 2012 Omnibus Plan on January 16, 2013, the 1998 Stock Incentive Plan was replaced by the 2012 Omnibus Plan and no additional awards may be granted under the 1998 Stock Incentive Plan. Equity awards previously granted under the 1998 Stock Incentive Plan remain outstanding in accordance with their terms.

(4)
Consists of inducement equity awards outside of the Company’s 1998 Stock Incentive Plan and prior to stockholder approval of the 2012 Omnibus Plan, as follows: (i) options to purchase 9,375 shares of common stock for $8.08 per share granted to a new employee on January 10, 2012, which options expired on November 28, 2015, without exercise; (ii) options to purchase 100,000 shares of common stock for $8.96 per share granted to a former NEO on September 5, 2012, of which options to purchase 66,667 shares were cancelled in connection with his resignation from the Company effective August 15, 2014, and the remaining 33,333 options expired on September 30, 2015, without exercise; (iii) options to purchase 9,375 shares of common stock for $6.32 per share granted to a new employee on December 4, 2012; and (iv) options to purchase 937 shares of common stock for $6.32 per share granted to a new employee on December 4, 2012, of which options to purchase 312 shares were cancelled in connection with that employee’s resignation from the Company effective October 10, 2014, and the remaining 625 options expired on October 31, 2015, without exercise. These awards were granted in accordance with NASDAQ Listing Rule 5635(c)(4) and were previously reported in Current Reports on Form 8-K filed by the Company.

Certain Relationships and Related Person Transactions
The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities, and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.
The Company has adopted a Code of Conduct, a copy of which is located on the Company’s website, http://www.magellanpetroleum.com, under the heading “About Us—Corporate Governance,” which addresses conflicts of interest and related party transaction matters. The Company recognizes that transactions between the Company and any of its directors or executive officers can present potential or actual conflicts of interest. Therefore, as a general matter, and in accordance with the Code of Conduct, it is the Company’s preference to avoid such transactions. The Company recognizes, however, that the exercise of judgment is required in determining the applicability of the Code of Conduct to any given situation. Accordingly, to the extent that a related party transaction with a member of the Board or an executive officer is presented for consideration, it is Company policy to have the Board, and/or a designated committee thereof, review and approve the transaction. It is the practice of the Board and/or its designated committee to only approve a transaction with a related party if the Board or committee determines that the transaction is in the best interests of the Company and its stockholders.
Set forth below is a description of all transactions between the Company and related persons since the beginning of the fiscal year ended June 30, 2014, that are required to be disclosed under Item 404 of Regulation S-K. Certain transactions described below between the Company and entities controlled by J. Thomas Wilson, the Company’s President and CEO since September 27, 2011, and a director, were considered and approved by a special committee of the Board. Certain transactions described below between the Company and William H. Hastings were approved by the CNG Committee, as discussed below.
The September 2, 2011 transaction relating to Poplar described below was considered and approved by an independent committee of the Board due to potentially conflicting interests between the Company and Mr. Wilson. The committee provided an independent forum for the consideration of this transaction. No member of the committee had any personal interest, financial or otherwise (other than as a director of the Company), in this transaction.
Relationships and Transactions with J. Thomas Wilson
Nautilus Restructuring Transaction
Poplar is comprised of a 100% working interest in the oil and gas leases within the East Poplar Unit (“EPU”) in Roosevelt County, Montana, and the working interests in various oil and gas leases that are adjacent to or near EPU (“Northwest Poplar” or “NWP”) with the working interests varying between 63% and 100% in such leases (the Company’s combined working interests in EPU and NWP are herein referred to as the “Working Interests”). Prior to September 2, 2011, the Working Interests were owned entirely by Poplar (69%), the Company (28%), and Nautilus Technical Group, LLC (“Nautilus Tech”) (3%). Poplar was owned by the Company (83%), Nautilus Tech (10%), and Eastern Rider, LLC (“Eastern Rider”) (7%). On September 2, 2011, effective September 1, 2011, the Company entered into a series of transactions resulting in the Company becoming the 100% owner of the membership interest in Poplar, and Poplar becoming the owner of 100% of the Working Interests (the “Nautilus Restructuring Transaction”). The Nautilus Restructuring Transaction enabled the Company to gain greater economic exposure to the Working Interests and to simplify processes and procedures relating to accounting, reporting, and capital funding. The Nautilus Restructuring Transaction consisted of (i) the Company acquiring all of the membership interests of Nautilus Tech and Eastern Rider; (ii) the Company assigning its 28% share of the Working Interests to Poplar, and (iii) the Company creating a new, wholly owned Delaware limited liability company, Magellan Petroleum North America, LLC (“MPNA”), and assigning, effective October 1, 2011, its 100% membership interest in Poplar to MPNA. On March 30, 2012, MPNA was merged into the Company, and, as a result, 100% of the interests in Poplar are now directly owned by the Company.
The terms of the Nautilus Restructuring Transaction are set forth in the September 2, 2011 Purchase and Sale Agreement (the “Nautilus PSA”) between the Company and the owners of the interests in Nautilus Tech and Eastern Rider (the “Nautilus Sellers”). The Nautilus Sellers included J. Thomas Wilson (a director of the Company and now its President and CEO), as well as certain other persons. The Company negotiated the consideration and terms of the Nautilus Restructuring Transaction with the intention of transacting with the Nautilus Sellers on fair value terms.

The Company paid $4.0 million in cash to the Nautilus Sellers at closing and issued approximately $2.0 million worth of new shares of Magellan common stock to acquire the Nautilus Sellers’ membership interests in Nautilus Tech and Eastern Rider (and their estimated combined 14.3% interest in the Working Interests). A total of 147,842 shares of Magellan common stock were issued to the Nautilus Sellers on the issuance date. All shares of Magellan common stock sold pursuant to the Nautilus Restructuring Transaction were issued in the name of the Nautilus Sellers, and the sale of the shares in the Nautilus Restructuring Transaction was not registered under the Securities Act of 1933, as amended (the “Securities Act”).
The Nautilus PSA provides for two potential future production payments to the Nautilus Sellers. The first production payment of $2.0 million is payable to the Nautilus Sellers when the 60-day rolling average for production of the Working Interests has reached 1,000 barrels of oil equivalent per day as set forth in Poplar’s Reports of Production to the Board of Oil and Gas Conservation of the State of Montana (the “Reports”). The second production payment in the amount of $3.0 million is payable to the Nautilus Sellers when the 60-day rolling average for production of the Working Interests has reached 2,000 barrels of oil equivalent per day as set forth in the Reports.
Mr. Wilson’s interest in the Nautilus Restructuring Transaction approximated 52% of the consideration paid for the Nautilus Tech and Eastern Rider interests, and Mr. Wilson and his former spouse’s interest in the Nautilus Restructuring Transaction is expected to approximate 51% of any future production payments payable to the Nautilus Sellers pursuant to the Nautilus PSA.
On September 2, 2011, the Company and the Nautilus Sellers also entered into a Registration Rights Agreement (the “RRA”), pursuant to which the Company granted to the Nautilus Sellers certain registration rights with respect to the shares owned by the Nautilus Sellers and issued under the Nautilus PSA, and any securities issued or distributed in connection with such shares by way of stock dividend or stock split or other distribution or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification, or otherwise and any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (the “Registrable Securities”).
The Company agreed to pay all expenses associated with the registration of the Registrable Securities, except the fees and disbursements of counsel to the Nautilus Sellers. The Company also agreed to indemnify each Nautilus Seller whose Registrable Securities are covered by a Registration Statement or Prospectus (each as defined in the RRA), the Nautilus Seller’s officers, directors, general partners, managing members, and managers, each person who controls (within the meaning of the Securities Act) the Nautilus Seller and the officers, directors, general partners, managing members, and managers of each such controlling person from and against any losses, claims, damages, or liabilities, expenses, judgments, fines, penalties, charges, and amounts paid in settlement, as incurred, arising out of or based on certain untrue statements of material fact or certain omissions of material facts in any applicable Registration Statement and/or certain related documents.
The Company has an effective Registration Statement on Form S-3 for the public resale of a total of 147,842 shares of Magellan common stock acquired in the Nautilus Restructuring Transaction by the Nautilus Sellers.
Relationships and Transactions with Certain Other Former Directors and Certain Beneficial Owners of Magellan Common Stock
Repurchase of Shares and Warrant from Sopak, and Potential Tax Liability
On January 14, 2013, the Company entered into a Collateral Purchase Agreement (the “Collateral Purchase Agreement”) with Sopak AG, a Swiss corporation (“Sopak”), which then beneficially owned more than 10% of

Magellan common stock. Under the Collateral Purchase Agreement, the Company agreed to purchase, for $10.0 million, certain collateral (the “Collateral”) from Sopak, including (i) 1,158,080 shares of Magellan common stock, (ii) a warrant granting Sopak the right to purchase from the Company an additional 543,478 shares of Magellan common stock, and (iii) a Registration Rights Agreement, dated as of June 29, 2009, and amended as of October 14, 2009, and June 23, 2010. The Collateral Purchase Agreement was completed and the Collateral was purchased by the Company on January 16, 2013.
The Company has estimated that there is the potential for a statutory liability for required U.S. federal tax withholdings, and related penalties and interest, related to the Collateral Purchase Agreement. As a result, the Company recorded a total liability of approximately $1.7 million and $1.6 million as of June 30, 2015, and 2014, respectively. The Company has a legally enforceable right to collect from Sopak any amounts owed to the IRS as a result of the Collateral Purchase Agreement. As a result, the Company recorded a corresponding receivable of $1.7 million and $1.6 million as of June 30, 2015, and 2014, respectively.
Milam Randolph Pharo and Davis Graham & Stubbs LLP
Milam Randolph Pharo, a director of the Company until December 11, 2014, is currently of counsel at Davis Graham & Stubbs LLP, a Denver-based law firm with over 140 attorneys, of which over 65 are partners. Mr. Pharo has held that position since April 2013. Mr. Pharo has a compensation arrangement with DGS such that Mr. Pharo has an interest in the amount of fees paid by the Company to DGS for certain legal services performed by DGS for the Company. During the fiscal years ended June 30 2015, and 2014, the Company recorded approximately $335,000 and $177,000, respectively, of legal fees related to DGS, with respect to which Mr. Pharo had a compensation interest of $0 and less than $2,500, respectively.
William H. Hastings and Repurchase of Options and Shares
On October 10, 2014, the Company entered into an Options and Stock Purchase Agreement with William H. Hastings, a former executive officer and director of the Company, and a beneficial owner of more than 5% of Magellan common stock as of October 10, 2014. The Options and Stock Purchase Agreement provided for the purchase by the Company of options previously granted to Mr. Hastings under the Company’s 1998 Stock Incentive Plan, as amended, to purchase 189,062 shares of Magellan common stock at an exercise price of $9.60 per share, and 31,250 shares of Magellan common stock held in an individual retirement account for the benefit of Mr. Hastings, for a total purchase price of $1,445,625. The Options and Stock Purchase Agreement was approved by the CNG Committee and the Board, and was completed on October 17, 2014.

Proposed Resolution
In light of the foregoing, the Board recommends that you vote in favor of the following resolution at the Meeting:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the Meeting pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission, which proxy statement includes the compensation tables and the narrative discussion that accompanies the compensation tables.

Vote Required for Approval
Approval of Proposal 3 will require the affirmative vote of the majority of the shares of Magellan common stock and Preferred Stock, voting together as a single class, present in person or represented by proxy at the Meeting and entitled to vote on the matter. Abstentions will have the effect of votes “AGAINST” this proposal, but broker non-votes will have no effect on this proposal.

Board Recommendation
THE MAGELLAN BOARD OF DIRECTORS RECOMMENDS THAT THE MAGELLAN STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE FOREGOING RESOLUTION RELATING TO THE COMPENSATION OF THE COMPANY’S NEOS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF EKS&H LLLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
The Audit Committee of the Board has appointed and engaged EKS&H LLLP to serve as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2016, and to perform other appropriate audit-related services. EKS&H began its service as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2012. Stockholders are hereby asked to ratify the Audit Committee’s appointment of EKS&H as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.
The Audit Committee is solely responsible for selecting the independent auditors of the Company. Although stockholder ratification of the appointment of EKS&H is not required by law or the Company’s organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of EKS&H, the Audit Committee will consider whether to engage another independent registered public accounting firm. Even if the appointment of EKS&H is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Company expects that a representative from EKS&H will be present at the Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountants’ Fees and Services
EKS&H served as the Company’s principal accountant for the audit of the Company’s financial statements for the fiscal years ended June 30, 2015, and June 30, 2014, and review of the Company’s financial statements included in its Quarterly Reports on Form 10-Q for those fiscal years. Information about their respective fees and services in those years is provided below.
Audit Fees
The aggregate fees paid or to be paid to EKS&H for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of the financial statements included in the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2015, and June 30, 2014, were $268,566 and $266,325, respectively.
Audit-Related Fees
The aggregate fees paid or to be paid to EKS&H in connection with the Company’s audit-related services during the fiscal years ended June 30, 2015, and June 30, 2014, were $41,500 and $21,845, respectively. The services performed during the 2015 fiscal year related to (i) the Company’s Shelf Registration Statement on Form S-3; (ii) attendance at the Company’s annual stockholders’ meeting and Audit Committee meetings; (iii) comfort letter procedures associated with the filing of the Company’s Shelf Registration Statement on Form S-3 and the implementation of an at-the-market equity financing facility under the Shelf Registration Statement; and (iv) certain out of pocket expense items. The services performed during the 2014 fiscal year related to (i) the reporting of the significant transaction involving the sale of the Amadeus Basin assets; (ii) attendance at the Company’s annual stockholders’ meeting and Audit Committee meetings; (iii) review of the Company’s fiscal year 2013 proxy statement; and (iv) certain out-of-pocket expense items.
Tax Fees
There were no fees paid or to be paid to EKS&H for tax services rendered to the Company during the fiscal years ended June 30, 2015, and June 30, 2014.
All Other Fees
There were no other fees paid or to be paid to EKS&H for any other services rendered to the Company during the fiscal year ended June 30, 2015. During the fiscal year ended June 30, 2014, the Company paid EKS&H $5,500 for other services rendered.
Pre-Approval Policies
Under the terms of its charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Audit Committee at its next scheduled meeting.
Vote Required for Approval
Approval of Proposal 4 will require the affirmative vote of the majority of the shares of Magellan common stock and Preferred Stock, voting together as a single class, present in person or represented by proxy at the Meeting and entitled to vote on the matter. Abstentions will have the effect of votes “AGAINST” this proposal, but broker non-votes will have no effect on this proposal.
Board Recommendation
THE MAGELLAN BOARD OF DIRECTORS RECOMMENDS THAT THE MAGELLAN STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF EKS&H LLLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MAGELLAN

Security Ownership of Management
The following table sets forth the number of shares of the Company’s common stock owned beneficially as of June 3, 2016 (unless another date is specified by footnote below), by each director of the Company and each named executive officer of the Company listed in the Summary Compensation Table contained herein, and by all current directors and current executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership *
Name of Individual or Group	Shares	Options	Percent of Class (1)
Vadim Gluzman, Director (2)	6,173	—	**
Robert I. Israel, Director (2)	6,173	—	**
Brendan S. MacMillan, Director (3)	337,724	—	5.86%
Ronald P. Pettirossi, Director (4)	25,424	3,125	**
J. Robinson West, Director (5)	36,087	31,250	1.16%
J. Thomas Wilson, President and Chief Executive Officer, and Director (6)	75,101	89,843	2.82%
Antoine J. Lafargue, Senior Vice President and Chief Financial Officer, Treasurer and Corporate Secretary (7)	79,623	150,780	3.90%
Matthew R. Ciardiello, former Vice President and Chief Financial Officer, Treasurer and Corporate Secretary (8)	—	44,791	**
Directors and Executive Officers as a Group (a total of 8 persons)	566,305	319,789	14.57%

*    Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed. Pursuant to SEC Rule 13d-3 under the Exchange Act, beneficial ownership includes shares as to which the individual or entity has or shares voting power or investment power, and any shares that the individual or entity has the right to acquire within 60 days of June 3, 2016, including through the exercise of any option, warrant, or right. For each individual or entity that holds options, warrants or rights to acquire shares, the shares of Magellan common stock underlying those securities are treated as owned by that holder and as outstanding shares when that holder’s percentage ownership of Magellan common stock is calculated. That Magellan common stock is not treated as outstanding when the percentage ownership of any other holder is calculated.
**    The percent of class owned is less than 1%.
(1)    Based on a total of 5,762,634 shares of Magellan common stock outstanding as of June 3, 2016.
(2)    Mr. Gluzman and Mr. Israel were appointed to the Board on May 17, 2013, pursuant to the board representation provisions of the Series A Convertible Preferred Stock Purchase Agreement between the Company and One Stone Holdings II LP dated May 10, 2013. See the table under “Other Security Holders” below for beneficial ownership of shares by One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C.
(3)    Includes 262 shares held by Mr. MacMillan’s spouse and a total of 9,393 shares held by Mr. MacMillan as UTMA custodian for his daughters.
(4)    Mr. Pettirossi holds 25,424 shares of Magellan common stock and holds vested options to acquire a total of 3,125 shares of Magellan common stock.

(5)    Mr. West holds 36,087 shares of Magellan common stock and holds vested options to acquire a total of 31,250 shares of Magellan common stock.
(6)    Mr. Wilson holds 75,101 shares of Magellan common stock and holds options to acquire a total of 308,591 shares of Magellan common stock, consisting of 50,781 time-based options, 145,312 performance-based options, and 112,498 market-based options. Under SEC rules, Mr. Wilson is deemed to be the beneficial owner of the shares of Magellan common stock underlying all of the 50,781 time-based options, 39,062 of the performance-based options, and none of the market-based options.
(7)    Mr. Lafargue holds 79,623 shares of Magellan common stock and holds options to acquire a total of 259,373 shares of Magellan common stock, consisting of 100,000 time-based options, 107,811 performance-based options, and 51,562 market-based options. Under SEC rules, Mr. Lafargue is deemed to be the beneficial owner of the shares of Magellan common stock underlying all of the 100,000 time-based options, 50,780 of the performance-based options, and none of the market-based options.
(8)    Mr. Ciardiello holds vested options to acquire 44,791 shares of Magellan common stock.

Other Security Holders
The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s issued and outstanding common stock as of June 3, 2016:

Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class
One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C. 720 Fifth Avenue, 10th Floor New York, New York 10019 Tel: (212) 702-8670	2,785,546	(1)	32.59%	(2)
Hammer Wealth Group, Inc. 68 South Service Road, Suite 100 Melville, New York 11747	536,692	(3)	9.31%
Brendan S. MacMillan 150A Manchester Street San Francisco, California 94110	337,724	(4)	5.86%

(1)    This information is based in part on a Schedule 13D/A filed by One Stone Holdings II LP and One Stone Energy Partners GP, L.L.C. with the SEC on April 4, 2016, and reflects 19,239,734 shares of Preferred Stock issued to One Stone Holdings II LP on May 17, 2013, and a total of an additional 3,053,561 shares of Preferred Stock issued to One Stone Holdings II LP in payment of dividends on the Preferred Stock, as adjusted for the impact of assumed conversion into Magellan common stock.
(2)    The percentage shown was calculated on the basis of an assumed 8,548,180 shares of Magellan common stock outstanding as of June 3, 2016, including the 2,785,546 shares of Magellan common stock into which the shares of Preferred Stock may be converted.
(3)    On February 11, 2016, Hammer Wealth Group, Inc. filed a Schedule 13G/A with the SEC indicating that it was a registered investment advisor, and as of July 15, 2014, had beneficial ownership of 536,692 shares of Magellan common stock, representing beneficial ownership of 9.31% of Magellan’s issued and outstanding common stock as of June 3, 2016.

(4)    This information is based in part on a Form 4 filed by Mr. MacMillan with the SEC on July 3, 2014.
On February 10, 2014, William H. Hastings filed a Schedule 13G/A with the SEC indicating that Mr. Hastings was the beneficial owner of 6.4% of Magellan’s issued and outstanding common stock. On October 17, 2014, Magellan purchased options held by Mr. Hastings to purchase 189,062 shares of Magellan common stock and 31,250 shares of Magellan common stock held in an individual retirement account for the benefit of Mr. Hastings. As a result of this transaction, the Company believes that, as of June 3, 2016, Mr. Hastings is no longer a beneficial owner of more than 5% of Magellan’s issued and outstanding common stock.

PRO FORMA BENEFICIAL OWNERSHIP UPON COMPLETION OF THE EXCHANGE

Security Ownership of Management
Upon consummation of the Exchange, the pro forma beneficial ownership of each director of the Company and each named executive officer of the Company listed in the Summary Compensation Table contained herein, and of all current directors and current executive officers of the Company as a group, will remain unchanged from the beneficial ownership of such persons indicated above in “Security Ownership of Certain Beneficial Owners and Management of Magellan—Security Ownership of Management.” In addition, upon consummation of the Exchange, One Stone representatives Vadim Gluzman and Robert I. Israel will resign from the Magellan Board.

Other Security Holders
Upon consummation of the Exchange, the pro forma beneficial ownership of all persons or groups to be known to the Company to be the beneficial owners of more than 5% of the Company’s issued and outstanding will remain unchanged from the beneficial ownership of such persons or groups indicated above in “Security Ownership of Certain Beneficial Owners and Management of Magellan—Other Security Holders,” except for the beneficial ownership of One Stone. Upon consummation of the Exchange, One Stone will transfer to the Company 100% of the outstanding shares of Preferred Stock. As a result, One Stone will no longer be a beneficial owner of Preferred Stock or on an as-converted basis, of Magellan common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires Magellan’s executive officers, directors, and persons who beneficially own more than 10% of Magellan common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC rules to furnish Magellan with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no such filings were required for those persons, or other information of which the Company is aware, the Company believes that during the fiscal year ended June 30, 2015, its executive officers, directors, and more than 10% beneficial owners timely filed all reports they were required to file under Section 16(a) of the Exchange Act, except that on August 15, 2014, Ronald P. Pettirossi, a director of the Company, filed a late Form 4 to report the exercise on July 10, 2014, of previously awarded options.

FUTURE STOCKHOLDER PROPOSALS
If a stockholder wishes to have a proposal included in the Notice of Meeting and related Proxy Statement for the Company’s 2016 annual meeting stockholders (which is assumed will be held on or about December 9, 2016), the stockholder must follow the procedures set forth in SEC Rule 14a-8 under the Exchange Act and submit the proposal to the Company no later than June 28, 2016. The fact that a stockholder proposal is received in a timely manner does not ensure its inclusion in the proxy materials, since such proposal must satisfy all requirements in the proxy rules relating to such inclusion.

Notice of Business to be Brought Before a Stockholders’ Meeting
If a stockholder wishes to present a proposal at the Company’s 2016 annual meeting of stockholders and the proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s by-laws.
If a stockholder’s proposal relates to business other than the nomination of persons for election to the Board, Article II, Section 2 of the Company’s by-laws provides in part that:
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b)	the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c)	the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d)
a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e)	any material interest of the stockholder in such business.

To be timely under this by-law provision, a stockholder proposal must be received no earlier than September 12, 2016, but no later than October 10, 2016, which is the time period not less than 60 days nor more than 90 days prior to December 9, 2016.

Nominations of Persons for Election to the Board of Directors
If a stockholder’s proposal relates to the nomination of persons for election to the Board, Article II, Section 3 of the Company’s by-laws provides that:
Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section [3]. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section [3], public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.
Each such notice shall set forth:

(a)	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)
a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d)
such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the corporation if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
To be timely under this by-law provision, a stockholder proposal must be received no earlier than September 12, 2016, but no later than October 10, 2016, which is the time period not less than 60 days nor more than 90 days prior to December 9, 2016.
All stockholder proposals should be submitted to the Company’s Corporate Secretary at 1775 Sherman Street, Suite 1950, Denver, Colorado 80203.

OTHER BUSINESS
Magellan knows of no other matters to be presented at the Meeting. If any other matter properly comes before the Meeting, the appointed proxies will vote the proxies in accordance with their best judgment.
WHERE YOU CAN FIND MORE INFORMATION
Magellan files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Magellan files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Magellan’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
OF MAGELLAN PETROLEUM CORPORATION
The unaudited pro forma condensed consolidated financial information is presented to give effect to the Exchange Agreement between Magellan and One Stone which was signed on March 31, 2016, and pursuant to which One Stone will transfer to the Company 100% of the outstanding shares of Magellan Series A convertible preferred stock, in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Nautilus Poplar LLC, a wholly owned subsidiary of the Company, and 51% of the outstanding common units in Utah CO2 LLC, a majority-owned subsidiary of the Company, as adjusted by the Cash Amount (as defined in the Exchange Agreement) (the “Exchange”). The Exchange, if consummated, will result in a sale to One Stone of all of Magellan’s interests in the Poplar field in Montana, which is owned by Nautilus Poplar LLC, in consideration for the Preferred Stock and the Cash Amount.
The unaudited pro forma financial statements set forth information relating to the Exchange (i) as if the Exchange had become effective on March 31, 2016, with respect to balance sheet data, (ii) as if the Exchange had become effective on July 1, 2015, with respect to statement of operations data for the nine months ended March 31, 2016, (iii) as if the Exchange had become effective on July 1, 2014, with respect to statement of operations data for the fiscal year ended June 30, 2015, and (iv) as if the Exchange had become effective on July 1, 2013, with respect to statement of operations data for the fiscal year ended June 30, 2014. This unaudited pro forma financial information represents the historical results of operations adjusted for the effects of the Exchange as if it occurred at the beginning of the period being presented based on available information.
The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2016, were derived from and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the SEC on May 13, 2016. The pro forma condensed consolidated statement of operations for the fiscal years ended June 30, 2015, and 2014 were derived from and should be read in conjunction with the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the SEC on October 13, 2015, which is part of the annual report included in these proxy materials.
The unaudited pro forma financial information, while helpful in illustrating the financial characteristics of Magellan by using certain assumptions, does not reflect the impact of all possible events that may result as a consequence of the Exchange and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the Exchange would have been had it occurred as of the beginning of such periods.

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2016
(in thousands)

	Historical	Exchange Transaction Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$131	$344	(a)	$475
Securities available for sale	601	—		601
Accounts receivable	12	—		12
Inventories	323	—		323
Prepaid and other short-term assets	2,123	—		2,123
Assets held for sale	24,248	(24,248)	(b)	—
Total current assets	27,438	(23,904)		3,534
Property and equipment, net	1,346	—		1,346
Goodwill	500	—		500
Other long-term assets	169	(150)	(d)	19
Total assets	$29,453	$(24,054)		$5,399

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$4,233	$—		$4,233
Note payable	273	—		273
Liabilities held for sale	9,976	(9,976)	(b)	—
Total current liabilities	14,482	(9,976)		4,506

PREFERRED STOCK:
Series A Convertible Preferred Stock (par value $0.01per share): Authorized 28,000,000 shares, issued 22,293,295 shares	23,501	(23,501)	(c)	—

(DEFICIT) EQUITY:
Common stock (par value $0.01 per share); Authorized 300,000,000 shares, issued 6,972,023 shares	70	—		70
Treasury stock (at cost): 1,209,389 shares	(9,806)	—		(9,806)
Capital in excess of par value	93,886	9,423	(c)	103,309
Accumulated deficit	(97,598)	—		(97,598)
Accumulated other comprehensive income	4,918	—		4,918
Total (deficit) equity	(8,530)	9,423		893
Total liabilities, preferred stock and (deficit) equity	$29,453	$(24,054)		$5,399

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2016
(in thousands, except shares and per share amounts)

	Historical	Exchange Transaction Pro Forma Adjustments		Pro Forma As Adjusted
OPERATING EXPENSES:
Depreciation	$43	$—		$43
Exploration	127	—		127
General and administrative	4,549	—		4,549
Total operating expenses	4,719	—		4,719
Loss from operations	(4,719)	—		(4,719)
OTHER (EXPENSE) INCOME:
Loss on investment in securities	(587)	—		(587)
Other income	83	—		83
Total other (expense) income	(504)	—		(504)
Loss from continuing operations, before tax	(5,223)	—		(5,223)
Income tax expense	—	—		—
Net loss from continuing operations	(5,223)	—		(5,223)
Preferred stock dividends	(1,381)	1,381	(c)	—
Adjustment of preferred stock to redemption value	3,730	(3,730)	(c)	—
Net loss attributable to common stockholders from continuing operations	$(2,874)	$(2,349)		$(5,223)
Loss per common share attributable to common stockholders from continuing operations	$(0.50)			$(0.91)

Weighted average number of basic and diluted shares outstanding	5,740,904			5,740,904

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2015
(in thousands, except shares and per share amounts)

	Historical	Exchange Transaction Pro Forma Adjustments		Pro Forma As Adjusted
REVENUE FROM OIL PRODUCTION	$4,459	$(4,459)	(e)	$—
OPERATING EXPENSES:
Lease operating	5,089	(5,089)	(e)	—
Depletion, depreciation, amortization, and accretion	1,149	(1,001)	(e)	148
Exploration	1,563	(1,079)	(e)	484
General and administrative	8,611	340	(f),(h)	8,951
Impairment of proved oil and gas properties	17,353	(17,353)	(e)	—
Impairment of goodwill	674	(674)	(e)	—
Loss on sale of assets	316	—		316
Total operating expenses	34,755	(24,856)		9,899
Loss from operations	(30,296)	20,397		(9,899)
OTHER (EXPENSE) INCOME:
Net interest expense	(183)	183	(e)	—
Loss on investment in securities	(15,087)	—		(15,087)
Fair value revision of contingent consideration payable	1,888	—		1,888
Other income	267	(17)	(e)	250
Total other (expense) income	(13,115)	166		(12,949)
Loss from continuing operations, before tax	(43,411)	20,563		(22,848)
Income tax expense	—	—		—
Loss from continuing operations, net of tax	(43,411)	20,563		(22,848)
Net loss attributable to non-controlling interest in subsidiary	411	(411)	(g)	—
Preferred stock dividends	(1,740)	1,740	(c)	—
Net loss attributable to common stockholders from continuing operations	$(44,740)	$21,892		$(22,848)
Loss per common share attributable to common stockholders from continuing operations	$(7.83)			$(4.00)
Weighted average number of basic and diluted shares outstanding	5,710,288			5,710,288

MAGELLAN PETROLEUM CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2014
(in thousands, except shares and per share amounts)

	Historical	Exchange Transaction Pro Forma Adjustments		Pro Forma As Adjusted
REVENUE FROM OIL PRODUCTION	$7,601	$(7,601)	(e)	$—
OPERATING EXPENSES:
Lease operating	6,257	(6,257)	(e)	—
Depletion, depreciation, amortization, and accretion	1,123	(977)	(e)	146
Exploration	3,484	(541)	(e)	2,943
General and administrative	9,085	334	(f),(h)	9,419
Total operating expenses	19,949	(7,441)		12,508
Loss from operations	(12,348)	(160)		(12,508)
OTHER (EXPENSE) INCOME:
Net interest (expense) income	(243)	343	(e)	100
Fair value revision of contingent consideration payable	2,403	—		2,403
Other income	146	(44)	(e)	102
Total other (expense) income	2,306	299		2,605
Loss from continuing operations, before tax	(10,042)	139		(9,903)
Income tax expense	—	—		—
Loss from continuing operations, net of tax	(10,042)	139		(9,903)
Preferred stock dividends	(1,696)	1,696	(c)	—
Net loss attributable to common stockholders from continuing operations	$(11,738)	$1,835		$(9,903)
Loss per common share attributable to common stockholders from continuing operations	$(2.07)			$(1.75)
Weighted average number of basic and diluted shares outstanding	5,671,603			5,671,603

The unaudited pro forma financial statements have been prepared by adjusting the Company’s historical financial statements as discussed below:

(a)
The amount represents the pro forma adjustment for the estimated Cash Amount (as defined in the Exchange Agreement) to be paid at closing, which takes into account the $625 thousand borrowed from One Stone on April 15, 2016, under the Secured Promissory Note. The Cash Amount represents the loss from operations of Poplar from the September 30, 2015 effective date of the Exchange, adjusted for certain transaction costs and other amounts paid by Magellan prior to closing.

(b)
The amounts represent the elimination of the assets and liabilities of Nautilus Poplar LLC and Utah CO2 LLC, which were transfered to assets and liabilities held for sale at March 31, 2016, as a result of the execution of the Exchange Agreement.

(c) These amounts represent the pro forma effect of the removal of the preferred stock, related dividends and adjustments to redemption value.

(d)	The amount represents the pro forma effect of the removal of collateral held by Magellan for certain surety bonds which will be transferred to One Stone at closing.

(e)
The amounts being eliminated represent the revenues, operating expenses and other income and expenses of Poplar. The results of operations of Poplar for the nine months ended March 31, 2016 were reclassified to discontinued operations.

(f)	The amount represents the pro forma effect of the Exchange on the reduction in salaries and benefits for certain Magellan technical employees directly related to the properties exchanged.

(g)	The amount represents the removal of the non-controlling interest in Utah CO2 LLC totaling $411 thousand for the fiscal year ended June 30, 2015.

(h)	The amount represents the pro forma effect of the transaction costs related to the Exchange totaling $728 thousand.

UNAUDITED COMBINED FINANCIAL STATEMENTS OF THE CO2 BUSINESS
Magellan prepared unaudited combined financial statements for the CO2 Business. The Unaudited Combined Statements of Operations and the Unaudited Combined Statements of Cash Flows were prepared for the nine months ended March 31, 2016 and March 31, 2015 and for the fiscal years ended June 30, 2015 and June 30, 2014. The Unaudited Combined Balance Sheets were prepared as of March 31, 2016, June 30, 2015 and June 30, 2014.
THE CO2 BUSINESS
UNAUDITED COMBINED BALANCE SHEETS
(in thousands)

	March 31,	June 30,
	2016	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$72	$282	$303
Accounts receivable	188	504	818
Inventories	232	298	398
Prepaid and other short-term assets	68	77	119
Total current assets	560	1,161	1,638
Property and equipment, net	23,352	35,593	45,799
Goodwill	—	—	674
Other long-term assets	336	376	50
Total assets	$24,248	$37,130	$48,161

LIABILITIES AND NET PARENT INVESTMENT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,634	$1,751	$2,757
Current portion of notes payable	1,031	—	—
Total current liabilities	2,665	1,751	2,757
Notes payable, net of current portion	4,469	5,500	—
Asset retirement obligations	2,774	2,647	2,476
Other long-term liabilities	68	104	28
Total liabilities	9,976	10,002	5,261
COMMITMENTS AND CONTINGENCIES
NET PARENT INVESTMENT:
Net parent investment	14,272	27,128	42,900
Total liabilities and net parent investment	$24,248	$37,130	$48,161

The accompanying notes are an integral part of these unaudited combined financial statements.

THE CO2 BUSINESS
UNAUDITED COMBINED STATEMENTS OF OPERATIONS
(in thousands)

	Nine Months Ended		Years Ended
	March 31,		June 30,
	2016	2015	2015	2014

REVENUE FROM OIL PRODUCTION	$1,559	$3,543	$4,459	$7,601

OPERATING EXPENSES:
Lease operating	2,076	3,902	5,089	6,257
Depletion, depreciation, amortization, and accretion	607	651	1,001	977
Exploration	151	810	1,079	541
General and administrative	1,034	373	541	546
Impairments	11,280	—	18,027	—
Total operating expenses	15,148	5,736	25,737	8,321

Loss from operations	(13,589)	(2,193)	(21,278)	(720)

OTHER (EXPENSE) INCOME:
Net interest expense	(211)	(42)	(184)	(343)
Other income (expense)	46	(73)	17	44
Total other expense	(165)	(115)	(167)	(299)

Loss, before tax	(13,754)	(2,308)	(21,445)	(1,019)
Income tax expense	—	—	—	—
Net loss	(13,754)	(2,308)	(21,445)	(1,019)

Net loss attributable to non-controlling interest in subsidiary	36	336	411	—
Net loss attributable to parent of the CO2 Business	$(13,718)	$(1,972)	$(21,034)	$(1,019)

The accompanying notes are an integral part of these unaudited combined financial statements.

THE CO2 BUSINESS
UNAUDITED COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended		Years Ended
	March 31,		June 30,
	2016	2015	2015	2014

OPERATING ACTIVITIES:
Net loss	$(13,754)	$(2,308)	$(21,445)	$(1,019)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion, amortization, and accretion	607	651	1,001	977
Amortization of deferred financing costs	13	—	100	10
Allowance for doubtful accounts	59	—	—	—
Impairments	11,280	—	18,027	—
Net changes in operating assets and liabilities:
Accounts receivable	219	231	483	39
Inventories	66	75	101	157
Prepayments and other current assets	9	(49)	42	(69)
Accounts payable and accrued liabilities	702	325	68	811
Net cash (used in) provided by operating activities	(799)	(1,075)	(1,623)	906
INVESTING ACTIVITIES:
Additions to property and equipment	(243)	(7,195)	(8,796)	(20,372)
Proceeds from sale of unproved properties	175	—	—	—
Utah option	—	(371)	(276)	—
Net cash used in investing activities	(68)	(7,566)	(9,072)	(20,372)
FINANCING ACTIVITIES:
Debt issuances	—	3,501	5,500	1,000
Debt repayments	—	—	—	(1,441)
Capital contribution from parent	685	4,830	5,177	19,417
Capital contribution from non-controlling interest	—	147	147	—
Payment of deferred financing costs	(28)	—	(150)	—
Net cash provided by financing activities	657	8,478	10,674	18,976

Net decrease in cash and cash equivalents	(210)	(163)	(21)	(490)
Cash and cash equivalents at beginning of period	282	303	303	793
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$72	$140	$282	$303

The accompanying notes are an integral part of these unaudited combined financial statements.

THE CO2 BUSINESS
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation
Description of Operations and Basis of Presentation
Magellan Petroleum Corporation (“Magellan”) is an independent oil and gas exploration and production company historically focused on CO2-enhanced oil recovery ("CO2-EOR") projects in the Rocky Mountain region. Upon the anticipated closing of the transactions contemplated by the Exchange Agreement that Magellan entered into with its preferred stockholder on March 31, 2016, which are subject primarily to the approval of Magellan’s stockholders, Magellan will have disposed of its CO2-EOR activities.
The business to be sold, 100% of the outstanding membership interests in Nautilus Poplar LLC ("Poplar"), and 51% of the outstanding common units in Utah CO2 LLC (“Utah CO2”, and together with Poplar, the “CO2 Business” or, the "Company"), comprises Magellan’s entire US Poplar segment, which consists primarily of (i) a 100% working interest in the oil and gas leases within the East Poplar Unit (“EPU”), a federal exploratory unit in the western Williston Basin, Roosevelt County, Montana, totaling approximately 18,000 acres, (ii) the working interests in various oil and gas leases that are adjacent to or near EPU (“Northwest Poplar” or “NWP”) totaling approximately 4,000 acres, (iii) the developed five-well CO2-EOR pilot project in the Charles formation of the Poplar field, and (iv) an exercised option to enter into an agreement to purchase uncontracted CO2 volumes at a fixed price at Farnham Dome in Utah, the key terms of which are to be consistent with those detailed in the option.
The CO2 Business is managed from Magellan’s US head office. The salaries and benefits of certain employees whose function is direct management of the CO2 Business have been allocated to the CO2 Business in the form of general and administrative expense. Management believes that such allocations are reasonable; however, they may not be indicative of the actual results of the CO2 Business had it been operating as an independent company for the periods presented or the amounts that will be incurred in the future.
Upon the closing of the transactions contemplated by the Exchange Agreement, Magellan will retain responsibility for potential future contingent productions payments related to its September 2011 acquisition of Poplar. The contingent production payments are payable, up to a total of $5.0 million, if certain increased average daily production rates are achieved at the Poplar field. As such, estimates of such contingent production payments have been excluded from the accompanying unaudited combined financial statements of the CO2 Business to be exchanged.
Standalone financial statements have not been historically prepared for the CO2 Business. The accompanying unaudited combined financial statements of the CO2 Business have been derived from the consolidated financial statements of Magellan, and include the revenue, costs of revenue, operating and other expenses associated with the Exchange. These financial statements are presented without audit. The assets and liabilities included in the accompanying unaudited combined balance sheets represent substantially all of the assets and liabilities primarily related to, or used in, the CO2 Business.
Operating results for the nine months ended March 31, 2016 and 2015, and the years ended June 30, 2015 and 2014 are not necessarily indicative of the results that may be expected for any future period. The unaudited combined financial statements should be read in conjunction with Magellan’s Annual Report on Form 10-K for the year ended June 30, 2015 and its Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2016, December 31, 2015, and September 30, 2015 as filed with the SEC. In the opinion of management, the unaudited combined financial statements include all adjustments necessary to present fairly the financial position and operating results of the Exchange for the periods presented. The Exchange is subject to approval by Magellan’s stockholders and other conditions to closing, including the consent of the Company’s lender to release of Magellan’s guarantee of the Company’s note payable.
Use of Estimates
The preparation of the unaudited combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities, and the reported amounts of revenues and expenses, during the reporting periods. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid short term investments with original maturities of three months or less at the date of acquisition to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short term nature of these instruments.
Accounts Receivable
Trade accounts receivable consist mainly of receivables from oil and gas purchasers. For receivables from working interest partners, the Company typically has the ability to withhold future revenue disbursements to recover non-payment of joint interest billings. Generally, oil and gas receivables are collected within two months. The collectability of accounts receivable is continuously monitored and analyzed based upon historical experience. The use of judgment is required to establish an allowance for doubtful accounts for specific customer collection issues identified.
Inventories
Inventories consist of oil and gas drilling or repair items such as tubing, casing, chemicals, operating supplies, ordinary maintenance materials, and parts and production equipment for use in future drilling operations or repair operations. All inventories are carried at the lower of cost or net realizable value.
Oil and Gas Exploration and Production Activities
The Company follows the successful efforts method of accounting for its oil and gas exploration and production activities. Under this method, all property acquisition costs, and costs of exploratory and development wells are capitalized until a determination is made that the well has found proved reserves or is deemed noncommercial. If an exploratory well is deemed to be noncommercial, the well costs are charged to exploration expense as dry hole costs. Exploration expenses include dry hole costs, geological, and geophysical expenses. Non-commercial development well costs are charged to impairment expense if circumstances indicate that a decline in the recoverability of the carrying value may have occurred.
The Company records its proportionate share in joint venture operations in the respective classifications of assets, liabilities, and expenses. The cost of CO2 injection is capitalized until a production response is seen as a result of the injection and it is determined that the well has found proved reserves. After oil production from the well begins, CO2 injection costs are expensed as incurred.
Depreciation, depletion, and amortization ("DD&A") of capitalized costs related to proved oil and gas properties is calculated on a property-by-property basis using the units-of-production method based upon proved reserves. The computation of DD&A takes into consideration restoration, dismantlement, and abandonment costs as well as the anticipated proceeds from salvaging equipment.
The sale of a partial interest in a proved oil and gas property is accounted for as normal retirement, and no gain or loss is recognized as long as the treatment does not significantly affect the units-of-production depletion rate. A gain or loss is recognized for all other sales of producing properties. The sale of a partial interest in an unproved oil and gas property is accounted for as a recovery of cost, with any excess of the proceeds over such cost or related carrying amount recognized as gain.
Impairment of Long-Lived Assets
The Company reviews the carrying amount of its oil and gas properties and unproved leaseholds for impairment whenever events and / or changes in circumstances indicate that a decline in the recoverability of their carrying value may have occurred. The Company estimates the expected undiscounted future cash flows of its oil and gas properties and compares such undiscounted future cash flows to the carrying amount of the oil and gas properties to determine if the carrying amount is recoverable. If the carrying amount exceeds the estimated undiscounted future cash flows, the Company will adjust the carrying amount of the oil and gas properties to fair value. The factors used to determine fair value include, but are not limited to, recent sales prices of comparable properties, the present value of estimated future cash flows, net of estimated operating and development costs, using estimates of reserves, future commodity pricing, future production estimates, anticipated capital expenditures, and various discount rates commensurate with the risk and current market conditions associated with realizing the expected cash flows projected.
In connection with the Exchange Agreement and the reclassification of all of Poplar's oil and gas properties to assets held for sale, the Company undertook such a review at March 31, 2016, and recorded impairment of the proved oil and gas properties of $7.8 million and impairment of its wells in progress of $3.4 million. At June 30, 2015, the Company also reviewed the recoverability of its proved oil and gas properties and as a result of the review recorded an impairment of its proved properties of $17.4 million. The impairments were primarily the result of continued declines in oil prices.

Land, Buildings, and Equipment
Land, buildings, and equipment are recorded at cost. Costs of renewals and improvements that substantially extend the useful lives of the assets are capitalized. Maintenance and repair costs are expensed when incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to fifteen years.
Goodwill
Goodwill represents the excess of the purchase price over the estimated fair value of the assets acquired net of the fair value of liabilities assumed in an acquisition. GAAP requires goodwill to be evaluated on an annual basis for impairment, or more frequently if events occur or circumstances change that could potentially result in impairment.
The qualitative factors used in our assessment include macroeconomic conditions, industry and market conditions, cost factors, and overall financial performance. The quantitative analysis performed included a review of the June 30, 2015 reserve estimates using forward commodity prices and an estimate of the differential less the liabilities for Poplar and comparing the result of the analysis to the recorded carrying value of the net assets. The analysis indicated that the carrying value of the net assets exceeded the calculated value of the reserves net of liabilities, and therefore, an impairment had occurred.
As of June 30, 2015, management concluded that as a result of the decline in reserve value, principally due to the decline in commodity prices, and a downward revision in reserve quantities as the result of the exclusion of PUD reserves from the Company's reserve estimates, goodwill related to the acquisition of Poplar had been impaired and recorded an impairment expense of $674 thousand. There was no impairment of goodwill in any of the other periods presented in the accompanying unaudited combined financial statements.
Asset Retirement Obligations
The Company recognizes an estimated liability for future costs associated with the plugging and abandonment of its oil and gas properties. A liability for the fair value of an asset retirement obligation and corresponding increase in the carrying value of the related long-lived asset are recorded at the time a well is acquired or the liability to plug is legally incurred. The increase in carrying value is included in proved oil and gas properties in the accompanying condensed consolidated balance sheets. The Company depletes the amount added to proved oil and gas property costs, net of estimated salvage values, and recognizes expense in connection with the accretion of the discounted liability over the remaining estimated economic lives of the respective oil and gas properties.
Revenue Recognition
The Company derives revenue primarily from the sale of produced oil. Oil revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and collection of the revenue is probable.
Major Customers
The Company's combined oil production revenue was generated from a single customer for the nine months ended March 31, 2016 and 2015 and for the fiscal year ended June 30, 2014, and from two customers for the fiscal year ended June 30, 2015.
Accounting for Income Taxes
The Company follows the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance for deferred tax assets when it is more likely than not that such assets will not be recovered.
GAAP prescribes a comprehensive model for recognizing, measuring, presenting, and disclosing in the financial statements uncertain tax positions that the Company has taken or expects to take in its tax returns. Under GAAP, the Company recognizes tax positions when it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company has presumed that its positions will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The next step consists of measurement. A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. A tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. An uncertain income tax position will not be recognized if it does not meet the more-likely-than-not threshold. To appropriately account for income tax matters, the Company is required to make significant judgments and estimates regarding the recoverability of deferred tax assets, the likelihood of the outcome of examinations of tax positions that may or may not be currently under review, and potential scenarios involving settlements of such matters. Changes in these estimates could materially impact the combined financial statements. There are no uncertain tax positions that would meet the more-likely-than-not recognition threshold for the nine months ended March 31, 2016 or 2015, or the fiscal years ended June 30, 2015, or 2014, respectively. The Company has adopted an accounting policy to record all tax related interest under interest expense and tax related penalties under general and administrative expense in the combined statement of operations.
Note 2 - One Stone Exchange
On March 31, 2016, Magellan and One Stone entered into an Exchange Agreement (the “Exchange Agreement”). The Exchange Agreement provides that, upon the terms and subject to the conditions set forth in the Exchange Agreement, One Stone will transfer to Magellan 100% of the outstanding shares of Magellan Series A convertible preferred stock (the “Series A Preferred Stock”), in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Poplar and 51% of the outstanding common units in Utah CO2 LLC, as adjusted by the Cash Amount (as defined in the Exchange Agreement and discussed further below) (the “Exchange”).
The closing of the Exchange is subject to customary closing conditions, including, among others, the receipt of Magellan stockholder approval and the consent of West Texas State Bank ("WTSB") to release a guaranty provided by Magellan. The Exchange Agreement has been approved by each of the Special Committee and Magellan’s Board of Directors. Stockholders of Magellan will be asked to vote on the approval of the Exchange Agreement at a stockholder meeting that is expected to take place in June 2016. One Stone is required to vote all shares of Preferred Stock in favor of the Exchange Agreement at the special meeting of Magellan stockholders. Assuming the satisfaction of these conditions, Magellan expects the Exchange Agreement to close in the second calendar quarter of 2016.
Pursuant to the Exchange Agreement, on April 15, 2016, Magellan and One Stone (i) entered into a Secured Promissory Note (the “Note”) pursuant to which One Stone made a loan to Magellan in the aggregate amount of $625 thousand (the “Loan Amount”) and (ii) simultaneously entered into a Pledge Agreement pursuant to which Magellan pledged, assigned and granted to One Stone a security interest in Magellan’s interests in MPA, as collateral for the loan. Magellan is required to use the borrowed amounts to satisfy transaction costs and pay certain outstanding accounts payable primarily related to the CO2 Business. The purpose of the Note is primarily to fund the payment of outstanding payables with certain vendors of the CO2 Business to maintain its ongoing operations between signing of the Exchange Agreement and closing of the Exchange. At the closing of the Exchange Agreement, the Loan Amount will be deemed to be paid in full and no further amounts under the Note will be repaid by Magellan. If the Exchange is not consummated, Magellan will be required to repay this amount. Upon closing of the Exchange Agreement, One Stone will assume all assets and virtually all liabilities related to the CO2 Business, which include the Term Loan with WTSB and outstanding accounts payable related to the CO2 Business.
Note 3 - Debt
Notes Payable. On September 17, 2014, Poplar entered into a senior secured revolving loan facility (the "Revolving Loan Facility") with West Texas State Bank ("WTSB"). The Revolving Loan Facility had a floating interest rate based on the prime rate with a floor rate of 3.25%, with interest payable quarterly, a maturity of September 30, 2015, and a total available borrowing limit of $8.0 million, of which $5.5 million was drawn as of June 30, 2015, when Poplar entered into an amendment to the Revolving Loan Facility whereby the Revolving Loan Facility was converted into a single term loan (the "Term Loan"). The maturity of the Term Loan was extended to June 30, 2020 and bears interest at the prime rate plus 1.50% with an interest rate floor of 4.75%. The Term Loan is secured by substantially all of Poplar's assets and a guarantee of Magellan secured by a pledge of its membership interest in Poplar. During the first twelve months of the Term Loan, only monthly interest payments are payable. Principal is amortized over its remaining four year term. Under the terms of the Term Loan, Magellan and Poplar are subject to certain restrictive covenants customary in similar loan agreements. At March 31, 2016, Poplar and Magellan were in compliance with all such covenants.
On March 31, 2016, Magellan and One Stone entered into an Exchange Agreement whereby One Stone will assume the Term Loan from WTSB. See Note 2- One Stone Exchange.

Scheduled annual principal payments for the Term Loan are as follows:

Total
(in thousands)
Payable in fiscal year:
2016	$—
2017	1,375
2018	1,375
2019	1,375
2020	1,375
Total	$5,500
Note 4 - Asset Retirement Obligations
The estimated valuation of asset retirement obligations ("AROs") is based on the Company's historical experience and management's best estimate of plugging and abandonment costs by field. Assumptions and judgments made by management when assessing an ARO include: (i) the existence of a legal obligation; (ii) estimated probabilities, amounts, and timing of settlements; (iii) the credit-adjusted risk-free rate to be used; and (iv) inflation rates. Accretion expense is recorded under depletion, depreciation, amortization, and accretion in the unaudited combined statements of operations. If the recorded value of ARO requires revision, the revision is recorded to both the ARO and the asset retirement capitalized cost.
The following table summarizes the ARO activity:

	March 31,	June 30,
	2016	2015	2014
	(in thousands)
Fiscal year opening balance	$2,647	$2,476	$2,304
Liabilities incurred	—	—	7
Accretion expense	127	171	165
Balance at end of period	2,774	2,647	2,476
Less current asset retirement obligation	—	—	—
Long term asset retirement obligation	$2,774	$2,647	$2,476

Note 5 - Fair Value Measurements
The Company follows authoritative guidance related to fair value measurement and disclosure, which establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement using market participant assumptions at the measurement date. Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels are defined as follows:

•	Level 1: Quoted prices in active markets for identical assets.

•
Level 2: Significant other observable inputs - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3: Significant unobservable inputs.
The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and the consideration of factors specific to the asset or liability. The Company's policy is to recognize transfers in or out of a fair value hierarchy as of the end of the reporting period for which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed above for all periods presented. During the nine months ended March 31, 2016, and 2015, and fiscal years ended June 30, 2015 and 2014, there were no transfers in or out of Level 1, Level 2, or Level 3.
Assets and liabilities measured on a recurring basis
The Company's financial instruments exposed to concentrations of credit risk primarily consist of cash and cash equivalents. The carrying values for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities reflect these items' cost, which approximates fair value based on the timing of the anticipated cash flows and current market conditions. The recorded value of the Term Loan approximates fair value due to its variable interest rate structure.
Assets and liabilities measured on a nonrecurring basis
Effective March 31, 2016, in connection with the Exchange Agreement and related classification of the assets and liabilities of the CO2 Business to held for sale, the Company reviewed the recoverability of the carrying values of its assets and liabilities to be transferred to One Stone in the Exchange, and as a result of this review recorded an impairment of $11.2 million to adjust the carrying values of the exchanged assets and liabilities to their estimated fair values at March 31, 2016. The inputs used to determine such fair values were based in part on a fairness opinion provided by a third party in connection with the Exchange and in part on internally developed cash flow models and are classified within Level 3 in the hierarchy. The impairment recorded consisted of an amount identifiable to proved oil and gas properties of $7.8 million, an amount identifiable to accounts receivable of $100 thousand, and the remainder to wells in progress of $3.4 million.
In fiscal year 2015, the Company also reviewed the recoverability of the carrying values of its proved oil and gas properties and as a result of the review recorded an impairment of $17.4 million, primarily due to the decline in oil prices and quantity revisions related to the exclusion of PUD reserve estimates.
The Company also utilizes fair value to perform an impairment test on its oil and gas properties annually or whenever events and circumstances indicate that a decline in the recoverability of their carrying value may have occurred. Fair value is estimated using expected discounted future cash flows from oil and gas properties. The inputs used to determine such fair value are primarily based upon internally developed cash flow models and are also classified within Level 3.
Note 6 - Income Taxes
The Company has estimated the applicable effective tax rate expected for the full fiscal year ending June 30, 2016. The Company's effective tax rate used to estimate income taxes on a current year-to-date basis was 0% for the nine months ended March 31, 2016, and 2015, and for the years ended June 2015 and 2016.
Deferred tax assets ("DTAs") are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities and for operating losses and credit carry forwards.
A valuation allowance reduces DTAs to the estimated realizable value, which is the amount of DTAs the Company believes is "more-likely-than-not" to be realized in future periods. The Company reviews its DTAs and valuation allowance on a quarterly basis. As part of its review, the Company considers positive and negative evidence, including cumulative results in recent years. The Company maintains a full valuation allowance recorded against all DTAs. The Company therefore had no recorded DTAs as of March 31, 2016. The Company anticipates that it will continue to record a valuation allowance against its DTAs in all jurisdictions until such time as it is able to determine that it is "more-likely-than-not" that those DTAs will be realized.
Historically, the CO2 Business has been included in the tax return of Magellan, however, for purposes of the standalone financial statements, income tax was calculated at statutory rates adjusted for applicable permanent differences, as if the CO2 Business was a separate taxpayer utilizing the “Separate Return Method”.
The Company performed an analysis to determine whether the expected future income of the CO2 Business would more likely than not be sufficient to realize its deferred tax assets. Based on the Company's recent operating losses and projections of future losses, there is sufficient negative evidence to conclude that it is more likely than not that these assets will not be realized. As a result, the CO2 Business maintains a full valuation allowance against its federal and state net deferred tax assets at March 31, 2016, June 30, 2015 and June 30, 2014.

The following reconciles the Company's effective tax rate to the federal statutory tax rate for the fiscal years ended:

	June 30,
	2015	2014
	(In thousands)
Tax provision computed per federal statutory rate	$(7,151)	$(346)
State taxes, net of federal benefit	(936)	(45)
Change in valuation allowance	7,901	391
Other items	186	—
Consolidated income tax expense (benefit)	$—	$—
The following summarizes components of our income tax provision for the fiscal years ended:

June 30,
	2015	2014
(In thousands)
Consolidated current income tax provision	$—	$—
Consolidated deferred income tax provision	—	—
Consolidated income tax provision	$—	$—

The consolidated income tax provision is summarized as follows:
Continuing operations	$—	$—
Discontinued operations	$—	$—

Effective tax rate for continuing operations	—%	—%

Significant components of the Company's deferred tax assets and liabilities can be summarized as follows for the fiscal years ended:

	June 30,
	2015	2014
	(In thousands)
Deferred tax liabilities:
Land, buildings and equipment	$—	$(4,184)
Other items	(20)	(37)
Total deferred tax liabilities	(20)	(4,221)

Deferred tax assets:
Land, buildings and equipment	525	—
Asset retirement obligations	1,018	952
Net operating losses, capital losses, and foreign tax credits	3,138	29
Total deferred tax assets	4,681	981

Valuation allowance	(4,661)	3,240
Net long-term deferred tax asset	$—	$—

Note 7 - Property and Equipment, Net

The following table presents the capitalized costs of oil and gas properties under the successful efforts method and other property and equipment, net of accumulated depreciation as of the following periods:

	March 31,	June 30,
	2016	2015	2014
	(in thousands)
Proved oil and gas properties	$12,347	$20,857	$29,335
Less: accumulated depletion, depreciation and amortization	(4,803)	(4,355)	(3,575)
Unproved oil and gas properties (1)	294	469	269
Wells in progress	15,482	18,560	19,686
Land buildings and equipment, net	32	62	84
Total property and equipment, net of accumulated depreciation, depletion and amortization	$23,352	$35,593	$45,799
(1)On December 29, 2015, the Company entered into a farmout agreement with respect to the Company’s interests in the oil and gas leases which form the Poplar field specifically in relation to the formations located below the top of the Ordovician Winnipeg formation (the “Deep Formations”), which is estimated to be located at a depth of approximately 8,896 feet. Pursuant to the terms of the farmout agreement, the farmees made a $175 thousand non-refundable payment to the Company at signing of the farmout agreement and are required to (i) commence the deepening of the EPU120 well before June 30, 2017, and (ii) make an additional payment of $150 thousand to the Company to earn a 75% interest in the Company’s approximately 50% interests in the Deep Formations. The farmees intend to explore the Deep Formations for potential hydrocarbons and helium. The Company has reduced the capitalized cost for its unproved oil and gas properties, which at acquisition were assigned to the Deep Formations, by the amount of the $175 thousand non-refundable payment.
Note 8 - Commitments and Contingencies
Utah CO2 Option. In May 2015, in accordance with an option agreement between Magellan, Utah CO2, and Savoy Energy, LLC ("Savoy"), Utah CO2 exercised the CO2 purchase option available under the Utah CO2 Option Agreement. Exercise of the CO2 purchase option allows Utah CO2 to negotiate in good faith and enter into a purchase agreement for CO2 with Savoy, the key terms of which should be consistent with the terms detailed in the Utah CO2 Option Agreement, which included a 50-year term, an attractive CO2 price per mcf, the exclusive access to CO2 volumes recoverable from Farnham Dome for CO2-EOR projects in Utah, and no CO2 purchase obligations for the first three years. Upon the closing of the Exchange Agreement, the Company will not own any interest in Utah CO2, and therefore, not have any obligation related to the CO2 purchase option.
Note 9 - Related Party Transactions
Mi3 Petroleum Engineering. One of the members of Utah CO2, is Mi4 Oil and Gas LLC ("Mi4"), a Colorado-limited liability company majority owned by Mi3. Mi3 performs ongoing consulting work for both Utah CO2 and other Magellan entities. During the nine months ended March 31, 2016, and 2015, the Company recorded $293 thousand and $948 thousand, respectively, of expense related to fees payable to Mi3.
Note 10 - Supplemental Oil and Gas Information (Unaudited)
Supplemental Oil and Gas Reserve Information
The Company relies upon a combination of internal technical staff and third party consulting arrangements for reserve estimation and review. The reserve information presented below is based on estimates of net proved reserves as of June 30, 2015, and 2014, and was prepared in accordance with guidelines established by the SEC.
Reserve estimates were prepared by Hector Wills of Mi3 Petroleum Engineering, a Golden, Colorado based petroleum engineering firm, for the fiscal years ended June 30, 2015 and 2014. Reserve estimates were audited by the Company's independent petroleum engineering firm, Allen & Crouch Petroleum Engineers ("A&C") for each of the fiscal years presented. A&C does not own an interest in any of Poplar's oil and gas properties and is not employed by Poplar on a contingent basis.
Proved reserves are the estimated quantities of oil, gas, and natural gas liquids, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined and the price to be used is the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions. All of the Company's estimated proved reserves are located in the US.

Analysis of Changes in Proved Reserves
The following table sets forth information regarding the Company's estimated proved oil and gas reserve quantities. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries and undeveloped locations are more imprecise than estimates of established producing oil and gas properties. Accordingly, these estimates are expected to change as economic conditions change and new information becomes available.

United States
Oil (Mbbls)
Proved Reserves:
Fiscal year ended June 30, 2013	7,368.6
Revision of previous estimates	(1,515.0)
Sales of minerals in place	—
Production	(117.9)
Fiscal year ended June 30, 2014	5,735.7
Revision of previous estimates	(3,417.1)
Production	(79.0)
Fiscal year ended June 30, 2015	2,239.6

Proved Developed Reserves:
Fiscal year ended June 30, 2014	2,494.6
Fiscal year ended June 30, 2015	2,239.6

Proved Undeveloped Reserves:
Fiscal year ended June 30, 2014	3,241.1
Fiscal year ended June 30, 2015	—
Revision of previous estimates. Revisions of estimates represent downward changes in previous estimates attributable to new information gained primarily from development activity, production history, and changes to the economic conditions and the financial condition of the Company at the time of each estimate. During the year ended June 30, 2015, there was a 3,417 Mbbls downward revision of estimated proved reserves. The majority of the revision relates to the removal of 3,083 Mbbls of proved undeveloped reserves from the classification of proved reserves due to the uncertainty surrounding the Company's ability to continue as a going concern and to obtain the necessary capital to develop the PUD locations. During fiscal 2015, the Company did not convert any proved undeveloped reserves to proved developed reserves. The proved undeveloped reserves as of June 30, 2014, which were attributable to a new 9-well drilling program at Poplar are in the immediate vicinity of the five wells that have been drilled for the CO2-EOR pilot project.
Standardized Measure of Oil and Gas
The Company computes a standardized measure of future net cash flows and changes therein relating to estimated proved reserves in accordance with authoritative accounting guidance. Certain information concerning the assumptions used in computing the valuation of proved reserves and their inherent limitations are discussed below. The Company believes such information is essential for a proper understanding and assessment of the data presented.
The "standardized measure" is the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development and production costs and future income tax expenses, using prices and costs as of the date of estimation without future escalation, without giving effect to hedging activities, non-property related expenses such as general and administrative expenses, debt service, depreciation, depletion, and amortization, and tax, and are discounted using an annual discount rate of 10% to reflect timing of future cash flows.
The assumptions used to calculate estimated future cash inflows do not necessarily reflect the Company's expectations of actual revenues or costs, nor their present worth. In addition, variations from the expected production rate also could result directly or indirectly from factors outside of the Company's control, such as unexpected delays in development, changes in prices, or regulatory or environmental policies. The reserve valuation further assumes that all reserves will be disposed of by production. However, if reserves are sold in place, additional economic considerations could also affect the amount of cash eventually realized.
Prices. All prices used in calculation of our reserves are based upon a twelve month unweighted arithmetic average of the first day of the month price for the twelve months of the fiscal year, unless prices were defined by contractual arrangements. Prices are adjusted for local differentials and gravity and, as required by the SEC, held constant for the life of the projects (i.e., no escalation). The following table summarizes the resulting prices used for proved reserves for the fiscal years ended:

	June 30,
	2015	2014
Oil (per Bbl)	$58.93	$86.11
Gas (per Mcf)	NA	NA
Costs. Future development and production costs are calculated by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions.
Income taxes. Future income tax expenses are calculated by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pre-tax net cash flows relating to the Company's proved oil and gas reserves. Permanent differences in oil and gas related tax credits and allowances are recognized.
Discount. The present value of future net cash flows from the Company's proved reserves is calculated using a 10% annual discount rate. This rate is not necessarily the same as that used to calculate the current market value of our estimated oil and natural gas reserves.
The following table presents the standardized measure of discounted future net cash flows related to proved oil and gas reserves only for Poplar in the United States cost center:

	Year Ended June 30,
	2015	2014
	(In thousands)
Future cash inflows	$131,979	$493,901
Future production costs	(85,372)	(226,464)
Future development costs	(7,021)	(23,594)
Future income tax expense	—	(73,820)
Future net cash flows	39,586	170,023
10% annual discount	(22,569)	(82,980)
Standardized measures of discounted future net cash flows	$17,017	$87,043

A summary of changes in the standardized measure of discounted future net cash flows is as follows:

(in thousands)
Fiscal year ended June 30, 2013	$97,391
Net change in prices and production costs	(10,222)
Revisions of previous quantity estimates	(34,441)
Divestiture of reserves	—
Changes in estimated future development costs	3,161
Sales and transfers of oil and gas produced	(4,720)
Previously estimated development cost incurred during the period	1,723
Accretion of discount	14,632
Net change in income taxes	16,746
Net change in timing and other	2,773
Fiscal year ended June 30, 2014	87,043
Net change in prices and production costs (1)	(71,406)
Revisions of previous quantity estimates (2)	(54,415)
Divestiture of reserves	—
Changes in estimated future development costs	9,071
Sales and transfers of oil and gas produced	(440)
Previously estimated development cost incurred during the period	7,749
Accretion of discount	8,853
Net change in income taxes (3)	32,188
Net change in timing and other	(1,626)
Fiscal year ended June 30, 2015	$17,017
(1) For fiscal year 2015, there was a $71.4 million downward revision in reserve value due to the net change in prices and production costs. This change was the result of the steep decline in the WTI price, the benchmark oil price for sale of the Company's crude oil.
(2) The downward revision of $54.4 million relates to the elimination of PUDs of 3,241Mbbls from the classification as proved reserves and is discussed in greater detail above under the heading "Analysis of Changes in Proved Reserves."
(3) The increase in cash flows from the net change in income taxes represents the decrease in future income taxes as a result of the elimination of cash flows from PUD reserves.

Annex A

EXCHANGE AGREEMENT

by and between

MAGELLAN PETROLEUM CORPORATION

and

ONE STONE HOLDINGS II LP

dated as of March 31, 2016

TABLE OF CONTENTS (continued)
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Section 7.1	No Survival, Etc	35
Section 7.2	Amendment or Supplement	35
Section 7.3	Extension of Time, Waiver, Etc	35
Section 7.4	Assignment	35
Section 7.5	Reserved	36
Section 7.6	Counterparts	36
Section 7.7	Entire Agreement; No Third-Party Beneficiaries	36
Section 7.8	Governing Law; Jurisdiction; Waiver of Jury Trial	36
Section 7.9	Specific Enforcement	37
Section 7.10	Notices	37
Section 7.11	Severability	38
Section 7.12	Interpretation	39
Section 7.13	Non-Recourse	39

ANNEXES

Annex 1	Definitions
Annex 2	Definition and Determination of Cash Amount
Annex 3	Certain Employees
Annex 4	Consents
Annex 5	Secured Promissory Note
Annex 6	Pledge Agreement
Annex 7	Other Assigned Contract

SCHEDULES

Schedule A	Specified Poplar Liabilities
Magellan Disclosure Schedule

EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT, dated as of March 31, 2016 (this “Agreement”), is by and between Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), and One Stone Holdings II LP, a Delaware limited partnership (“One Stone”). Magellan and One Stone are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Certain terms used in this Agreement are defined in Annex 1.
RECITALS
WHEREAS, the special committee of the Magellan Board (the “Magellan Special Committee”) has (a) determined that it is in the best interests of Magellan and the Magellan Stockholders (other than holders of Preferred Stock) to enter into, and has declared advisable, this Agreement and the transactions contemplated hereby, including the Exchange (as defined below) and (b) recommended that the Magellan Board (i) approve this Agreement and the transactions contemplated hereby, including the Exchange, (ii) submit this Agreement to a vote of the Magellan Stockholders and (iii) recommend adoption of this Agreement by the Magellan Stockholders;
WHEREAS, the Magellan Board and the One Stone Board of Managers, respectively, have determined that it will be in the best interests of each Party and its equityholders, and that it will advance the long-term business interests of the Parties, to engage in an exchange transaction whereby One Stone will transfer to Magellan 100% of the outstanding shares of Magellan Series A convertible preferred stock, par value $0.01 per share (the “Preferred Stock”), in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Nautilus Poplar LLC, a Montana limited liability company and wholly owned subsidiary of Magellan (“Poplar”), and 51% of the outstanding common units in Utah CO2 LLC, a Delaware limited liability company and majority-owned subsidiary of Magellan (“Utah CO2”), as adjusted by the Cash Amount (as defined below) (the “Exchange”); and
WHEREAS, the Magellan Board and the One Stone Board of Managers have each (a) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Exchange, and (b) subject to the approval of the Magellan Stockholders, and further subject to the terms and conditions set forth herein, determined to enter into the Exchange in accordance with this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:
ARTICLE I
The Exchange
Section 1.1    The Exchange. Upon the terms and subject to the conditions of this Agreement, at closing (the “Closing”), (a) One Stone shall transfer to Magellan 100% of the outstanding shares of the Preferred Stock; (b) Magellan shall contribute, assign, transfer and convey to One Stone, or an affiliate thereof or a custodian designated in writing, by One Stone 100% of the outstanding membership interests in Poplar (the “Poplar Membership Interests”), and 51% of the outstanding common units in Utah CO2 (the “Purchased Utah CO2 Common Units” and together with the Poplar Membership Interests, the “CO2 Business”), in each case, free and clear of all Encumbrances; and (c) Magellan shall pay One Stone cash in an amount equal to the Cash Amount if the Cash Amount is positive, or if the Cash Amount is negative, One Stone shall pay Magellan an amount equal to the absolute value of the Cash Amount. The Cash Amount shall be paid by wire transfer of immediately available funds at the Closing. The Cash Amount and the CO2 Business are collectively referred to herein as the “Exchange Consideration.”

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Section 1.2    Closing. The Closing shall take place at the offices of Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, Colorado 80202, on the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in ARTICLE V (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as Magellan and One Stone shall agree. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3    No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Exchange or the other transactions contemplated hereby.
ARTICLE II
Representations and Warranties of Magellan
Except as disclosed in (i) the disclosure letter delivered by Magellan to One Stone (the “Magellan Disclosure Schedule”) prior to the execution of this Agreement (provided that disclosure in any section of the Magellan Disclosure Schedule shall be deemed to be disclosure with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto), (ii) the Unaudited Poplar Financial Statements (including any related notes thereto), and (iii) the SEC Filings (excluding any disclosure set forth in any risk factor section, any disclosure in any section relating to forward looking statements or any other statements that are predictive or primarily cautionary in nature other than, in each of the foregoing, any historical facts included therein), Magellan represents and warrants to One Stone that:
Section 2.1    Organization.
(a)    Magellan is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Magellan has full corporate power and authority to own, lease or otherwise hold and operate the CO2 Business and to carry on its business as presently conducted. Magellan is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Magellan.
(b)    Poplar is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Montana. Poplar has full limited liability company power and authority to own, lease or otherwise hold and operate the Poplar Properties and to carry on its business as presently conducted. Poplar is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its Properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Poplar. Magellan has made available to One Stone complete and accurate copies of the Poplar Organizational Documents, each as amended to the date of this Agreement, and each such document as so delivered is in full force and effect, and neither Poplar nor Magellan is in material violation of any of the provisions contained therein.
(c)    Utah CO2 is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Utah CO2 has full limited liability company power and authority to carry on its business as presently conducted. Utah CO2 is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its Properties makes such qualification necessary, except such jurisdictions where the failure to be so

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qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Utah CO2. Magellan has made available to One Stone complete and accurate copies of the Utah CO2 Organizational Documents, each as amended to the date of this Agreement, and each such document as so delivered is in full force and effect, and neither Utah CO2 nor Magellan is in material violation of any of the provisions contained therein.
Section 2.2    Capitalization.
(a)    Magellan has no preferred or other equity securities issued or outstanding other than the Common Stock and the Preferred Stock. All of the outstanding shares of the Preferred Stock have been duly authorized and validly issued in accordance with the Magellan Organizational Documents and are fully paid. On the date hereof, there are 21,909,872 shares of Preferred Stock issued and outstanding.
(b)    All of the outstanding Poplar Membership Interests have been duly authorized and validly issued in accordance with the Poplar Organizational Documents, are fully paid and were issued and are held as described therein. All of the issued and outstanding Poplar Membership Interests are owned by Magellan free and clear of all Encumbrances, except as disclosed in Section 2.2(b) of the Magellan Disclosure Schedule. On the date hereof, Poplar has no preferred or other equity securities issued or outstanding other than the Poplar Membership Interests.
(c)    All of the outstanding common units of Utah CO2 (the “Utah CO2 Common Units”) have been duly authorized and validly issued in accordance with the Utah CO2 Organizational Documents, are fully paid and were issued and held as described therein. There are 10,000,000 issued and outstanding Utah CO2 Common Units, of which 5,100,000 Utah CO2 Common Units are owned by Magellan free and clear of all Encumbrances (other than the right of first offer, tag-along right and drag-along rights described in the amended and restated limited liability company agreement of Utah CO2). On the date hereof, Utah CO2 has no preferred or other equity securities issued or outstanding other than the Utah CO2 Common Units.
(d)    There are no preemptive rights or other rights to subscribe for or to purchase any Poplar Membership Interests. There are no Poplar Membership Interests or other preferred or other equity securities held in the treasury of Poplar, and there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Poplar Membership Interests or other securities of Poplar.
(e)    Except for the right of first offer, tag-along right and drag-along right described in the amended and restated limited liability company agreement of Utah CO2, and as otherwise indicated in Section 2.2(e) of the Magellan Disclosure Schedule, there are no preemptive rights or other rights to subscribe for or to purchase any Utah CO2 Common Units. There are no Utah CO2 Common Units or other preferred or other equity securities held in the treasury of Utah CO2, and except as disclosed in Section 2.2(e) of the Magellan Disclosure Schedule, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Utah CO2 Common Units or other securities of Utah CO2.
(f)    Magellan has and will deliver good title to the interests comprising the CO2 Business at Closing.
Section 2.3    Authority Relative to this Agreement. Subject to the receipt of the Magellan Stockholder Approval, (i) Magellan has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by Magellan of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized, and no other corporate proceedings on the part of Magellan are necessary to authorize the execution, delivery and performance

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by Magellan of this Agreement and the consummation of the transactions contemplated hereby; and (iii) this Agreement has been duly executed and delivered by Magellan and, assuming the due authorization, execution and delivery of the other Parties, constitutes, and each other agreement, instrument or document executed or to be executed by Magellan in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Magellan and, assuming the due authorization, execution and delivery of the Parties, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Magellan enforceable against Magellan in accordance with their respective terms, except that such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (B) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances (collectively, “Creditor Rights”).
Section 2.4    Limited Operations of Utah CO2. Utah CO2 was formed on August 14, 2014, and from that date to the date hereof, has not conducted any business operations, incurred any liabilities or obligations other than those incident to its formation and pursuant to this Agreement and the Exchange and the other transactions contemplated by this Agreement and as disclosed in Section 2.4 of the Magellan Disclosure Schedule, or entered into any contracts, except for the CO2 Purchase Agreement, the Utah CO2 Option Agreement and those contracts set forth in Section 2.4 of the Magellan Disclosure Schedule.
Section 2.5    Noncontravention. Except for the receipt of the Magellan Stockholder Approval and as otherwise indicated in Section 2.5 of the Magellan Disclosure Schedule, the execution, delivery and performance by Magellan of this Agreement and the consummation by Magellan of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the Magellan Organizational Documents, the Poplar Organizational Documents or the Utah CO2 Organizational Documents, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Magellan, Poplar or Utah CO2 is a party or by which Magellan, Poplar or Utah CO2 or any of the properties of Magellan, Poplar or Utah CO2 may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Magellan, Poplar or Utah CO2, except for Permitted Encumbrances and Encumbrances set forth in Section 2.5 of the Magellan Disclosure Schedule or (iv) assuming compliance with the matters referred to in Section 2.6, violate any Applicable Law binding upon Magellan, Poplar or Utah CO2, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Poplar or Utah CO2.
Section 2.6    Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Magellan, Poplar or Utah CO2 in connection with the execution, delivery or performance by Magellan of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable federal or state securities or takeover laws, including the filing of a proxy statement with the SEC in connection with the Exchange (the “Proxy Statement”), as well as the filing of such other forms, notices and other documents as are required under federal securities and state blue sky laws, and (ii) filings with Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

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Section 2.7    Financial Statements.
(a)    Magellan has delivered to One Stone (i) the unaudited balance sheet of Poplar as of June 30, 2015, and the related income statement for the fiscal year then ended, (ii) the unaudited balance sheet of Poplar as of September 30, 2015, and the related income statement for the three-month period then ended, and (iii) the unaudited balance sheet of Poplar as of December 31, 2015, and the related income statement for the six-month period then ended (together, the “Unaudited Poplar Financial Statements”). The Unaudited Poplar Financial Statements (A) have been prepared from the books and records of Poplar in conformity with GAAP applied on a consistent basis during the periods involved, subject to certain normal and recurring adjustments (that are not individually or in the aggregate material), as set forth in Section 2.7 of the Magellan Disclosure Schedule, and (B) accurately and fairly present in all material respects the financial position of Poplar as of the respective dates thereof and its results of operations for the periods then ended.
(b)    Since January 1, 2015, Magellan has filed with or furnished to the SEC all SEC Filings required to be filed or furnished under the Exchange Act or the Securities Act. None of Magellan’s Subsidiaries, including Poplar or Utah CO2, is required to file periodic reports with the SEC pursuant to the Exchange Act. At the time filed or furnished (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently filed SEC Filing prior to the date hereof, in which case as of the date of such amendment): each SEC Filing as of the date filed (i) complied (or to the extent filed after the date hereof and prior to the Closing Date, will comply) in all material respects with the applicable requirements of the Exchange Act and the Securities Act (as the case may be) and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder applicable to the SEC Filing and (ii) did not contain (or to the extent filed after the date hereof and prior to the Closing Date, will not contain) any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding written comments from the SEC with respect to any SEC Filings.
Section 2.8    Absence of Undisclosed Liabilities. Poplar does not have any liability or obligation of any nature (whether accrued, absolute, contingent, unliquidated or otherwise), including any liability or obligation with respect to the Poplar Properties, in each case that would be required to be set forth on a balance sheet prepared in accordance with GAAP, except (i) liabilities reflected in the Unaudited Poplar Financial Statements, (ii) liabilities which have arisen since the date of the Unaudited Poplar Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iii) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract) and (iv) liabilities disclosed in Section 2.8 of the Magellan Disclosure Schedule.
Section 2.9    Absence of Certain Changes. Except as disclosed in Section 2.9 of the Magellan Disclosure Schedule, since December 31, 2015, (i) there has not been any change, event or condition that would reasonably be expected to result in any Material Adverse Effect on Poplar, (ii) the business of Poplar has been conducted only in the ordinary course consistent with past practice, (iii) Poplar has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, including the Poplar Properties, (iv) Poplar has not suffered any loss, damage, destruction or other casualty to any of its assets, including the Poplar Properties (whether or not covered by insurance) that would result in a Material Adverse Effect on Poplar, and (v) there has been no event, condition, action or effect that, if taken during the period of time from the date of this Agreement through the Closing Date, would constitute a breach of Section 4.2.

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Section 2.10    Title to Properties.
(a)    Poplar has defensible title to all oil and gas properties attributable to interests owned or held by Poplar as set forth in Exhibit A to the Magellan Disclosure Schedule in accordance with customary industry standards, free and clear of all Encumbrances, except for Permitted Encumbrances and Encumbrances set forth in Section 2.10 of the Magellan Disclosure Schedule. Rentals, royalties and other payments due by Poplar under oil and gas lease agreements relating to its oil and gas properties (the “Leases”), as set forth in Exhibit A to the Magellan Disclosure Schedule, have been properly and timely paid and there is no existing default (or event that, with notice or lapse of time or both, would become a default) under any of such Leases, except, in each case, as individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect on Poplar. Except for the Leases set forth in Exhibit A to the Magellan Disclosure Schedule, Poplar is not a party to any other oil and gas lease agreement relating to its oil and gas properties.
(b)    All producing oil and gas wells operated by Poplar and included in the Poplar Properties are being operated and produced and, to the Knowledge of Magellan, have been drilled in accordance in all material respects with reasonable, prudent oil and gas field practice and in compliance in all material respects with applicable Leases and Applicable Law. All oil and gas wells actually producing and related material equipment are in an operable state of repair, adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted. All producing and non-producing oil and gas wells operated by Poplar and included in the Poplar Properties, excluding temporarily abandoned and plugged and abandoned oil and gas wells (the “Wells”), are set forth in Section 2.10 of the Magellan Disclosure Schedule.
(c)    All material proceeds from the sale of Hydrocarbons produced from the Poplar Properties are being received by Poplar in a timely manner and are not being held in suspense for any reason (except in the ordinary course of business).
(d)    Except as would not, individually or in the aggregate, have a Material Adverse Effect on Poplar, neither Poplar (as to wells operated by Poplar) nor, to Magellan’s Knowledge, an applicable operator (as to wells not operated by Poplar), is in material breach of, or default under, any Lease, oil, gas, and mineral lease and sublease, royalty, overriding royalty, net profits interest, mineral fee interest, carried interest, interests under a concession, production sharing, risk service, technical service, service, or similar agreement that relates to, or constitutes an interest in, the Poplar Properties.
(e)    Except to the extent the enforceability thereof may be limited by Creditor Rights or as would not be material to Poplar, each of the Leases (i) constitutes the valid and binding agreement of Poplar and constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the consummation of the Exchange will continue to constitute a valid and binding agreement of Poplar.
Section 2.11    Compliance with Laws. Except as disclosed in Section 2.11 of the Magellan Disclosure Schedule, each of Magellan and Poplar has complied in all material respects with all Applicable Laws, except Applicable Environmental Laws which are specifically addressed in Section 2.16, relating to any aspect of the business of Poplar. Except as disclosed in Section 2.11 of the Magellan Disclosure Schedule, neither Magellan nor Poplar has received any written notice from any Governmental Authority relating to any aspect of the business of Poplar and alleging that Magellan or Poplar is not in compliance with or is in default or violation of any Applicable Law. Neither Magellan nor Poplar has been charged or, to the Knowledge of Magellan, threatened with, or is under investigation with respect to, any material violation of any Applicable Law relating to any aspect of the business of Poplar.

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Section 2.12    Tax Matters.
(a)    All material Tax Returns of the Companies have been timely filed (taking into account applicable extensions of time to file) with the appropriate Taxing Authority and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by the Companies have been paid and all such Taxes incurred but not yet due and owing have either been paid or properly accrued on the books and records of the Companies in accordance with U.S. generally accepted accounting principles.
(b)    All material Taxes required to be withheld or collected by the Companies with respect to any employee, independent contractor, purchaser or other third party have been withheld or collected, and have been timely paid to the appropriate Taxing Authority or properly accrued.
(c)    There are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of the Companies. There are no actions, examinations or audits currently pending or, to Magellan’s Knowledge, threatened with respect to any of the Companies in respect of any Tax. No issue has been raised by a Taxing Authority in any prior action or examination of any of the Companies which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. No claim has been made in writing by any Governmental Authority in a jurisdiction where any of the Companies does not file Tax Returns that any of the Companies is, or may be, subject to taxation by that jurisdiction.
(d)    There are no Encumbrances for Taxes on any of the Exchange Consideration. There are no Encumbrances for Taxes, other than Encumbrances with respect to current period Taxes not yet due or payable, on any of the assets of any of the Companies.
(e)    Neither Magellan nor the Companies are parties to, in respect of the Companies, and none of the Companies is subject to, any Tax allocation, Tax sharing or similar agreement, Tax indemnity obligation or similar agreement, or other agreement or arrangement with respect to Taxes that could affect the Tax liability of One Stone. None of the Companies has any liability for Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or similar provision of state, local or non-U.S. Law) as a transferee or successor, by contract or otherwise.
(f)    No portion of the Poplar Properties (i) has been contributed to and is currently owned by a tax partnership; (ii) is subject to any form of agreement (whether formal or informal, written or oral) deemed by any federal tax statute, rule or regulation to be or to have created a tax partnership; or (iii) otherwise constitutes “partnership property” (as that term is used throughout Subchapter K of Chapter 1 of Subtitle A of the Code) of a tax partnership.
(g)    Poplar is, and has been from the date of its formation, properly treated as a disregarded entity for U.S. federal Income Tax purposes.
(h)    Utah CO2 is, and has been from the date of its formation, properly treated as a partnership for U.S. federal Income Tax purposes.
(i)    Magellan is, and has been from the date of its formation, properly treated as a corporation for U.S. federal income tax purposes and is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code.
Section 2.13    Legal Proceedings. Except as set forth in Section 2.13 of the Magellan Disclosure Schedule, there are no material Proceedings pending or, to the Knowledge of Magellan, threatened against or involving (i) Poplar or any of its assets, including the Poplar Properties or (ii) Magellan with respect to any aspect of the business of Poplar.

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Poplar is not subject to any material judgment, order, writ, injunction, or decree of any Governmental Authority, nor is Magellan with respect to any aspect of the business of Poplar.
Section 2.14    Brokerage Fees. Neither Magellan nor any Affiliate (other than One Stone or its Affiliates) has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement, any transaction contemplated hereby or any other transaction for which One Stone will have liability, except as disclosed in Section 2.14 of the Magellan Disclosure Schedule and as otherwise set forth in Section 4.8.
Section 2.15    Permits. Section 2.15 of the Magellan Disclosure Schedule sets forth a list of all materials Permits necessary or required for the conduct of its business as currently conducted. Each such Permit is in full force and effect in all material respects, and Poplar is in material compliance with its Permits. Neither Magellan nor Poplar has received any written notice from any Governmental Authority, and no Proceeding is pending or, to the Knowledge of Magellan, threatened, with respect to any alleged failure by Poplar to have any material Permit.
Section 2.16    Environmental Matters. Except as disclosed in Section 2.16 of the Magellan Disclosure Schedule, (i) Magellan and its assets, real properties and operations are in compliance in all material respects with all Applicable Law pertaining to the environment, Hazardous Substances or Hazardous Wastes (“Applicable Environmental Laws”), including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), and the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”); (ii) Poplar has obtained all material environmental Permits required under Applicable Environmental Laws to operate the business of Poplar as currently operated; (iii) neither Magellan nor Poplar has received any written notice of any investigation or inquiry regarding the Poplar Properties from any Governmental Authority under any Applicable Environmental Law and (iv) there are no Proceedings, orders, decrees, writs, injunctions or judgments pending or in effect, or, to the Knowledge of Magellan, threatened by a Governmental Authority or other third party against Poplar that allege a violation of or liability under any Applicable Environmental Law that remain pending or unresolved and, to the Knowledge of Magellan, there are no existing facts or circumstances that would reasonably be expected to give rise to any such Proceedings, orders, decrees, writs, injunctions or judgments that would reasonably be expected to result in a Material Adverse Effect on Poplar or Utah CO2. Except as disclosed in Section 2.16 of the Magellan Disclosure Schedule, to the Knowledge of Magellan, the Poplar Properties have not been used for Disposal of any Hazardous Substance such that such property would be subject to any material remedial obligations under any Applicable Environmental Laws, and to the Knowledge of Magellan, no condition otherwise exists on any of the Poplar Properties such that such property would be subject to any material remedial obligations under any Applicable Environmental Laws. The term “Hazardous Substance” as used herein shall have the meaning specified in CERCLA, and the terms “Hazardous Waste” and “Disposal” shall have the meanings specified in RCRA.
Section 2.17    Commitments. Except as set forth in Section 2.17 of the Magellan Disclosure Schedule, as of the date of execution of this Agreement Poplar has not incurred any expenses in excess of $50,000, and has made no commitments to make expenditures in excess of $50,000 (and neither Magellan nor Poplar has entered into any agreements that would obligate such party to make material expenditures), in connection with (and no other material obligations or liabilities have been incurred, outside the ordinary course of business consistent with past practices in connection with) the ownership or operation of the Poplar Properties after the Effective Time.
Section 2.18    No Alienation. Except as set forth in Section 2.18 of the Magellan Disclosure Schedule, since December 31, 2014, neither Magellan nor Poplar has sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any material right or title to, or interest in, the Poplar Properties, other than in the ordinary

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course of business (including the replacement of equipment for equipment of reasonably equivalent or greater value or the sale of Hydrocarbons produced from the Poplar Properties in the regular course of business).
Section 2.19    Make-Up Rights. Poplar has not, nor has any other Person, received material prepayments (including but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any Hydrocarbons produced from the Poplar Properties as a result of which the obligation does or may exist to deliver Hydrocarbons produced from the Poplar Properties after the Closing Date without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any Hydrocarbons from the Poplar Properties or so made any such repayment in cash.
Section 2.20    Imbalance. Any imbalance among the owners of the interests in the wells and units included in the Poplar Properties are consistent with those that are normal and customary in the oil and gas industry, and Section 2.20 of the Magellan Disclosure Schedule sets forth all material gas imbalances affecting the Poplar Properties as of the date hereof. No condition relating to imbalances exists affecting the operation of the Poplar Properties which has materially impaired, or could reasonably be expected to materially impair, production from or the operations of the Poplar Properties.
Section 2.21    Preferential Rights and Consents to Assign. Except as set forth in Section 2.21 of the Magellan Disclosure Schedule, there are no consents to assignment or waivers of preferential rights to purchase affecting the Poplar Properties that must be obtained from third parties in order for Magellan to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Magellan.
Section 2.22    No Participating Hydrocarbons. Except as set forth in Section 2.22 of the Magellan Disclosure Schedule, the Poplar Properties do not include any unleased Hydrocarbons where Magellan or Poplar has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.
Section 2.23    Insurance. Section 2.23 of the Magellan Disclosure Schedule contains a complete and correct list of material insurance policies, as of the date of this Agreement, maintained by or on behalf of Magellan (relating to any aspect of the business of Poplar) or Poplar.
Section 2.24    Employees. There are no current employees of Poplar. Except as set forth in Section 2.24 of the Magellan Disclosure Schedule, Poplar is not a party to, or bound by, any collective bargaining or other agreement with a labor organization. Except as set forth in Section 2.24 of the Magellan Disclosure Schedule, Poplar is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices. There is no pending or, to the Knowledge of Magellan, threatened Proceeding against or involving Poplar by or before, and Poplar is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Authority in connection with any former employee of Poplar.
Section 2.25    Agreements, Contracts and Commitments.
(a)    Section 2.25 of the Magellan Disclosure Schedule lists all material Contracts (other than Leases) to which Magellan, Poplar or Utah CO2 is a party as of the date hereof and which, in the case of Magellan, relate to the conduct of the business of Poplar or Utah CO2 or which, from and after the Closing, will burden the Poplar Properties in any material respect (collectively, the “Material Contracts”). Except as set forth in Section 2.25 of the Magellan Disclosure Schedule and as contemplated hereby, neither Poplar nor Utah CO2 is a party to, as of the date hereof, (i) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations, (ii) any agreement, contract or commitment relating to bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements, (iii) any employment agreement,

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contract or commitment with an employee, or agreements to pay severance, (iv) any intercompany agreements (A) between Poplar and Utah CO2 or (B) between or among Magellan or one of its Affiliates (other than Poplar or Utah CO2) on the one hand, and Poplar or Utah CO2, on the other hand, (v) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of distributions in respect of the Poplar Membership Interests, the Utah CO2 Common Units or any other outstanding securities, (vi) any agreement, contract or commitment containing any covenant limiting the freedom of Poplar or Utah CO2 to engage or compete in any line of business or with any Person or in any geographic area during any period of time, (vii) any agreement, contract or commitment relating to capital expenditures required to be disclosed in Section 2.17 of the Magellan Disclosure Schedule, (viii) any agreement, contract or commitment relating to the acquisition or disposition of assets or capital stock of any business enterprise, (ix) any contract that requires Poplar or Utah CO2 to purchase their total requirements of any product or service from a third party or that contains “take or pay” provisions or that contains calls on, or options to purchase, material quantities of Production, (x) any contract that provides for the indemnification by Poplar or Utah CO2 of any Person or the assumption of any Tax, environmental or other liability of any Person, (xi) any broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract to which Poplar or Utah CO2 is a party, (xii) except for contracts relating to trade receivables, any contract relating to indebtedness (including guarantees) of Poplar or Utah CO2, (xiii) any contract with any Governmental Authority to which Poplar or Utah CO2 is a party, (xiv) any contract to which Poplar or Utah CO2 is a party that provides for any joint venture, partnership or similar arrangement by Poplar or Utah CO2, (xv) any agreement to sell, lease, farmout, exchange or otherwise dispose of all or any part of the Poplar Properties, respectively, from and after the Effective Time, but excluding rights of reassignment upon intent to abandon any asset included in the Poplar Properties and excluding sales, in the ordinary course of Poplar or Utah CO2’s business, of any obsolete inventory and equipment or Hydrocarbons, (xvi) any tax partnership agreement, (xvii) any agreement that constitutes a joint operating agreement, unit operating agreement, unitization or pooling agreement, participation agreement, exploration agreement, development agreement, partnership agreement, joint venture agreement or similar agreement, (xviii) any agreement that provides for an irrevocable power of attorney that will be in effect after the Closing Date or (xix) any agreement that constitutes a lease of real property (excluding any Lease). Magellan has made available to One Stone accurate and complete copies of all written Material Contracts, including all amendments thereto.
(b)    Except as set forth in Section 2.25 of the Magellan Disclosure Schedule, Magellan, Poplar or Utah CO2 has not materially breached any of the terms or conditions of any lease, contract, agreement, commitment, instrument or understanding (whether written or oral) set forth or required to be set forth in Section 2.25 of the Magellan Disclosure Schedule. There is not, to the Knowledge of Magellan, under any Material Contract, any default or event which, with notice or lapse of time or both, would constitute a default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification.
(c)    Except to the extent the enforceability thereof may be limited by Creditor Rights, each of the Material Contracts (i) constitutes the valid and binding obligation of Magellan, Poplar or Utah CO2, as applicable, and constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the consummation of the Exchange will continue to constitute a valid and binding obligation of Poplar or Utah CO2.
None of the foregoing provisions in this Section 2.25 relate to the Leases, which are addressed in Section 2.10.
Section 2.26    Hedging. Poplar is not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar

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instruments. Poplar is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
Section 2.27    Regulatory Agencies. Except as set forth in Section 2.27 of the Magellan Disclosure Schedule, all filings heretofore made by Magellan (relating to any aspect of the business of Poplar) or Poplar with all federal, state and local agencies or commissions were made in compliance with Applicable Laws and the factual information contained therein was true and correct, in each case in all material respects as of the respective dates of such filings. The right of Magellan (relating to any aspect of the business of Poplar) or Poplar to receive payment pursuant to any tariff, rate schedule or similar instrument filed with or subject to the jurisdiction of any Governmental Authority has not been suspended, and neither Magellan nor Poplar has received written notification questioning the validity of any such tariff, rate schedule or similar instrument which is material to the operations of the Poplar Properties, taken as a whole, from any Governmental Authority or customer.
Section 2.28    Non-Consent. Except as set forth in Section 2.28 of the Magellan Disclosure Schedule, there are no operations involving any of the Poplar Properties to which Magellan is currently a non-consenting party.
Section 2.29    Property Boundaries. To Magellan’s Knowledge: (a) all of the Poplar Properties have been drilled and completed, as applicable, within the boundaries of the Poplar Properties or within the limits otherwise permitted by contract, pooling or unit agreements, and by Applicable Law in all material respects; and (b) all drilling and completion of the Poplar Properties and all development and operations on the Poplar Properties have been conducted in all material respects in compliance with all Applicable Laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency.
Section 2.30    Current Payments. Except as expressly set forth in Section 2.30 of the Magellan Disclosure Schedule, all proceeds from the sale of Hydrocarbons produced from the Poplar Properties are currently being paid to Poplar, and no material portion of such proceeds is currently being held in suspense by any Person by whom proceeds are paid except for immaterial amounts.
Section 2.31    No Other Royalties. Except as expressly set forth in Section 2.31 of the Magellan Disclosure Schedule, to Magellan’s Knowledge, the Poplar Properties as set forth in Exhibit A to the Magellan Disclosure Schedule are not burdened by any material royalty, overriding royalty interests, Production payments or other material burdens on Production.
Section 2.32    Securities Laws. Assuming One Stone’s representations contained in this Agreement are true and correct, the offer and sale of the Poplar Membership Interests and Utah CO2 Common Units included in the Exchange Consideration (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) are exempt from registration and qualification under the registration or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws.
Section 2.33    Magellan Fairness Opinion. The Magellan Special Committee has received the Magellan Fairness Opinion as of or prior to the date hereof.
Section 2.34    Benefit Plans. No Benefit Plan of Poplar or its ERISA Affiliates is a “defined benefit plan” within the meaning of Section 3(35) of ERISA, a “multiemployer plan,” as defined in Section 3(37) of ERISA, or a plan that is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, nor has either Poplar or its ERISA Affiliates ever sponsored, maintained, contributed to or been obligated to contribute to any

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such plan. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) or breaches of fiduciary duty or any other breaches or violations of any law applicable to any of the Benefit Plans, in any such case that would subject Poplar to any material Taxes, penalties or other liabilities. There are no investigations or audits of any Benefit Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to Poplar, its Subsidiaries or its ERISA Affiliates that has not been fully discharged. Each Benefit Plan has been operated in all material respects in compliance with Applicable Law and in accordance with its terms, and all reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Benefit Plan of Poplar or its ERISA Affiliates have, in all material respects, been timely and completely filed or distributed. Each Benefit Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination letter or is based on a volume submitter or prototype document that has received a favorable advisory or opinion letter from the IRS, all subsequent interim amendments have been made in a timely manner, and no such Benefit Plan has been amended or operated in a way that could reasonably be expected to adversely affect its qualified status or the qualified status of its related trust. There have been no terminations, partial terminations or discontinuances of contributions by Poplar to any qualified plan during the preceding six years without notice to and approval by the IRS, to the extent such notice to and approval by the IRS is required by Applicable Law. There are no pending claims, lawsuits or actions relating to any Benefit Plan of Poplar (other than ordinary claims for benefits) and none are threatened. No Benefit Plan of Poplar provides retiree medical or retiree life insurance benefits, except as required under Section 4980B of the Code and subsequent guidance. Poplar has not established or maintained, nor has any liability with respect to, any deferred compensation plan, program, or arrangement (including any “nonqualified deferred compensation plan”) that is not in compliance with the applicable provisions of Section 409A of the Code.
Section 2.35    Magellan Stockholder Approval. The Magellan Stockholder Approval is the only vote or approval required of the holders of any class or series of Magellan capital stock that shall be necessary to adopt this Agreement and to consummate the transactions contemplated hereby, including the Exchange.
Section 2.36    No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement (as qualified by the Magellan Disclosure Schedule), neither Magellan nor any other Person makes (and One Stone agrees that it is not relying upon) any other express or implied representation or warranty with respect to Magellan, Poplar or Utah CO2 (including the value, condition or use of any asset) or the transactions contemplated by this Agreement, and Magellan disclaims any other representations or warranties not contained in this Agreement, whether made by Magellan, any Affiliate of Magellan or any of their respective officers, directors, managers, employees or agents. Except for the representations and warranties contained in this Agreement (as qualified by the Magellan Disclosure Schedule), Magellan disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to One Stone or any of its Affiliates or any of its officers, directors, managers, employees or agents (including any opinion, information, projection or advice that may have been or may be provided to One Stone by any director, officer, employee, agent, consultant or representative of Magellan or any of its Affiliates). The disclosure of any matter or item in the Magellan Disclosure Schedule shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed or is material or that such matter would or would reasonably be expected to result in a Material Adverse Effect on Poplar or Utah CO2.
ARTICLE III
Representations and Warranties of One Stone

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One Stone represents and warrants to Magellan that:
Section 3.1    Organization. One Stone is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. One Stone has full limited partnership power and authority to carry on its business as presently conducted. One Stone is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on One Stone.
Section 3.2    Authority Relative to this Agreement. One Stone has the full limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by One Stone of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized, and no other limited partnership proceedings on the part of One Stone are necessary to authorize the execution, delivery and performance by One Stone of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by One Stone and, assuming the due authorization, execution and delivery of the other Parties, constitutes, and each other agreement, instrument or document executed or to be executed by One Stone in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by One Stone and, assuming the due authorization, execution and delivery of the other Parties, constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of One Stone enforceable against One Stone in accordance with its respective terms, except that such enforceability may be limited by Creditor Rights.
Section 3.3    Noncontravention. The execution, delivery and performance by One Stone of this Agreement and the consummation it of the transactions contemplated hereby, do not and will not (i) conflict with or result in a violation of any provision of the limited partnership agreement or other governing instruments of One Stone, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which One Stone is a party or by which One Stone may be bound, (iii) result in the creation or imposition of any Encumbrance upon any property of One Stone, including the Preferred Stock, or (iv) assuming compliance with the matters referred to in Section 3.4, violate any Applicable Law binding upon One Stone.
Section 3.4    Governmental Approvals. To the Knowledge of One Stone, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by One Stone in connection with the execution, delivery or performance by it of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable state securities or takeover laws, and (ii) filings with Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated hereby.
Section 3.5    Ownership of the Preferred Stock. One Stone (a) has full beneficial ownership, and is the owner of record, of 21,909,872 shares of the Preferred Stock (which reflects any shares of the Preferred Stock received in payment of preferred stock dividends) as of the date hereof and (b) will own any and all shares of the Preferred Stock issued to One Stone between the signing of this Agreement and the Closing (including any shares of the Preferred Stock issued to One Stone in payment of preferred stock dividends), in each case free and clear of all Encumbrances. One Stone will have no ownership or other interest in any shares of the Preferred Stock following the Closing.

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Section 3.6    Brokerage Fees. One Stone has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby for which Magellan will have liability.
Section 3.7    Investment Representations. One Stone is acquiring the Poplar Membership Interests and Utah CO2 Common Units included in the Exchange Consideration for its own account for investment purposes only and not with a view to the distribution thereof. One Stone is an accredited investor as that term is defined in Regulation D promulgated by the SEC under the Securities Act. One Stone understands and agrees that the Poplar Membership Interests and Utah CO2 Common Units have not been registered under the Securities Act or any state securities laws, and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act and applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws. One Stone acknowledges that it must bear the economic risk of its investment in the Poplar Membership Interests and Utah CO2 Common Units for an indefinite period of time because they have not been registered under the Securities Act and applicable state securities laws and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective registration statement under the Securities Act and applicable state securities laws covering the disposition of the Poplar Membership Interests and Utah CO2 Common Units, One Stone will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any or all of the Poplar Membership Interests and Utah CO2 Common Units, respectively, absent a valid exemption from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.
Section 3.8    No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither One Stone nor any other Person makes (and Magellan agrees that it is not relying upon) any other express or implied representation or warranty with respect to One Stone (including the value, condition or use of any asset) or the transactions contemplated by this Agreement, and One Stone disclaims any other representations or warranties not contained in this Agreement, whether made by One Stone, any Affiliate of One Stone or any of their respective officers, directors, managers, employees or agents. Except for the representations and warranties contained in this Agreement, One Stone disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Magellan or any of its Affiliates or any of its officers, directors, managers, employees or agents (including any opinion, information, projection or advice that may have been or may be provided to Magellan by any director, officer, employee, agent, consultant or representative of One Stone or any of its Affiliates).
Section 3.9    Independent Evaluation. In entering into this Agreement, One Stone acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, Tax or other consequences of this transaction, including its own estimate and appraisal of the extent and value of the Hydrocarbons associated with the Poplar Properties.
ARTICLE IV
Additional Covenants and Agreements
Section 4.1    Preparation of the Proxy Statement; Magellan Stockholder Meeting.
(a)    As soon as reasonably practicable following the date of this Agreement, Magellan shall prepare and file with the SEC a preliminary Proxy Statement to obtain the Magellan Stockholder Approval. Magellan shall use its reasonable best efforts to have the Proxy Statement cleared for use under the Exchange Act as promptly as practicable after such filing. Magellan shall use its reasonable best efforts to cause the Proxy Statement to be mailed

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to the Magellan Stockholders as promptly as practicable after the clearance is received from the SEC. If at any time prior to the Closing Date any information relating to Magellan, One Stone, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the Magellan Stockholders. Magellan shall notify One Stone of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and Magellan shall supply One Stone with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated hereby.
(b)    Subject to Section 4.3, Magellan shall, (i) as promptly as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Magellan Stockholder Meeting and (ii) through the Magellan Board, recommend to the Magellan Stockholders that they adopt this Agreement and approve the Exchange pursuant to this Agreement (the “Magellan Board Recommendation”). Except to the extent there is an Adverse Recommendation Change, Magellan shall include in the Proxy Statement a copy of the Magellan Fairness Opinion and (subject to Section 4.3) the Magellan Board Recommendation. Notwithstanding anything in this Agreement to the contrary, Magellan may postpone or adjourn the Magellan Stockholder Meeting (A) after consultation with One Stone, and with One Stone’s consent (not to be unreasonably withheld, conditioned or delayed), to solicit additional proxies for the purpose of obtaining the Magellan Stockholder Approval, (B) for the absence of quorum, (C) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Magellan has determined after consultation with outside legal counsel is necessary under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Magellan Stockholders prior to the Magellan Stockholder Meeting and (D) if Magellan has delivered any notice contemplated by Section 4.3(c). Except to the extent there is an Adverse Recommendation Change, Magellan shall use reasonable best efforts to solicit its stockholders to obtain the Magellan Stockholder Approval.
Section 4.2    Conduct of Business.
(a)    Except (i) as expressly permitted by this Agreement, (ii) as set forth in the Magellan Disclosure Schedule, including Section 4.2(a) of the Magellan Disclosure Schedule, (iii) as required by Applicable Law or (iv) as agreed to in writing by One Stone (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Closing, Magellan shall cause each of Poplar and Utah CO2 and, if formed pursuant to Section 4.9(f), Newco, to (A) conduct its business in the ordinary course of business consistent with past practice, (B) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, and (C) use commercially reasonable efforts to comply in all material respects with all Applicable Laws and the requirements of all Material Contracts. Without limiting the generality of the foregoing, except (1) as expressly permitted by this Agreement, (2) as set forth in the Magellan Disclosure Schedule, including Section 4.2(a) of the Magellan Disclosure Schedule, (3) as required by Applicable Law or (4) as agreed in writing by the Parties, during the period from the date of this Agreement to the Closing, Magellan shall cause each of Poplar and Utah CO2 and, if formed pursuant to Section 4.9(f), Newco, not to:
(i)    (A) issue, sell, grant, pledge, transfer, encumber, dispose of, accelerate the vesting of or modify, as applicable, any of its Securities, or any Securities or rights convertible into, exchangeable or

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exercisable for, or evidencing the right to subscribe for, any Securities or any other agreements of any character to purchase or acquire any of its Securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any of the foregoing; (B) redeem, purchase or otherwise acquire any of its outstanding Securities, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any of its Securities; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any Securities, or otherwise make any payments to its equityholders in their capacity as such; or (D) split, adjust, combine, subdivide or reclassify any Securities;
(ii)    (A) incur, refinance or assume any indebtedness for borrowed money (or modify any of the material terms of any such outstanding indebtedness) or guarantee any such indebtedness for borrowed money (or enter into a “keep well” or similar agreement with respect to such indebtedness) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco;
(iii)    sell, transfer, lease, farmout, exchange, convey, license or otherwise dispose of any of the Poplar Properties with a fair market value in excess of $50,000, in the aggregate, without consultation and consent of One Stone, which consent shall not be unreasonably withheld, delayed or conditioned, except (1) dispositions of obsolete or worthless equipment which is replaced with equipment and materials of comparable or better value and utility, or (2) transactions (including sales of oil, natural gas, natural gas liquids and other produced Hydrocarbons) in the ordinary course of business consistent with past practice;
(iv)    make any capital expenditure or capital expenditures (which shall include, any investments by contribution to capital, property transfers, purchase of Securities or otherwise) in excess of $50,000, in the aggregate for any fiscal year, without consultation and consent of One Stone, which consent shall not be unreasonably withheld, delayed or conditioned, except for any such capital expenditures set forth in Section 4.2(a)(iv) of the Magellan Disclosure Schedule, or except as may be reasonably required to conduct emergency operations, repairs or replacements on any well, pipeline, or other facility, provided that such expenditures shall not exceed $50,000 in the aggregate;
(v)    except as set forth in the Magellan Disclosure Schedule, directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person, or (B) except in the ordinary course of business consistent with past practice, any assets;
(vi)    make any loans or advances to any Person (other than trade credit granted in the ordinary course of business consistent with past practice);
(vii)    (A) except in the ordinary course of business consistent with past practice, enter into any contract or agreement that would be a Material Contract or hedge agreement if in existence as of the date of this Agreement or (B) except in the ordinary course of business consistent with past practice, terminate or amend in any material respect any Material Contract, or (C) (1) waive any material rights under any Material Contract, (2) enter into or extend the term or scope of any Material Contract that materially restricts Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, from engaging in any line of business or in any geographic area, or (3) enter into any Material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the transactions contemplated hereby;

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(viii)    except as required by Applicable Law, (A) change its fiscal year or any method of Tax accounting, (B) make, change or revoke any material Tax election, (C) settle or compromise any material liability for Taxes, (D) file any material amended Tax Return, (E) surrender any right to claim a refund of Taxes; (F) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment; or (G) take any other action outside of the ordinary course of business that would have the effect of increasing the Tax liability of any Company for any period after the Effective Time;
(ix)    make any changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or Applicable Law;
(x)    amend its certificate of incorporation, bylaws, certificate of formation, limited liability company agreement or any other organizational documents;
(xi)    adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;
(xii)     fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present;
(xiii)    except as provided under any agreement entered into prior to the date of this Agreement and disclosed in the Magellan Disclosure Schedule, pay, discharge, waive, settle or satisfy any suit, action, claims or proceeding seeking damages or injunction or other equitable relief, that would, (A) require the payment of monetary damages or (B) involve any injunctive or other non-monetary relief which, in either case, imposes material restrictions on the business operations of Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, in each case, without the consultation and consent of One Stone, which consent shall not be unreasonably withheld, delayed or conditioned; or
(xiv)    agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would in any material respect impede or delay the ability of the Parties to satisfy any of the conditions to the transactions contemplated hereby, other than as permitted in Section 4.3.
Section 4.3    No Solicitation by Magellan, Etc.
(a)    Except as otherwise permitted by this Section 4.3, Magellan shall not, and shall use its best efforts to cause its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage or knowingly induce any inquiries or any proposals that could reasonably be expected to lead to or constitute the submission of an Alternative Proposal, (ii) participate or engage in any discussions or negotiations with, or disclose or furnish any non-public information, relating to an Alternative Proposal, (iii) approve, recommend, execute or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, stock purchase agreement, asset purchase agreement or exchange agreement, option agreement or other similar agreement relating to an Alternative Proposal (an “Acquisition Agreement”), or (iv) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to One Stone, the Magellan Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Alternative Proposal (the taking of any action described in clause (iii) being referred to as an “Adverse Recommendation Change”). Without limiting the foregoing, Magellan acknowledges

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and agrees that any material breach of the foregoing restrictions by Magellan’s Representatives shall be deemed to be a breach of this Section 4.3 by Magellan.
(b)    Notwithstanding anything to the contrary contained in Section 4.3(a), if at any time prior to obtaining the Magellan Stockholder Approval, (i) Magellan has received an Alternative Proposal that the Magellan Board believes is bona fide, (ii) the Magellan Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Alternative Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (iii) such Alternative Proposal did not result from a material breach of this Section 4.3, then Magellan may (A) furnish information, including confidential information, with respect to Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, to the Person making such Alternative Proposal, and (B) participate in discussions or negotiations regarding such Alternative Proposal; provided that (x) Magellan shall not, and shall use reasonable best efforts to cause its Representatives not to, disclose any non-public information to such Person unless Magellan has, or first enters into, a customary confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to One Stone and (y) Magellan shall provide to One Stone any non-public information with respect to Poplar, Utah CO2 and, if formed pursuant to Section 4.9(f), Newco, that was not previously provided or made available to One Stone prior to or substantially concurrently with providing or making available such non-public information to such other Person.
(c)    In addition to the other obligations of Magellan set forth in this Section 4.3, Magellan shall promptly advise One Stone, orally and in writing, and in no event later than three (3) Business Days after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated with, Magellan in respect of any Alternative Proposal, and shall, in any such notice to One Stone, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep One Stone reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and Magellan shall promptly provide One Stone with copies of any additional written materials received by Magellan or that Magellan has delivered to any third party making an Alternative Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.
(d)    Notwithstanding the foregoing, if Magellan receives a written Alternative Proposal that the Magellan Board believes is bona fide and the Magellan Board, after consultation with its financial advisors and outside legal counsel, concludes that such Alternative Proposal constitutes a Superior Proposal, then the Magellan Board may, at any time prior to obtaining the Magellan Stockholder Approval, if it determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, effect an Adverse Recommendation Change and/or enter into an Acquisition Agreement; provided, however, that Magellan shall not be entitled to exercise its right to make any Adverse Recommendation Change in response to a Superior Proposal or execute or enter into an Acquisition Agreement for a Superior Proposal until three (3) Business Days after Magellan provides written notice to One Stone (a “Magellan Notice”) advising One Stone that the Magellan Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and, at the request of One Stone, Magellan shall negotiate in good faith with One Stone during such three (3) Business Day period, with respect to any alternative transaction (including any modifications to the terms of this Agreement) that would allow the Magellan Board not to make such Adverse Recommendation Change consistent with its fiduciary duties (it being understood that any change in the financial or other material terms of a

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Superior Proposal shall require a new Magellan Notice and a new three (3) Business Day period under this Section 4.3(d)).
(e)    For purposes of this Agreement:
(i)    “Alternative Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than One Stone, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, equal to twenty percent (20%) or more of the consolidated assets of Poplar, Utah CO2 and, if formed pursuant to Section 4.9(f), Newco, on a combined basis or to which twenty percent (20%) or more of Poplar’s revenues on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of any class of equity securities of Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, or (C) merger, consolidation, unit exchange, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, which is structured to permit such Person or group to acquire beneficial ownership of at least twenty percent (20%) of the consolidated assets or equity interests of Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco; in each case, other than the transactions contemplated hereby; provided, however, that no inquiry, proposal or offer shall be considered an Alternative Proposal if it relates solely to Magellan, its Securities and/or its assets exclusive of the CO2 Business (the “Retained Magellan Business”), and Magellan shall not be subject to any limitations under this Section 4.3 with respect to solicitations, inquiries, proposals, offers, negotiations, information or agreements relating solely to the Retained Magellan Business, and no public disclosure relating solely to the Retained Magellan Business shall be considered an Adverse Recommendation Change.
(ii)    “Superior Proposal” means a bona fide written Alternative Proposal, obtained after the date of this Agreement and not in breach of this Section 4.3, which is on terms and conditions which the Magellan Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account all legal, financial, regulatory, timing and other aspects of the proposal, all conditions contained therein and the person making the proposal, to be more favorable to the Magellan Stockholders from a financial point of view than the transactions contemplated hereby (after giving effect to any adjustments to the terms and provisions of this Agreement committed to in writing by One Stone in response to such Alternative Proposal); provided, that, for purposes of this definition of “Superior Proposal,” the term “Alternative Proposal” shall have the meaning assigned to such term in (i), except that the reference to “20%” in the definition of “Alternative Proposal” shall be deemed to be a reference to “50%.”
(f)    Nothing contained in this Agreement shall prevent Magellan or the Magellan Board from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or other Applicable Law with respect to an Alternative Proposal if the Magellan Board determines in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; provided that any Adverse Recommendation Change may only be made in accordance with Section 4.3(d). For the avoidance of doubt, a public statement that describes Magellan’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto shall not be deemed an Adverse Recommendation Change.

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Section 4.4    Commercially Reasonable Efforts.
(a)    Subject to the terms and conditions of this Agreement (including Section 4.3 and Section 4.4(c)), each of Magellan and One Stone shall cooperate with the other and use (and shall cause its respective Subsidiaries to use) its commercially reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable (and in any event no later than the Outside Date) and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Outside Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the transactions contemplated hereby, including, but not limited to, any consents required in connection with the assignment of the Other Assigned Contract to One Stone, (iii) defend any lawsuits or other Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) obtain all necessary consents, approvals or waivers from third parties. For purposes of this Agreement, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
(b)    In furtherance and not in limitation of the foregoing, each of Magellan and One Stone shall use its commercially reasonable efforts to (i) take all action necessary to ensure that no state takeover statute or similar Applicable Law is or becomes applicable to any of the transactions contemplated hereby and (ii) if any state takeover statute or similar Applicable Law becomes applicable to any of the transactions contemplated hereby, take all action necessary to ensure that such transaction may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Applicable Law on the transaction.
(c)    Magellan and One Stone (including by causing their respective Subsidiaries) agree to use their reasonable best efforts to (i) resolve any objections that a Governmental Authority or other Person may assert under any Antitrust Law with respect to the transactions contemplated hereby, and (ii) avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the transactions contemplated hereby, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Outside Date.
Section 4.5    Public Announcements. The initial press release with respect to the execution of this Agreement shall be prepared by Magellan and shall not be issued without One Stone’s consent, which will not be unreasonably withheld or delayed. Thereafter, no Party shall issue or cause the publication of any press release or other public announcement (except to the extent made in accordance with this Agreement) with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Parties (which consent shall not be unreasonably withheld or delayed), except as may be required by Applicable Law or by any applicable NASDAQ Stock Market Rules as determined in the good faith judgment of such Party (provided that such Party uses reasonable best efforts to afford the other Parties an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding the same); provided, however, that Magellan shall not be required by this Section 4.5 to consult with any other party with respect to a public announcement in connection with (i) the receipt and existence of an Alternative Proposal that the Magellan Board believes is bona fide, (ii) an Adverse Recommendation Change and (iii) matters related thereto, but nothing in this proviso shall limit any obligation of Magellan under Section 4.3

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(c) to advise and inform One Stone; provided, further, that each Party and its respective Affiliates may make statements that are consistent with statements made in previous press releases, public disclosures or public statements made by Magellan or One Stone in compliance with this Section 4.5.
Section 4.6    Access to Information. Magellan shall afford One Stone reasonable access and assistance to conduct customary due diligence for a period of review beginning with the execution of this Agreement and ending on the later of (a) fifteen (15) Business Days or (b) fifteen (15) days prior to the filing of the preliminary Proxy Statement with the SEC. Without limiting the foregoing, upon reasonable notice and subject to Applicable Laws relating to the exchange of information, Magellan shall, and shall cause each of Poplar, Utah CO2 and, if formed pursuant to Section 4.9(f), Newco, to, afford to One Stone and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of Magellan’s, Poplar’s, Utah CO2’s and, if formed pursuant to Section 4.9(f), Newco’s, properties, commitments, books, contracts, records and correspondence (in the case of Magellan, relating to the business of Poplar, Utah CO2 or, if formed pursuant to Section 4.9(f), Newco, and in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives.
Section 4.7    Notification of Certain Matters. One Stone shall give prompt notice to Magellan, and Magellan shall give prompt notice to One Stone, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (b) any actions, suits, claims, investigations or proceedings commenced or, to such Party’s Knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its Subsidiaries and that relate to the transactions contemplated hereby, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in ARTICLE V and (d) any material failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in ARTICLE V; provided that, in the case of clauses (c) and (d), the failure to comply with this Section 4.7 shall not result in the failure to be satisfied of any of the conditions to the Closing in ARTICLE V, or give rise to any right to terminate this Agreement under ARTICLE VI, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.
Section 4.8    Fees and Expenses. All fees and expenses incurred in connection with the transactions contemplated hereby including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees and expenses, provided, however, that, if the Exchange is consummated pursuant to this Agreement, each of Magellan and One Stone shall be responsible for 50% of the combined total, reasonable, out-of-pocket documented transaction fees and expenses incurred by Magellan (a) relating to the Magellan Fairness Opinion, (b) paid to the outside legal counsel of Magellan in connection with the review, evaluation, negotiation, documentation and performance of this Agreement or any of the transactions contemplated hereby, and (c) relating to the Magellan Stockholder Meeting, the Proxy Statement and other required filings, subject to a maximum obligation by One Stone of $400,000 in the aggregate.

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Section 4.9    Tax Matters.
(a)    Tax Returns and Payment of Taxes.
(i)    Pre-Closing Pass-Through Tax Returns. Magellan will cause to be prepared all Pre-Closing Pass-Through Tax Returns of the Companies. At least five days prior to the due date for filing any such Tax Return, Magellan will deliver a copy of such Tax Return to One Stone. For the avoidance of doubt, Magellan (and the other owners of Utah CO2) shall be solely responsible for, and pay to the relevant Governmental Authority, any Taxes with respect to all Pre-Closing Pass-Through Tax Returns.
(ii)    Pre-Effective Time Tax Returns. Magellan will cause to be prepared all Tax Returns of the Companies for all Tax Periods ending on or before the Effective Time (other than Pre-Closing Pass-Through Tax Returns) (each, a “Pre-Effective Time Tax Return”). At least 30 days prior to the due date for filing any such Pre-Effective Time Tax Return, Magellan will deliver a copy of such Pre-Effective Time Tax Return, together with all supporting documentation and workpapers, to One Stone for its review and comment. Magellan will revise such Pre-Effective Time Tax Return to reflect any reasonable comments received from One Stone and, not later than five days prior to the due date for filing such Pre-Effective Time Tax Return, will provide such revised Pre-Effective Time Tax Return to One Stone (executed, as may be required, by any present or former authorized owners or officers of the applicable Company). The Parties shall cause the relevant Company to timely file such Tax Return (as revised to incorporate the One Stone’s reasonable comments) with and pay the amount of Taxes shown as due thereon to the appropriate Governmental Authority and provide a copy of such Tax Return and any receipt of payment to each of the Parties. Not later than five days prior to the due date for payment of Taxes with respect to such Pre-Effective Time Tax Return, Magellan will pay to (or at the direction of) One Stone the amount of Taxes shown as due on such Pre-Effective Time Tax Return; provided, however, that in the case of Utah CO2, Magellan shall only be required to pay to One Stone an amount equal to 51% of such Taxes.
(iii)    Straddle Period Tax Returns. One Stone will prepare or cause to be prepared all Tax Returns of the Companies for all Straddle Periods (each, a “Straddle Tax Return”). Not later than 30 days prior to the due date for filing any such Straddle Tax Return (other than Tax Returns for sales tax, use tax, payroll tax or social security or other Tax Returns that are due simultaneously with or soon after the end of the Tax Period), One Stone will deliver a draft of such Straddle Tax Return, together with all supporting documentation and workpapers, to Magellan for Magellan’s review and comment. The Parties shall cause the relevant Company to timely file such Straddle Tax Return (as revised to incorporate the Magellan’s reasonable comments) with and pay the amount of Taxes shown as due thereon to the appropriate Governmental Authority and provide a copy of such Tax Return and any receipt of payment to each of the Parties. Not later than five days prior to the due date for payment of Taxes with respect to such Straddle Tax Return, Magellan will pay to (or at the direction of) One Stone the amount of Taxes allocable to the portion of such Straddle Period ending immediately prior to the Effective Time (as determined pursuant to Section 4.9(b)(i); provided, however, that in the case of Utah CO2, Magellan shall only be required to pay to One Stone an amount equal to 51% of such Taxes.
(iv)    No Duplication. Notwithstanding any provision of the Agreement, payments and adjustments pursuant to this Section 4.9(a) and Annex 2 shall be made without duplication.

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(b)    Apportionment of Straddle Period Taxes.
(i)    Property Taxes and other Taxes that are imposed on a periodic basis with respect to the assets or capital of any Company with respect to a Straddle Period shall be deemed attributable to the period during which ownership of the applicable property, assets or capital gives rise to liability for such Taxes, and liability therefor will be allocated to Magellan for the portion of any Straddle Period ending immediately prior to the Effective Time, and to One Stone for the portion of any Straddle Period beginning at the Effective Time. For purposes of determining the allocations described in this Section 4.9(b)(i), Taxes pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand.
(ii)    Severance Taxes with respect to a Straddle Period shall be deemed attributable to the period during which the Production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to Magellan for the portion of such Straddle Period ending immediately prior to the Effective Time and One Stone for the portion of such Straddle Period beginning at the Effective Time based upon the relative amount of Production of Hydrocarbons with respect to such Severance Tax that occurred during each such portion of the Straddle Period.
(iii)    In the case of Income Taxes with respect to a Straddle Period or other Taxes of a Company with respect to a Straddle Period that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), the amount of such Taxes treated as allocable to the portion of the Straddle Period ending immediately prior to the Effective Time shall be deemed equal to the amount that would be payable if the Tax Period of the Company ended immediately prior to the Effective Time; provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between Magellan for the portion of the Straddle Period ending on the day immediately prior to the date on which the Effective Time occurs and One Stone for the portion of the Straddle Period beginning on the day on which the Effective Time occurs based on the proportion to the number of days in each portion of the period.
(iv)    To the extent the actual amount of a Tax is not determinable at the time an adjustment to the Cash Amount is to be made with respect to such Tax pursuant to Annex 2, (A) the Parties shall utilize the most recent information available in estimating the amount of such Tax for purposes of such adjustment, and (B) upon the later determination of the actual amount of such Tax, timely payments will be made from one Party to the others to the extent necessary to cause each Party to bear the amount of such Tax that is allocable to such Party under this Section 4.9(b)(i).
(c)    Tax Refunds. Magellan shall be entitled to all rights to any refunds of Taxes of the Companies allocable to a Tax Period or portion thereof ending prior to the Effective Time and paid or otherwise economically borne by Magellan. One Stone shall be entitled to all rights to any refunds of any other Taxes of the Companies. If a Party or any of its Affiliates receives a refund of Taxes to which the other Parties are entitled pursuant to this Section 4.9(c), such receiving Party shall forward to the other Parties the amount of such refund within thirty (30) days after such refund is received, net of any reasonable costs or expenses incurred by such receiving Party in procuring such refund. If any refund on account of which a payment was made pursuant to this Section 4.9(c) is subsequently reduced

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or disallowed, the Party that received such payment shall indemnify and hold harmless the Party making such payment (and its Affiliates) from and against any loss that is attributable to such reduction or disallowance.
(d)    Transfer Taxes. The Parties do not anticipate that any Transfer Taxes will be due with respect to the transactions contemplated by this Agreement, but if Transfer Taxes are due, responsibility for such Taxes be governed by this Section 4.9(d). Notwithstanding any requirement of Law, and notwithstanding anything else to the contrary in this Agreement, any and all Transfer Taxes required to be paid in connection with transactions contemplated by this Agreement shall be paid 50% by One Stone and 50% by Magellan. One Stone shall timely file all Tax Returns required to be filed in respect of Transfer Taxes and shall remit such Transfer Taxes to the appropriate Governmental Authority, and Magellan shall reimburse One Stone for its share of such Transfer Taxes. Magellan and One Stone shall reasonably cooperate with each other to share information reasonably needed for the preparation and filing of Tax Returns and other documentation relating to Transfer Taxes as may be required by Applicable Law and to mitigate, reduce or eliminate any Transfer Taxes required to be paid in connection with the transactions contemplated by this Agreement.
(e)    Cooperation on Tax Matters. On and after the date of this Agreement, each Party shall:
(i)    reasonably cooperate and assist the other (A) in preparing any Tax Returns relating to any Tax relating to the Companies or their Properties, and (B) in qualifying for any exemption or reduction in Tax that may be available;
(ii)    reasonably cooperate in preparing for any audits, examinations or other Tax proceedings by, or disputes with, any Taxing Authority regarding any Tax of the Companies or their Properties;
(iii)    make available to the other, and to any Taxing Authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed on the Company or in connection with the Poplar Properties;
(iv)    to the extent that a pending or threatened Tax audit, examination, or assessment (a “Tax Controversy”) could reasonably be expected to affect another Party’s Tax liability under Applicable Law or this Agreement: (A) provide timely notice to such other Party in writing thereof, (B) promptly furnish such other Party with copies of all material correspondence with respect to any Tax Controversy, (C) allow such other Party to participate, at their own expense, in any Tax Controversy, and (D) not settle any Tax Controversy without the prior written consent of such other Party, which may not be unreasonably withheld, conditioned or delayed.
(f)    Tax Structuring and Elections. As, when and to the extent requested by One Stone, Magellan will undertake any or all of the following actions: (i) form a new Delaware limited liability company (“Newco”), contribute the CO2 Business to Newco, and in lieu of transferring the CO2 Business to One Stone, transfer Newco to One Stone; (ii) avoid taking any action that would cause Newco to be included in any combined, consolidated or unitary group for Tax purposes with Magellan or any of its Subsidiaries or Affiliates; (iii) cause Newco to file an initial election pursuant to Treasury Regulation Section 301.7701-3 to cause Newco to be classified as an association taxable as a corporation effective from its date of formation; (iv) timely take any and all actions reasonably necessary or requested to make a valid and binding election (or a protective election) under Section 362(e)(2)(C) of the Code and the Treasury Regulations promulgated thereunder with respect to the contribution of the CO2 Business to Newco; (v) if One Stone reasonably determines that the Exchange qualifies as a distribution under Section 355 of the Code, timely take any and all reasonably necessary or requested actions in support of such Tax treatment; and (vi) take any and all other actions reasonably necessary or requested that are incidental or otherwise related to any of the foregoing.

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To the extent this Section 4.9(f) is applicable, Magellan shall file all Tax Returns and otherwise report consistently with the Tax positions described in this Section 4.9(f) and shall not take any action that is inconsistent with any such Tax positions, except to the extent otherwise required by a final determination (as such term is defined in Section 1313 of the Code).
(g)    Limited Operations of Newco. If Magellan forms Newco at the request of One Stone pursuant to Section 4.9(f), Magellan shall not cause or permit Newco to conduct any business operations, incur any liabilities or obligations other than those incident to its formation or arising as a result of any of the actions taken at the request of One Stone pursuant to Section 4.9(f).
Section 4.10    One Stone Voting Agreement. One Stone has taken all lawful steps necessary to approve the Exchange and agrees during the term of this Agreement not to reverse or supersede its previous approval of the Exchange. One Stone shall not take any action that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Exchange or the fulfillment of the conditions under this Agreement. One Stone will vote all shares of the Preferred Stock in favor of the proposal to approve the Exchange at the Magellan Stockholder Meeting. One Stone will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of its interests in the Preferred Stock or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Preferred Stock or One Stone’s voting or economic interest therein. Any attempted Transfer of the Preferred Stock or any interest therein in violation of this Section 4.10 shall be null and void.
Section 4.11    Secured Promissory Note; Pledge Agreement. By April 15, 2016, One Stone and Magellan shall (a) enter into a Secured Promissory Note in substantially the form set forth on Annex 5 (the “Secured Promissory Note”), pursuant to which One Stone agrees to make a loan to Magellan in the aggregate amount of $625,000 (the “Loan Amount”) in accordance with the terms and conditions set forth therein and (b) simultaneously enter into a Pledge Agreement in substantially the form set forth on Annex 6 (the “Pledge Agreement”), pursuant to which Magellan will pledge, assign and grant to One Stone a security interest in certain assets of Magellan as described therein.
Section 4.12    Certain Employees. At Closing, the Persons listed in Annex 3 shall resign as employees of Magellan, and One Stone, or an Affiliate thereof, may make an offer of employment to such Persons, provided, however, that terms and conditions of such offer shall be determined by One Stone, or an Affiliate thereof, in its sole discretion.
Section 4.13    BOLO Data. For the period beginning with the Closing Date and ending 60 days after the Closing Date, Magellan shall reasonably cooperate in providing One Stone with the BOLO data used by Magellan to manage the Poplar Properties.
Section 4.14    One Stone Release. Effective as of the Closing, subject to the last sentence of this Section 4.14, One Stone hereby releases and discharges, and will cause Poplar and Utah CO2 to discharge and release, Magellan from any and all contractual obligations (including indemnification obligations) associated with any contracts (including Material Contracts) in which Poplar or Utah CO2 is a party prior to the Closing Date, including the WTSB Loan. Magellan hereby (a) waives any preferential purchase right, right of first refusal, right of first offer, buy-sell right, tag-along right, drag-along right, preemptive right, registration right or other right that would interfere with execution of this Agreement and the consummation of the transactions contemplated hereby or any future transfers of any Interest in Poplar or Utah CO2, including any such rights arising under any provision of the Poplar Organizational Documents and the Utah CO2 Organizational Documents and (b) agrees that the transfer of the CO2 Business contemplated by this Agreement is not void or voidable by reason of any restriction set forth in the Poplar Organizational Documents or the Utah CO2 Organizational Documents. Notwithstanding the foregoing or anything in this Agreement

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to the contrary, One Stone does not release or discharge any obligations or waive any rights arising under this Agreement or any certificate(s) delivered by One Stone at the Closing of the transactions contemplated hereby.
ARTICLE V
Conditions Precedent
Section 5.1    Conditions to Each Party’s Obligation to Effect the Exchange. The respective obligations of each Party to effect the Exchange shall be subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:
(a)    Magellan Stockholder Approval. The Magellan Stockholder Approval shall have been obtained in accordance with the General Corporation Law of the State of Delaware and the Magellan Organizational Documents.
(b)    No Injunctions or Restraints. No Applicable Law, injunction (whether preliminary or permanent), judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the transactions contemplated hereby or making the consummation of the transactions contemplated hereby illegal.
(c)    Receipt of Consents. Each Party shall have obtained the third-party consents set forth in Annex 4 to effectuate the transactions contemplated hereby in accordance with the terms of this Agreement.
Section 5.2    Conditions to Obligations of Magellan to Effect the Exchange. The obligation of Magellan to effect the Exchange is further subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of One Stone contained in Section 3.1, Section 3.2 and Section 3.5 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of One Stone set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on One Stone’s ability to consummate the transactions contemplated hereby. Magellan shall have received a certificate signed on behalf of One Stone by an executive officer of One Stone to such effect.
(b)    Performance of Obligations of One Stone. One Stone shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Magellan shall have received a certificate signed on behalf of One Stone by an executive officer of One Stone to such effect.
(c)    Certificate of Non-Foreign Status. One Stone shall have delivered to Magellan a certification of One Stone’s non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b)(2)(iv)(B).
(d)    Preferred Stock. One Stone shall deliver to Magellan a stock transfer or similar agreement in connection with the shares of the Preferred Stock duly executed by One Stone in favor of Magellan, together with the original share certificate or certificates representing the Preferred Stock and an affirmation in form and substance

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reasonably satisfactory to Magellan that upon Closing, One Stone will have no further interest or claim to any Preferred Stock or dividends thereon.
(e)    Assignments. One Stone shall execute and deliver (i) an assignment of membership interests in form and substance reasonably satisfactory to Magellan to convey 100% of the outstanding Poplar Membership Interests to One Stone; (ii) an assignment of common units in form and substance reasonably satisfactory to Magellan to convey the Purchased Utah CO2 Common Units to One Stone; and (iii) an assignment and assumption agreement or agreements in form and substance reasonably satisfactory to Magellan to assign the Required Assigned Contract to One Stone.
Section 5.3    Conditions to Obligations of One Stone to Effect the Exchange. The obligation of One Stone to effect the Exchange is further subject to the satisfaction (or waiver, if permissible under Applicable Law) on or prior to the Closing Date of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of Magellan contained in Section 2.1, Section 2.2 and Section 2.3 shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (ii) all other representations and warranties of Magellan set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect set forth in any individual such representation or warranty) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Poplar and Utah CO2, taken as a whole. One Stone shall have received a certificate signed on behalf of Magellan by an executive officer of Magellan to such effect.
(b)    Performance of Obligations of Magellan. Magellan shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and One Stone shall have received a certificate signed on behalf of Magellan by an executive officer of Magellan to such effect.
(c)    Assignments. Magellan shall execute and deliver (i) an assignment of membership interests in form and substance reasonably satisfactory to One Stone to convey 100% of the outstanding Poplar Membership Interests to One Stone; (ii) an assignment of common units in form and substance reasonably satisfactory to One Stone to convey the Purchased Utah CO2 Common Units to One Stone; and (iii) an assignment and assumption agreement or agreements in form and substance reasonably satisfactory to One Stone to assign the Required Assigned Contract to One Stone.
(d)    Certificate of Non-Foreign Status. Magellan shall have delivered to One Stone a certification of Magellan’s non-foreign status satisfying the requirements of Treasury Regulations Section 1.1445-2(b)(2)(iv)(B).
(e)    Tax Structuring and Election Obligations of Magellan. To the extent that Section 4.9(f) is applicable, to the reasonable satisfaction of One Stone, Magellan shall have undertaken all actions it was required to take on or prior to the Closing Date pursuant to Section 4.9(f) and shall have provided One Stone with all requested documentation and evidence relating thereto.
Section 5.4    Frustration of Closing Conditions. Neither One Stone nor Magellan may rely on the failure of any condition set forth in Section 5.1, Section 5.2 or Section 5.3, as the case may be, to be satisfied if such failure

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was caused by such Party’s failure to use its reasonable best efforts to consummate the Exchange and the other transactions contemplated hereby, or other breach of or noncompliance with this Agreement.
ARTICLE VI
Termination
Section 6.1    Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:
(a)    by the mutual written consent of the Magellan Board and One Stone Board of Managers in a written instrument.
(b)    by either of One Stone or Magellan:
(i)    if the Closing shall not have been consummated on or before August 1, 2016 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to a Party if the inability to satisfy such condition was due to the failure of such Party to perform any of its obligations under this Agreement;
(ii)    if any Restraint having the effect set forth in Section 5.1(b) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 6.1(b)(ii) shall not be available to a Party if such Restraint was due to the failure of such Party to perform any of its obligations under this Agreement; or
(iii)    if the Magellan Stockholder Meeting shall have concluded and the Magellan Stockholder Approval shall not have been obtained.
(c)    by One Stone:
(i)    (A) if an Adverse Recommendation Change shall have occurred or Magellan failed to make the Magellan Board Recommendation, in each case whether or not permitted by the terms hereof, or (B) if Magellan breached its obligations under Section 4.3 in any material respect; or
(ii)    if Magellan shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Magellan set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 5.3(a) or Section 5.3(b) and (B) is incapable of being cured, or is not cured, by Magellan by the earlier of thirty (30) days following receipt of written notice from One Stone of such breach or failure or the Outside Date; provided that One Stone shall not have the right to terminate this Agreement pursuant to this Section 6.1(c)(ii) if One Stone is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such as would result in any of the closing conditions set forth in Section 5.2(a) and Section 5.2(b) not being satisfied.
(d)    by Magellan:
(i)    at any time prior to receipt of the Magellan Stockholder Approval, in order to enter into a binding written agreement with respect to a Superior Proposal, provided that Magellan shall have complied in all material respects with its obligations under Section 4.3; or

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(ii)    if One Stone shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of One Stone set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 5.2(a) or Section 5.2(b) and (B) is incapable of being cured, or is not cured, by One Stone by the earlier of thirty (30) days following receipt of written notice from Magellan of such breach or failure or the Outside Date; provided that Magellan shall not have the right to terminate this Agreement pursuant to this Section 6.1(d)(ii) if Magellan is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement such as would result in any of the closing conditions set forth in Section 5.3(a) and Section 5.3(b) not being satisfied.
Section 6.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, written notice thereof shall be given to the other Parties, specifying the provision or provisions of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions in this Section 6.2 (Effect of Termination), Section 6.3 (Fees and Expenses), and the provisions in ARTICLE VII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Magellan or One Stone or their respective directors, officers and Affiliates, except that (a) One Stone and/or Magellan may have liability as provided in Section 6.3 and (b) no Party shall be relieved or released from any liabilities or damages incurred or suffered by the other Party arising out of fraud or any Willful Breach of any covenant or agreement contained in this Agreement. If more than one provision of Section 6.1 is available to a terminating Party in connection with a termination of this Agreement, the terminating Party may rely on any and/or all available provisions in Section 6.1 for any such termination.
Section 6.3    Fees and Expenses.
(a)    In the event that (i) an Alternative Proposal shall have been publicly proposed or publicly disclosed prior to, and not withdrawn at the time of, the Magellan Stockholder Meeting (or, if the Magellan Stockholder Meeting shall not have occurred, prior to the termination of this Agreement pursuant to Section 6.1(b)(i)), (ii) this Agreement is terminated by One Stone or Magellan pursuant to Section 6.1(b)(i) or Section 6.1(b)(iii), and (iii) Magellan enters into a definitive agreement with respect to, or consummates, an Alternative Proposal within twelve (12) months after the date this Agreement is terminated, then Magellan shall pay the Termination Fee to One Stone upon the earlier of (A) the date of the execution of such definitive agreement by Magellan or (B) consummation of any such transaction. For purposes of this Section 6.3(a), the term “Alternative Proposal” shall have the meaning assigned to such term in Section 4.3(e)(i), except that the references to “20%” shall be deemed to be references to “50%.”
(b)    In the event this Agreement is terminated by One Stone pursuant to Section 6.1(c)(i) or by Magellan pursuant to Section 6.1(d)(i), Magellan shall pay to One Stone, within two (2) Business Days after the date of termination, the Termination Fee.
(c)    Any payment of the Termination Fee shall be made in cash by wire transfer of immediately available funds to an account designated in writing by One Stone.
(d)    If either Magellan or One Stone terminates this Agreement pursuant to Section 6.1(b)(iii), then Magellan shall reimburse One Stone on the second Business Day following such termination for all documented out-of-pocket fees and expenses incurred by One Stone in connection with this Agreement and the transactions contemplated hereby, including all fees and expenses of accountants, legal counsel, investment banking firms or financial advisors (and their respective counsel and representatives), experts and consultants to One Stone in connection

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with this Agreement and the transactions contemplated hereby (collectively, the “One Stone Expenses”), subject to a maximum of $200,000 in the aggregate.
(e)    In the event that Magellan shall fail to pay the Termination Fee or the One Stone Expenses required pursuant to this Section 6.3 when due, (i) such fee and expenses shall accrue interest for the period commencing on the date such fee became past due, at a rate equal to the legal rate of interest provided for in Section 2301 of Title 6 of the Delaware Code, and (ii) Magellan shall pay all reasonable costs and expenses (including legal fees and expenses) incurred by One Stone in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts (including the accrued interest thereon). The Parties acknowledge that the provisions of this Section 6.3 are an integral part of the transactions contemplated hereby and that, without these agreements, they would not enter into this Agreement.
(f)    The Parties agree that in the event that Magellan pays the Termination Fee to One Stone, Magellan has no further liability to One Stone of any kind in respect of this Agreement and the transactions contemplated hereby, provided, however, that nothing in this Agreement shall release any party from liability for Willful Breach or fraud), and in no event shall Magellan be required to pay the Termination Fee on more than one occasion.
ARTICLE VII
Miscellaneous
Section 7.1    No Survival, Etc. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each Party shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Parties, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Closing or, except as otherwise provided in Section 6.2, upon the termination of this Agreement pursuant to Section 6.1, as the case may be, except that the covenants and agreements set forth in Section 1.3, Section 4.9 and any other agreement in this Agreement that contemplates performance after the Closing shall survive the Closing, and those set forth in Section 6.2, Section 6.3, and this ARTICLE VII shall survive termination of this Agreement. The Confidentiality Agreement shall survive termination of this Agreement in accordance with its terms.
Section 7.2    Amendment or Supplement. At any time prior to the Closing, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Magellan Stockholder Approval, by written agreement of the Parties, by action taken or authorized by their respective boards of directors, boards of managers or other governing bodies; provided, however, that following receipt of the Magellan Stockholder Approval, there shall be no amendment or change to the provisions of this Agreement which by Applicable Law would require further approval by the Magellan Stockholders without such approval.
Section 7.3    Extension of Time, Waiver, Etc. At any time prior to the Closing, any Party may, subject to Applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party, (b) extend the time for the performance of any of the obligations or acts of any other Party or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party’s conditions. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

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Section 7.4    Assignment. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7.4 shall be null and void.
Section 7.5    Reserved.
Section 7.6    Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement
Section 7.7    Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Annexes hereto, the Magellan Disclosure Schedule and the Confidentiality Agreement, (a) constitute the entire agreement and understanding of the Parties, and supersede all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the Parties any rights (including third-party beneficiary rights or otherwise) or remedies hereunder, except for, in the case of clause (b), the provisions of Section 7.13.
Section 7.8    Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without giving effect to any conflicts of law principles that would result in the application of any Applicable Law other than the law of the State of Delaware.
(b)    Except as otherwise provided in Annex 2, each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Parties or their successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Except as otherwise provided in Annex 2, each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Except as otherwise provided in Annex 2, each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the Applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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(c)    EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 7.9    Specific Enforcement.
(a)    The Parties hereby agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and that the Parties shall be entitled to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 7.9 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which either Party is entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, and each Party agrees that it will not oppose the granting of specific performance and other equitable relief as provided herein on the basis that (x) each Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 7.10    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given and received (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.10):
If to Magellan, to:

J. Thomas Wilson
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
E-mail: jtwilson@magellanpetroleum.com

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and

Antoine J. Lafargue
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
E-mail: alafargue@magellanpetroleum.com

with a copy (which shall not constitute notice) to:

John A. Elofson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
E-mail: john.elofson@dgslaw.com

If to One Stone, to:

Robert Israel
One Stone Holdings II LP
720 Fifth Avenue, 10th Floor
New York, New York 10019
E-mail: ri@1stone-llc.com

with a copy (which shall not constitute notice) to:

Alan Beck
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
E-mail: abeck@velaw.com

Section 7.11    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 7.12    Interpretation.
(a)    When a reference is made in this Agreement to an Article, Section, Annex or Schedule, such reference shall be to an Article of, a Section of, an Annex to or a Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,”

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“herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. All references to days mean calendar days unless otherwise provided. The word “or” shall be inclusive and not exclusive.
(b)    The Parties have participated jointly in the negotiation and drafting of this Agreement with the assistance of legal counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.
Section 7.13    Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any Party or of any of their respective Affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such Party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 7.13 shall limit any liability of the Parties to this Agreement for breaches of the terms and conditions of this Agreement.
[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

MAGELLAN PETROLEUM CORPORATION By: /s/ Thomas Wilson Name: J. Thomas Wilson Title: President and Chief Executive Officer

ONE STONE HOLDINGS II LP By: ONE STONE ENERGY PARTNERS GP, L.L.C., its General Partner By: /s/ Robert Israel Name: Robert Israel Title: Managing Member

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ANNEX 1
Definitions

(a)    As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Acquisition Agreement” is defined in Section 4.3(a).
“Adverse Recommendation Change” is defined in Section 4.3(a).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Agreement” is defined in the preamble.
“Alternative Proposal” is defined in different contexts in each of Section 4.3(e)(i), Section 4.3(e)(ii) and Section 6.3(a).
“Antitrust Laws” is defined in Section 4.4(a).
“Applicable Environmental Laws” is defined in Section 2.16.
“Applicable Law” means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Authority to which a specified Person or property is subject.
“Asset Taxes” means all Severance Taxes and Property Taxes.
“Benefit Plan” means (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (ii) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA, including cash, equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, or termination, in each case of clauses (i) and (ii) that are sponsored, maintained, contributed to or required to be contributed to by Poplar or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of Poplar or any of its Subsidiaries. A “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”) shall be considered a Benefit Plan.
“Business Day” means a day other than a Saturday, a Sunday or other day on which the SEC or banks in Denver, Colorado are authorized or required by law to be closed.
“Cash Amount” is defined in Annex 2.
“CERCLA” is defined in Section 2.16.
“Certificate of Incorporation” means the Restated Certificate of Incorporation of Magellan as filed with the State of Delaware, as amended.
“Claim” means any and all claims, causes of action, demands, lawsuits, suits, information requests, Proceedings, governmental investigations or audits and administrative orders.

“Closing” is defined in Section 1.1.
“Closing Date” is defined in Section 1.2.
“CO2 Business” is defined in Section 1.1.
“CO2 Purchase Agreement” is defined in the definition of the term “Utah CO2 Option Agreement.”
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” is defined in the definition of the term “Magellan Stockholder Approval.”
“Companies” means Poplar and Utah CO2.
“Confidentiality Agreement” means that First Amendment to Series A Convertible Preferred Stock Purchase Agreement, dated August 3, 2015, between Magellan and One Stone.
“Contracts” means all leases, contracts, agreements, commitments, instruments and understandings, whether written or oral.
“Control” is defined in the definition of the term “Affiliate.”
“Creditor Rights” is defined in Section 2.3.
“Disposal” is defined in Section 2.16.
“Effective Time” means 12:01 a.m. Mountain Standard Time on October 1, 2015.
“Encumbrance” means liens, charges, pledges, options, rights of first offer or refusal, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements, lease or sublease, right of way, encroachment and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.
“ERISA” is defined in the definition of the term “Benefit Plan.”
“ERISA Affiliate” means, with respect to any entity, trade, or business, any other entity, trade, or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade, or business, or that is a member of the same “controlled group” as the first entity, trade, or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange” is defined in the recitals.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Consideration” is defined in Section 1.1.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any court, tribunal, arbitrator, regulatory or administrative agency, commission, subdivision, department or other authority or other governmental instrumentality.
“Hazardous Substance” is defined in Section 2.16.

“Hazardous Waste” is defined in Section 2.16.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Hydrocarbons” means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and hydrocarbons and operating rights and royalties, overriding royalties, Production payments, net profit interests and other non-working interests and non-operating interests; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all Hydrocarbons leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, Hydrocarbons sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), Hydrocarbons Production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing.
“Income Taxes” means all Taxes based upon, measured by, or calculated with respect to (a) gross or net income or gross or net receipts or profits (including, but not limited to, franchise Tax and any capital gains, alternative minimum Taxes, net worth and any Taxes on items of Tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar Taxes), (b) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (a) above, or (c) withholding Taxes measured with reference to or as a substitute for any Tax described in clause (a) or (b) above, and (d) and any penalties, additions to Tax, and interest levied or assessed with respect to a Tax described in clause (a), (b), or (c).
“Interest” means (a) capital stock, common units, member or limited liability company interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing and (c) any right (contingent or otherwise) to acquire any of the foregoing.
“IRS” means the Internal Revenue Service.
“Knowledge” (i) when used with respect to Magellan, means the actual knowledge, after reasonable inquiry, of J. Thomas Wilson and Antoine J. Lafargue and (ii) when used with respect to One Stone, means the actual knowledge, after reasonable inquiry, of Vadim Gluzman, Robert Israel and Rimma Khafizova.
“Leases” is defined in Section 2.10(a).
“Loan Amount” is defined in Section 4.11.
“Losses” means any and all losses, claims, causes of action, assessments, damages, liabilities and costs and expenses (including reasonable attorneys’ fees and expenses).
“Magellan” is defined in the preamble.
“Magellan Board” means the Board of Directors of Magellan.

“Magellan Board Recommendation” is defined in Section 4.1(b).
“Magellan Disclosure Schedule” is defined in ARTICLE II.
“Magellan Fairness Opinion” means an opinion of Petrie Partners Securities, LLC, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Exchange Consideration is fair to Magellan.
“Magellan Notice” is defined in Section 4.3(d).
“Magellan Organizational Documents” means the Certificate of Incorporation and bylaws of Magellan as currently in effect.
“Magellan Special Committee” is defined in the recitals.
“Magellan Stockholders” means the holders of the Common Stock and the Preferred Stock.
“Magellan Stockholder Approval” means the affirmative vote or consent of at least a majority of the outstanding capital stock of Magellan, including the common stock of Magellan, par value $0.01 per share (the “Common Stock”), and the Preferred Stock, entitled to vote at the Magellan Stockholder Meeting in favor of the adoption of this Agreement and the Exchange pursuant to this Agreement.
“Magellan Stockholder Meeting” means a special meeting of the Magellan Stockholders for the purpose of obtaining the Magellan Stockholder Approval.
“Material Adverse Effect” means, with respect to a Person, (a) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (b) any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the energy industry; (ii) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement (including, for the avoidance of doubt, performance of the Parties’ obligations under Section 4.4); (iii) any change in the market price or trading volume of the Common Stock (it being understood and agreed that the foregoing shall not preclude any other Party to this Agreement from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; and (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on the CO2 Business.
“Material Contracts” is defined in Section 2.25(a).
“Multiemployer Plan” is defined in the definition of the term “Benefit Plan.”
“Newco” is defined in Section 4.9(f).
“One Stone” is defined in the preamble.
“One Stone Board of Managers” means the board of managers as constituted under the One Stone Organizational Documents.
“One Stone Expenses” is defined in Section 6.3(d).
“One Stone Organizational Documents” means the certificate of limited partnership and limited partnership agreement of One Stone as currently in effect.
“Other Assigned Contract” means the Contract set forth in Annex 7.
“Other Minerals” means sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value which are not generally produced from a wellbore in conjunction with the Production of Hydrocarbons.
“Outside Date” is defined in Section 6.1(b)(i).
“Party” or “Parties” is defined in the preamble.
“Permit” means all licenses, permits, franchises, consents, approvals and other authorizations of or from any Governmental Authority.
“Permitted Encumbrances” means with respect to any Person, (a) statutory Encumbrances for current Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and are adequately reserved for in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Encumbrances arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate Proceedings; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) any right of way or easement related to public roads and highways; (e) Encumbrances arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation; and (f) Encumbrances arising from the terms of the leases and other instruments creating such title or interest.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
“Pledge Agreement” is defined in Section 4.11.
“Poplar” is defined in the recitals.
“Poplar Membership Interests” is defined in Section 1.1.

“Poplar Organizational Documents” means the articles of organization and second amended and restated operating agreement of Poplar as currently in effect.
“Poplar Properties” means the Properties of Poplar.
“Pre-Effective Time Tax Return” is defined in Section 4.9(a)(ii).
“Pre-Closing Pass-Through Tax Return” means any income or informational Tax Return of a Company that relates solely to items of income, gain, loss or deduction of such Company that are allocated to it owners for U.S. federal, state or local income tax purposes for Tax Periods ending on or before the Closing Date (including the Tax Period of Utah CO2 ending on the Closing Date as a result of a technical termination of Utah CO2 pursuant to Section 708(b) of the Code). For the avoidance of doubt, a Tax Return shall not be a Pre-Closing Pass-Through Tax Return if One Stone or a Company could be liable for Taxes with respect to such Tax Return.
“Preferred Stock” is defined in the recitals.
“Proceeding” means all proceedings, actions (whether civil, criminal, administrative or otherwise), claims, suits, investigations, arbitrations, mediations or inquiries by or before any arbitrator or Governmental Authority.
“Production” is defined in the definition of the term “Properties.”
“Properties” means:
(a)    All of the Party’s interest in and to the Hydrocarbons and Other Minerals in, under and that may be produced from (or pursuant to the terms of) its properties, rights and interests;
(b)    All other right, title and interest of a Party, of whatever kind or character, in and to (i) the Hydrocarbons and Other Minerals in, under and that may be produced from its lands (including without limitation interests in oil, gas and mineral leases, overriding royalty interests, fee royalty interests, fee Hydrocarbons and other interests) and (ii) any other oil, gas and/or mineral property, right, interest or license, whether real/immovable, personal/movable, vested, contingent or otherwise, to the extent any such property, right, interest or license is located, or relates to lands located, anywhere in the United States;
(c)    All of a Party’s interests in and to all Hydrocarbons and/or Other Mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the units created thereby, which cover, affect or otherwise relate to the properties, rights and interests described in clause (a) or (b) above;
(d)    All of a Party’s interest in and rights under all operating agreements, Production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause (a), (b), or (c) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Hydrocarbons or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time;
(e)    all of a Party’s interest in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-

of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause (a), (b) or (c) above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of Hydrocarbons or Other Minerals produced from (or allocated to) such properties, rights and interests;
(f)    all Hydrocarbons and Other Minerals produced from or allocated to the properties, rights and interests described in clauses (a), (b) and/or (c) above, and any products processed or obtained therefrom (herein collectively called the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Closing Date), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);
(g)    all payments received in lieu of Production from the properties, rights and interests described in clauses (a), (b) and/or (c) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Closing Date, including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a Production sales contract, (iii) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by a Party as a result of the Party (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in clauses (a), (b) and/or (c) above, than their ownership of such property right or interest would entitle them to receive and (iv) shut-in rental or royalty payments;
(h)    to the extent legally transferable, all favorable contract rights and causes of action (i.e., rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in clauses (a) through (g) above (regardless of whether the same arose, and/or the events which gave rise to the same occurred on, before or after the Closing Date, and further regardless of whether same arise under contract, the law or in equity); and
(i)    all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e., rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.
“Property Taxes” means all ad valorem, real property, personal property, and all other Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, assessed against the Properties or based upon or measured by the ownership of the Properties, but not including Income Taxes, Severance Taxes, or Transfer Taxes.
“Proxy Statement” is defined in Section 2.6.
“Purchased Utah CO2 Common Units” is defined in Section 1.1.
“RCRA” is defined in Section 2.16.
“Representatives” is defined in Section 4.3(a).
“Required Assigned Contract” means the Silver Spur Letter Agreement.

“Restraints” is defined in Section 5.1(b).
“Retained Magellan Business” is defined in Section 4.3(e)(i).
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” means all forms, reports, certifications, prospectuses, registration statements, proxy statements, schedules, statements, and other documents (including all amendments thereto) (i) filed by Magellan under the Securities Act, the Exchange Act, and all other federal securities laws or (ii) filed or furnished by Magellan on a voluntary basis.
“Secured Promissory Note” is defined in Section 4.11.
“Securities” means any class or series of equity interest in a Party, including without limitation, the Common Stock, the Preferred Stock, the limited liability company interests of each limited liability company that is a Subsidiary of any Party, and the partnership interests of each partnership that is a Subsidiary of any Party.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Severance Taxes” means all extraction, production, excise, net proceeds, severance, windfall profit and all other Taxes and similar obligations, and any penalties, additions to Tax, and interest levied or assessed thereon, with respect to the Poplar Properties that are based upon or measured by the Production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes.
“Silver Spur Letter Agreement” means the letter agreement, dated as of December 15, 2014, by and between Magellan and Silver Spur Resources, LLC, a Colorado limited liability company.
“Straddle Period” means any Tax Period beginning before and ending after the Effective Time.
“Straddle Tax Return” is defined in Section 4.9(a)(iii).
“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity, the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such Party or one or more Subsidiaries of such Party.
“Superior Proposal” is defined in Section 4.3(e)(ii).
“Taxes” means (a) any taxes, assessments, fees and unclaimed property and escheat obligations, imposed by any Governmental Entity, including net income, gross income, profits, gross receipts, net receipts, capital gains, net worth, doing business, license, stamp, occupation, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, environmental (including taxes under Code Section 59A), customs, duties, capital stock, stock, stamp, document, filing, recording, registration, authorization, franchise, excise, withholding, social security (or similar), fuel, excess profits, windfall profit, severance, extraction, production, net proceeds, estimated or other tax, including any interest, penalty or addition thereto, whether disputed or not, and any expenses incurred in connection with the determination, settlement or litigation of the Tax liability,

(b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above, and (c) any transferee liability in respect of Taxes described in clauses (a) and (b) above or payable by reason of assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.
“Tax Controversy” is defined in Section 4.9(e)(iv).
“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax.
“Tax Period” means any period prescribed by any Taxing Authority for which a Tax Return is required to be filed or a Tax is required to be paid.
“Tax Return” means any return, report, declaration, or similar statement or form required to be filed with a Taxing Authority with respect to any Tax (including any attached schedules and related or supporting information), including any information return, claim for refund, amended return or declaration of estimated Tax, and including any amendment thereof.
“Termination Fee” means an amount, in cash, equal to $750,000.
“Transfer” is defined in Section 4.10.
“Transfer Taxes” means any and all transfer Taxes (excluding Income Taxes, Severance Taxes and Property Taxes), including sales, use, excise, goods and services, stock, conveyance, gross receipts, registration, business and occupation, securities transactions, real estate, land transfer, stamp, documentary, notarial, filing, recording, permit, license, authorization and similar Taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges.
“Unaudited Poplar Financial Statements” is defined in Section 2.7(a).
“Utah CO2” is defined in the recitals.
“Utah CO2 Common Units” is defined in Section 2.2(c).
“Utah CO2 Option Agreement” means the Option Agreement by and among Utah CO2, Savoy Energy LLC, a Utah limited liability company, and Magellan, dated as of December 1, 2014, as amended by the Amendment and Extension of Option Agreement, dated as of March 31, 2015, pursuant to which Utah CO2 acquired an option to either (i) acquire a large CO2 reservoir called Farnham Dome located in Carbon County, Utah or (ii) enter into an agreement to purchase uncontracted CO2 volumes at a fixed price (the “CO2 Purchase Agreement,” into which agreement on May 28, 2015 Utah CO2 elected to exercise the right to enter, the key terms of which are to be consistent with the terms detailed in the Utah CO2 Option Agreement).
“Utah CO2 Organizational Documents” means the certificate of formation and amended and restated limited liability company agreement of Utah CO2 as currently in effect.
“Wells” is defined in Section 2.10(b).
“Willful Breach” means (i) a material breach that is a consequence of an act or intentional omission undertaken by the breaching Party (or, in the case of Section 4.3 with respect to Magellan, the consequence of an act or omission of a Subsidiary of Magellan, or of a Representative of Magellan at the direction of Magellan) with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of such covenant or agreement and (ii) the failure by any Party to consummate the transactions contemplated hereby after all of the conditions set forth in ARTICLE V have been satisfied or waived (by the Party entitled to waive any such applicable conditions).
“WTSB Loan” means the Restated Loan Agreement, dated as of June 30, 2015, by and among Poplar, as borrower, Magellan, as guarantor, and West Texas State Bank, as lender, as filed with the SEC as Exhibit 10.48 to the Annual Report on Form 10-K of Magellan for the fiscal year ended June 30, 2015, as amended from time to time.

ANNEX 2
Definition and Determination of Cash Amount

1.Definition of Certain Terms. The Parties agree that all calculations made pursuant to this Annex 2 shall be made without duplication (including, taking into account any other provisions of this Agreement).
(a)“One Stone Unpaid Transaction Costs” means any transaction costs One Stone has agreed to pay pursuant to Section 4.8 of this Agreement and which have not been paid on or prior to the Closing.
(b)    “Cash Amount” means the Loan Amount, plus (if positive) or minus (if negative) the Net Revenues and Expenses (whether positive or negative), minus the One Stone Unpaid Transaction Costs, minus the Specified Poplar Liabilities actually paid by Magellan or Poplar prior to the Closing.
(c)    “Net Revenues and Expenses” means the amount determined pursuant to Section 3 of this Annex 2.
(d)    “Specified Poplar Liabilities” means (i) the liabilities of Poplar and Utah CO2 described in Section 2 of this Annex 2 and (ii) any other liabilities of Poplar or Utah CO2 that Magellan and One Stone agree in writing shall be paid prior to Closing; provided that Specified Poplar Liabilities shall not include Property Expenses or other liabilities addressed in the determination of Net Revenues and Expenses.
2.    Specified Poplar Liabilities. The Specified Poplar Liabilities are set forth in Schedule A to this Agreement.
3.    Determination of Net Revenues and Expenses.
(a)    Proration of Costs and Revenues. The Net Revenues and Expenses shall be equal to the proceeds of the sale of all production of Hydrocarbons from or attributable to the Poplar Properties at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Poplar Properties at or after the Effective Time, less all Property Expenses (as defined below) incurred at and after the Effective Time. “Earned” and “incurred,” as used in this Annex 2 shall be interpreted in accordance with GAAP and Council of Petroleum Accountants Society standards, except that Net Revenues and Expenses shall be calculated on an occurrence basis. For purposes of allocating Production (and proceeds and accounts receivable with respect thereto), liquid Hydrocarbons shall be deemed to be “from or attributable to” the Poplar Properties when they pass through the pipeline connecting into the storage facilities into which they are run. Magellan shall utilize reasonable interpolative procedures, consistent with industry practice, to arrive at an allocation of Production when exact meter readings or gauging and strapping data are not available. Magellan shall provide to One Stone such data as One Stone may reasonably request to support any estimated allocation, for purposes of establishing the Cash Amount.
(b)    Property Expenses. The term “Property Expenses” means the following types of expenses to the extent attributable to the Poplar Properties in the ordinary course of business: all capital expenses, operating expenses (including insurance), facilities and plant expenses, joint interest billings, any expense chargeable to the joint account under the applicable operating agreement, including overhead costs, lease operating expenses, lease rental and maintenance costs, royalties (including landowner’s, overriding, and nonparticipating), net profits interests, production payments, or other similar burdens measured by or payable out of production of Hydrocarbons, drilling expenses, completion expenses, workover expenses, reworking expenses, enhanced recovery expenses, plugging and abandoning expenses, expenses associated with the purchase of carbon dioxide, geological, geophysical and any other exploration, development, transportation, compression, processing or maintenance expenditures chargeable under applicable agreements, and reasonable, documented overhead, general and administrative expenses and any other monthly charges to Magellan or Poplar pursuant to any management agreement for the period between the Effective Time and the Closing Date; provided, however, that for the avoidance of doubt, the term “Property Expenses” does not include (x) any Income Taxes, Asset Taxes or Transfer Taxes or (y) any interest expense or other fees and expenses incurred by Magellan or Poplar related to any indebtedness of Poplar for such period.
(c)    Downward Adjustments. The Net Revenues and Expenses shall be adjusted downward by the following:
(i)An amount equal to all accounts receivable of Poplar as of the Closing Date, net of royalties, overriding royalties, profit payments and similar burdens, arising from the sale of any Hydrocarbons that were produced from or attributable to the Poplar Properties during any period prior to the Effective Time.
(ii)    An amount equal to all prepaid expenses of Poplar as of the Effective Time, and an amount equal to all prepaid expenses of Poplar incurred from and after the Effective Time prior to the Closing Date, in each such case (A) that are not already included in Property Expenses and (B) excluding prepaid insurance expenses relating to periods from and after the Closing.
(iii)    An amount equal to all Property Expenses attributable to the Poplar Properties for any period from and after the Effective Time that were paid by Magellan or Poplar.
(iv)    An amount equal to all costs incurred by Magellan during the period from and after the Effective Time until the Closing Date attributable to the employees of Magellan listed in Annex 3, in each case that are not already included in Property Expenses.
(v)    An amount equal to all interest paid by Magellan or Poplar, without duplication, on the WTSB Loan from and after the Effective Time prior to the Closing Date.
(vi)    Any cash or cash equivalents that remain in Poplar’s possession immediately prior to the Closing that are not distributed to Magellan.
(vii)    Any other amount provided for in this Agreement or otherwise agreed to by Magellan and One Stone.
(viii)    The amount of all Asset Taxes allocable to One Stone in accordance with Section 4.9(b) of this Agreement that are not the obligation of Poplar and for which Magellan is liable (and which have not been otherwise paid or economically borne by One Stone or a Company).
(d)    Upward Adjustments. The Net Revenues and Expenses shall be adjusted upward by the following:
(i)    Any proceeds of Hydrocarbons produced from or attributable to the Poplar Properties from and after the Effective Time, net of royalties, overriding royalties, net profit payments and similar burdens, received by Magellan or Poplar during the period from and after the Effective Time until to the Closing relating to the Poplar Properties.

(ii)    Any other revenue relating to the Poplar Properties or the business of Poplar received by Magellan or Poplar, including any proceeds from the sale of equipment of Poplar, to the extent attributable to the period of time from and after the Effective Time until the Closing.
(iii)    Any other amount provided for in this Agreement or otherwise agreed to by Magellan and One Stone.
(iv)    The amount of all Asset Taxes allocable to Magellan in accordance with Section 4.9(b) of this Agreement that are the obligation of One Stone or either of the Companies (and that have not otherwise been paid by Magellan pursuant to Section 4.9(a) of this Agreement).
4.    Process for Determining the Cash Amount.
(a)    Preliminary Settlement Statement. The preliminary Net Revenues and Expenses shall be set out in a “Preliminary Settlement Statement” prepared by Magellan in good faith and submitted to One Stone no later than five (5) Business Days prior to the Closing Date. The Preliminary Settlement Statement shall set forth the Net Revenues and Expenses, as adjusted, as provided in Section 3 of this Annex 2 using the best information available at the Closing Date, and the Cash Amount, in each case as calculated in accordance with GAAP and Council of Petroleum Accountants Society standards. Absent manifest error, the Cash Amount payable at the Closing shall be as set forth in the Preliminary Settlement Statement.
(b)    Final Settlement Statement. As soon as practicable after the Closing, but in no event later than ninety (90) days after Closing, One Stone, with the assistance of Magellan’s staff and with access to such records as necessary, will cause to be prepared and delivered to Magellan, in each case calculated in accordance with GAAP and Council of Petroleum Accountants Society standards, the final settlement statement (the “Final Settlement Statement”) setting forth each adjustment to Net Revenues and Expenses in accordance with Section 3 of this Annex 2 and showing the calculation of such adjustments and the resulting final Cash Amount (the “Final Cash Amount”). Within fifteen (15) days after receipt of such statement, Magellan shall deliver to One Stone a written report containing any changes that Magellan proposes to make to the Final Settlement Statement. Magellan’s failure to deliver to One Stone a written report detailing proposed changes to the Final Settlement Statement by that date shall be deemed an acceptance by Magellan of the Final Settlement Statement as submitted by One Stone. The Parties shall use commercially reasonable efforts to agree with respect to the changes proposed by Magellan, if any, no later than fifteen (15) days after Magellan’s receipt of One Stone’s proposed Final Settlement Statement. The date upon which such agreement is reached or upon which the Final Cash Amount is established shall be herein called the “Final Settlement Date.” If the Final Cash Amount is less than the Cash Amount, One Stone shall pay the amount of such difference to Magellan by wire transfer in immediately available funds no later than five (5) Business Days after the Final Settlement Date. If the Final Cash Amount is more than the Cash Amount, Magellan shall pay to One Stone the amount of such difference by wire transfer in immediately available funds no later than five (5) Business Days after the Final Settlement Date.
(c)    Dispute Resolution. If the Parties are unable to resolve a dispute as to the Final Cash Amount within thirty (30) days after One Stone’s receipt of Magellan’s proposed revised Final Settlement Statement, the Parties shall submit the dispute to binding arbitration to be conducted in accordance with the provisions of Section 5 of this Annex 2.
5.    Dispute Resolution and Arbitration. Any dispute between the Parties as to the Final Cash Amount shall be resolved by arbitration, pursuant to the following procedures:

(a)    Magellan, on the one hand, and One Stone, on the other hand, shall each select a single, independent arbitrator with at least ten (10) years’ experience practicing oil and gas law in the State of Montana, within ten (10) days after written demand for such arbitration by any Party. The two (2) arbitrators so selected by the respective sides shall, in turn, select the third neutral and independent arbitrator, who shall also have at least ten (10) years’ experience practicing oil and gas law in the State of Montana.
(b)    The arbitration shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, but the specific procedure to be followed shall be determined by mutual agreement of Magellan and One Stone, failing which it shall be determined by the arbitrator(s). It is the intent of the Parties that the arbitration be conducted as efficiently and inexpensively as possible, with only limited discovery as determined by the arbitrator without regard to the discovery permitted under the Delaware or Federal Rules of Civil Procedure.
(c)    The arbitration proceeding shall be held in Denver, Colorado, and the arbitration hearing shall be held no later than sixty (60) days after submission of the matter to arbitration, and a written decision shall be rendered by the arbitrators within thirty (30) days of the hearing.
(d)    At the hearing, the parties to the arbitration shall present such evidence and witnesses as they may choose, with or without legal counsel, in accordance with the procedures determined as provided for in Section 5(b) above. Adherence to formal rules of evidence shall not be required, but the arbitrator shall consider any evidence and testimony that he or she determines to be relevant, in accordance with procedures determined as provided above.
(e)    Any award entered in the arbitration shall be made by a written opinion stating the reasons and basis for the award made.
(f)    The costs incurred in employing the arbitrators, including the arbitrators’ retention of any independent qualified experts, shall be borne 50% by Magellan and 50% by One Stone.
(g)    The arbitrators’ award shall be binding upon the parties to the arbitration, except only for fraud or manifest error, which may be filed in any court of competent jurisdiction and may be enforced by any party to the arbitration as a final judgment of such court.

ANNEX 4
Consents

(a)    Magellan
(i)    Pursuant to the Amended and Restated Unlimited Guaranty among West Texas State Bank (“WTSB”), as lender, Poplar, as borrower, and Magellan, as guarantor, dated as of June 30, 2015 (the “Guaranty”), the Guaranty is binding on Magellan until the earlier of (A) termination of the WTSB Loan and (B) written notice of revocation signed by Magellan and approved in writing by WTSB, in its sole and absolute discretion. In order to effectuate the transactions contemplated by the Exchange Agreement, Magellan will need to obtain from WTSB a release of the Guaranty provided by Magellan.

ANNEX 5
Secured Promissory Note

$625,000.00    [__], 2016

MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to ONE STONE HOLDINGS II LP, a Delaware limited partnership, or its registered assigns (the “Holder”), the principal sum of SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($625,000) or such lesser amount as shall equal the unpaid aggregate balance of the Loan (as defined below) plus interest (if any) accrued pursuant to the terms of this Note, in lawful money of the United States of America and in immediately available funds, on the Maturity Date as set forth herein.

The outstanding principal balance of this Secured Promissory Note (this “Note”) at any time shall be the original amount of the Loan less the amount of payments or prepayments of principal made on this Note by or for the account of the Company.

1.Definitions. The following terms used herein shall have the following meanings:
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Business Day” means any day other than a Saturday or Sunday on which banks are open for domestic and foreign exchange business in New York City and are not authorized or required to close for such business.

“Central Shares” means all Equity Interests in Central Petroleum Limited, an Australian company.

“Closing Date” means the date first mentioned above.
“Company” has the meaning assigned to such term in the introductory paragraphs to this Note.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Magellan Petroleum Australia, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“CTP VWAP Price” means, as of any date, the volume-weighted average price of a share of Central Petroleum Stock on the Australian Securities Exchange (“ASX”) for the 10 consecutive ASX full trading days (in which shares of Central Petroleum Common Stock are traded on the ASX) ending at the close of regular hours trading on the ASX on the full trading day preceding such date.

“Debt” means, for any Person, the following (without duplication): (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating

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to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property, services, or acquisitions (including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under capital leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement; (h) obligations of such Person owing in respect of mandatorily redeemable preferred stock or other mandatorily redeemable preferred Equity Interest of such Person; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any an employee benefit plan.

“Dollars” or “$” means the lawful currency of the United States.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Event of Default” has the meaning assigned to such term in Section 4.1.
“Exchange Agreement” means that certain Exchange Agreement dated as of March 31, 2016, by and between the Company and the Holder, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Exchange Agreement Closing” means the ‘Closing’ as defined in the Exchange Agreement.
“Exchange Agreement Closing Date” means the ‘Closing Date’ as defined in the Exchange Agreement.
“Exchange Agreement Consideration” means the ‘Exchange Consideration’ as defined in the Exchange Agreement.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Holder” has the meaning assigned to such term in the introductory paragraphs to this Note.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person,

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whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Note or the other Note Documents or the transactions contemplated hereby or thereby (the use or intended use of the proceeds thereof, or any enforcement of any of the Note Documents (including the enforcement of the Pledge Agreement)); or (b) any environmental claim against or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its subsidiaries or Affiliates and any of their respective properties.
“Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security instrument in, on or to, any property or asset; or, the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under, any conditional sale or other title retention agreement, capital lease or other agreement with respect to any property or asset; or, any adverse right or interest, defect in title, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership; or, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument. A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.
“Loan” has the meaning assigned to such term in Section 2.
“Magellan Petroleum Australia” means Magellan Petroleum Australia Pty Ltd., an Australian company.
“Material Adverse Effect” has the meaning assigned to such term in the Exchange Agreement.
“Maturity Date” means the earliest of (a) August 1, 2016 or, if the Exchange Agreement is terminated pursuant to Section 6.1(d)(ii) thereof, August 1, 2017, (b) the Exchange Agreement Closing Date or (c) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, during the continuance of an Event of Default.
“Note” has the meaning assigned to such term in the introductory paragraphs to this Note.
“Note Document” means any of this Note, the Pledge Agreement and all other certificates, documents, instruments or agreements executed and delivered by the Company for the benefit of the Holder in connection herewith or therewith.
“Obligations” means all liabilities and obligations of every nature of the Company to the Holder arising under the Note and all of the other Note Documents, and any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions thereof, whether for principal, interest (if any) (including interest accruing after the maturity of the Loans and interest which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on any Obligation, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary,

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direct, indirect, contingent, fixed or otherwise (including obligations of performance and all reasonable out-of-pocket fees, charges and disbursements of counsel to the Holder that are required to be paid by the Company pursuant to the terms hereof).
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Pledge Agreement” means that certain Pledge Agreement dated as of [__], 2016, by the Company, as grantor, in favor of the Holder, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Pledged Collateral” has the meaning assigned to such term in the Pledge Agreement.
“Prime Rate” means for any day a fluctuating rate per annum equal to the rate last quoted by The Wall Street Journal as the “prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Holder) or any similar release by the Federal Reserve Board (as determined by the Holder).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in Magellan Petroleum Australia, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Magellan Petroleum Australia.
“Santos Agreement” means the sale agreement by and among Santos QNT Pty Ltd, Santos Limited, and Magellan Petroleum (N.T.) Pty Ltd, each an Australian company, dated as of September 14, 2011, as amended on February 2, 2012 and as may be further amended from time to time.

“Santos Bonus Payment” means all of Magellan Petroleum Australia’s interest in (a) the interests, benefits, entitlements, rights, assets, obligations and liabilities in and derived from the Santos Bonus Payment (as defined in the Santos Agreement) and (b) all rights, benefits and interests under clause 11 (and associated schedules) of the Santos Agreement.

2.Commitment. Subject to the terms and conditions set forth herein, the Holder agrees to make a loan (the “Loan”) to the Company on the Closing Date in an aggregate principal amount of Six Hundred Twenty-Five Thousand Dollars ($625,000.00). Amounts paid or prepaid in respect of any Loan may not be reborrowed.

3.	Terms of this Note.
3.1    Interest.
(a)    Interest shall not accrue on the outstanding principal amount of this Note unless and until the Exchange Agreement is terminated pursuant to Article VI thereof. If the Exchange Agreement is terminated pursuant to Article VI thereof, interest shall accrue beginning on the date of termination of the Exchange Agreement on the outstanding principal balance at a rate per annum equal to one percent (1%) plus the Prime

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Rate, in each case computed on the basis of the actual number of days elapsed over a year of 360 days calculated from and including the date hereof.
(b)    All interest (if any) on the Loan shall be due and payable in arrears in cash on the Maturity Date; provided, however, that if the principal of any Loan is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid shall be due and payable in cash on the date of such prepayment.
3.2    Principal. Subject to Section 3.3(a) below, the outstanding principal balance of the Loan shall be due and payable in immediately available funds in its entirety on the Maturity Date. Principal amounts repaid under this Note may not be reborrowed.
3.3    Payments.
(a)    All payments, if any, on or in respect of this Note, including principal and interest (if any), will be made in such coin and currency of the United States as at the time of payment is legal tender for the payment of public and private debts, by wire transfer of immediately available funds to the Holder in such manner and at such place as the Holder shall have designated to the Company in writing pursuant to the notice provisions of this Note; provided that, notwithstanding anything herein to the contrary, the outstanding principal amount of the Loan hereunder on and as of the Exchange Agreement Closing Date shall be deemed to be a portion of the Exchange Agreement Consideration paid from the Holder to the Company in connection with the transactions contemplated by the Exchange Agreement, and automatically upon the Exchange Agreement Closing (i) the Loan shall be irrevocably deemed repaid in full and (ii) this Note shall be null and void, terminated and of no further force and effect.
(b)    All payments on or in respect of this Note shall be free and clear of, and without deduction or withholding for, any taxes or other payments; provided that if the Company shall be required to deduct any taxes or other payments (other than taxes based on or measured by the net income of the Holder) from such payments, then (i) any payments hereunder shall be increased as necessary so that after making all required deductions, the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(c)    Any payment of this Note made shall be applied as follows:
first, ratably to pay all unpaid and actual, incurred indemnities due hereunder to the full extent thereof;
second, ratably to pay an accrued unpaid interest (if any);
third, to prepay the principal amount of the Note then outstanding until paid in full;
fourth, ratably to pay any other Obligations then due and payable; and
fifth, to the Company.
3.4    Optional Prepayment. This Note may be prepaid by the Company at any time, in whole or in part, without premium or penalty.

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3.5    Waivers. The Company waives diligence, presentment, demand, protest, notice of intent to accelerate the maturity hereof, notice of acceleration of the maturity hereof, and notice of every kind whatsoever except to the extent expressly set forth in any Note Document. The failure of the Holder to exercise any of its rights under this Note in any particular instance will not constitute a waiver of the same or of any other right in that or any subsequent instance.
3.6    Conditions to Closing Date. The Holder shall not be obligated to make available the Loan on the Closing Date until the Company shall have satisfied each of the following conditions (or any such conditions not satisfied shall have been waived by the Holder):
(a)    Note. The Holder shall have received from each party hereto duly executed counterparts of this Note (in such number as may be requested by the Holder).
(b)    Pledge Agreement. The Holder shall have received (i) from each party thereto duly executed counterparts of the Pledge Agreement (in such number as may be requested by the Holder) and (ii) each document (including any UCC financing statement) required by the Note Documents or under applicable law or deemed necessary by the Holder, in its reasonable discretion, to be filed, registered or recorded in order to create in favor of the Holder a perfected Lien on the Pledged Collateral, and each such document shall be in proper form for filing, registration or recordation in all applicable jurisdictions.
(c)    Exchange Agreement. The Holder shall have received from each party thereto duly executed counterparts of the Exchange Agreement (in such number as may be requested by the Holder).
3.7    Representations and Warranties. The Company represents and warrants to the Holder that as of the date hereof:
(a)    Organization. Magellan Petroleum Australia is a corporation duly organized, validly existing and in good standing under the laws of Australia. Magellan Petroleum Australia has full corporate power and authority to own its assets and to carry on its business as now conducted. Magellan Petroleum Australia is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Magellan Petroleum Australia. Attached hereto as Schedule B are true, correct and complete copies of the organizational documents of Magellan Petroleum Australia, together with any amendments or supplements thereto, as in effect on the date hereof, and there exists no authorization for effecting any additional such amendments or supplements as of the date hereof.
(b)    Ownership and Control. The Company owns 70.0% of all outstanding Equity Interests of Magellan Petroleum Australia and Controls Magellan Petroleum Australia. Magellan Petroleum (UK) Limited, a private limited company formed under the laws of the United Kingdom and a wholly-owned subsidiary of Magellan Petroleum (UK) Investment Holdings Limited, a private limited company formed under the laws of the United Kingdom and a wholly-owned subsidiary of the Company, owns the remaining 30% of all outstanding Equity Interests of Magellan Petroleum Australia.
(c)    Central Petroleum Limited. Magellan Petroleum Australia is the direct, sole beneficial owner and sole holder of record of 8,247,576 Central Shares. All Central Shares owned by Magellan Petroleum Australia have been duly authorized, validly issued, are fully paid and non-assessable. In addition, (i) none of the Central Shares owned by Magellan Petroleum Australia have been issued or transferred in violation of the

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securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Central Shares or which obligate the issuer of such Equity Interests to issue additional Equity Interests to Magellan Petroleum Australia.
3.8    Affirmative Covenants. The Company covenants and agrees that, as long as any Obligations under the Note remain outstanding, the Company will perform and observe the covenants set forth below, unless the Holder shall otherwise consent in writing:
(a)    Use of Proceeds. The Company will use the proceeds of the Loan to pay (i) certain transaction expenses incurred in connection with entry into the Exchange Agreement and (ii) reasonable and documented invoices to third-party vendors listed on Schedule A hereto in accordance with the terms of the Exchange Agreement.
(b)    Existing; Conduct of Business. The Company will, and will cause Magellan Petroleum Australia to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the Company and/or Magellan Petroleum Australia, as applicable, may elect not to renew any permit in connection with the NT/P82 exploration block in the Bonaparte Basin at the sole discretion of the Company or Magellan Petroleum Australia, respectively.
(c)    Ownership and Control. The Company shall own no less than 70.0% of all outstanding Equity Interests of Magellan Petroleum Australia and shall Control Magellan Petroleum Australia.
(d)    Further Assurances.
(i)    At any time or from time to time upon the request of the Holder, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Holder may reasonably request in order to effect fully the purposes of the Note Documents; and
(ii)    The Company hereby authorizes the Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or part of the Pledged Collateral without the signature of the Company where permitted by law, including any financing or continuation statement, or amendment thereto.
(e)    Other Covenants. Shall perform, observe and comply with all covenants, agreements and terms contained in the Pledge Agreement required to be performed, observed or complied with by it.
3.9    Negative Covenants. The Company covenants and agrees that, as long as any Obligations under the Note remain outstanding, the Company will perform and observe the covenants set forth below, unless the Holder shall otherwise consent in writing:

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(a)    Debt. The Company will not permit Magellan Petroleum Australia to incur, create, assume or suffer to exist any Debt, except for Debt of Magellan Petroleum Australia existing on the date hereof.
(b)    Liens. The Company will not permit Magellan Petroleum Australia to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except for the following:
(i)    Liens securing the Obligations pursuant to the Pledge Agreement;
(ii)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;
(iii)    Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;
(iv)    Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings;
(v)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution; and
(vi)    Liens existing on the date hereof.
(c)    Dividends. The Company will not permit Magellan Petroleum Australia to declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except Magellan Petroleum Australia may declare and pay dividends ratably with respect to its Equity Interests, provided that, to the extent any such Restricted Payment is paid in cash, no Event of Default exists at the time of such payment or would exist after giving effect thereto.
(d)    Sales. The Company will not:
(i)    sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any of its Equity Interests in Magellan Petroleum Australia owned by the Company without the written consent of and at the sole discretion of the Holder;
(ii)    permit Magellan Petroleum Australia to sell, assign, transfer, distribute, convey, or otherwise dispose of any Central Shares or the Santos Bonus Payment, except that:
A.    any disposition of Central Shares shall be permitted with the express written consent of and at the sole discretion of the Holder; and
B.    any sale or other monetization of the Santos Bonus Payment shall be permitted, provided, that, all proceeds of any such sale or monetization shall be retained by Magellan Petroleum Australia, provided, however, that Magellan

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Petroleum Australia shall be permitted to make a one-time distribution within 10 Business Days of receipt of the proceeds from any such sale or monetization so long as the sum of (x) the CTP VWAP Price of the Central Shares owned by Magellan Petroleum Australia on the date of such distribution plus (y) the cash proceeds retained by Magellan Petroleum Australia after giving effect to such distribution is equal to or greater than One Million Dollars ($1,000,000.00).
For the avoidance of doubt, notwithstanding anything herein to the contrary, the Holder hereby acknowledges and agrees that each of the Company and Magellan Petroleum Australia is authorized to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any of the Collateral (as defined in the Pledge Agreement), including, without limitation, any farmout or similar transaction and agreement in connection with the NT/P82 exploration block in the Bonaparte Basin and any Proceeds (as defined in the Pledge Agreement) therefrom, except to the extent expressly prohibited in this Section 3.9.
(e)    Mergers, Etc. The Company will not permit Magellan Petroleum Australia to merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve.
(f)    Negative Pledge Agreements; Dividend Restrictions. The Company will not permit Magellan Petroleum Australia to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Note, the Pledge Agreement and the Exchange Agreement) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Holder or restricts Magellan Petroleum Australia from paying dividends or making distributions to the Company, or which requires the consent of or notice to other Persons in connection therewith.
4.     Events of Default and Remedies.
4.1    Events of Default. An “Event of Default” will exist if any of the following occurs and is continuing:
(a)    the Company shall fail to make any payment of principal or interest (if any) on this Note, or on any other payment obligation of any nature pursuant to any Note Document, when and as such principal, interest (if any) or other payment obligation becomes due and payable, in each case whether by acceleration, demand or otherwise;
(b)    any representation or warranty made or deemed made by or on behalf of the Company or Magellan Petroleum Australia in or in connection with any Note Document or any amendment or modification of any Note Document or waiver under such Note Document shall prove to have been incorrect in any material respect when made or deemed made;
(c)    failure by the Company to perform or observe, in any material respect, any covenant set forth in Sections 3.8 and 3.9 (with respect to Section 3.8(e), after giving effect to any cure or notice period provided in the Pledge Agreement);
(d)    the Pledge Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert, or any Lien in favor of the Holder created pursuant to the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby;

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(e)    the Company shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing or any action referenced in Section 4.1(e); or
(f)    an involuntary proceeding shall be commenced by any party other than the Holder or its Affiliates against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days.
4.2    Remedies.
(a)    If an Event of Default has occurred and is continuing, the Holder will have the right to (i) declare the unpaid principal amount of and accrued interest (if any) on the Loan to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Holder; (ii) enforce any and all Liens and security interests created pursuant to the Pledge Agreement and (iii) take all other actions permitted under applicable law;
(b)    No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder or under any Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.
(c)    The rights, powers and remedies given to the Holder hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
5.    Miscellaneous.
5.1    Amendment and Waiver. This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Company and the Holder.
5.2    Waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver of any provision of this Note shall be made pursuant to the provisions of Section 5.
5.3    Indemnification.
(a)    The Company agrees to defend (subject to Indemnitees’ selection of counsel, subject to the last sentence of this clause (a)), indemnify, pay and hold harmless, the Holder and its Affiliates and their respective officers, members, shareholders, partners, directors, trustees, employees, advisors, representatives and agents and each of their respective successors and assigns and each Person who control any of the foregoing

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(each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF THE HOLDER; provided, the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 5.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. With respect to any such potential litigation, the Indemnitees taken as a whole shall be entitled to select, and this indemnity shall include the reasonable out-of-pocket fees and expenses of, one primary legal counsel, one legal counsel in each applicable locality and, as applicable, one special counsel (and, in each case, one alternative counsel in the event of any actual or potential conflict of interest).
(b)    Neither of the Holder, on behalf of itself and each Indemnitee, nor the Company shall assert, and each of the Holder, on behalf of itself and each Indemnitee, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Note, any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds hereof or any act or omission or event occurring in connection therewith, and each of the Holder, on behalf of itself and each Indemnitee, and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)    The Company hereby acknowledges and agrees that an Indemnitee may now or in the future have certain rights to indemnification provided by other sources (“Other Sources”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Other Sources to provide indemnification for the same Indemnified Liabilities are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Indemnified Liabilities, without regard to any rights the Indemnitees may have against the Other Sources, and (iii) it irrevocably waives, relinquishes and releases the Other Sources and the Indemnitees from any and all claims (x) against the Other Sources for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof except to the extent the underlying Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of such Other Source as determined by a court of competent jurisdiction in a final, nonappealable order and (y) that an Indemnitee must seek expense advancement or reimbursement, or indemnification, from the Other Sources before the Company must perform its obligations hereunder. No advancement or payment by the Other Sources on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing. The Other Sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Indemnitee would have had against the Company if the Other Sources had not advanced or paid any amount to or on behalf of the Indemnitee, except to the extent the underlying Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of such Other Source as determined by a court of competent jurisdiction in a final, nonappealable order.

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5.4    Entire Agreement. This Note and the other Note Documents are intended by the Company and the Holder to be treated for all purposes as an integrated and single agreement, notwithstanding the fact that each of this Note and the other Note Documents is a separate document. This Note and the other Note Documents, together with all exhibits and schedules to each such document, constitute the entire final agreement and understanding between the parties pertaining to the subject matter of each document and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no other warranties, representations or other agreements between the parties in connection with the subject matter and there are no unwritten oral agreements between the parties.
5.5    Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any party hereto to the other party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested; as follows:
If to Holder, addressed to:
One Stone Holdings II LP
720 Fifth Avenue, 10th Floor
New York, New York 10019
Attn: Robert Israel
Email: ri@1stone-llc.com

If to the Company, addressed to:
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Attn: J. Thomas Wilson and Antoine Lafargue
Email: jtwilson@Magellanpetroleum.com
alafargue@Magellanpetroleum.com

or to such other place and with such other copies as either party may designate as to itself by written notice to the others in accordance with this Section 5.5.

5.6    Assignment. This Note will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations under this Note may be assigned by the Company without the prior written consent of the Holder. This Note is not intended to confer any rights or remedies upon any Person except the Company, the Holder and, under and pursuant to Section 5.3 only, the Indemnitees. The assignment of this Note by the Company or the Holder shall not affect the right to indemnification contained herein and shall remain in full force and effect against the indemnitors and their successors and assigns.
5.7    Governing Law. THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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5.8    Jurisdiction, Consent to Service of Process, Waiver of Jury Trial.
(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVIENENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(b)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 5.5 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 5.5 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.
(c)    EACH PARTY HERETO HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE HOLDER OR OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE, THE OTHER NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.8.
(d)    Severability. If any term, provision, covenant, agreement or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Note will continue in full force and effect and will in no way be affected, impaired or invalidated.
[Remainder of this page intentionally left blank]

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COMPANY:

MAGELLAN PETROLEUM CORPORATION

By:
Name:
Title:

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HOLDER:

ONE STONE HOLDINGS II LP

By:	ONE STONE ENERGY PARTNERS GP, L.L.C., its General Partner

By:
Name:
Title:

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ANNEX 6
Pledge Agreement
PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of [__], 2016, by and among Magellan Petroleum Corporation, a Delaware corporation, as Grantor (the “Grantor”), and One Stone Holdings II LP, a Delaware limited partnership, as Holder (the “Holder”).

PRELIMINARY STATEMENTS

1.On even date herewith, the Grantor and the Holder executed that certain Secured Promissory Note (as amended, restated, replaced, modified or supplemented from time to time, the “Note”), pursuant to which the Holder agreed to make a loan to the Grantor for the purposes set forth therein.
2.    The Holder has conditioned its obligations under the Note upon the execution and delivery by the Grantor of this Agreement, and the Grantor has agreed to enter into this Agreement to secure all of the Obligations.
3.    The Grantor has determined that valuable benefits will be derived by it as a result of the Note and the extension of credit made by the Holder thereunder.
ACCORDINGLY, the Grantor and the Holder hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.    Terms Defined in Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or the Note are used herein as defined in the UCC. The following term shall have the meaning set forth in Article 9 of the UCC: “General Intangibles”. The following terms shall have the meaning set forth in Article 8 of the UCC: “Securities Accounts” and “Security”. “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” shall have the meaning set forth in Article II.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Event of Default” means an event described in Section 5.1.

“Excluded Payments” shall have the meaning provided in Section 4.4(c)(iii).

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“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Excluded Collateral” means (i) Excluded Payments and (ii) any voting stock in excess of 65% of the voting stock of Magellan Petroleum Australia to the extent it is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (the “Code)). For the purposes of this Agreement, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2) promulgated under the Code).

“Magellan Petroleum Australia” means Magellan Petroleum Australia Pty Ltd, an Australian company.

“Pledged Collateral” means all Equity Interests in Magellan Petroleum Australia, now owned or hereafter acquired by the Grantor, whether or not physically delivered to the Holder pursuant to this Agreement, including, without limitation, the Equity Interest set forth on Exhibit B, but excluding any Excluded Collateral.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Holder, among the Grantor, a securities intermediary holding the Grantor’s assets in one or more Securities Accounts, including funds and securities, and the Holder with respect to the collection and control of all deposits, securities and other balances held in such Securities Account(s) maintained by the Grantor with such securities intermediary.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supplement” shall have the meaning provided in Section 4.2.

“Termination Date” shall have the meaning provided in Section 7.12(a).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Holder’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Holder a security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which

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will be collectively referred to as the “Collateral”) to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(i)	all Pledged Collateral; and

(ii)
all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

provided, however, that notwithstanding the foregoing, “Collateral” shall not include, and no Lien or security interest is hereby granted on, any Excluded Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Holder that as of the date hereof:

3.1.    Title, Perfection and Priority. The Grantor has good and valid rights in or the power to grant a security interest in the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, except for the security interest granted to the Holder hereunder, and has full power and authority to grant to the Holder the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit C, the Holder will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing a financing statement in such locations.

3.2.    Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.6.

3.3.    Principal Location. The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.1(g) or Section 4.6, as applicable.

3.4.    Exact Names. The Grantor’s name in which it has executed this Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization, except to the extent that any of the foregoing has been changed in accordance with Section 4.6. Except as has been disclosed in any public filing of the Grantor or to the Holder, in such capacity or as the holder of equity interests in the Grantor, the Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.5.    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming the Holder as the secured party.

3.6.    Pledged Collateral.

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(a)Exhibit B sets forth a complete and accurate list as of the date hereof of all Pledged Collateral owned by the Grantor. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit B as being owned by it, free and clear of any Liens, except for the security interest granted to the Holder hereunder. The Grantor further represents and warrants as of the date hereof that (i) all Pledged Collateral owned by it have been duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Holder representing the Pledged Collateral, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Holder so that the Holder may take steps to perfect its security interest therein as a General Intangible and (iii) except to the extent otherwise permitted by the Holder, all Pledged Collateral held by a securities intermediary in a Securities Account is covered by a Securities Account Control Agreement.

(b)In addition, (i) none of the Pledged Collateral owned by the Grantor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of such Pledged Collateral to issue additional Equity Interests to the Grantor, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by the Grantor, or for the exercise by the Holder of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (B) the filings required to perfect the Lien granted to the Administrative Agent on such Pledged Collateral or (C) as have already been obtained from or by such governmental authority or other Person, as applicable.

ARTICLE IV
COVENANTS

From the date of this Agreement, and thereafter until the Termination Date, the Grantor agrees that:

4.1.    General.

(a)Collateral Records. The Grantor will maintain complete and accurate, in all material respects, books and records with respect to the Collateral owned by it, and permit the Holder to inspect such books and records relating to such Collateral.

(b)Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Holder to file, and if requested will deliver to the Holder, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Holder in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by the Grantor. Any financing statement filed by the Holder may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Grantor’s Collateral by any description that reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor also agrees to furnish any such information to the Holder promptly upon request.

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(c)Further Assurances. The Grantor will, if so requested by the Holder in writing, furnish to the Holder, as often as the Holder reasonably requests, statements and schedules further identifying and describing the Collateral owned by it. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Holder in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)Disposition of Collateral. The Grantor will not sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any Collateral, expect to the extent permitted by Section 3.9(d) of the Note.

(e)Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Agreement and (ii) with respect to the Proceeds only, (1) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under 4-208 of the UCC and (2) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits.

(f)Other Financing Statements. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement, in each case relating to the Collateral and the Liens granted under the Note Documents, without the prior written consent of the Holder, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

(g)Locations. The Grantor will not change its principal place of business or chief executive office from the location identified on Exhibit A, without providing the Holder prompt written notice (and in any event within thirty (30) days prior thereto or such shorter time as the Holder may agree) of such change.

(h)Compliance with Terms. The Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all material agreements to which it is a party or by which it is bound in any case relating to such Collateral (including the obligations and agreements pursuant to the Note Documents).

4.2    Delivery of Certificated Securities. The Grantor will (a) deliver to the Holder immediately upon execution of this Agreement, the originals of all Securities constituting Collateral owned by it (if any then exist), (b) hold in trust for the Holder upon receipt and immediately thereafter deliver to the Holder any such Securities constituting Collateral, and (c) upon the Holder’s request, deliver to the Holder a duly executed supplement to this Agreement, in the form of Exhibit D (a “Supplement”), pursuant to which the Grantor will confirm the pledge of such additional Collateral. The Grantor hereby authorizes the Holder to attach each Supplement to this Agreement and agrees that all additional Collateral owned by it set forth in such Supplement shall be considered to be part of the Collateral.

4.3.    Uncertificated Pledged Collateral. The Grantor will use commercially reasonable efforts necessary to cause, upon the request of the Holder, the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities constituting Collateral hereunder or other types of Pledged Collateral owned by the Grantor not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Holder granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, the Grantor will, upon the request of the Holder, use commercially reasonable efforts necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Collateral, to cause the Holder to have and retain Control over such Pledged Collateral.

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4.4.    Pledged Collateral.

(a)Delivery. If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Collateral, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Holder, hold the same in trust for the Holder and deliver the same forthwith to the Holder in the exact form received, duly indorsed by the Grantor to the Holder, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor. If an Event of Default exists, (i) any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of any issuer of Pledged Collateral shall be paid over to the Holder to be held by it hereunder as additional collateral security for the Obligations and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Holder, be delivered to the Holder to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by the Grantor while an Event of Default exists, the Grantor shall, until such money or property is paid or delivered to the Holder, hold such money or property in trust for the Holder, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

(b)Registration of Pledged Collateral. The Grantor will, if an Event of Default exists, permit any registrable Pledged Collateral owned by it to be registered in the name of the Holder or its nominee at any time; provided that upon the request of the Grantor at any time that an Event of Default no longer exists, the Holder will surrender (or cause its nominee to surrender) registrable Pledged Collateral to the registrar or transfer agent therefor for re-registration in the name of the Grantor of such Pledged Collateral, accompanied by such documents as may be necessary to effect such re-registration.

(c)Exercise of Rights in Pledged Collateral.

(i)    Without in any way limiting the foregoing and subject to Section 4.4(c)(ii), the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Note or any other Note Document; provided however, that no vote or other right shall be exercised or action taken that would have the effect of impairing the rights of the Holder in respect of such Pledged Collateral in any material respect.

(ii)The Grantor will permit the Holder or its nominee at any time during the existence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Pledged Collateral as if it were the absolute owner thereof.

(iii)The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it; provided, however, if an Event of Default exists, the Grantor shall not be able to retain any of the following distributions and payments: (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or

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paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided further, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Agreement (all such distributions and payments permitted under this subsection 4.4(c)(iii), collectively, the “Excluded Payments”); and

(iv)All distributions in respect of any of the Pledged Collateral owned by the Grantor, whenever paid or made, other than Excluded Payments made in accordance with Section 4.4(c)(iii), shall be delivered to the Holder to hold as Pledged Collateral if an Event of Default exists and shall, if received by the Grantor while an Event of Default exists, be received in trust for the benefit of the Holder, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Holder as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.5.    No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Holder provided for in this Agreement or, during the continuance of an Event of Default, now or hereafter existing at law or in equity or by statute or otherwise, or the valid exercise or beginning of the valid exercise by the Holder of any one or more of such rights, powers or remedies.

4.6.     Change of Name. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in any case except to the extent consented to in writing by the Holder, such consent not to be unreasonably withheld, conditioned or delayed. In connection with any such change, the Grantor shall take any reasonable action requested by the Holder to maintain the perfection of the Liens granted in favor of the Holder in the Collateral.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1.     Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Note shall constitute an Event of Default hereunder.

5.2    Remedies.

(a)During the existence of an Event of Default, the Holder may exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Agreement, the Note, or any other Note Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies expressly made available to the Holder prior to an Event of Default in this Agreement, the Note or any other Note Document;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)give notice of sole control or any other instruction under any Securities Account Control Agreement and take any action therein with respect to such Collateral;

(iv)without notice (except as specifically provided in this Agreement or in any other Note Document), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of

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the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Holder may deem commercially reasonable; and

(v)concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Holder was the outright owner thereof.

(b)The Holder may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral during the existence of an Event of Default and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, in each case during the existence of an Event of Default, to purchase for the benefit of the Holder, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Until the Holder is able to affect a sale, lease, or other disposition of Collateral during the existence of an Event of Default, the Holder shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Holder. The Holder may, if it so elects during the existence of an Event of Default, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Holder’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)Notwithstanding the foregoing, the Holder shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)The Grantor recognizes that the Holder may be unable to effect a public sale of any or all the Holder and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2(a). The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Holder shall be under no obligation to delay a sale of any of the Holder for the period of time necessary to permit the Grantor or the issuer of the Holder to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3.    Grantor’s Obligations Upon Default. Upon the request of the Holder after the occurrence and during the continuance of an Event of Default, the Grantor will:

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(a)assemble and make available to the Holder the Collateral and all books and records relating thereto at any place or places reasonably specified by the Holder, whether at the Grantor’s premises or elsewhere;

(b)permit the Holder, by the Holder’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)prepare and file, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Holder may request, all in form and substance satisfactory to the Holder, and furnish to the Holder, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to furnish to the Holder, any information regarding the Pledged Collateral in such detail as the Holder may specify; and

(d)take, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Holder to consummate a public sale or other disposition of the Pledged Collateral.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.    Authorization for Holder to Take Certain Action.

(a)    The Grantor irrevocably authorizes the Holder at any time and from time to time in the sole discretion of the Holder and appoints the Holder as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or appropriate in the Holder’s reasonable discretion to perfect and to maintain the perfection and priority of the Holder’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral during the existence of an Event of Default, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Holder in its reasonable discretion deems necessary or appropriate to perfect and to maintain the perfection and priority of the Holder’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary to give the Holder Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder) during the existence of an Event of Default, and (vi) to do all other acts and things necessary to carry out the terms of this Agreement during the existence of an Event of Default; and the Grantor agrees to reimburse the Holder within ten (10) days after written demand for any reasonable payment made or any reasonable out-of-pocket expense incurred by the Holder in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Agreement, the Note or under any other Note Document.

(b)    All lawful acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Holder under this Section 6.1 are solely to protect the Holder’s interests in the Collateral and shall not impose any duty upon the Holder to exercise any such powers.

6.2.    PROXY. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE HOLDER AS ITS PROXY AND ATTORNEY‑IN‑FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH

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RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO WHILE AN EVENT OF DEFAULT EXISTS. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL WHILE AN EVENT OF DEFAULT EXISTS, THE APPOINTMENT OF THE HOLDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS) WHILE AN EVENT OF DEFAULT EXISTS. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.3.    NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE HOLDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE HOLDER NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1.Waivers. To the extent permitted by applicable law, the Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article VIII, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Holder arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Holder as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Holder, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein or in any other Note Document, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

7.2.Limitation on the Holder’s Duty with Respect to the Collateral. The Holder shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Holder shall use reasonable care with respect to the

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Collateral in its possession or under its Control. The Holder shall not have any other duty as to any Collateral in its possession or Control or in the possession or Control of any agent or nominee of the Holder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Holder to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Holder (a) to fail to incur expenses deemed significant by the Holder to prepare Collateral for disposition, (b) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (c) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (d) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (e) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, or (f) to the extent deemed appropriate by the Holder, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Holder in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Holder would be commercially reasonable in the Holder’s exercise of remedies against the Collateral and that other actions or omissions by the Holder shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Holder that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.2.

7.3.Holder Performance of Debtor Obligations. Without having any obligation to do so, the Holder may perform or pay any obligation which the Grantor has agreed to perform or pay in this Agreement if the Grantor fails to perform or pay such obligation to the extent it constitutes an Event of Default, and the Grantor shall reimburse the Holder for any reasonable amounts paid by the Holder pursuant to this Section 7.3. The Grantor’s obligation to reimburse the Holder pursuant to the preceding sentence shall be Obligations payable on demand.

7.4.Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Holder, that the Holder has no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantor contained herein shall be specifically enforceable against the Grantor.

7.5.Dispositions Not Authorized. The Holder hereby acknowledges and agrees that the Grantor is authorized to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of the Collateral except to the extent expressly set forth in Section 4.1(d), but notwithstanding any course of dealing between the Grantor and the Holder or other conduct of the Holder, no authorization to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any Central Shares or any Equity Interests in Magellan Petroleum Australia owned by Grantor shall be binding upon the Holder unless such authorization by the Holder is in writing.

7.6.No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Holder to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Holder and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Holder until the Termination Date.

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7.7.Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

7.8.Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9.Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantor and the Holder and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Holder. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Holder hereunder.

7.10.Survival of Representations. All representations and warranties of the Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

7.11.Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

7.12.Termination; Release.

(a)    This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (such occurrence being the “Termination Date”) the earlier of (i) the time at which all of the Obligations have been paid in full (other than any contingent obligations not then due and indemnification obligations not then due) and (ii) the consummation of the Exchange Agreement Closing. Upon the occurrence of the Termination Date, the Holder shall forthwith cause the satisfaction, discharge and termination of this Agreement and the Liens granted hereunder (subject to Section 7.8) and shall prepare and record any and all termination statements as may be appropriate to terminate all financing statements and other filings made in connection with the Liens granted hereunder.

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by this Agreement or the Note, the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided that, to the extent required by this Agreement or the Note, the Holder shall have consented to such

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sale, transfer or other disposition; provided, further, that such security interest will continue to attach to all proceeds of such sales, transfers or other dispositions except to the extent such proceeds are the subject of any such sale, assignment, transfer or disposition or as otherwise consented to by Holder.

(c)    In connection with any of the foregoing, the Holder shall execute and deliver to the Grantor or the Grantor’s designee, at the Grantor’s expense, all UCC termination statements and similar documents that the Grantor shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Holder.

7.13.Entire Agreement. This Agreement (together with the other Note Documents) embodies the entire agreement and understanding between the Grantor and the Holder relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Holder relating to the Collateral.

7.14.CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.15.CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE HOLDER FROM OBTAINING JURISDICTION OVER THE GRANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION. THE GRANTOR IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST THE HOLDER OR ANY AFFILIATE OF THE HOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED, IN EITHER CASE, IN NEW YORK COUNTY, NEW YORK.

7.16.WAIVER OF JURY TRIAL. THE GRANTOR AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

7.17.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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7.18.Lien Absolute. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations;
(b)    any lack of validity or enforceability relating to or against the Grantor or any other guarantor of any of the Obligations, for any reason related to the Note, any other Note Document or any other agreement or instrument governing or evidencing any Obligations, or any governmental requirements purporting to prohibit the payment by the Grantor or any other guarantor of the Obligations of the principal of or interest on the Obligations;
(c)    any modification or amendment of or supplement to the Note or any other Note Document;
(d)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any other Note Document or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon;
(e)    any change in the corporate existence, structure or ownership of the Grantor or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Grantor or any other guarantor of the Obligations, or any of their assets or any resulting release of discharge of any obligation of the Grantor or any other guarantor or any of the Obligations;
(f)    any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Note Document or Obligations;
(g)    any other setoff, defense (other than payment in full of the Obligations) or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Note, any other Note Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of the Grantor; or
(h)    any other act or omission to act or delay of any kind by the Grantor, any other guarantor of the Obligations, the Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Grantor’s obligations hereunder.
7.19.Release. The Grantor consents and agrees that the Holder may at any time, or from time to time, in its discretion:

(a)    renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations in accordance with the terms of the Note; and
(b)    exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Holder in connection with all or any of the Obligations; all in such manner and upon such terms as the Holder may deem proper, and without notice to or further assent from the Grantor, it being hereby agreed that the Grantor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the

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Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Note, or any other agreement governing any Obligations.
ARTICLE VIII
NOTICES

8.1.    Sending Notices. Any notice required or permitted to be given under this Agreement shall be provided in accordance with Section 5.5 of the Note.

8.2.    Change in Address for Notices. Each of the Grantor and the Holder may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Page Follows]

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    IN WITNESS WHEREOF, the Grantor and the Holder have executed this Agreement as of the date first above written.

GRANTOR:

MAGELLAN PETROLEUM CORPORATION

By:
Name:
Title:

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HOLDER:

ONE STONE HOLDINGS II LP

By:	ONE STONE ENERGY PARTNERS GP, L.L.C.,
its General Partner

By:
Name:
Title:

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Annex B
SECURED PROMISSORY NOTE

$625,000.00    April 15, 2016

MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to ONE STONE HOLDINGS II LP, a Delaware limited partnership, or its registered assigns (the “Holder”), the principal sum of SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($625,000) or such lesser amount as shall equal the unpaid aggregate balance of the Loan (as defined below) plus interest (if any) accrued pursuant to the terms of this Note, in lawful money of the United States of America and in immediately available funds, on the Maturity Date as set forth herein.

The outstanding principal balance of this Secured Promissory Note (this “Note”) at any time shall be the original amount of the Loan less the amount of payments or prepayments of principal made on this Note by or for the account of the Company.

1.Definitions. The following terms used herein shall have the following meanings:
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
“Business Day” means any day other than a Saturday or Sunday on which banks are open for domestic and foreign exchange business in New York City and are not authorized or required to close for such business.

“Central Shares” means all Equity Interests in Central Petroleum Limited, an Australian company.

“Closing Date” means the date first mentioned above.
“Company” has the meaning assigned to such term in the introductory paragraphs to this Note.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Magellan Petroleum Australia, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“CTP VWAP Price” means, as of any date, the volume-weighted average price of a share of Central Petroleum Stock on the Australian Securities Exchange (“ASX”) for the 10 consecutive ASX full trading days (in which shares of Central Petroleum Common Stock are traded on the ASX) ending at the close of regular hours trading on the ASX on the full trading day preceding such date.

“Debt” means, for any Person, the following (without duplication): (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations

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under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property, services, or acquisitions (including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under capital leases and obligations of such Person in respect of synthetic leases; (g) obligations of such Person under any hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement; (h) obligations of such Person owing in respect of mandatorily redeemable preferred stock or other mandatorily redeemable preferred Equity Interest of such Person; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any an employee benefit plan.

“Dollars” or “$” means the lawful currency of the United States.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Event of Default” has the meaning assigned to such term in Section 4.1.
“Exchange Agreement” means that certain Exchange Agreement dated as of March 31, 2016, by and between the Company and the Holder, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Exchange Agreement Closing” means the ‘Closing’ as defined in the Exchange Agreement.
“Exchange Agreement Closing Date” means the ‘Closing Date’ as defined in the Exchange Agreement.
“Exchange Agreement Consideration” means the ‘Exchange Consideration’ as defined in the Exchange Agreement.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.
“Holder” has the meaning assigned to such term in the introductory paragraphs to this Note.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including environmental claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary

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to remove, remediate, clean up or abate any hazardous materials activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable out-of-pocket fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable out-of-pocket fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Note or the other Note Documents or the transactions contemplated hereby or thereby (the use or intended use of the proceeds thereof, or any enforcement of any of the Note Documents (including the enforcement of the Pledge Agreement)); or (b) any environmental claim against or any hazardous materials activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its subsidiaries or Affiliates and any of their respective properties.
“Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, indenture, preferential right, assignment, option, production payment or other lien, encumbrance or collateral security instrument in, on or to, any property or asset; or, the title of any vendor, lessor, lender or other secured party to, or interest or title of any Person under, any conditional sale or other title retention agreement, capital lease or other agreement with respect to any property or asset; or, any adverse right or interest, defect in title, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership; or, the signing of any mortgage, deed of trust, pledge, charge, security agreement, hypothecation, indenture, assignment or similar instrument, or the signing or filing of a financing statement, personal property security act filing or other similar Instrument, which names such Person as debtor, or the signing of any security agreement or other similar Instrument authorizing any other party as the secured party thereunder to file any financing statement, personal property security act filing or other similar Instrument. A Person shall be deemed to be the owner of any assets that it has placed in trust for the benefit of the holders of its indebtedness, which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.
“Loan” has the meaning assigned to such term in Section 2.
“Magellan Petroleum Australia” means Magellan Petroleum Australia Pty Ltd., an Australian company.
“Material Adverse Effect” has the meaning assigned to such term in the Exchange Agreement.
“Maturity Date” means the earliest of (a) August 1, 2016 or, if the Exchange Agreement is terminated pursuant to Section 6.1(d)(ii) thereof, August 1, 2017, (b) the Exchange Agreement Closing Date or (c) the date that the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise, during the continuance of an Event of Default.
“Note” has the meaning assigned to such term in the introductory paragraphs to this Note.
“Note Document” means any of this Note, the Pledge Agreement and all other certificates, documents, instruments or agreements executed and delivered by the Company for the benefit of the Holder in connection herewith or therewith.
“Obligations” means all liabilities and obligations of every nature of the Company to the Holder arising under the Note and all of the other Note Documents, and any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions thereof, whether for principal, interest (if any) (including interest accruing after the maturity of

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the Loans and interest which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on any Obligation, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance and all reasonable out-of-pocket fees, charges and disbursements of counsel to the Holder that are required to be paid by the Company pursuant to the terms hereof).
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Pledge Agreement” means that certain Pledge Agreement dated as of April 15, 2016, by the Company, as grantor, in favor of the Holder, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Pledged Collateral” has the meaning assigned to such term in the Pledge Agreement.
“Prime Rate” means for any day a fluctuating rate per annum equal to the rate last quoted by The Wall Street Journal as the “prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Holder) or any similar release by the Federal Reserve Board (as determined by the Holder).
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in Magellan Petroleum Australia, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Magellan Petroleum Australia.
“Santos Agreement” means the sale agreement by and among Santos QNT Pty Ltd, Santos Limited, and Magellan Petroleum (N.T.) Pty Ltd, each an Australian company, dated as of September 14, 2011, as amended on February 2, 2012 and as may be further amended from time to time.

“Santos Bonus Payment” means all of Magellan Petroleum Australia’s interest in (a) the interests, benefits, entitlements, rights, assets, obligations and liabilities in and derived from the Santos Bonus Payment (as defined in the Santos Agreement) and (b) all rights, benefits and interests under clause 11 (and associated schedules) of the Santos Agreement.

2.Commitment. Subject to the terms and conditions set forth herein, the Holder agrees to make a loan (the “Loan”) to the Company on the Closing Date in an aggregate principal amount of Six Hundred Twenty-Five Thousand Dollars ($625,000.00). Amounts paid or prepaid in respect of any Loan may not be reborrowed.

3.	Terms of this Note.
3.1    Interest.
(a)    Interest shall not accrue on the outstanding principal amount of this Note unless and until the Exchange Agreement is terminated pursuant to Article VI thereof. If the Exchange Agreement is terminated

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pursuant to Article VI thereof, interest shall accrue beginning on the date of termination of the Exchange Agreement on the outstanding principal balance at a rate per annum equal to one percent (1%) plus the Prime Rate, in each case computed on the basis of the actual number of days elapsed over a year of 360 days calculated from and including the date hereof.
(b)    All interest (if any) on the Loan shall be due and payable in arrears in cash on the Maturity Date; provided, however, that if the principal of any Loan is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid shall be due and payable in cash on the date of such prepayment.
3.2    Principal. Subject to Section 3.3(a) below, the outstanding principal balance of the Loan shall be due and payable in immediately available funds in its entirety on the Maturity Date. Principal amounts repaid under this Note may not be reborrowed.
3.3    Payments.
(a)    All payments, if any, on or in respect of this Note, including principal and interest (if any), will be made in such coin and currency of the United States as at the time of payment is legal tender for the payment of public and private debts, by wire transfer of immediately available funds to the Holder in such manner and at such place as the Holder shall have designated to the Company in writing pursuant to the notice provisions of this Note; provided that, notwithstanding anything herein to the contrary, the outstanding principal amount of the Loan hereunder on and as of the Exchange Agreement Closing Date shall be deemed to be a portion of the Exchange Agreement Consideration paid from the Holder to the Company in connection with the transactions contemplated by the Exchange Agreement, and automatically upon the Exchange Agreement Closing (i) the Loan shall be irrevocably deemed repaid in full and (ii) this Note shall be null and void, terminated and of no further force and effect.
(b)    All payments on or in respect of this Note shall be free and clear of, and without deduction or withholding for, any taxes or other payments; provided that if the Company shall be required to deduct any taxes or other payments (other than taxes based on or measured by the net income of the Holder) from such payments, then (i) any payments hereunder shall be increased as necessary so that after making all required deductions, the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(c)    Any payment of this Note made shall be applied as follows:
first, ratably to pay all unpaid and actual, incurred indemnities due hereunder to the full extent thereof;
second, ratably to pay an accrued unpaid interest (if any);
third, to prepay the principal amount of the Note then outstanding until paid in full;
fourth, ratably to pay any other Obligations then due and payable; and
fifth, to the Company.
3.4    Optional Prepayment. This Note may be prepaid by the Company at any time, in whole or in part, without premium or penalty.

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3.5    Waivers. The Company waives diligence, presentment, demand, protest, notice of intent to accelerate the maturity hereof, notice of acceleration of the maturity hereof, and notice of every kind whatsoever except to the extent expressly set forth in any Note Document. The failure of the Holder to exercise any of its rights under this Note in any particular instance will not constitute a waiver of the same or of any other right in that or any subsequent instance.
3.6    Conditions to Closing Date. The Holder shall not be obligated to make available the Loan on the Closing Date until the Company shall have satisfied each of the following conditions (or any such conditions not satisfied shall have been waived by the Holder):
(a)    Note. The Holder shall have received from each party hereto duly executed counterparts of this Note (in such number as may be requested by the Holder).
(b)    Pledge Agreement. The Holder shall have received (i) from each party thereto duly executed counterparts of the Pledge Agreement (in such number as may be requested by the Holder) and (ii) each document (including any UCC financing statement) required by the Note Documents or under applicable law or deemed necessary by the Holder, in its reasonable discretion, to be filed, registered or recorded in order to create in favor of the Holder a perfected Lien on the Pledged Collateral, and each such document shall be in proper form for filing, registration or recordation in all applicable jurisdictions.
(c)    Exchange Agreement. The Holder shall have received from each party thereto duly executed counterparts of the Exchange Agreement (in such number as may be requested by the Holder).
3.7    Representations and Warranties. The Company represents and warrants to the Holder that as of the date hereof:
(a)    Organization. Magellan Petroleum Australia is a corporation duly organized, validly existing and in good standing under the laws of Australia. Magellan Petroleum Australia has full corporate power and authority to own its assets and to carry on its business as now conducted. Magellan Petroleum Australia is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on Magellan Petroleum Australia. Attached hereto as Schedule B are true, correct and complete copies of the organizational documents of Magellan Petroleum Australia, together with any amendments or supplements thereto, as in effect on the date hereof, and there exists no authorization for effecting any additional such amendments or supplements as of the date hereof.
(b)    Ownership and Control. The Company owns 70.0% of all outstanding Equity Interests of Magellan Petroleum Australia and Controls Magellan Petroleum Australia. Magellan Petroleum (UK) Limited, a private limited company formed under the laws of the United Kingdom and a wholly-owned subsidiary of Magellan Petroleum (UK) Investment Holdings Limited, a private limited company formed under the laws of the United Kingdom and a wholly-owned subsidiary of the Company, owns the remaining 30% of all outstanding Equity Interests of Magellan Petroleum Australia.
(c)    Central Petroleum Limited. Magellan Petroleum Australia is the direct, sole beneficial owner and sole holder of record of 8,247,576 Central Shares. All Central Shares owned by Magellan Petroleum Australia have been duly authorized, validly issued, are fully paid and non-assessable. In addition, (i) none of the Central Shares owned by Magellan Petroleum Australia have been issued or transferred in violation of the

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securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Central Shares or which obligate the issuer of such Equity Interests to issue additional Equity Interests to Magellan Petroleum Australia.
3.8    Affirmative Covenants. The Company covenants and agrees that, as long as any Obligations under the Note remain outstanding, the Company will perform and observe the covenants set forth below, unless the Holder shall otherwise consent in writing:
(a)    Use of Proceeds. The Company will use the proceeds of the Loan to pay (i) certain transaction expenses incurred in connection with entry into the Exchange Agreement and (ii) reasonable and documented invoices to third-party vendors listed on Schedule A hereto in accordance with the terms of the Exchange Agreement.
(b)    Existing; Conduct of Business. The Company will, and will cause Magellan Petroleum Australia to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, that the Company and/or Magellan Petroleum Australia, as applicable, may elect not to renew any permit in connection with the NT/P82 exploration block in the Bonaparte Basin at the sole discretion of the Company or Magellan Petroleum Australia, respectively.
(c)    Ownership and Control. The Company shall own no less than 70.0% of all outstanding Equity Interests of Magellan Petroleum Australia and shall Control Magellan Petroleum Australia.
(d)    Further Assurances.
(i)    At any time or from time to time upon the request of the Holder, the Company will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Holder may reasonably request in order to effect fully the purposes of the Note Documents; and
(ii)    The Company hereby authorizes the Holder to file one or more financing or continuation statements, and amendments thereto, relative to all or part of the Pledged Collateral without the signature of the Company where permitted by law, including any financing or continuation statement, or amendment thereto.
(e)    Other Covenants. Shall perform, observe and comply with all covenants, agreements and terms contained in the Pledge Agreement required to be performed, observed or complied with by it.
3.9    Negative Covenants. The Company covenants and agrees that, as long as any Obligations under the Note remain outstanding, the Company will perform and observe the covenants set forth below, unless the Holder shall otherwise consent in writing:

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(a)    Debt. The Company will not permit Magellan Petroleum Australia to incur, create, assume or suffer to exist any Debt, except for Debt of Magellan Petroleum Australia existing on the date hereof.
(b)    Liens. The Company will not permit Magellan Petroleum Australia to create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except for the following:
(i)    Liens securing the Obligations pursuant to the Pledge Agreement;
(ii)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;
(iii)    Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;
(iv)    Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings;
(v)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution; and
(vi)    Liens existing on the date hereof.
(c)    Dividends. The Company will not permit Magellan Petroleum Australia to declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except Magellan Petroleum Australia may declare and pay dividends ratably with respect to its Equity Interests, provided that, to the extent any such Restricted Payment is paid in cash, no Event of Default exists at the time of such payment or would exist after giving effect thereto.
(d)    Sales. The Company will not:
(i)    sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any of its Equity Interests in Magellan Petroleum Australia owned by the Company without the written consent of and at the sole discretion of the Holder;
(ii)    permit Magellan Petroleum Australia to sell, assign, transfer, distribute, convey, or otherwise dispose of any Central Shares or the Santos Bonus Payment, except that:
A.    any disposition of Central Shares shall be permitted with the express written consent of and at the sole discretion of the Holder; and
B.    any sale or other monetization of the Santos Bonus Payment shall be permitted, provided, that, all proceeds of any such sale or monetization shall be retained by Magellan Petroleum Australia, provided, however, that Magellan

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Petroleum Australia shall be permitted to make a one-time distribution within 10 Business Days of receipt of the proceeds from any such sale or monetization so long as the sum of (x) the CTP VWAP Price of the Central Shares owned by Magellan Petroleum Australia on the date of such distribution plus (y) the cash proceeds retained by Magellan Petroleum Australia after giving effect to such distribution is equal to or greater than One Million Dollars ($1,000,000.00).
For the avoidance of doubt, notwithstanding anything herein to the contrary, the Holder hereby acknowledges and agrees that each of the Company and Magellan Petroleum Australia is authorized to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any of the Collateral (as defined in the Pledge Agreement), including, without limitation, any farmout or similar transaction and agreement in connection with the NT/P82 exploration block in the Bonaparte Basin and any Proceeds (as defined in the Pledge Agreement) therefrom, except to the extent expressly prohibited in this Section 3.9.
(e)    Mergers, Etc. The Company will not permit Magellan Petroleum Australia to merge into or with or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve.
(f)    Negative Pledge Agreements; Dividend Restrictions. The Company will not permit Magellan Petroleum Australia to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Note, the Pledge Agreement and the Exchange Agreement) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Holder or restricts Magellan Petroleum Australia from paying dividends or making distributions to the Company, or which requires the consent of or notice to other Persons in connection therewith.
4.     Events of Default and Remedies.
4.1    Events of Default. An “Event of Default” will exist if any of the following occurs and is continuing:
(a)    the Company shall fail to make any payment of principal or interest (if any) on this Note, or on any other payment obligation of any nature pursuant to any Note Document, when and as such principal, interest (if any) or other payment obligation becomes due and payable, in each case whether by acceleration, demand or otherwise;
(b)    any representation or warranty made or deemed made by or on behalf of the Company or Magellan Petroleum Australia in or in connection with any Note Document or any amendment or modification of any Note Document or waiver under such Note Document shall prove to have been incorrect in any material respect when made or deemed made;
(c)    failure by the Company to perform or observe, in any material respect, any covenant set forth in Sections 3.8 and 3.9 (with respect to Section 3.8(e), after giving effect to any cure or notice period provided in the Pledge Agreement);
(d)    the Pledge Agreement shall cease, for any reason, to be in full force and effect, or the Company shall so assert, or any Lien in favor of the Holder created pursuant to the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby;

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(e)    the Company shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing or any action referenced in Section 4.1(e); or
(f)    an involuntary proceeding shall be commenced by any party other than the Holder or its Affiliates against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days.
4.2    Remedies.
(a)    If an Event of Default has occurred and is continuing, the Holder will have the right to (i) declare the unpaid principal amount of and accrued interest (if any) on the Loan to be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Holder; (ii) enforce any and all Liens and security interests created pursuant to the Pledge Agreement and (iii) take all other actions permitted under applicable law;
(b)    No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder or under any Note Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.
(c)    The rights, powers and remedies given to the Holder hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Note Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
5.    Miscellaneous.
5.1    Amendment and Waiver. This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Company and the Holder.
5.2    Waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver of any provision of this Note shall be made pursuant to the provisions of Section 5.
5.3    Indemnification.
(a)    The Company agrees to defend (subject to Indemnitees’ selection of counsel, subject to the last sentence of this clause (a)), indemnify, pay and hold harmless, the Holder and its Affiliates and their respective officers, members, shareholders, partners, directors, trustees, employees, advisors, representatives and agents and each of their respective successors and assigns and each Person who control any of the foregoing

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(each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF THE HOLDER; provided, the Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final, nonappealable order. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 5.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. With respect to any such potential litigation, the Indemnitees taken as a whole shall be entitled to select, and this indemnity shall include the reasonable out-of-pocket fees and expenses of, one primary legal counsel, one legal counsel in each applicable locality and, as applicable, one special counsel (and, in each case, one alternative counsel in the event of any actual or potential conflict of interest).
(b)    Neither of the Holder, on behalf of itself and each Indemnitee, nor the Company shall assert, and each of the Holder, on behalf of itself and each Indemnitee, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Note, any Note Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds hereof or any act or omission or event occurring in connection therewith, and each of the Holder, on behalf of itself and each Indemnitee, and the Company hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(c)    The Company hereby acknowledges and agrees that an Indemnitee may now or in the future have certain rights to indemnification provided by other sources (“Other Sources”). The Company hereby agrees that (i) it is the indemnitor of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Other Sources to provide indemnification for the same Indemnified Liabilities are secondary to any such obligation of the Company), (ii) that it shall be liable for the full amount of all Indemnified Liabilities, without regard to any rights the Indemnitees may have against the Other Sources, and (iii) it irrevocably waives, relinquishes and releases the Other Sources and the Indemnitees from any and all claims (x) against the Other Sources for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof except to the extent the underlying Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of such Other Source as determined by a court of competent jurisdiction in a final, nonappealable order and (y) that an Indemnitee must seek expense advancement or reimbursement, or indemnification, from the Other Sources before the Company must perform its obligations hereunder. No advancement or payment by the Other Sources on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company shall affect the foregoing. The Other Sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery which the Indemnitee would have had against the Company if the Other Sources had not advanced or paid any amount to or on behalf of the Indemnitee, except to the extent the underlying Indemnified Liabilities arise primarily from the gross negligence or willful misconduct of such Other Source as determined by a court of competent jurisdiction in a final, nonappealable order.

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5.4    Entire Agreement. This Note and the other Note Documents are intended by the Company and the Holder to be treated for all purposes as an integrated and single agreement, notwithstanding the fact that each of this Note and the other Note Documents is a separate document. This Note and the other Note Documents, together with all exhibits and schedules to each such document, constitute the entire final agreement and understanding between the parties pertaining to the subject matter of each document and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement of the parties. There are no other warranties, representations or other agreements between the parties in connection with the subject matter and there are no unwritten oral agreements between the parties.
5.5    Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any party hereto to the other party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; or (b) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested; as follows:
If to Holder, addressed to:
One Stone Holdings II LP
720 Fifth Avenue, 10th Floor
New York, New York 10019
Attn: Robert Israel
Email: ri@1stone-llc.com

If to the Company, addressed to:
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, Colorado 80203
Attn: J. Thomas Wilson and Antoine Lafargue
Email: jtwilson@Magellanpetroleum.com
alafargue@Magellanpetroleum.com

or to such other place and with such other copies as either party may designate as to itself by written notice to the others in accordance with this Section 5.5.

5.6    Assignment. This Note will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Note nor any of the rights, interests or obligations under this Note may be assigned by the Company without the prior written consent of the Holder. This Note is not intended to confer any rights or remedies upon any Person except the Company, the Holder and, under and pursuant to Section 5.3 only, the Indemnitees. The assignment of this Note by the Company or the Holder shall not affect the right to indemnification contained herein and shall remain in full force and effect against the indemnitors and their successors and assigns.
5.7    Governing Law. THIS NOTE SHALL BE CONSTRUED AND INTERPRETED AND THE RIGHTS OF THE PARTIES GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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5.8    Jurisdiction, Consent to Service of Process, Waiver of Jury Trial.
(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVIENENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.
(b)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 5.5 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 5.5 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.
(c)    EACH PARTY HERETO HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE HOLDER OR OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE, THE OTHER NOTE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.8.
(d)    Severability. If any term, provision, covenant, agreement or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions of this Note will continue in full force and effect and will in no way be affected, impaired or invalidated.
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COMPANY:

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
Name:	J. Thomas Wilson
Title:	President and Chief Executive Officer

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HOLDER:

ONE STONE HOLDINGS II LP

By:	ONE STONE ENERGY PARTNERS GP, L.L.C., its General Partner

By:	/s/ Robert Israel
Name:	Robert Israel
Title:	Managing Member

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Annex C

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as it may be amended, restated, supplemented or modified from time to time, this “Agreement”) is entered into as of April 15, 2016, by and among Magellan Petroleum Corporation, a Delaware corporation, as Grantor (the “Grantor”), and One Stone Holdings II LP, a Delaware limited partnership, as Holder (the “Holder”).

PRELIMINARY STATEMENTS

1.On even date herewith, the Grantor and the Holder executed that certain Secured Promissory Note (as amended, restated, replaced, modified or supplemented from time to time, the “Note”), pursuant to which the Holder agreed to make a loan to the Grantor for the purposes set forth therein.
2.    The Holder has conditioned its obligations under the Note upon the execution and delivery by the Grantor of this Agreement, and the Grantor has agreed to enter into this Agreement to secure all of the Obligations.
3.    The Grantor has determined that valuable benefits will be derived by it as a result of the Note and the extension of credit made by the Holder thereunder.
ACCORDINGLY, the Grantor and the Holder hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.    Terms Defined in Note. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or the Note are used herein as defined in the UCC. The following term shall have the meaning set forth in Article 9 of the UCC: “General Intangibles”. The following terms shall have the meaning set forth in Article 8 of the UCC: “Securities Accounts” and “Security”. “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” shall have the meaning set forth in Article II.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Event of Default” means an event described in Section 5.1.

“Excluded Payments” shall have the meaning provided in Section 4.4(c)(iii).

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

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“Excluded Collateral” means (i) Excluded Payments and (ii) any voting stock in excess of 65% of the voting stock of Magellan Petroleum Australia to the extent it is a controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code (the “Code)). For the purposes of this Agreement, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2) promulgated under the Code).

“Magellan Petroleum Australia” means Magellan Petroleum Australia Pty Ltd, an Australian company.

“Pledged Collateral” means all Equity Interests in Magellan Petroleum Australia, now owned or hereafter acquired by the Grantor, whether or not physically delivered to the Holder pursuant to this Agreement, including, without limitation, the Equity Interest set forth on Exhibit B, but excluding any Excluded Collateral.

“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation all dividends or other income from the Pledged Collateral, collections thereon or distributions or payments with respect thereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including cash, securities, accounts and contract rights.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Holder, among the Grantor, a securities intermediary holding the Grantor’s assets in one or more Securities Accounts, including funds and securities, and the Holder with respect to the collection and control of all deposits, securities and other balances held in such Securities Account(s) maintained by the Grantor with such securities intermediary.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Supplement” shall have the meaning provided in Section 4.2.

“Termination Date” shall have the meaning provided in Section 7.12(a).

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Holder’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
GRANT OF SECURITY INTEREST

The Grantor hereby pledges, assigns and grants to the Holder a security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”) to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

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(i)	all Pledged Collateral; and

(ii)
all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

provided, however, that notwithstanding the foregoing, “Collateral” shall not include, and no Lien or security interest is hereby granted on, any Excluded Collateral.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Grantor represents and warrants to the Holder that as of the date hereof:

3.1.    Title, Perfection and Priority. The Grantor has good and valid rights in or the power to grant a security interest in the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens, except for the security interest granted to the Holder hereunder, and has full power and authority to grant to the Holder the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Grantor in the locations listed on Exhibit C, the Holder will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing a financing statement in such locations.

3.2.    Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of the Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.6.

3.3.    Principal Location. The Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A, except to the extent that any of the foregoing has been changed in accordance with Section 4.1(g) or Section 4.6, as applicable.

3.4.    Exact Names. The Grantor’s name in which it has executed this Agreement is the exact name as it appears in the Grantor’s organizational documents, as amended, as filed with the Grantor’s jurisdiction of organization, except to the extent that any of the foregoing has been changed in accordance with Section 4.6. Except as has been disclosed in any public filing of the Grantor or to the Holder, in such capacity or as the holder of equity interests in the Grantor, the Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.5.    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming the Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming the Holder as the secured party.

3.6.    Pledged Collateral.

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(a)Exhibit B sets forth a complete and accurate list as of the date hereof of all Pledged Collateral owned by the Grantor. The Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit B as being owned by it, free and clear of any Liens, except for the security interest granted to the Holder hereunder. The Grantor further represents and warrants as of the date hereof that (i) all Pledged Collateral owned by it have been duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Holder representing the Pledged Collateral, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Grantor has so informed the Holder so that the Holder may take steps to perfect its security interest therein as a General Intangible and (iii) except to the extent otherwise permitted by the Holder, all Pledged Collateral held by a securities intermediary in a Securities Account is covered by a Securities Account Control Agreement.

(b)In addition, (i) none of the Pledged Collateral owned by the Grantor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of such Pledged Collateral to issue additional Equity Interests to the Grantor, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by the Grantor of such Pledged Collateral pursuant to this Agreement or for the execution, delivery and performance of this Agreement by the Grantor, or for the exercise by the Holder of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (A) as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, (B) the filings required to perfect the Lien granted to the Administrative Agent on such Pledged Collateral or (C) as have already been obtained from or by such governmental authority or other Person, as applicable.

ARTICLE IV
COVENANTS

From the date of this Agreement, and thereafter until the Termination Date, the Grantor agrees that:

4.1.    General.

(a)Collateral Records. The Grantor will maintain complete and accurate, in all material respects, books and records with respect to the Collateral owned by it, and permit the Holder to inspect such books and records relating to such Collateral.

(b)Authorization to File Financing Statements; Ratification. The Grantor hereby authorizes the Holder to file, and if requested will deliver to the Holder, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Holder in order to maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by the Grantor. Any financing statement filed by the Holder may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Grantor’s Collateral by any description that reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor. The Grantor also agrees to furnish any such information to the Holder promptly upon request.

(c)Further Assurances. The Grantor will, if so requested by the Holder in writing, furnish to the Holder, as often as the Holder reasonably requests, statements and schedules further identifying and describing the

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Collateral owned by it. The Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Holder in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d)Disposition of Collateral. The Grantor will not sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any Collateral, expect to the extent permitted by Section 3.9(d) of the Note.

(e)Liens. The Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Agreement and (ii) with respect to the Proceeds only, (1) Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under 4-208 of the UCC and (2) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits.

(f)Other Financing Statements. The Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement, in each case relating to the Collateral and the Liens granted under the Note Documents, without the prior written consent of the Holder, subject to the Grantor's rights under Section 9-509(d)(2) of the UCC.

(g)Locations. The Grantor will not change its principal place of business or chief executive office from the location identified on Exhibit A, without providing the Holder prompt written notice (and in any event within thirty (30) days prior thereto or such shorter time as the Holder may agree) of such change.

(h)Compliance with Terms. The Grantor will perform and comply in all material respects with all obligations in respect of the Collateral owned by it and all material agreements to which it is a party or by which it is bound in any case relating to such Collateral (including the obligations and agreements pursuant to the Note Documents).

4.2    Delivery of Certificated Securities. The Grantor will (a) deliver to the Holder immediately upon execution of this Agreement, the originals of all Securities constituting Collateral owned by it (if any then exist), (b) hold in trust for the Holder upon receipt and immediately thereafter deliver to the Holder any such Securities constituting Collateral, and (c) upon the Holder’s request, deliver to the Holder a duly executed supplement to this Agreement, in the form of Exhibit D (a “Supplement”), pursuant to which the Grantor will confirm the pledge of such additional Collateral. The Grantor hereby authorizes the Holder to attach each Supplement to this Agreement and agrees that all additional Collateral owned by it set forth in such Supplement shall be considered to be part of the Collateral.

4.3.    Uncertificated Pledged Collateral. The Grantor will use commercially reasonable efforts necessary to cause, upon the request of the Holder, the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities constituting Collateral hereunder or other types of Pledged Collateral owned by the Grantor not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral owned by the Grantor not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Holder granted pursuant to this Agreement. With respect to any Pledged Collateral owned by it, the Grantor will, upon the request of the Holder, use commercially reasonable efforts necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Collateral, to cause the Holder to have and retain Control over such Pledged Collateral.

4.4.    Pledged Collateral.

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(a)Delivery. If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Collateral, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Holder, hold the same in trust for the Holder and deliver the same forthwith to the Holder in the exact form received, duly indorsed by the Grantor to the Holder, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor. If an Event of Default exists, (i) any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of any issuer of Pledged Collateral shall be paid over to the Holder to be held by it hereunder as additional collateral security for the Obligations and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Holder, be delivered to the Holder to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by the Grantor while an Event of Default exists, the Grantor shall, until such money or property is paid or delivered to the Holder, hold such money or property in trust for the Holder, segregated from other funds of the Grantor, as additional collateral security for the Obligations.

(b)Registration of Pledged Collateral. The Grantor will, if an Event of Default exists, permit any registrable Pledged Collateral owned by it to be registered in the name of the Holder or its nominee at any time; provided that upon the request of the Grantor at any time that an Event of Default no longer exists, the Holder will surrender (or cause its nominee to surrender) registrable Pledged Collateral to the registrar or transfer agent therefor for re-registration in the name of the Grantor of such Pledged Collateral, accompanied by such documents as may be necessary to effect such re-registration.

(c)Exercise of Rights in Pledged Collateral.

(i)    Without in any way limiting the foregoing and subject to Section 4.4(c)(ii), the Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Agreement, the Note or any other Note Document; provided however, that no vote or other right shall be exercised or action taken that would have the effect of impairing the rights of the Holder in respect of such Pledged Collateral in any material respect.

(ii)The Grantor will permit the Holder or its nominee at any time during the existence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Pledged Collateral as if it were the absolute owner thereof.

(iii)The Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it; provided, however, if an Event of Default exists, the Grantor shall not be able to retain any of the following distributions and payments: (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided further, that until actually paid, all

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rights to such distributions shall remain subject to the Lien created by this Agreement (all such distributions and payments permitted under this subsection 4.4(c)(iii), collectively, the “Excluded Payments”); and

(iv)All distributions in respect of any of the Pledged Collateral owned by the Grantor, whenever paid or made, other than Excluded Payments made in accordance with Section 4.4(c)(iii), shall be delivered to the Holder to hold as Pledged Collateral if an Event of Default exists and shall, if received by the Grantor while an Event of Default exists, be received in trust for the benefit of the Holder, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Holder as Pledged Collateral in the same form as so received (with any necessary endorsement).

4.5.    No Interference. The Grantor agrees that it will not interfere with any right, power and remedy of the Holder provided for in this Agreement or, during the continuance of an Event of Default, now or hereafter existing at law or in equity or by statute or otherwise, or the valid exercise or beginning of the valid exercise by the Holder of any one or more of such rights, powers or remedies.

4.6.     Change of Name. The Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change the type of entity that it is, (c) change its organization identification number, if any, issued by its state of incorporation or other organization, or (d) change its state of incorporation or organization, in any case except to the extent consented to in writing by the Holder, such consent not to be unreasonably withheld, conditioned or delayed. In connection with any such change, the Grantor shall take any reasonable action requested by the Holder to maintain the perfection of the Liens granted in favor of the Holder in the Collateral.

ARTICLE V
EVENTS OF DEFAULT AND REMEDIES

5.1.     Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Note shall constitute an Event of Default hereunder.

5.2    Remedies.

(a)During the existence of an Event of Default, the Holder may exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Agreement, the Note, or any other Note Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies expressly made available to the Holder prior to an Event of Default in this Agreement, the Note or any other Note Document;

(ii)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)give notice of sole control or any other instruction under any Securities Account Control Agreement and take any action therein with respect to such Collateral;

(iv)without notice (except as specifically provided in this Agreement or in any other Note Document), demand or advertisement of any kind to the Grantor or any other Person, enter the premises of the Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose

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of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at the Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Holder may deem commercially reasonable; and

(v)concurrently with written notice to the Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Holder was the outright owner thereof.

(b)The Holder may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral during the existence of an Event of Default and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)The Holder shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, in each case during the existence of an Event of Default, to purchase for the benefit of the Holder, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)Until the Holder is able to affect a sale, lease, or other disposition of Collateral during the existence of an Event of Default, the Holder shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Holder. The Holder may, if it so elects during the existence of an Event of Default, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Holder’s remedies, with respect to such appointment without prior notice or hearing as to such appointment.

(e)Notwithstanding the foregoing, the Holder shall not be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, the Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)The Grantor recognizes that the Holder may be unable to effect a public sale of any or all the Holder and may be compelled to resort to one or more private sales thereof in accordance with Section 5.2(a). The Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Holder shall be under no obligation to delay a sale of any of the Holder for the period of time necessary to permit the Grantor or the issuer of the Holder to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Grantor and the issuer would agree to do so.

5.3.    Grantor’s Obligations Upon Default. Upon the request of the Holder after the occurrence and during the continuance of an Event of Default, the Grantor will:

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(a)assemble and make available to the Holder the Collateral and all books and records relating thereto at any place or places reasonably specified by the Holder, whether at the Grantor’s premises or elsewhere;

(b)permit the Holder, by the Holder’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c)prepare and file, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Holder may request, all in form and substance satisfactory to the Holder, and furnish to the Holder, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to furnish to the Holder, any information regarding the Pledged Collateral in such detail as the Holder may specify; and

(d)take, or cause an issuer of Pledged Collateral (if such issuer is Controlled by a Grantor) to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Holder to consummate a public sale or other disposition of the Pledged Collateral.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1.    Authorization for Holder to Take Certain Action.

(a)    The Grantor irrevocably authorizes the Holder at any time and from time to time in the sole discretion of the Holder and appoints the Holder as its attorney in fact (i) to execute on behalf of the Grantor as debtor and to file financing statements necessary or appropriate in the Holder’s reasonable discretion to perfect and to maintain the perfection and priority of the Holder’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral during the existence of an Event of Default, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Holder in its reasonable discretion deems necessary or appropriate to perfect and to maintain the perfection and priority of the Holder’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary to give the Holder Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder) during the existence of an Event of Default, and (vi) to do all other acts and things necessary to carry out the terms of this Agreement during the existence of an Event of Default; and the Grantor agrees to reimburse the Holder within ten (10) days after written demand for any reasonable payment made or any reasonable out-of-pocket expense incurred by the Holder in connection with any of the foregoing; provided that, this authorization shall not relieve the Grantor of any of its obligations under this Agreement, the Note or under any other Note Document.

(b)    All lawful acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Holder under this Section 6.1 are solely to protect the Holder’s interests in the Collateral and shall not impose any duty upon the Holder to exercise any such powers.

6.2.    PROXY. THE GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE HOLDER AS ITS PROXY AND ATTORNEY‑IN‑FACT (AS SET FORTH IN SECTION 6.1 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED

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COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO WHILE AN EVENT OF DEFAULT EXISTS. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL WHILE AN EVENT OF DEFAULT EXISTS, THE APPOINTMENT OF THE HOLDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS) WHILE AN EVENT OF DEFAULT EXISTS. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.3.    NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE HOLDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION DATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE HOLDER NOR ANY OF ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
GENERAL PROVISIONS

7.1.Waivers. To the extent permitted by applicable law, the Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantor, addressed as set forth in Article VIII, at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Holder arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Holder as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Holder, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein or in any other Note Document, the Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

7.2.Limitation on the Holder’s Duty with Respect to the Collateral. The Holder shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Holder shall use reasonable care with respect to the Collateral in its possession or under its Control. The Holder shall not have any other duty as to any Collateral in its

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possession or Control or in the possession or Control of any agent or nominee of the Holder, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Holder to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is commercially reasonable for the Holder (a) to fail to incur expenses deemed significant by the Holder to prepare Collateral for disposition, (b) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (c) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (d) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (e) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, or (f) to the extent deemed appropriate by the Holder, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Holder in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Holder would be commercially reasonable in the Holder’s exercise of remedies against the Collateral and that other actions or omissions by the Holder shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to the Grantor or to impose any duties on the Holder that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.2.

7.3.Holder Performance of Debtor Obligations. Without having any obligation to do so, the Holder may perform or pay any obligation which the Grantor has agreed to perform or pay in this Agreement if the Grantor fails to perform or pay such obligation to the extent it constitutes an Event of Default, and the Grantor shall reimburse the Holder for any reasonable amounts paid by the Holder pursuant to this Section 7.3. The Grantor’s obligation to reimburse the Holder pursuant to the preceding sentence shall be Obligations payable on demand.

7.4.Specific Performance of Certain Covenants. The Grantor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Holder, that the Holder has no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Grantor contained herein shall be specifically enforceable against the Grantor.

7.5.Dispositions Not Authorized. The Holder hereby acknowledges and agrees that the Grantor is authorized to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of the Collateral except to the extent expressly set forth in Section 4.1(d), but notwithstanding any course of dealing between the Grantor and the Holder or other conduct of the Holder, no authorization to sell, assign, transfer, distribute, dividend, exchange or otherwise dispose of any Central Shares or any Equity Interests in Magellan Petroleum Australia owned by Grantor shall be binding upon the Holder unless such authorization by the Holder is in writing.

7.6.No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Holder to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Holder and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Holder until the Termination Date.

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7.7.Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

7.8.Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Grantor for liquidation or reorganization, should the Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.9.Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Grantor and the Holder and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Grantor shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Holder. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Holder hereunder.

7.10.Survival of Representations. All representations and warranties of the Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

7.11.Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

7.12.Termination; Release.

(a)    This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (such occurrence being the “Termination Date”) the earlier of (i) the time at which all of the Obligations have been paid in full (other than any contingent obligations not then due and indemnification obligations not then due) and (ii) the consummation of the Exchange Agreement Closing. Upon the occurrence of the Termination Date, the Holder shall forthwith cause the satisfaction, discharge and termination of this Agreement and the Liens granted hereunder (subject to Section 7.8) and shall prepare and record any and all termination statements as may be appropriate to terminate all financing statements and other filings made in connection with the Liens granted hereunder.

(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by this Agreement or the Note, the security interest created hereby in any Collateral that is so sold, transferred or otherwise disposed of shall automatically terminate and be released upon the closing of such sale, transfer or other disposition, and such Collateral shall be sold free and clear of the Lien and security interest created hereby; provided that, to the extent required by this Agreement or the Note, the Holder shall have consented to such

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sale, transfer or other disposition; provided, further, that such security interest will continue to attach to all proceeds of such sales, transfers or other dispositions except to the extent such proceeds are the subject of any such sale, assignment, transfer or disposition or as otherwise consented to by Holder.

(c)    In connection with any of the foregoing, the Holder shall execute and deliver to the Grantor or the Grantor’s designee, at the Grantor’s expense, all UCC termination statements and similar documents that the Grantor shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Holder.

7.13.Entire Agreement. This Agreement (together with the other Note Documents) embodies the entire agreement and understanding between the Grantor and the Holder relating to the Collateral and supersedes all prior agreements and understandings between the Grantor and the Holder relating to the Collateral.

7.14.CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.15.CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GRANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE HOLDER FROM OBTAINING JURISDICTION OVER THE GRANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION. THE GRANTOR IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST THE HOLDER OR ANY AFFILIATE OF THE HOLDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED, IN EITHER CASE, IN NEW YORK COUNTY, NEW YORK.

7.16.WAIVER OF JURY TRIAL. THE GRANTOR AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

7.17.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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7.18.Lien Absolute. All obligations of the Grantor hereunder shall be absolute and unconditional irrespective of:

(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations;
(b)    any lack of validity or enforceability relating to or against the Grantor or any other guarantor of any of the Obligations, for any reason related to the Note, any other Note Document or any other agreement or instrument governing or evidencing any Obligations, or any governmental requirements purporting to prohibit the payment by the Grantor or any other guarantor of the Obligations of the principal of or interest on the Obligations;
(c)    any modification or amendment of or supplement to the Note or any other Note Document;
(d)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note, any other Note Document or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon;
(e)    any change in the corporate existence, structure or ownership of the Grantor or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Grantor or any other guarantor of the Obligations, or any of their assets or any resulting release of discharge of any obligation of the Grantor or any other guarantor or any of the Obligations;
(f)    any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Note Document or Obligations;
(g)    any other setoff, defense (other than payment in full of the Obligations) or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Note, any other Note Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of the Grantor; or
(h)    any other act or omission to act or delay of any kind by the Grantor, any other guarantor of the Obligations, the Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Grantor’s obligations hereunder.
7.19.Release. The Grantor consents and agrees that the Holder may at any time, or from time to time, in its discretion:

(a)    renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations in accordance with the terms of the Note; and
(b)    exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Holder in connection with all or any of the Obligations; all in such manner and upon such terms as the Holder may deem proper, and without notice to or further assent from the Grantor, it being hereby agreed that the Grantor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the

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Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Note, or any other agreement governing any Obligations.
ARTICLE VIII
NOTICES

8.1.    Sending Notices. Any notice required or permitted to be given under this Agreement shall be provided in accordance with Section 5.5 of the Note.

8.2.    Change in Address for Notices. Each of the Grantor and the Holder may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Page Follows]

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    IN WITNESS WHEREOF, the Grantor and the Holder have executed this Agreement as of the date first above written.

GRANTOR:

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
Name:	J. Thomas Wilson
Title:	President and Chief Executive Officer

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HOLDER:

ONE STONE HOLDINGS II LP

By:	ONE STONE ENERGY PARTNERS GP, L.L.C.,
its General Partner

By:	/s/ Robert Israel
Name:	Robert Israel
Title:	Managing Member

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Annex D
March 30, 2016
The Special Committee of the Board of Directors
Magellan Petroleum Corporation
1775 Sherman Street, Suite 1950
Denver, CO 80203

Members of the Special Committee:

Magellan Petroleum Corporation, a Delaware corporation (“Magellan,” or the “Company”) and One Stone Holdings II LP, a Delaware limited partnership (“One Stone”), propose to enter into an Exchange Agreement, dated as of March 30, 2016 (together with the documents attached thereto as exhibits, and to be implemented pursuant thereto, the “Exchange Agreement”), pursuant to which One Stone will transfer to Magellan 100% of the outstanding shares of Magellan Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock,”), in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Nautilus Poplar LLC, a Montana limited liability company and wholly owned subsidiary of Magellan (“Poplar”), and 51% of the outstanding common units in Utah CO2, LLC, a Delaware limited liability company and majority-owned subsidiary of Magellan (“Utah CO2”), as adjusted by the Cash Amount (as defined in the Exchange Agreement) (the “Exchange”). The Preferred Stock as adjusted by the Cash Amount shall be referred to as the “Consideration.” Magellan, Poplar and Utah CO2 may be referred to herein collectively as the “Magellan Parties.”

You have requested our opinion as to whether the Consideration to be received by Magellan in the Exchange is fair, from a financial point of view, to Magellan.
In arriving at our opinion, we have, among other things:

1.
reviewed certain publicly available business and financial information relating to Magellan, including, without limitation, (i) Annual Reports on Form 10-K and related audited financial statements of Magellan for the fiscal years ended June 30, 2014 and 2015 and (ii) the Quarterly Reports for Magellan on Form 10-Q and related unaudited financial statements for the fiscal quarter ended December 31, 2015;

2.
reviewed certain estimates of the Magellan Parties’ oil and gas reserves, including (i) estimates of proved and probable reserves for Poplar as prepared by Allen & Crouch Petroleum Engineers, Inc. (“Allen & Crouch”) as of June 30, 2015, and (ii) estimates of recoverable resources for Poplar through CO2 enhanced oil recovery operations as prepared by MI3 Petroleum Engineering, LLC (“MI3”);

3.
reviewed the Poplar Field CO2 Pipeline Feasibility Report prepared by KLJ Engineering (“KLJ”) and the Front End Engineering and Design Technical Report prepared by Nicholas Consulting Group, Inc. (“NCG”);

4.	reviewed certain non-public projected financial and operating data relating to Poplar and Utah CO2 prepared and furnished to us by the management team and staff of the Magellan Parties;

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5.	participated in due diligence meetings and reviewed technical data related to Poplar and Utah CO2 with MI3 and the management and staff of the Magellan Parties;

6.	discussed current operations, financial positioning and future prospects of Poplar and Utah CO2 with the management team of the Magellan Parties;

7.	reviewed historical market prices and trading history of Magellan’s common stock;

8.	reviewed the capital structure of the Magellan Parties, including the terms and provisions governing the Preferred Stock;

9.	compared the financial terms of the Exchange with the financial terms of similar transactions that we deemed relevant;

10.	participated in certain discussions and negotiations among the representatives of the Magellan Parties and One Stone and their respective legal advisors;

11.	reviewed the Exchange Agreement; and

12.	reviewed such other financial studies and analyses and performed such other investigations and have taken into account such other matters as we have deemed necessary and appropriate.

In rendering our opinion (this “Opinion”), upon the advice of Magellan, we have assumed and relied upon, without assuming any responsibility or liability for or independently verifying the accuracy or completeness of, all of the information publicly available and all of the information supplied or otherwise made available to us by Magellan. We have further relied upon the assurances of representatives of the management of Magellan that it is unaware of any material facts that would make the information provided to us incomplete or misleading in any material respect. With respect to projected financial and operating data, we have assumed, upon the advice of Magellan, that such data have been prepared in a manner consistent with historical financial and operating data and reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management and staff of Magellan relating to the future financial and operational performance of the Magellan Parties. We express no view as to any projected financial and operating data relating to the Magellan Parties or the assumptions on which they are based. With respect to the estimates of oil and gas reserves and potential resources, we have assumed, upon the advice of Magellan, that they have been prepared in a manner consistent with historical estimates of oil and gas reserves and potential resources and reasonably prepared on bases reflecting the best available estimates and good faith judgments of the management and staff of Magellan (and Allen & Crouch and MI3, as applicable) relating to the oil and gas properties of the Magellan Parties. With respect to the Poplar Field CO2 Pipeline Feasibility Report prepared by KLJ and the Front End Engineering and Design Technical Report prepared by NCG, we have assumed, upon the advice of Magellan, that they have been prepared in a manner reflecting best available estimates and good faith and judgements of KLJ and NCG. We express no view as to any reserve or potential resource data relating to the Magellan Parties or the assumptions on which they are based. We have not made an independent evaluation or appraisal of the assets or liabilities of the Magellan Parties, nor, except for the estimates of oil and gas reserves and potential resources referred to above, have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency or fair value of Magellan under any state or federal laws relating to bankruptcy, insolvency or similar matters. Furthermore, we have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which any Magellan Party is a party or may be subject, or of any

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governmental investigation of any possible unasserted claims or other contingent liabilities to which any Magellan Party is a party or may be subject. With your consent, this Opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters. In addition, we have not assumed any obligation to conduct, nor have we cond ucted, any physical inspection of the properties or facilities of the Magellan Parties.

For purposes of rendering this Opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Exchange Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Exchange Agreement, that all conditions to consummation of the Exchange will be satisfied without material waiver or modification thereof, and that the Exchange will be consummated in a timely manner in accordance with the terms described in the Exchange Agreement, without any amendments or modifications thereto or any adjustment to the Consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have further assumed, upon the advice of Magellan, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Exchange will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Magellan Parties or One Stone or on the consummation of the Exchange or that would materially reduce the benefits of the Exchange to Magellan.

This Opinion relates solely to the fairness, from a financial point of view, of the Consideration to Magellan. We do not express any view on, and this Opinion does not address, the fairness of the proposed Exchange to, or any consideration received in connection therewith by, any creditors, shareholders, or other constituencies of the Magellan Parties, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Magellan, or any class of such persons. We have assumed that any modification to the structure of the Exchange will not vary in any material respect from what has been assumed in our analysis. Our advisory services and this Opinion are provided for the information and benefit of the Special Committee of the Board of Directors of Magellan in connection with its consideration of the transactions contemplated by the Exchange Agreement, and this Opinion does not constitute a recommendation to any holder of Magellan Common Stock as to how such holder should vote with respect to any of the transactions contemplated by the Exchange Agreement. The issuance of this Opinion has been approved by the Opinion Committee of Petrie Partners Securities, LLC. This Opinion does not address the relative merits of the Exchange as compared to any alternative business transaction or strategic alternative that might be available to Magellan, nor does it address the underlying business decision of Magellan to engage in the Exchange. We have not been asked to consider, and this Opinion does not address, the tax consequences of the Exchange to the Magellan Parties or any particular stockholder of Magellan, or the prices at which Magellan Common Stock will actually trade at any time, including following the announcement or consummation of the Exchange. We are not rendering any legal, accounting, tax or regulatory advice and understand that Magellan is relying on other advisors as to legal, accounting, tax and regulatory matters in connection with the Exchange.

As you are aware, we are acting as financial advisor to Magellan pursuant to an engagement letter between Magellan and Petrie Partners, LLC, dated June 29, 2015, as supplemented and modified by letter, dated as of March 14, 2016, which were assigned to us by Petrie Partners, LLC (the “Engagement Letter”), and we will receive a fee from Magellan for our services upon the rendering of this Opinion regardless of the conclusions expressed herein. Magellan has also agreed to reimburse our expenses and we will be entitled to receive a success fee if the Exchange is consummated. In addition, Magellan has agreed to indemnify us for certain liabilities possibly arising out of our engagement. During the two-year

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period prior to the date hereof, no material relationship existed between us and our affiliates, on the one hand, and Magellan or One Stone and their applicable affiliates, on the other hand, pursuant to which we or any of our affiliates received compensation as a result of such relationship. We may provide financial or other services to Magellan and One Stone in the future and in connection with any such services we may receive customary compensation for such services. Furthermore, in the ordinary course of business, we or our affiliates may trade in the debt or equity securities of Magellan for our own account and, accordingly, may at any time hold long or short positions in such securities.

This Opinion is rendered on the basis of conditions in the securities markets and the oil and gas markets as they exist and can be evaluated on the date hereof and the conditions and prospects, financial and otherwise, of the Magellan Parties as they have been represented to us as of the date hereof or as they were reflected in the materials and discussions described above. It is understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion.

This Opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except Magellan may describe and reproduce this Opinion (but only in full) in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by Magellan to its stockholders relating to the Exchange; provided that all references to us or this Opinion in any such document and the description or inclusion of this Opinion shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed. This Opinion is being rendered on the condition that it is subject to the Engagement Letter, including the Standard Terms and Conditions attached thereto.

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Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to Magellan.

Very truly yours,
PETRIE PARTNERS SECURITIES, LLC

By: /s/ Jon Hughes

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C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717
VOTE BY INTERNET – www.proxyvote.com
Use the Internet- to transmit your voting instructions and for electronic delivery of information up to 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E11735-P80417 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGELLAN PETROLEUM CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Approval of the transactions contemplated by the Exchange Agreement as of March 31, 2016, between Magellan Petroleum Corporation (the "Company") and One Stone Holdings II LP, a Delaware limited partnership.

2. Election of director by the holders of the Common Stock and Series A Preferred Stock, with such director to serve for a three-year term.

Nominee:

2a. Brendan S. MacMillan

3. Approval of, on a non-binding advisory basis, the compensation of our named executive officers.

4. Ratification of the appointment of EKS&H LLLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2016.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no choice is indicated, this proxy shall be determined to grant authority to vote FOR Proposal 1, FOR the election of the director nominee named under Proposal 2, and FOR Proposals 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

			For ☐ For ☐ For ☐ ☐	Against ☐ Against ☐ ☐	Abstain ☐ Withhold ☐ Abstain ☐ ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com

E11735-P80417
MAGELLAN PETROLEUM CORPORATION
Annual and Special Meeting of Stockholders
Wednesday, July 13, 2016, at 10:00 AM
This proxy is solicited by the Board of Directors
KNOW ALL BY THESE PRESENTS, that the undersigned holder of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint J. Thomas Wilson and Antoine J. Lafargue, or any one of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual and Special Meeting of Stockholders of the Company to be held on Wednesday, July 13, 2016, at 10:00 a.m. local time in the Lobby Conference Room of the Denver Financial Center, located at 1775 Sherman St., Denver, Colorado, and at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE ON PROPOSALS 1,2,3 AND 4 AS LISTED ON THE REVERSE SIDE AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJORNMENTS OR POSTPONEMENTS THEREOF.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If you are signing on behalf of a corporation, please sign in the full corporate name as a duly authorized officer, giving full title as such. If you are signing on behalf of a partnership, please sign in partnership name by an authorized person.

RETURN OF PROXIES

WE URGE EACH STOCKHOLDER WHO IS UNABLE TO ATTEND THE ANNUAL AND SPECIAL MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

Continued and to be signed on reverse side